Exhibit 99.4

Sopris Partners, Series A of Sopris Capital Partners, LP

April 8, 2008

Senior Revolving Exit Credit Facility and Seasonal Over Advance Facility

CONFIDENTIAL

Movie Gallery, Inc.
900 West Main Street Dothan, Alabama 36301
Attention:	S. Page Todd
Executive Vice President, Secretary and General Counsel

Ladies and Gentlemen:

You have advised Sopris Partners, Series A of Sopris Capital Partners, LP (the “Arranger”) and its affiliated investment funds and co-investors designated by Arranger from time to time (together with the Arranger, the “Commitment Parties”) that Movie Gallery, Inc. (the “Company”) and certain of its direct and indirect subsidiaries (collectively, the “Debtors”), commenced voluntary cases under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division (the “Bankruptcy Court”), Case Nos. 07-33849 (the “Cases”). You have further advised the Commitment Parties that you expect that the Debtors will be reorganized pursuant to the Second Amended Joint Plan of Reorganization of Movie Gallery, Inc. and Its Debtor Subsidiaries Under Chapter 11 of the Bankruptcy Code (as amended, supplemented or modified from time to time, together with any “Plan Supplement,” as defined therein and approved by Arranger, the “Plan”).

You have further advised the Commitment Parties that the reorganized Debtors (collectively, the “Credit Parties”) are seeking (a) a revolving credit facility in the aggregate amount of up to $100,000,000 to consummate the Plan and for working capital and general corporate purposes of the Credit Parties and their subsidiaries in accordance with a Revolving Credit Agreement among the Credit Parties, the Lenders party thereto and the Arranger in the form of Exhibit A (the “Revolving Credit Agreement”) and (b) a letter of credit facility to provide for the procurement by the Arranger of letters of credit in an aggregate face amount of up to $25,000,000 to support increases in trade credit from the Credit Parties’ suppliers of video discs and computer games in accordance with the terms of the Letter of Credit Facility Agreement between the Company and the Arranger in the form of Exhibit B (the “Letter of Credit Facility Agreement”; the credit facilities provided for under the Revolving Credit Agreement and the

Movie Gallery, Inc.

April 8, 2008

Letter of Credit Facility Agreement are collectively referred to herein as the “Facilities”). The consummation of the Plan, including the entering into and funding of the Credit Facilities, and all related transactions contemplated by the Plan and this commitment letter (this “Commitment Letter”) are hereinafter collectively referred to as the “Transactions”).

The Arranger is pleased to advise you of its commitments to (a) act as the Arranger of the Facilities on the terms and conditions set forth or referred to in this Commitment Letter and in the Revolving Credit Agreement, the Letter of Credit Facility Agreement and the Fee Letter between the Company and Arranger in the form of Exhibit C (the “Fee Letter”) and (b) provide, either acting alone or with other Commitment Parties, 100% of the Revolving Credit Commitments (as defined in the Revolving Credit Agreement) upon the terms and subject to the conditions set forth or referred to in this Commitment Letter and in the Revolving Credit Agreement and the Fee Letter.

Each Commitment Party’s commitments and agreements hereunder are subject to:

(a)	not later than April 14, 2008, approval by the Debtors’ boards of directors of this Commitment Letter and its Exhibits;

(b)	not later than April 28, 2008, entry of an order or orders by the Bankruptcy Court in the Cases, in form and substance acceptable to each of the Commitment Parties (the “Order”) (1) confirming the Plan; and (2) authorizing the Debtors to accept, and incur their obligations under, this Commitment Letter, the Revolving Credit Agreement and the Fee Letter;

(c)	there not having occurred a dismissal or conversion of any of the Cases to proceedings under Chapter 7 of the Bankruptcy Code or the appointment of a Chapter 11 trustee;

(d)	not later than May 23, 2008, the effective date of the Plan and the satisfaction to the conditions precedent thereto and the satisfaction of the conditions precedent to, and the closing of, the transactions contemplated by the Revolving Credit Agreement in accordance with its terms (the “Closing Date”); and

(e)

on or before the Closing Date, all conditions precedent to the effectiveness of the First Lien Term Credit Agreement (as defined in the Revolving Credit Agreement) and the Second Lien Credit Agreement (as defined in the Revolving Credit Agreement) shall have been satisfied (or waived) and the Company shall have

Movie Gallery, Inc.

April 8, 2008

delivered to Arranger complete, correct and conformed copies of (i) the First Lien Term Credit Agreement and the Second Lien Credit Agreement, in each case identical to the forms thereof annexed hereto as Exhibits D and E, respectively, and containing only such changes as Arranger shall have approved in its sole and absolute discretion.

The Arranger represents and warrants that it is duly authorized to enter into this Commitment Letter and bind each Commitment Party to the terms hereof, and that the terms of this letter do not, and with respect to any Commitment Party designated after the date hereof will not, contravene or violate any applicable law, charter, by-law or other contractual arrangement binding upon it or any other Commitment Party.

This Commitment Letter shall not be assignable by either party (although Arranger may from time to time designate Commitment Parties hereunder which shall not be deemed an assignment and which shall not serve to relieve Arranger of its obligations hereunder) without the prior written consent of the other (and any purported assignment without such consent shall be null and void). This Commitment Letter is intended to be solely for the benefit of the Commitment Parties and the Credit Parties and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the Commitment Parties and the Credit Parties. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you and each then current Commitment Party. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission or by electronic mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter is the only agreement that has been entered into among us with respect to the Facilities and sets forth the entire understanding of the parties with respect thereto.

This Commitment Letter shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. You consent to the exclusive jurisdiction and venue of the Bankruptcy Court, and in the event that such Court declines to exercise jurisdiction or there is reason to believe that it would decline to exercise jurisdiction, to the nonexclusive jurisdiction and venue of the state or federal courts located in the County of New York. Subject to the foregoing, each party hereto irrevocably waives, to the fullest extent permitted by applicable law, (a) any objection that it may now or hereafter have to the laying of venue of any such legal proceeding in the state or federal courts located in the County of New York and (b) any right it may have to a trial by jury in any suit, action, proceeding, claim or counterclaim brought by or on behalf of any party related to or arising out of this Commitment Letter, the transactions contemplated hereby or the performance of services hereunder.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof by returning to us executed counterparts hereof not later than 5:00 p.m., New York

Movie Gallery, Inc.

April 8, 2008

City time, on April 10, 2008. This offer will automatically expire at such time if we have not received such executed counterparts in accordance with the preceding sentence.

Very truly yours,

Sopris Partners, Series A of Sopris Capital Partners, LP

By:	Sopris Capital LLC, its general partner

By:	/s/ Nikos Hecht
Name:	Nikos Hecht
Title:	Sole Member of the Managing Member

Accepted and Agreed:

Movie Gallery, Inc.

By:	/s/ S. Page Todd
Name:	S. Page Todd
Title:	Executive Vice President, Secretary & General Counsel

Exhibit A

REVOLVING CREDIT AND GUARANTY AGREEMENT

dated as of [                     ], 2008

among

MOVIE GALLERY, INC.,

CERTAIN SUBSIDIARIES OF

MOVIE GALLERY, INC.

as Guarantors,

VARIOUS LENDERS

SOPRIS PARTNERS SERIES A OF SOPRIS CAPITAL PARTNERS, LP

as Arranger

and

[                                                         ],

as Administrative Agent

[$100,000,000 Senior Secured First Priority Revolving Credit Facility]

i

4.14. Environmental Matters	59
4.15. No Defaults	60
4.16. Material Contracts	60
4.17. Governmental Regulation	60
4.18. Margin Stock	60
4.19. Employee Matters	60
4.20. Employee Benefit Plans	61
4.21. Certain Fees	62
4.22. Solvency	62
4.23. Compliance with Statutes, etc.	62
4.24. Disclosure	62
4.25. Patriot Act	62
SECTION 5. AFFIRMATIVE COVENANTS	63
5.1. Financial Statements and Other Reports	63
5.2. Existence	68
5.3. Payment of Taxes and Claims	68
5.4. Maintenance of Properties	68
5.5. Insurance	68
5.6. Books and Records; Inspections	69
5.7. Lenders Meetings	69
5.8. Compliance with Laws	70
5.9. Environmental	70
5.10. Subsidiaries	71
5.11. Additional Material Real Estate Assets	72
5.12. Interest Rate Protection	72
5.13. Further Assurances	72
5.14. Miscellaneous Covenants	72
SECTION 6. NEGATIVE COVENANTS	73
6.1. Indebtedness	73
6.2. Liens	76
6.3. No Further Negative Pledges; Negative Pledge	78
6.4. Restricted Junior Payments	78
6.5. Restrictions on Subsidiary Distributions	79
6.6. Investments	80
6.7. Financial Covenants	81
6.8. Fundamental Changes; Disposition of Assets; Acquisitions	81
6.9. Disposal of Subsidiary Interests	82
6.10. Sales and Lease-Backs	83
6.11. Transactions with Shareholders and Affiliates.	83
6.12. Conduct of Business	84
6.13. Amendments or Waivers of Organizational Documents	84
6.14. Amendments or Waivers of the Second Lien Credit Documents	84
6.15. Amendments or Waivers of the First Lien Term Credit Documents	84
6.16. Fiscal Year	84
6.17. Real Estate Guarantor Covenants	84

ii

SECTION 7. GUARANTY	86
7.1. Guaranty of the Obligations	86
7.2. Contribution by Guarantors	86
7.3. Payment by Guarantors	87
7.4. Liability of Guarantors Absolute	87
7.5. Waivers by Guarantors	89
7.6. Guarantors’ Rights of Subrogation, Contribution, etc.	90
7.7. Subordination of Other Obligations	91
7.8. Continuing Guaranty	91
7.9. Authority of Guarantors or Borrower	91
7.10. Financial Condition of Borrower	91
7.11. Bankruptcy, etc.	91
7.12. Discharge of Guaranty Upon Sale of Guarantor	92
SECTION 8. EVENTS OF DEFAULT	92
8.1. Events of Default	92
SECTION 9. AGENTS	95
9.1. Appointment of Agents.	95
9.2. Powers and Duties	95
9.3. General Immunity	95
9.4. Agents Entitled to Act as Lender	97
9.5. Lenders’ Representations, Warranties and Acknowledgment	97
9.6. Right to Indemnity	98
9.7. Successor Administrative Agent.	98
9.8. Collateral Documents and Guaranty	99
9.9. Intercreditor Agreement	100
9.10. Withholding Taxes	100
SECTION 10. MISCELLANEOUS	101
10.1. Notices	101
10.2. Expenses	102
10.3. Indemnity	103
10.4. Set-Off	104
10.5. Amendments and Waivers	104
10.6. Successors and Assigns; Participations	106
10.7. Independence of Covenants	109
10.8. Survival of Representations, Warranties and Agreements	109
10.9. No Waiver; Remedies Cumulative	110
10.10. Marshalling; Payments Set Aside	110
10.11. Severability	110
10.12. Obligations Several; Independent Nature of Lenders’ Rights	110
10.13. Headings	110
10.14. APPLICABLE LAW	110
10.15. CONSENT TO JURISDICTION	111
10.16. WAIVER OF JURY TRIAL	111
10.17. Confidentiality	112
10.18. Usury Savings Clause	112
10.19. Counterparts	113

iii

10.20. Effectiveness	113
10.21. Patriot Act	113
10.22. Electronic Execution of Assignments	113
10.23. Post-Closing Actions	113
10.24. No Fiduciary Duty	114

iv

APPENDICES:	A	Revolving Commitments
	B	Notice Addresses

SCHEDULES:	1	Fiscal Years
	[2	Fourth Quarter 2006 EBITDA Methodology]
	3	Existing Letters of Credit
	3.1(g)(i)	Closing Date Mortgaged Properties
	4.1	Jurisdictions of Organization and Qualification
	4.2	Equity Interests and Ownership
	4.8	Certain Disclosures
	4.13	Real Estate Assets
	4.16	Material Contracts
	6.1	Certain Indebtedness
	6.2	Certain Liens
	6.5	Certain Restrictions on Subsidiary Distributions
	6.6	Certain Investments
	6.11	Certain Affiliate Transactions
	10.23	Post-Closing Actions

EXHIBITS:	A-1	Funding Notice
	A-2	Conversion/Continuation Notice
	B	Revolving Loan Note
	C	Compliance Certificate
	D	Borrowing Base Certificate
	E	Assignment Agreement
	F	Certificate Re Non-bank Status
	G-1	Closing Date Certificate
	G-2	Solvency Certificate
	H	Counterpart Agreement
	I	Pledge and Security Agreement
	J	Mortgage
	K	Landlord Waiver and Consent Agreement
	L	Intercompany Note

v

REVOLVING CREDIT AND GUARANTY AGREEMENT

REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of [                    ], 2008, by and among MOVIE GALLERY, INC., a Delaware corporation (“Borrower”), CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors, the Lenders party hereto from time to time,, SOPRIS PARTNERS SERIES A OF SOPRIS CAPITAL PARTNERS, LP, as Arranger (“Arranger”) [                                        ] as Administrative Agent (together with its permitted successors in such capacity, “Administrative Agent”).

RECITALS:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, the Credit Parties had previously entered into a First Lien and Guaranty Agreement, dated of March 8, 2007 (as amended prior to the date hereof, the “Existing First Lien Credit Agreement”), with the lenders party thereto (the “Senior Term Lenders”), Goldman Sachs Credit Partners L.P. (“GSCP”) as administrative agent and as syndication agent, and Wachovia Bank, National Association as collateral agent and as documentation agent, pursuant to which the Senior Term Lenders had extended certain credit facilities to Credit Parties in an aggregate initial amount of $725,000,000, consisting of $600,000,000 aggregate principal amount of Term Loans, $100,000,000 aggregate principal amount of Revolving Commitments and $25,000,000 aggregate principal amount of Synthetic LC Commitments (as defined in the Existing First Lien Credit Agreement);

WHEREAS, on October 16, 2007 (the “Petition Date”), Credit Parties filed voluntary petitions for relief commencing cases (collectively, the “Cases”) under Chapter 11 of the Bankruptcy Code with the Bankruptcy Court;

WHEREAS, the Credit Parties, as Debtors, had previously entered into a Secured Super-Priority Debtor in Possession Credit and Guaranty Agreement, dated of October 16, 2007 (as amended, the “DIP Credit Agreement”), with the lenders party thereto, GSCP as syndication agent and as documentation agent, and The Bank of New York as administrative agent and as collateral agent, pursuant to which the lenders thereunder had extended certain credit facilities to the Debtors in an aggregate amount not to exceed $150,000,000, consisting of $100,000,000 aggregate principal amount of “Term Loans” (as defined in the DIP Credit Agreement) and $50,000,000 aggregate principal amount of “Revolving Commitments” (as defined in the DIP Credit Agreement), the proceeds of which were used, among other things, to refinance the Obligations under the Existing First Lien Credit Agreement in respect of Revolving Loans, Swing Line Loans and Letters of Credit (all as defined therein);

WHEREAS, on                     , 2008, the Bankruptcy Court confirmed the Debtors’ Second Amended Joint Plan of Reorganization of Movie Gallery, Inc. and Its Debtor Subsidiaries Under Chapter 11 of the Bankruptcy Code (as amended, supplemented or modified from time to time, together with any “Plan Supplement” (as defined in the Plan), the “Plan”);

WHEREAS, as part of the implementation of the Plan, Borrower, the Senior Term Lenders and the Senior Term Administrative Agent are amending and restating the Existing First Lien Credit Agreement pursuant to which the Senior Term Lenders have agreed, or otherwise are required pursuant to the Plan, to extend certain credit facilities to the Credit Parties in an aggregate amount not to exceed $626,700,000, consisting of $603,200,000 aggregate principal amount of Senior Term Loans, and $23,500,000 aggregate principal amount of Synthetic LC Commitments (as defined in the Existing First Lien Credit Agreement, plus payment-in-kind interest and other principal increases;

WHEREAS, as part of the implementation of the Plan, Borrower has requested the Lenders to enter into this Agreement pursuant to which the Lenders have agreed to extend a revolving credit facility to the Credit Parties in an aggregate amount not to exceed $100,000,000 in aggregate principal amount of Revolving Loans, to be used (i) to fund the transactions contemplated by the Plan, including the refinancing of the DIP Credit Facility Obligations, and the payment of administrative fees and other fees and expenses relating to the Debtors’ exit from Chapter 11 bankruptcy protection, (ii) to pay certain other fees and expenses relating to the credit facilities established hereunder and (iii) and for general corporate purposes of Borrower and its Subsidiaries;

WHEREAS, Borrower has agreed to secure all of its Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of its assets, including a pledge of all of the Equity Interests of each of its Domestic Subsidiaries (including the Real Estate Guarantor) and 65% of all the Equity Interests of each of its Foreign Subsidiaries, and Borrower has formed the Real Estate Guarantor for purposes of holding Leasehold Property; and

WHEREAS, Guarantors (including the Real Estate Guarantor) have agreed to guarantee the obligations of Borrower hereunder and to secure their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of their respective assets, including a pledge of all of the Equity Interests of each of their respective Domestic Subsidiaries and 65% of all the Equity Interests of each of their respective Foreign Subsidiaries.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1. Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Adjusted Eurodollar Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/16 of 1%) (i) (a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or 3750, as applicable) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market by JPMorgan Chase Bank for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.

“Administrative Agent” as defined in the preamble hereto.

“Adverse Proceeding” means any action, suit, proceeding, hearing (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Borrower or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Borrower or any of its Subsidiaries, threatened against or adversely affecting Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries.

“Affected Lender” as defined in Section 2.14(b).

“Affected Loans” as defined in Section 2.14(b).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 5% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Agent” means each of Administrative Agent and Collateral Agent.

“Agent Affiliates” as defined in Section 10.1(b).

“Aggregate Amounts Due” as defined in Section 2.13.

“Aggregate Payments” as defined in Section 7.2.

“Agreement” means this Revolving Credit and Guaranty Agreement, dated as of [                     ], 2008, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Applicable Reserve Requirement” means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Revolving Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Credit Party provides to Administrative Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to the Agents or to the lenders by means of electronic communications pursuant to Section 10.1(b).

“Arranger” as defined in the preamble hereto.

“Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, exclusive license (as licensor or sublicensor), transfer or other disposition to, or any exchange of property with, any Person (other than Borrower or any Guarantor Subsidiary), in one transaction or a series of transactions, of all or any part of Borrower’s or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, including the Equity Interests of any of Borrower’s Subsidiaries, other than (i) inventory (or other assets) sold, leased or licensed out in the ordinary course of business (excluding any such sales, leases or licenses out by operations or divisions discontinued or to be discontinued), and (ii) sales, leases or licenses out of other assets for aggregate consideration of less than $2,000,000 in the aggregate during any Fiscal Year.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent.

“Assignment Effective Date” as defined in Section 10.6(b).

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer.

“Availability” means, at any time of calculation, the amount by which (a) the Borrowing Base exceeds (b) the outstanding aggregate amount of all Obligations.

“Availability Reserve” means each of: (a) if and to the extent not otherwise reflected in the calculation of the Net Retail Value of Eligible Inventory, a reserve in an amount to be established by the Administrative Agent in its sole discretion with respect to rental payments or other charges arising under leases relating to, or licenses for the use of, any Credit Party’s leased premises or other Collateral locations located in jurisdictions in which a landlord, warehouseman, or third party processor has statutory rights to the Collateral, and for which the Credit Party has not delivered to the Administrative Agent a landlord’s waiver in form and substance reasonably satisfactory to the Administrative Agent; (b) a shrink reserve in an amount to be established by the Administrative Agent in its sole discretion based on historical shrink results; (c) a gift certificate reserve in an amount equal to fifty percent (50%) of the gift certificates and gift cards issued by the Credit Parties outstanding on the date the reserve is determined; (d) a layaway reserve equal to one hundred percent (100%) of the Credit Parties’ layaway liabilities; (e) reserves for any past due sales taxes payable by any Credit Party; (f) any reserves which Administrative Agent may reasonably require from time to time pursuant to this Agreement; (g) $12,500,000 (or such lesser amount as Administrative Agent may establish in its discretion from time to time) and (h) such other reserves as the Administrative Agent deems necessary in its commercially reasonable judgment as a result of (x) negative forecasts or trends in the Credit Parties’ business, industry, prospects, profits, operations or financial condition or (y) other issues, circumstances or facts that could otherwise negatively affect the Credit Parties, their business, prospects, profits, operations, industry, financial condition or assets.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Court” means the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division, or any other court having competent jurisdiction over the Cases.

“Base Rate” means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loan” means a Revolving Loan bearing interest at a rate determined by reference to the Base Rate.

“Beneficiary” means each Agent, Lender and Lender Counterparty.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Borrower” as defined in the preamble hereto.

“Borrowing Base” means the sum of (a) eighty-five percent (85%) of aggregate outstanding Eligible Accounts Receivable, less the amount, if any, of the Dilution Reserve for Trade Accounts Receivable, plus (b) eighty-five percent (85%) of aggregate outstanding Eligible Credit Card Receivables, less the amount, if any, of the Dilution Reserve for Credit Card Receivables, plus (c) eighty-five percent (85%) of the Net Retail Liquidation Value of Eligible Inventory, plus (d) eighty-five percent (85%) of the Net Retail Liquidation Value of aggregate outstanding Eligible Documentary Letters of Credit Inventory, less (e) any applicable Availability Reserves. Standards of eligibility and reserves may be revised and adjusted from time to time by the Administrative Agent in its reasonable discretion, with any such revisions and adjustments to be effective upon the earlier of the date of the next Borrowing Base Certificate required to be delivered pursuant to the terms of this Agreement or ten (10) Business Days after delivery to the Borrower of written notice thereof.

“Borrowing Base Certificate” means a certificate demonstrating the calculation of the Borrowing Base, in substantially the form of Exhibit D.

“Budget” means the business plan and projected operating budget by the Credit Parties, dated March 31, 2008 (which includes income statements, balance sheets, cash flow statements, and a line item for “total available liquidity”), on (i) a monthly basis for the then-current Fiscal Year and (ii) on a quarterly basis for the then-current Fiscal Year and through the next succeeding two Fiscal Years (but in no event through a date that is later than the Term Loan Maturity Date), and setting forth the anticipated uses of the Commitments, and which shall provide for the payment of the fees and expenses relating to the Commitments, ordinary course administrative expenses, and working capital and other general corporate needs, in form satisfactory to Administrative Agent (it being understood and agreed that the form of the Budget dated March 31, 2008 provided to Administrative Agent on or prior to the Closing Date is acceptable to Administrative Agent).

“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term “Business Day” shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Canadian Subsidiary” means any Subsidiary that is incorporated, organized or otherwise established under the laws of Canada or any political subdivision of Canada.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Cases” as defined in the recitals hereto.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s and (vi) solely in respect of the cash management activities of Subsidiaries of Borrower organized under the laws of Canada or any province or territory thereof, equivalents to the investments described in clause (i) above to the extent guaranteed by the full faith and credit of the government of Canada and equivalents of investments described in clauses (iii) and (iv) above issued, accepted or offered by the local office of any commercial bank organized under the laws of Canada, or any province or territory thereof of such Canadian Subsidiary, which bank has combined capital and surplus of not less than $1,000,000,000.

“Certificate re Non-Bank Status” means a certificate substantially in the form of Exhibit F.

“Closing Date” means the date on which the conditions to effectiveness of this Agreement under Section 3.1 and Section 3.2 are satisfied or otherwise waived in accordance with the terms of this Agreement.

“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit G-1.

“Closing Date Mortgaged Property” as defined in Section 3.1(g).

“Collateral” means, collectively, all of the real, personal and mixed property (including Equity Interests (but limited to 65% of such interests in Foreign Subsidiaries as and to the extent set forth in the Pledge and Security Agreement) and all monies and other property of any kind received on account thereof) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent” means (a) during the term of the Collateral Agency Agreement, the Joint First Lien Collateral Agent thereunder and (b) upon the termination of the Collateral Agency Agreement, the Administrative Agent.

“Collateral Agency Agreement” means the Collateral Agency Agreement, dated as of the Closing Date, by and among the Joint First Lien Collateral Agent, the Collateral Agent, the Revolving Collateral Agent and the Company, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Collateral Documents” means the Pledge and Security Agreement, the Mortgages, the Intellectual Property Security Agreements, the Landlord Personal Property Collateral Access Agreements, if any, and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents, in each case in order to grant to Collateral Agent and/or Joint First Lien Collateral Agent, for the benefit of Secured Parties, or perfect, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

“Collateral Questionnaire” means a certificate in form satisfactory to Collateral Agent that provides information with respect to the personal or mixed property of each Credit Party.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Confirmation Order” means the order by the Bankruptcy Court entered on [                     ], 2008 confirming the Plan.

“Consolidated Adjusted EBITDA” means, for any period, an amount determined for Borrower and its Subsidiaries on a consolidated basis equal to (x) Consolidated Net Income, plus, to the extent reducing Consolidated Net Income, the sum, without duplication, of amounts for (a) consolidated interest expense (determined in accordance with GAAP), (b) provisions for taxes based on income, (c) total depreciation expense, (d) total amortization expense (excluding Rental Items amortization, except for one time and incremental charges resulting from changes in estimates and accounting principles), (e) losses from Hedge Agreements, (f) losses from discontinued operations, (g) losses from changes in estimates and accounting principles (including subsequent changes related to a change in the salvage value of rental inventory), (h) fees and costs associated with the early extinguishment of debt, (i) fees and other expenses made or incurred in connection with the transactions contemplated hereby that are paid or accounted for (without duplication) within 180 days of the Closing Date, (j) reasonable fees or expenses relating to any issuance of Equity Interests, permitted Investments, Permitted Acquisitions or Indebtedness, whether or not such transaction is consummated, to the extent deducted in computing Consolidated Net Income, (k) with respect to any period (including any Fiscal Quarter) during Fiscal Years 2007 and 2008, costs and expenses actually incurred resulting from administrative expenses paid with respect to the Cases for professional fees and expenses and costs and expenses actually incurred with respect to severance obligations and/or employee retention plans prior to the Closing Date; (l) with respect to any period (including any Fiscal Quarter) during Fiscal Years 2007 and 2008, amounts paid as cure payments or similar costs in connection with executory contracts assumed during the Cases or as part of the Plan, (m) non-recurring costs, losses and restructuring charges, in each case associated with general and administration costs in connection with the implementation and management of Real Estate Guarantor, (n) costs or losses resulting directly from store closures, lease terminations and liquidations of associated inventory which, in each case, commenced prior to the Plan Effective Date, (o) costs and expenses with respect to severance obligations and/or employee retention plans not to exceed $5,000,000 in the aggregate from and after the Closing Date, (p) other non-Cash charges reducing Consolidated Net Income (excluding any such non-Cash charge to the extent that it represents an accrual or reserve for potential Cash charge in any future period or amortization of a prepaid Cash charge that was paid in a prior period), (q) non-recurring losses not to exceed $10,000,0000 in the aggregate from and after the Closing Date or (r) non-recurring costs, losses and restructuring charges, in each case associated with general and administrative costs (but in no event including costs associated with store openings, closings and relocations) in connection with consolidating the operations of the Movie Gallery division and the Hollywood division not to exceed $10,000,000 in the aggregate from and after the Closing Date, minus (y) to the extent increasing Consolidated Net Income, the sum, without duplication, of amounts for (a) gains from Hedge Agreements, (b) income from discontinued operations, (c) income from changes in accounting principles (including subsequent changes related to a change in the salvage value of rental inventory), (c) gains resulting from liquidations of inventory commenced prior to the Plan Effective Date, (d) other non-Cash gains increasing Consolidated Net Income for such period (excluding any such non-Cash gain to the extent it represents the reversal of an accrual or reserve for potential Cash gain in any prior period) and (e) non-recurring gains not to exceed $10,000,0000 in the aggregate from and after the Closing Date. For all purposes of this Agreement, Consolidated Adjusted EBITDA shall equal [$            ] for the second Fiscal Quarter of 2007; [$            ] for the third Fiscal Quarter of 2007; [$            ] for the fourth Fiscal Quarter of 2007; and [[$            ] for the first Fiscal Quarter of 2008]; and, for [the first Quarter of 2008 and] the second Fiscal Quarter of 2008, Consolidated Adjusted EBITDA shall be calculated using the actual results of operations but calculated using the same methodology as employed when determining “Bank EBITDA” as used in the [January 2008] Presentation to Lenders prepared by the Borrower as set forth on Schedule 2 hereto; provided that in the event any fact related to a component of Consolidated Adjusted EBITDA used to calculate the foregoing amounts changes, then the foregoing amounts shall be recalculated to give effect to such changes using the same methodology as employed when determining “Bank EBITDA” as used in the [January 2008] Presentation to Lenders prepared by the Borrower as set forth on Schedule 2 hereto.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of Borrower and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the consolidated statement of cash flows of Borrower and its Subsidiaries (but shall in any event exclude the purchase or acquisition of assets pursuant to a Permitted Acquisition).

“Consolidated Current Assets” means, as at any date of determination, the total assets of Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Borrower and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, but excluding, however, any amount not payable in Cash and any amounts referred to in Section 2.12(e)(i) of the First Lien Term Credit Agreement payable on or before the Closing Date.

“Consolidated Net Income” means, for any period, (i) the net income (or loss) of Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, but excluding the effects of any of the following, (ii) (a) the income (or loss) of any Person (other than a Subsidiary of Borrower) in which any other Person (other than Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Borrower or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Subsidiaries or that Person’s assets are acquired by Borrower or any of its Subsidiaries, (c) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (e) (to the extent not included in clauses (a) through (d) above) any (A) net extraordinary gains or (B) net extraordinary losses.

“Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities (which may be a negative number).

“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” as defined in Section 7.2.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Credit Party pursuant to Section 5.10.

“Credit Card Issuer” means any person (including, without limitation, a bank) (other than any Credit Party or any of their Affiliates) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other bank or non-bank credit or debit cards.

“Credit Card Processor” means any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing, transfer or payment procedures with respect to sales transactions of any Credit Party involving credit cards or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

“Credit Card Receivables” means collectively, (a) all present and future rights of a Credit Party to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card and (b) all present and future rights of a Credit Party to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Accounts (as defined in the UCC) arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card.

“Credit Date” means the date of a Credit Extension.

“Credit Document” means any of this Agreement, the Revolving Loan Notes, if any, the Collateral Documents, the Collateral Agency Agreement, the Intercreditor Agreement and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent or any Lender in connection herewith.

“Credit Extension” means the making of a Revolving Loan.

“Credit Party” means Borrower and each Guarantor.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Borrower’s and its Subsidiaries’ operations and not for speculative purposes.

“Debtors” means Borrower and each Guarantor that was a debtor in the Cases.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Share of the aggregate outstanding principal amount of Revolving Loans of all Lenders (calculated as if all Defaulting Lenders (including such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Revolving Loans of such Defaulting Lender.

“Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (i) the date on which all Revolving Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (ii) the date on which (a) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Revolving Loans in accordance with the terms of Section 2.9 or Section 2.10 or by a combination thereof) and (b) such Defaulting Lender shall have delivered to Borrower and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Revolving Commitments, and (iii) the date on which Borrower, Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing.

“Defaulted Loan” as defined in Section 2.18.

“Defaulting Lender” as defined in Section 2.18.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Dilution Percentage” means, as of any date of determination, a percentage, based upon the experience of the immediately preceding 52- or 53-week period corresponding to the determination of the then current Fiscal Year, that is the result of dividing the dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits or other dilutive items with respect to the Accounts of the Credit Parties for such period by (b) the Credit Parties’ gross sales of Inventory during such period (excluding intercompany sales).

“Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts Receivable or Eligible Credit Card Receivables, as the case may be, by one percentage point for each percentage point by which the Dilution Percentage exceeds five percent (5%).

“DIP Credit Agreement” as defined in the recitals hereto.

“DIP Credit Facility Obligations” means the “Obligations” as defined in the DIP Credit Agreement.

“Disclosed Matter” means the existence or occurrence of any matter which has been disclosed by Borrower in any filing made by Borrower with the Securities and Exchange Commission prior to the Closing Date and after December 31, 2007 (including disclosures regarding financial performance or condition as set forth in any Form 10-K or Form 10-Q during such period); provided, that no matter shall constitute a “Disclosed Matter” to the extent it shall prove to be, or shall become, materially more adverse to Borrower and its Subsidiaries taken as a whole or to the Lenders than it would have reasonably appeared to be on the basis of the disclosure contained in any of the documents referred to above in this definition.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), in whole or in part, (iii) provides for the scheduled payments or dividends in cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Term Loan Maturity Date (as defined in the First Lien Term Credit Agreement).

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Eligible Assignee” means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans; provided, neither Borrower nor any of its Subsidiaries shall be an Eligible Assignee.

“Eligible Accounts Receivable” means the gross amount of Trade Accounts Receivable that are subject to a valid, first priority and fully perfected security interest in favor of the Collateral Agent, on behalf of the Lenders, which conform to the warranties contained herein and which, at all times, continue to be acceptable to the Administrative Agent in the exercise of its reasonable business judgment, less, without duplication, the sum of: (a) any returns, discounts, claims, credits, finance or service charges and allowances of any nature (whether issued, owing, granted, claimed or outstanding), and (b) reserves for any such Trade Accounts Receivable that arise from or are subject to or include: (i) sales to the United States of America, any state or other governmental entity or to any agency, department or division thereof, except for any such sales as to which such Credit Party has complied with the Assignment of Claims Act of 1940 or any other applicable statute, rules or regulation, to the Administrative Agent’s satisfaction in the exercise of its reasonable business judgment; (ii) foreign sales, other than sales which otherwise comply with all of the other criteria for eligibility hereunder and are (x) secured by letters of credit (in form and substance reasonably satisfactory to the Administrative Agent) issued or confirmed by, and payable at, banks having a place of business in the United States of America, or (y) to customers residing in Canada provided such Accounts do not exceed Twenty-Five Thousand Dollars ($25,000) in the aggregate at any one time; (iii) Accounts (as defined in the UCC) that remain unpaid more than ninety (90) days from the date when first due; (iv) contra accounts; (v) sales to any other Credit Party or any Affiliate of a Credit Party; (vi) bill and hold (deferred shipment) or consignment sales; (vii) sales to any customer which is: (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts, or (D) or has a credit rating or financial reputation unacceptable to the Administrative Agent; (viii) all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices to such customer are unpaid more than ninety (90) days from the date when first due; (ix) pre-billed receivables and receivables arising from progress billing; (x) an amount representing, historically, returns, discounts, claims, credits, allowances and applicable terms; (xi) sales not payable in United States currency.

“Eligible Credit Card Receivables” means the gross amount of Credit Card Receivables that are subject to a valid, exclusive first priority and fully perfected security interest in favor of the Collateral Agent on behalf of the Lenders, less, without duplication, the sum of (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted or outstanding), (b) Credit Card Receivables that remain unpaid for more than five (5) days from the date of the transaction, and (c) reserves for amounts representing, historically, returns, discounts, claims, credits, allowances and applicable terms.

“Eligible Documentary Letters of Credit Inventory” means that portion of Inventory (without duplication of Eligible Inventory), the purchase of which is supported by a documentary letter of credit having an initial expiry of sixty (60) days or less; provided, that:

(a) Such Inventory shall be deemed to be Eligible Inventory, regardless of the fact that it would otherwise be excluded from Eligible Inventory solely because it is not present in the United States of America, and/or is in the possession of third-parties who have not executed a notice of security interest in favor of Collateral Agent, for the benefit of the Lenders;

(b) The documentary letter of credit which relates to such shipment names Administrative Agent as consignee of the subject Inventory and Administrative Agent or Issuing Bank has control over the documents which evidence ownership of the subject Inventory (such as by providing Administrative Agent a customs brokers agreement in form and substance satisfactory to Administrative Agent);

(c) Such Inventory has not yet been delivered to such Credit Party’s warehouse and has been in transit from the applicable foreign location for no more than forty-five (45) calendar days;

(d) The aggregate amount of such Inventory, at any one time, does not exceed five percent (5%) of Availability;

(e) Such Inventory is fully insured against all risks, and a policy or certificate of such insurance, in form and substance acceptable to Administrative Agent, with an endorsement naming Administrative Agent as loss payee, is delivered to Administrative Agent; and

(f) All the terms and conditions applicable to such documentary Letters of Credit are satisfactory to Administrative Agent in its sole discretion.

“Eligible Inventory” mean the gross amount of Inventory (other than Inventory received on consignment) that is subject to a valid, exclusive, first priority and fully perfected security interest in favor of the Collateral Agent, on behalf of the Lenders, and which conforms to the warranties contained herein and which, at all times, continues to be acceptable to the Administrative Agent in the exercise of its reasonable business judgment, less, without duplication, any (a) work-in-process, (b) supplies and raw materials (other than raw materials in an aggregate amount not to exceed Fifty Thousand Dollars ($50,000)), (c) Inventory not present in the United States of America, (d) Inventory returned or rejected by any of the Credit Party’s customers (other than goods that are undamaged and resalable in the normal course of business) and goods to be returned to a Credit Party’s suppliers, (e) Inventory in transit to third parties (other than (i) with respect to Rental Items, customers, and (ii) a Credit Party’s agents or warehouses), or in the possession of a warehouseman, bailee, third party processor, or other third party, unless such warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance satisfactory to the Administrative Agent) and the Collateral Agent shall have a First Priority perfected security interest in such Inventory, and (f) any reserves required by the Administrative Agent in its reasonable discretion, including reserves for special order goods, discontinued, slow-moving (as that term applies in the Credit Parties’ business) and obsolete Inventory (which will not include Rental Items with respect to video or game formats that are no longer manufactured so long as there is reasonable demand therefor from the Credit Parties’ customers), market value declines, bill and hold (deferred shipment), consignment sales, shrinkage and any applicable customs, freight, duties and Taxes.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Borrower or any of its Subsidiaries or any Facility.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Borrower or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Borrower or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Borrower or such Subsidiary and with respect to liabilities arising after such period for which Borrower or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Borrower, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

“Eurodollar Rate Loan” means a Revolving Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

“Event of Default” means each of the conditions or events set forth in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Existing First Lien Credit Agreement” as defined in the recitals hereto.

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Borrower or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Fair Share” as defined in Section 7.2.

“Fair Share Contribution Amount” as defined in Section 7.2.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by Administrative Agent.

“Fee Letter” means the Letter Agreement, dated the Closing Date, among Borrower, Arranger and Administrative Agent.

“Financial Covenants” means the covenants set forth in Section 6.7 of the First Lien Term Credit Agreement and any covenants in replacement thereof (or otherwise based upon Borrower’s and its Subsidiaries’ financial performance) included in any refinancing of the Indebtedness under the First Lien Term Credit Agreement permitted under this Agreement and the Intercreditor Agreement.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer or (if such officer has been duly appointed in accordance with the Organizational Documents of Borrower) the chief accounting officer of Borrower that such financial statements fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“First Lien Term Credit Agreement” means the Amended and Restated First Lien Credit and Guaranty Agreement, dated as of March 8, 2007, as amended and restated as of [                    ], 2008, by and among the Credit Parties, the lenders party thereto from time to time, and the First Lien Term Administrative Agent.

“First Lien Term Credit Documents” shall mean the “Credit Documents” as defined in the First Lien Credit Agreement.

“First Lien Term Loans” means term loans in an aggregate principal amount of [$            ] outstanding on the Closing Date under the First Lien Credit Agreement.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

“Fiscal Quarter” means each 13 week period after the end of the Fiscal Year except the last period in Fiscal Year 2007 and in Fiscal Year 2012, which shall be a 14 week period.

“Fiscal Year” means any 52 week period ending on the first Sunday following December 30, except for 2007 and 2012, respectively, which shall be a 53 week period ending January 6, 2008 and January 6, 2013, respectively (as set forth in Schedule 1 hereto); references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2007 Fiscal Year”) refer to the Fiscal Year ending on the first Sunday following December 30 of such calendar year.

“Flood Hazard Property” means any Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of the Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funding Default” as defined in Section 2.18.

“Funding Guarantors” as defined in Section 7.2.

“Funding Notice” means a notice substantially in the form of Exhibit A-1.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Game Crazy” means the Borrower’s business, operations and locations, including www.gamecrazy.com, which, taken together, constitutes the Borrower’s “Game Crazy” business segment, and shall include all Equity Interests of any Subsidiary owning Game Crazy assets and properties and the assets and properties (tangible and intangible, real and personal) related to, or used in connection with, such segment. The “Game Crazy” segment includes the business, operations and locations within Hollywood Video stores as well as freestanding locations.

“Game Crazy IPO” means any underwritten public offering by Borrower of its and any other Credit Party’s common Equity Interests in a Subsidiary formed to hold all the Game Crazy assets and properties pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act.

“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Grantor” as defined in the Pledge and Security Agreement.

“Guaranteed Obligations” as defined in Section 7.1.

“Guarantor” means each of Borrower and each Domestic Subsidiary of Borrower (including, the Real Estate Guarantor) and, at the election of Borrower and upon compliance with Section 5.10, Movie Gallery Canada.

“Guarantor Subsidiary” means each Guarantor other than Borrower.

“Guaranty” means the guaranty of each Guarantor set forth in Section 7.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means an Interest Rate Agreement or a Currency Agreement entered into with a Lender Counterparty and satisfactory to Administrative Agent.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Historical Financial Statements” means as of the Closing Date, (i) the audited financial statements of Borrower and its Subsidiaries, for the Fiscal Years ended January 1, 2006 and December 31, 2006, consisting of balance sheets and the related consolidated statements of operations, stockholders’ equity and cash flows for such Fiscal Years, (ii) the unaudited financial statements of Borrower and its Subsidiaries as at the most recent Fiscal Quarter ending 45 days or more prior to the Closing Date, consisting of a balance sheet and the related consolidated statements of operations, stockholders’ equity and cash flows for the three-, six-or nine- fiscal month period, as applicable, ending on such date, and (iii) the unaudited financial statements of Borrower and its Subsidiaries as of the most recent fiscal month ending 30 days or more prior to the Closing Date, consisting of a balance sheet and related consolidated statements of operations, stockholders’ equity and cash flows for such month; and, in the case of clauses (i), (ii) and (iii), certified by the chief financial officer of Borrower that they fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Inactive Entities” means (a) the following entities in which Movie Gallery US, LLC, a Guarantor, has an ownership interest as of the Closing Date: CINEvents, Inc., DVDStation, Inc. and Echo, LLC; and (b) the following entity in which Borrower and Movie Gallery US, LLC, a Guarantor, have an ownership interest as of the Closing Date: Movie Gallery Mexico Inc., S. de R.L. de C.V.

“Increased-Cost Lenders” as defined in Section 2.19.

“Indebtedness”, as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) Disqualified Equity Interests, (viii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (ix) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (x) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (x), the primary purpose or intent thereof is as described in clause (ix) above; and (xi) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including any Interest Rate Agreement and Currency Agreement, whether entered into for hedging or speculative purposes; provided, in no event shall (x) obligations under any Interest Rate Agreement and any Currency Agreement be deemed “Indebtedness” for any purpose under Section 6.7 and (y)(A) deferred compensation arrangements or, (B) severance obligations payable over time be deemed to be “Indebtedness” hereunder.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto (it being agreed that, such counsel fees and expenses shall be limited to one primary counsel, and any additional special and local counsel in each appropriate jurisdiction, for the Indemnitees, except in the case of actual or potential conflicts of interest between or among the Indemnitees), and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the statements contained in the commitment letter delivered by any Lender to Borrower with respect to the transactions contemplated by this Agreement; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Borrower or any of its Subsidiaries.

“Indemnitee” as defined in Section 10.3.

“Intellectual Property” as defined in the Pledge and Security Agreement.

“Intellectual Property Asset” means, at the time of determination, any interest (fee, license or otherwise) then owned by any Credit Party in any Intellectual Property.

“Intellectual Property Security Agreements” has the meaning assigned to that term in the Pledge and Security Agreement.

“Intercompany Note” means a promissory note substantially in the form of Exhibit L evidencing Indebtedness owed among the Credit Parties and their Subsidiaries.

“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement, dated as of March 8, 2007, as amended and restated as of the Closing Date, among the Collateral Agent, Borrower and the Second Lien Collateral Agent.

“Interest Payment Date” means with respect to (i) any Revolving Loan that is a Base Rate Loan, the last day of each calendar month of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Revolving Loan; and (ii) any Revolving Loan that is a Eurodollar Rate Loan, the last day of each Interest Period applicable to such Revolving Loan.

“Interest Period” means, in connection with a Eurodollar Rate Loan, an interest period of one month, as selected by Borrower in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an

Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) of this definition, end on the last Business Day of a calendar month; and (c) no Interest Period shall extend beyond the Revolving Commitment Termination Date.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Borrower’s and its Subsidiaries’ operations and not for speculative purposes.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Inventory” means all of each of the Credit Parties’ present and hereafter acquired inventory (as defined in the UCC) and including, without limitation, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same in all stages of production from raw materials through work-in-process to finished goods and all proceeds thereof of whatever sort.

“Investment” means (i) any direct or indirect purchase or other acquisition by Borrower or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than a Guarantor Subsidiary); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Borrower from any Person (other than Borrower or any Guarantor Subsidiary), of any Equity Interests of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by Borrower or any of its Subsidiaries to any other Person (other than Borrower or any Guarantor Subsidiary), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Kiosk Program” means the installation of movie rental kiosks in various retail and other locations.

“Landlord Personal Property Collateral Access Agreement” means a Landlord Waiver and Consent Agreement substantially in the form of Exhibit K with such amendments, restatements or modifications as may be approved by Collateral Agent.

“Leasehold Property” means any leasehold interest of any Credit Party as lessee under any lease of real property.

“Lender” means the parties hereto designated as “Lenders” on the signature pages hereto and any other Person that becomes a party hereto pursuant to an Assignment Agreement.

“Lender Counterparty” means each Lender or any Affiliate of a Lender counterparty to a Hedge Agreement (including any Person who is a Lender (and any Affiliate thereof) as of the Closing Date but subsequently, whether before or after entering into a Hedge Agreement, ceases to be a Lender and any Person who enters into a Hedge Agreement in connection with the transactions contemplated by the Credit Documents prior to the Closing Date and is a Lender as of the Closing Date), including each such Affiliate that enters into a joinder agreement with Collateral Agent.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on and/or material adverse developments with respect to (i) the business, operations, properties, assets or condition (financial or otherwise) or prospects of Borrower and its Subsidiaries taken as a whole; (ii) the ability of the Credit Parties, taken as a whole, to fully and timely perform their Obligations; (iii) the legality, validity, binding effect or enforceability against a Credit Party of a Credit Document to which it is a party; or (iv) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Credit Document; provided, that (A) no Disclosed Matter shall constitute a Material Adverse Effect, (B) the occurrence of any matters described on Schedule 4.8 hereto shall not constitute a Material Adverse Effect and (C) the Cases, implementation of the Plan (including the components thereof) and emergence from Chapter 11, shall not be the basis of a Material Adverse Effect.

“Material Contract” means any contract or other arrangement to which Borrower or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Real Estate Asset” means (i) (a) any fee-owned Real Estate Asset having a fair market value in excess of $250,000 as of the date of the acquisition thereof and (b)

all Leasehold Properties other than those with respect to which the aggregate payments under the remaining term of the lease are less than $750,000 or (ii) any Real Estate Asset that the Requisite Lenders have determined is material to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower or any Subsidiary of the Borrower.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgage” means a Mortgage substantially in the form of Exhibit J, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Movie Gallery Canada” means Movie Gallery Canada, Inc., a wholly-owned Subsidiary of Borrower organized under the laws of the Province of New Brunswick.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“Narrative Report” means (a) with respect to the financial statements delivered pursuant to Section 5.1(b) and Section 5.1(c), a narrative report describing the operations of Borrower and its Subsidiaries which report meets the requirements of Item 303 of Regulation S-K promulgated under the Securities Act for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate, and (b) with respect to the financial statements delivered pursuant to Section 5.1(a), a narrative report prepared on a basis consistent with, and setting forth the same types of information as set forth in, the monthly financial statement reporting package delivered to Administrative Agent prior to the Closing Date.

“Net Retail Liquidation Value” means the value of Inventory that is estimated to be receivable in an orderly “going out of business” sale, as determined from time to time by an appraisal company selected by the Administrative Agent after consultation with the Borrower.

“Nonpublic Information” means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

“Non-Core Assets” means the following assets of the Borrower and its Subsidiaries which are not essential or material to the conduct of the businesses of the Borrower and its Subsidiaries: (i) aircraft of the Borrower and its Subsidiaries, (ii) the “Reel.com” assets, (iii) the “Rack Division” assets, (iv) the iBlast division assets, (v) the assets and/or Equity Interests of MG Automation, Inc. and MG Digital, Inc., (vi) the “Movie Beam” assets, (vii) owned real estate on the Closing Date and (viii) other assets which are not essential or material to the conduct of the businesses of the Borrower and its Subsidiaries to the extent that the value of each such asset, individually, does not exceed $100,000, and the value of all such assets, in the aggregate, does not exceed $500,000 in any Fiscal Year.

“Non-US Lender” as defined in Section 2.19(c).

“Notice” means a Funding Notice or a Conversion/ Continuation Notice.

“Obligations” means all obligations of every nature of each Credit Party, including obligations from time to time owed to the Agents (including former Agents), the Lenders or any of them and Lender Counterparties, under any Credit Document or Hedge Agreement, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise.

“Obligee Guarantor” as defined in Section 7.7.

“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Patriot Act” as defined in Section 3.1(s).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Permitted Acquisition” means any acquisition by Borrower or any of its wholly-owned Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person; provided,

(i)	immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(ii)	all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

(iii)

in the case of the acquisition of Equity Interests, all of the Equity Interests (except for any such Securities in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such

Person or any newly formed Subsidiary of Borrower in connection with such acquisition shall be owned 100% by Borrower or a Guarantor Subsidiary thereof, and Borrower shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Borrower, each of the actions set forth in Sections 5.10 and/or 5.11, as applicable;

(iv)	Borrower and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 6.7 on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended (as determined in accordance with Section 6.7(e));

(v)	Borrower shall have delivered to Administrative Agent (A) at least 10 Business Days prior to such proposed acquisition, (i) a Compliance Certificate evidencing compliance with Section 6.7 as required under clause (iv) above and (ii) all other relevant financial information with respect to such acquired assets, including the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 6.7 and (B) promptly upon request by Administrative Agent, (i) a copy of the purchase agreement related to the proposed Permitted Acquisition (and any related documents reasonably requested by Administrative Agent) and (ii) quarterly and annual financial statements of the Person whose Equity Interests or assets are being acquired for the twelve month (12) month period immediately prior to such proposed Permitted Acquisition, including any audited financial statements that are available;

(vi)	any Person or assets or division as acquired in accordance herewith (y) shall be in same business or lines of business in which Borrower and/or its Subsidiaries are engaged as of the Closing Date or any business reasonably related thereto or a reasonable extension thereof and (z) shall have generated positive cash flow for the four quarter period most recently ended prior to the date of such acquisition; and

(vii)	the aggregate unused portion of the Revolving Commitments at such time (after giving effect to the consummation of the respective Permitted Acquisition and any financing thereof) shall equal or exceed $50,000,000.

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Plan” as defined in the recitals hereto.

“Plan Effective Date” means the “Effective Date” as defined in the Plan.

“Platform” as defined in Section 5.1(p).

“Pledge and Security Agreement” means the Amended and Restated Pledge and Security Agreement, dated as of March 8, 2007, as amended and restated as of the Closing Date, to be executed by Borrower and each Guarantor substantially in the form of Exhibit I, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Principal Office” means Administrative Agent’s “Principal Office” as set forth on Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as Administrative Agent may from time to time designate in writing to Borrower and each Lender.

“Projections” as defined in Section 4.8.

“Pro Rata Share” means with respect each Lender, the percentage obtained by dividing (a) the Revolving Exposure of that Lender by (b) the aggregate Revolving Exposure of all Lenders.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

“Real Estate Guarantor” means [NAME OF ENTITY], together with its successors and assigns, including any trustee or other fiduciary hereafter appointed as legal representative on behalf of such person or on behalf of any such successor or assign.

“Register” as defined in Section 2.4(b).

“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time.

“Regulation FD” means Regulation FD as promulgated by the US Securities and Exchange Commission under the Securities Act and Exchange Act as in effect from time to time.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Rental Items” means video cassette tapes, digital versatile disc (DVD) or video discs (regardless of format), video games, audiotapes and related equipment to the extent that such items were acquired by Borrower or any of its Subsidiaries for sale or rental to their customers or are held by Borrower or such Subsidiary for sale or rental to their customers.

“Replacement Lender” as defined in Section 2.19.

“Requisite Lenders” means one or more Lenders having or holding Revolving Exposure and representing more than 50% of the aggregate Revolving Exposure of all Lenders.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower now or hereafter outstanding; and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment, or any other payment (other than principal or interest), with respect to the Indebtedness outstanding under the Second Lien Credit Agreement and any other Indebtedness which is subordinated in right of payment to the Obligations.

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and “Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Revolving Commitment, if any, is set forth on Appendix A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the Closing Date is $100,000,000.

“Revolving Commitment Period” means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

“Revolving Commitment Termination Date” means the earliest to occur of (i) the third anniversary of the Closing Date, (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.9(b), and (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.1.

“Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Commitments, that Lender’s Revolving Commitment; and (ii) after the termination of the Revolving Commitments, the sum of the aggregate outstanding principal amount of the Revolving Loans of that Lender.

“Revolving Loan” means a loan made by a Lender to Borrower pursuant to Section 2.1(a).

“Revolving Loan Note” means a promissory note in the form of Exhibit B-2, as it may be amended, restated, supplemented or otherwise modified from time to time.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

“Seasonal Overadvance Facility” means the letter of credit procurement facility provided by Arranger substantially on the terms set forth in the Letter of Credit Facility Agreement dated as of [                    ], 2008, between Arranger and the Borrower which permits the Borrower to request letters of credit in an aggregate face amount of not more than $25,000,000, and which Indebtedness thereunder shall be unsecured.

“Second Lien Collateral Agent” means the “Collateral Agent” as defined in the Second Lien Credit Agreement.

“Second Lien Credit Agreement” means the Amended and Restated Second Lien Term Loan and Guaranty Agreement, dated as of March 8 2007, as amended and restated as of the Closing Date, among Borrower, certain Subsidiaries of Borrower, and the agents and lenders party thereto, as such may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Second Lien Credit Documents” means the “Credit Documents” as defined in the Second Lien Credit Agreement.

“Second Lien Term Loans” means term loans in an aggregate principal amount of [$116,400,000] outstanding on the Closing Date under the Second Lien Credit Agreement.

“Secured Parties” has the meaning assigned to that term in the Pledge and Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Solvency Certificate” means a Solvency Certificate of the chief financial officer of Borrower substantially in the form of Exhibit G-2.

“Solvent” means, with respect to any Credit Party, that as of the date of determination, determined on a going concern basis, both (i) (a) the sum of such Credit Party’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Credit Party’s present assets; (b) such Credit Party’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Closing Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, including such Credit Party’s rights to contribution, indemnification and reimbursement, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Sopris” means Sopris Capital Advisors LLC together with its co-investors as of the Closing Date, and their Affiliates.

“Specified Equity Contribution” means the proceeds received by the Borrower from Sopris in connection with the issuance by the Borrower of additional Equity Interest to Sopris, which proceeds are applied and/or used by the Borrower and the other Credit Parties in a manner required or not prohibited by the terms of this Agreement.

“Subject Transaction” as defined in Section 6.7(f).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, “Tax on the overall net income” of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person’s applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).

“Terminated Lender” as defined in Section 2.19.

“Title Policy” as defined in Section 3.1(g).

“Total Utilization of Revolving Commitments” means, as at any date of determination, the sum of the aggregate principal amount of all outstanding Revolving Loans.

“Type of Loan” means a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“U.S. Lender” as defined in Section 2.19(c).

1.2. Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrower to Lenders pursuant to Section 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements. If at any time any change in GAAP (or a change in the application of the policies thereof) would affect the computation of any financial ratio or requirement set forth in any Credit Document, and Borrower or Requisite Lenders shall so request, Administrative Agent, Requisite Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and Borrower shall provide to Administrative Agent and Lenders reconciliation statements provided for in Section 5.1(e).

1.3. Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable.

1.4. Timing of Payment or Performance When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day that is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, that with respect to any payment of interest on or principal of Eurodollar Rate Loans, if such extension would cause any such payment to be made on the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

SECTION 2. REVOLVING LOANS

2.1. Revolving Loans and Commitments.

(a) Revolving Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Revolving Loans to Borrower in an aggregate amount up to but not exceeding such Lender’s Revolving Commitment; provided, that after giving effect to the making of any Revolving Loans in no event shall the Total Utilization of Revolving Commitments exceed the lesser of:

(i) the Borrowing Base; and

(ii) the Revolving Commitments then in effect.

Amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed during the Revolving Commitment Period. Each Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.

(b) Borrowing Mechanics for Revolving Loans.

(i) Revolving Loans that are Base Rate Loans shall be made in an aggregate minimum amount of $500,000 and integral multiples of $250,000 in excess of that amount, and Revolving Loans that are Eurodollar Rate Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount.

(ii) Whenever Borrower desires that Lenders make Revolving Loans, Borrower shall deliver to Administrative Agent a fully executed and delivered Funding Notice no later than 10:00 a.m. (New York City time) at least three Business Days in advance of the proposed Credit Date in the case of a Eurodollar Rate Loan, and at least one Business Day in advance of the proposed Credit Date in the case of a Revolving Loan that is a Base Rate Loan. Except as otherwise provided herein, a Funding Notice for a Revolving Loan that is a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to make a borrowing in accordance therewith.

(iii) Notice of receipt of each Funding Notice in respect of Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness, but (provided Administrative Agent shall have received such notice by 10:00 a.m. (New York City time)) not later than 2:00 p.m. (New York City time) on the same day as Administrative Agent’s receipt of such Notice from Borrower.

(iv) Each Lender shall make the amount of its Revolving Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Principal Office designated by Administrative Agent. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Revolving Loans available to Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by Administrative Agent from Lenders to be credited to the account of Borrower at the Principal Office designated by Administrative Agent or such other account as may be designated in writing to Administrative Agent by Borrower.

2.2. Pro Rata Shares; Availability of Funds.

(a) Pro Rata Shares. All Revolving Loans shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Revolving Loan requested hereunder or purchase a participation required hereby nor shall any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Revolving Loan requested hereunder or purchase a participation required hereby.

(b) Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Revolving Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for the applicable Revolving Loans.

2.3. Use of Proceeds. The proceeds of the Revolving Loans made on the Closing Date shall be applied by the Borrower to fund the transactions contemplated by the Plan, including the refinancing of the DIP Credit Facility Obligations, and the payment of administrative fees and other fees and expenses relating to the Debtors’ exit from Chapter 11 bankruptcy protection, and to pay certain other fees and expenses relating to the credit facilities established hereunder. The proceeds of the Revolving Loans made after the Closing Date shall be applied by Borrower for working capital and general corporate purposes of the Borrower and its Subsidiaries. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act.

2.4. Evidence of Debt; Register; Lenders’ Books and Records; Revolving Loan Notes.

(a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrower to such Lender, including the amounts of the Revolving Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or Borrower’s Obligations in respect of any applicable Revolving Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b) Register. Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at the Principal Office a register for the recordation of the names and addresses of Lenders, the Revolving Commitments and Revolving Loans of each from time to time (the “Register”). The Register shall be available for inspection by Borrower, any Lender (with respect to any entry relating to such Lender’s Revolving Loans at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record, or shall cause to be recorded, in the Register the Revolving Commitments and the Revolving Loans of each Lender in accordance with the provisions of Section 10.6, and each repayment or prepayment in respect of the principal amount of the Revolving Loans and any such recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or Borrower’s Obligations in respect of any Revolving Loan. Borrower hereby designates Administrative Agent to serve as Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2.4, and Borrower hereby agrees that, to the extent Administrative Agent serves in such capacity, Administrative Agent and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees.”

(c) Revolving Loan Notes. If so requested by any Lender by written notice to Borrower (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Borrower’s receipt of such notice) a Revolving Loan Note to evidence such Lender’s Revolving Loan.

2.5. Interest on Revolving Loans.

(a) Except as otherwise set forth herein, each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i) if a Base Rate Loan, at the Base Rate plus 1.5% ; or

(ii) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus 3.0%;

(b) The basis for determining the rate of interest with respect to any Revolving Loan, and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by Borrower and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. If on any day a Revolving Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Revolving Loan shall be a Base Rate Loan.

(c) In connection with Eurodollar Rate Loans there shall be no more than five (5) Interest Periods outstanding at any time. In the event Borrower fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Revolving Loan (if outstanding as a Eurodollar Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Revolving Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event Borrower fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender.

(d) Interest payable pursuant to Section 2.5(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Revolving Loan, the date of the making of such Revolving Loan or the first day of an Interest Period applicable to such Revolving Loan, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Revolving Loan or the expiration date of an Interest Period applicable to such Revolving Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Revolving Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Revolving Loan.

(e) Except as otherwise set forth herein, interest on each Revolving Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Revolving Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of the Revolving Loans, including final maturity of the Revolving Loans; provided, however, with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

2.6. Conversion/Continuation.

(a) Subject to Section 2.14 and so long as no Default or Event of Default shall have occurred and then be continuing, Borrower shall have the option:

(i) to convert at any time all or any part of any Revolving Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless Borrower shall pay all amounts due under Section 2.14 in connection with any such conversion; or

(ii) upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan.

Borrower shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a conversion or continuation in accordance therewith.

2.7. Default Interest The principal amount of all Revolving Loans outstanding and not paid when due and, to the extent permitted by applicable law, any interest payments on the Revolving Loans or any fees or other amounts owed hereunder and not paid when due, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Revolving Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.7 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Collateral Agent, Administrative Agent or any Lender.

2.8. Fees.

(a) In addition to the fees or other payments due under the Fee Letter, Borrower agrees to pay to Lenders commitment fees equal to (1) the average of the daily difference between (a) the Revolving Commitments and (b) the aggregate principal amount of all outstanding Revolving Loans, times (2) 0.375% per annum. All fees referred to in this Section 2.8(a) shall be paid to Administrative Agent at its Principal Office and upon receipt, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.

(b) All fees referred to in Section 2.8(a) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year during the Revolving Commitment Period, commencing on the first such date to occur after the Closing Date, and on the Revolving Commitment Termination Date.

2.9. Voluntary Prepayments/Commitment Reductions.

(a) Voluntary Prepayments.

(i) Any time and from time to time:

(1) with respect to Base Rate Loans, Borrower may prepay any such Revolving Loans on any Business Day in whole or in part, in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount (or, if less, the then remaining outstanding balance thereof); and

(2) with respect to Eurodollar Rate Loans, Borrower may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount (or, if less, the then remaining outstanding balance thereof).

(ii) All such prepayments shall be made:

(1) upon not less than one Business Day’s prior written or telephonic notice in the case of Base Rate Loans; and

(2) upon not less than three Business Days’ prior written or telephonic notice in the case of Eurodollar Rate Loans.

in each case given to Administrative Agent, by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice for Revolving Loans by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Revolving Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.11(a), and shall be without penalty or premium of any kind, except to the extent of breakage and other costs specifically provided for under this Agreement.

(b) Voluntary Commitment Reductions.

(i) Borrower may, upon not less than three Business Days’ prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction; provided, any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount.

(ii) Borrower’s notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in Borrower’s notice and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof.

2.10. Mandatory Prepayments. In the event that at any time the Total Utilization of Revolving Commitments shall exceed the lesser of (i) the Borrowing Base and (ii) the aggregate Revolving Commitments, Borrower shall immediately make a payment to the Administrative Agent in the amount of such excess.

2.11. Application of Prepayments. Subject to Section 2.12(h), any prepayment of any Revolving Loan pursuant to Section 2.9(a) shall be applied as follows:

first, to repay outstanding Base Rate Loans to the full extent thereof; and

second, to repay outstanding Eurodollar Rate Loans to the full extent thereof.

2.12. General Provisions Regarding Payments.

(a) All payments by Borrower of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 p.m. (New York City time) on the date due at the Principal Office designated by Administrative Agent for the account of Lenders; for purposes of computing interest and fees, funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrower on the next succeeding Business Day.

(b) All payments in respect of the principal amount of any Revolving Loan (other than voluntary prepayments) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Revolving Loan on a date when interest is due and payable with respect to such Revolving Loan) shall be applied to the payment of interest then due and payable before application to principal.

(c) Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by Administrative Agent.

(d) Notwithstanding the foregoing provisions hereof, if any Conversion/ Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e) Subject to the provisos set forth in the definition of “Interest Period” as they may apply to Revolving Loans, whenever any payment to be made hereunder with respect to any Revolving Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Commitment fees hereunder.

(f) Borrower hereby authorizes Administrative Agent and Collateral Agent to charge Borrower’s accounts with Administrative Agent and Collateral Agent in order to cause timely payment to be made to Administrative Agent and Collateral Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

(g) Administrative Agent shall deem any payment by or on behalf of Borrower hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt notice to Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.7 from the date such amount was due and payable until the date such amount is paid in full.

(h) If an Event of Default shall have occurred and not otherwise been waived and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, or any Event of Default under Section 8.1(f) or (g) shall have occurred, or as to any mandatory prepayments under Section 2.10 at any time an Event of Default shall have occurred and not otherwise been waived in accordance with the terms hereof, then, in each case, all payments or proceeds received by Agents hereunder in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in Section 7.2 of the Pledge and Security Agreement.

2.13. Ratable Sharing. Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Revolving Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s Lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

2.14. Making or Maintaining Eurodollar Rate Loans.

(a) Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Revolving Loans on the basis provided for in the definition of Adjusted Eurodollar Rate,

Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon (i) no Revolving Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by Borrower with respect to the Revolving Loans in respect of which such determination was made shall be deemed to be a Funding Notice for or Conversion/Continuation Notice into Base Rate Loans.

(b) Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Revolving Loans as, or to convert Revolving Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Revolving Loan as (or continue such Revolving Loan as or convert such Revolving Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender’s obligation to maintain its outstanding Eurodollar Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, Borrower shall have the option, subject to the provisions of Section 2.14(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.14(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Revolving Loans as, or to convert Revolving Loans to, Eurodollar Rate Loans in accordance with the terms hereof.

(c) Compensation for Breakage or Non-Commencement of Interest Periods. Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to Lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or a rescission pursuant to Section 2.14(b)) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Revolving Loan; or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Borrower.

(d) Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e) Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.14 and under Section 2.15 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.14 and under Section 2.15.

2.15. Increased Costs; Capital Adequacy.

(a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.16 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Revolving Loans hereunder, or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.15(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b) Capital Adequacy Adjustment. In the event that any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Revolving Loans, Revolving Commitments or other obligations hereunder with respect to the Revolving Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.15(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(c) Notice. Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be under any obligation to compensate any Lender under paragraph (a) or (b) of this Section 2.15 with respect to increased costs or reductions with respect to any period prior to the date that is 180 days prior to the date of the delivery of the statement required pursuant to paragraph (a) or (b); provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any change in any law, treaty, governmental rule, regulation or order within such 180-day period.

2.16. Taxes; Withholding, etc.

(a) Payments to Be Free and Clear. All sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

(b) Withholding of Taxes. If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender under any of the Credit Documents: (i) Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it; (ii) Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Borrower shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender on the Closing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

(c) Evidence of Exemption From U.S. Withholding Tax. Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “Non-US Lender”) shall deliver to Administrative Agent for transmission to Borrower, on or prior to the Closing Date (in the case of each Lender on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrower or Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form W-8ECI pursuant to clause (i) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income tax purposes (a “U.S. Lender”) shall deliver to Administrative Agent and Borrower on or prior to the Closing Date (or, if later, on or prior to the date on which such Lender becomes a party to this Agreement) two original copies of Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by such Lender, certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or otherwise prove that it is entitled to such an exemption. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.16(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Borrower two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI , or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN (or any successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence. Borrower shall not be required to pay any additional amount to any Non-US Lender under Section 2.16(b)(iii) if such Lender shall have failed (1) to deliver the forms, certificates or other evidence referred to in the second sentence of this Section 2.16(c), or (2) to notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of the first sentence of this Section 2.16(c) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 2.16(c) shall relieve Borrower of its obligation to pay any additional amounts pursuant this Section 2.16 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

2.17. Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Revolving Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.14, 2.15 or 2.16, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.14, 2.15 or 2.16 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Revolving Commitments or Revolving Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Revolving Commitments or Revolving Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.17 unless Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this Section 2.17 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.18. Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender, other than at the direction or request of any regulatory agency or authority, defaults (a “Defaulting Lender”) in its obligation to fund (a “Funding Default”) any Revolving Loan (in each case, a “Defaulted Loan”), then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents; (b) to the extent permitted by applicable law, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Revolving Loans shall, if Borrower so directs at the time of making such voluntary prepayment, be applied to the Revolving Loans of other Lenders as if such Defaulting Lender had no Revolving Loans outstanding and the Revolving Exposure of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Revolving Loans shall, if Borrower so directs at the time of making such mandatory prepayment, be applied to the Revolving Loans of other Lenders (but not to the Revolving Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Borrower shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b); (c) such Defaulting Lender’s Revolving Commitment and outstanding Revolving Loans shall be excluded for purposes of calculating the Revolving Commitment fee payable to Lenders in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any Revolving Commitment fee pursuant to Section 2.8 with respect to such Defaulting Lender’s Revolving Commitment in respect of any Default Period with respect to such Defaulting Lender; and (d) the Total Utilization of Revolving Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender. No Revolving Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.18, performance by Borrower of its obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.18. The rights and remedies against a Defaulting Lender under this Section 2.18 are in addition to other rights and remedies which Borrower may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

2.19. Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) shall give notice to Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.14, 2.15 or 2.16, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after Borrower’s request for such withdrawal; or (b) (i) any Lender shall become a Defaulting Lender, (ii) the Default Period for such Defaulting Lender shall remain in effect, and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Borrower’s request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), Borrower may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Revolving Loans and its Revolving Commitments and in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and Borrower shall pay or cause to be paid the fees, if any, payable thereunder in connection with any such assignment from an Increased Cost Lender or a Non-Consenting Lender and the Defaulting Lender shall pay the fees, if any, payable thereunder in connection with any such assignment from such Defaulting Lender; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Loans of the Terminated Lender, and (B) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.8 and all other amounts owing to such Terminated Lender pursuant to any other provision of any Credit Document; (2) on the date of such assignment, Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.14(c), 2.15 or 2.16; or otherwise as if it were a prepayment and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Revolving Commitments, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

SECTION 3. CONDITIONS PRECEDENT

3.1. Closing Date. The obligation of each Lender to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date:

(a) Credit Documents. Administrative Agent shall have received copies of each Credit Document originally executed and delivered by each applicable Credit Party.

(b) Term Loans. On or before the Closing Date, all conditions precedent to the effectiveness of the First Lien Term Credit Agreement and the Second Lien Credit Agreement shall have been satisfied (or waived) and Borrower shall have delivered to Arranger and Administrative Agent complete, correct and conformed copies of the First Lien Term Credit Agreement, the Second Lien Credit Agreement and the other First Lien Term Credit Documents and Second Lien Credit Documents, in each case in form reasonably satisfactory to Arranger.

(c) Organizational Documents; Incumbency. Administrative Agent shall have received (i) copies of each Organizational Document executed and delivered by each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing, among other things, the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business (other than, in the case of jurisdictions other than such Credit Party’s jurisdiction of incorporation, organization or formation, where the failure to be in good standing or so qualified could not be reasonably expected to have a Material Adverse Effect), each dated a recent date prior to the Closing Date.

(d) Organizational and Capital Structure. The organizational structure and capital structure of Borrower and its Subsidiaries shall be as set forth on Schedule 4.1.

(e) DIP Credit Agreement Obligations. On the Closing Date, Borrower and its Subsidiaries shall have (i) repaid in full in cash the DIP Credit Facility Obligations and any and all fees then owing to the lenders under the DIP Credit Agreement or pursuant to any “DIP Order” (as defined in the DIP Credit Agreement), (ii) terminated any commitments to lend or make other extensions of credit under the DIP Credit Agreement, and (iii) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing the DIP Credit Facility Obligations or other obligations of Borrower and its Subsidiaries thereunder being repaid on the Closing Date.

(f) Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the Plan and the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(g) Real Estate Assets. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in certain Real Estate Assets, Collateral Agent shall have received from Borrower and each applicable Guarantor:

(i) fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Estate Asset listed in Schedule 3.1(g)(i) (each, a “Closing Date Mortgaged Property”);

(ii) an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in each state in which a Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such state and such other matters as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent;

(iii) (a) except as determined by the Requisite Lenders in the exercise of their sole discretion, ALTA mortgagee title insurance policies or unconditional commitments therefor issued by one or more title companies reasonably satisfactory to Collateral Agent with respect to each Closing Date Mortgaged Property (each, a “Title Policy”), in amounts not less than the fair market value of each Closing Date Mortgaged Property, together with a title report issued by a title company with respect thereto, dated not more than thirty days prior to the Closing Date and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Collateral Agent and (B) evidence satisfactory to Collateral Agent that such Credit Party has paid to the title company or to the appropriate governmental authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for each Closing Date Mortgaged Property in the appropriate real estate records;

(iv) flood certifications with respect to all Closing Date Mortgaged Properties and evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors, in form and substance reasonably satisfactory to Collateral Agent; and

(v) except as determined by the Requisite Lenders in the exercise of their sole discretion, either (i) new ALTA surveys of all Closing Date Mortgaged Properties, certified to Collateral Agent and dated not more than thirty days prior to the Closing Date, or (ii) existing ALTA surveys of all Closing Date Mortgaged Properties, certified to Collateral Agent, along with an affidavit of no change from the surveyor issued not more than thirty days prior to the Closing Date.

(h) Personal Property Collateral. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the personal property Collateral, the Credit Parties shall have delivered to Collateral Agent:

(i) evidence reasonably satisfactory to Collateral Agent of the compliance by each Credit Party of their obligations under the Pledge and Security Agreement and the other Collateral Documents (including their obligations to execute and deliver UCC financing statements, originals of securities, instruments, chattel paper and certificates of title and any agreements governing deposit and/or securities accounts as provided therein);

(ii) A completed Collateral Questionnaire dated the Closing Date and executed by an Authorized Officer of each Credit Party, together with all attachments contemplated thereby together with (A) the results of a recent search, by a Person reasonably satisfactory to Administrative Agent, of all effective UCC financing statements made with respect to any personal or mixed property of any Credit Party in the jurisdictions specified in the Collateral Questionnaire, together with copies of all such filings disclosed by such search, and (B) UCC termination statements (or similar documents) duly authorized and, if applicable, executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements disclosed in such search (other than any such financing statements in respect of Permitted Liens);

(iii) fully executed and notarized Intellectual Property Security Agreements, in proper form for filing or recording in all appropriate places in all applicable jurisdictions, memorializing and recording the encumbrance of the Intellectual Property Assets listed in Schedule 4.8 to the Pledge and Security Agreement;

(iv) opinions of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) with respect to the creation and perfection of the security interests in favor of Collateral Agent in such Collateral and such other matters governed by the laws of each jurisdiction in which any Credit Party or any personal property Collateral is located as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent;

(v) evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including (i) a Landlord Personal Property Collateral Access Agreement executed by the landlord of any Leasehold Property which is a warehouse, distribution center or other location at which a material amount of Collateral is located, and by the applicable Credit Party and (ii) any intercompany notes evidencing Indebtedness permitted to be incurred pursuant to Section 6.1(b)) and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent; and

(vi) evidence reasonably satisfactory to Administrative Agent that Borrower has retained, at its sole cost and expense, a service provider acceptable to Administrative Agent and Collateral Agent for the tracking of all of UCC financing statements of Borrower and the Guarantors and that will provide notification to Collateral Agent of, among other things, the upcoming lapse or expiration thereof.

(i) Financial Statements; Projections. Administrative Agent shall have received from Borrower (i) the Historical Financial Statements (it being understood and agreed that such Historical Financial Statements submitted to Administrative Agent prior to the Closing Date are satisfactory to Administrative Agent), (ii) pro forma consolidated balance sheets of Borrower and its Subsidiaries as at the Closing Date, and reflecting consummation of the Plan and the other transactions contemplated by the Credit Documents to occur on or prior to the Closing Date, and (iii) the Projections.

(j) Budget. Administrative Agent shall have received the Budget.

(k) Evidence of Insurance. Collateral Agent shall have received a certificate from Borrower’s insurance broker or other evidence reasonably satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect, together with endorsements naming the Collateral Agent, for the benefit of Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 5.5.

(l) Opinions of Counsel to Credit Parties. Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Kirkland & Ellis LLP, special counsel for Credit Parties, as to such matters as Administrative Agent may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to Administrative Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to Agents and Lenders).

(m) Fees. Borrower shall have paid to the Arranger and Administrative Agent the fees set forth in the Fee Letter as payable on the Closing Date.

(n) Solvency Certificate. On the Closing Date, Administrative Agent shall have received a Solvency Certificate from Borrower and in form, scope and substance satisfactory to Administrative Agent, and demonstrating that after giving effect to the consummation of the Plan and the transactions contemplated by the initial extensions of credit hereunder, under the Revolving Credit Agreement and under the Second Lien Credit Agreement and any rights of contribution, each of Borrower and its Subsidiaries is and will be Solvent.

(o) Closing Date Certificate. Borrower shall have delivered to Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.1

(p) No Litigation. There shall not exist any action, suit, investigation, litigation, proceeding, hearing or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of Administrative Agent, singly or in the aggregate, materially impairs the Plan or any of the other transactions contemplated by the Credit Documents, or that could have a Material Adverse Effect.

(q) Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the Plan and the other transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

(r) Letter of Direction. Administrative Agent shall have received a duly executed letter of direction from Borrower addressed to Administrative Agent, on behalf of itself and Lenders, directing the disbursement on the Closing Date of the proceeds of the Revolving Loans.

(s) Closing Date Borrowing Base. A Borrowing Base Certificate, dated as of the Closing Date reflecting the computation of the Borrowing Base as of no earlier than the fifth Business Day prior thereto.

(t) Patriot Act. Prior to the Closing Date, the Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”).

(u) Consummation of Plan; etc. The following events or transactions shall have occurred, in each case on terms and conditions reasonably satisfactory to Administrative Agent:

(i) All documents executed in connection with the implementation of the Plan shall be in accordance with the Plan and shall be reasonably satisfactory in form and substance to the Arranger and the Administrative Agent;

[1]	Closing Certificate to contain certifications the effect of the representations and warranties contained Sections 4.9 and Section 4.10 using the Plan Confirmation Date as the reference date.

(ii) The capitalization of Borrower and its Subsidiaries and the sources and uses of the funds of Borrower and its Subsidiaries on the Closing Date and in connection with the implementation of the Plan shall be consistent in all material respects with the pro forma financial statements and other information delivered to Lenders prior to the date of this Agreement;

(iii) All conditions precedent to the effectiveness of the Plan shall have been met (or shall be met upon funding of the Revolving Loans to be made on the Closing Date) or waived in accordance with the Plan, the Plan Effective Date and substantial consummation of the Plan shall have occurred (or shall be scheduled to occur upon funding of the Revolving Loans to be made on the Closing Date), and the Plan shall be in full force and effect;

(iv) the Confirmation Order shall be final, valid, subsisting and continuing and shall not have been reversed, stayed or otherwise amended or modified, and shall not be subject to a pending motion to modify or to stay and shall be in full force and effect;

(v) there shall be no motion to revoke confirmation of the Plan filed with the Bankruptcy Court; and

(vi) all appeal periods relating to the Confirmation Order shall have expired, and there shall be no petition for rehearing or certiorari pending in respect of the Confirmation Order which could reasonably be expected, in the reasonable judgment of Administrative Agent, to adversely affect the Plan.

(v) Evidence of Transfer of [Leasehold Property] to Real Estate Guarantor. Collateral Agent shall have received, in form and substance satisfactory to the Administrative Agent, (a) such agreements, documents, instruments and orders of the Bankruptcy Court required (i) to convey all of the [Leasehold Property] to the Real Estate Guarantor (other than [Leasehold Property] determined by the Administrative Agent or Requisite Lenders, in its or their sole discretion, as not having to be conveyed) and (ii) to evidence the assignment to and assumption by the Real Estate Guarantor of all of the Leasehold Property and (b) the operating agreements between Real Estate Guarantor, on the one hand, and each other Credit Parties that operate a retail store, warehouse, distribution center or other business on any Leasehold Property, on the other hand, duly authorized, executed and delivered by the parties thereto.

3.2. Conditions to Each Credit Extension.

(a) Conditions Precedent. The obligation of each Lender to make any Revolving Loan on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

(i) Administrative Agent shall have received a fully executed and delivered Funding Notice;

(ii) after making the Credit Extensions requested on such Credit Date, the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect;

(iii) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents (other than, for Credit Extensions involving the continuation of Eurodollar Rate Loans into a new Interest Periods, those set forth in Section 4.9 and Section 4.11) shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; and

(iv) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default.

Any Agent or Requisite Lenders shall be entitled, but not obligated to, request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent or Requisite Lender such request is warranted under the circumstances.

(b) Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent. In lieu of delivering a Notice, Borrower may give Administrative Agent telephonic notice by the required time of any proposed borrowing or conversion/continuation; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the applicable date of borrowing, continuation/conversion or issuance. Neither Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Borrower or for otherwise acting in good faith.

SECTION 4. REPRESENTATIONS AND WARRANTIES

In order to induce Lenders, Arranger and Administrative Agent to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Lender, Arranger and Administrative Agent on the Closing Date and on each Credit Date, that the following statements are true and correct (it being understood and agreed that the representations and warranties made on the Closing Date are deemed to be made concurrently with the Plan Effective Date and the consummation of the other transactions contemplated hereby):

4.1. Organization; Requisite Power and Authority; Qualification. Each of Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

4.2. Equity Interests and Ownership. The Equity Interests of Subsidiaries of Borrower has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which any Subsidiary of Borrower is a party requiring, and there is no membership interest or other Equity Interests of any Subsidiary of Borrower outstanding which upon conversion or exchange would require, the issuance by any Subsidiary of Borrower of any additional membership interests or other Equity Interests of any Subsidiary of Borrower or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of any Subsidiary of Borrower. Schedule 4.2 correctly sets forth the ownership interest of Borrower and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date after giving effect to the consummation of the Plan.

4.3. Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

4.4. No Conflict. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties, the consummation of the Plan, and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to Borrower or any of its Subsidiaries, (ii) any of the Organizational Documents of Borrower or any of its Subsidiaries, or (iii) any order, judgment or decree of any court or other agency of government binding on Borrower or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower or any of its Subsidiaries except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties, and Liens securing the obligations under the First Lien Term Credit Agreement or the Second Lien Credit Agreement); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Borrower or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

4.5. Governmental Consents. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the Plan and the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except (i) as otherwise set forth in the Plan, (ii) for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date and (iii) any registration, consent, approval, notice or action to the extent that the failure to undertake or obtain such registration, consent, approval, notice or action could not reasonably be expected to have a Material Adverse Effect.

4.6. Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.7. Borrowing Base.

(a) Each Trade Account Receivable and Credit Card Receivable is based on an actual and bona fide sale and delivery of Inventory or rendition of services to the respective customers of the applicable Credit Party and any other Account (as defined in the UCC) included in the Borrowing Base is bona fide, made by the Credit Parties in the ordinary course of their business;

(b) the Inventory being sold, and the Trade Accounts Receivable and Credit Card Receivables created, are the exclusive property of the applicable Credit Party and are not subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than Liens or financing statements permitted hereunder;

(c) the invoices evidencing Trade Accounts Receivable are in the name of the applicable Credit Party;

(d) the Credit Parties’ customers have accepted the Inventory or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business with respect to which the Credit Parties have complied with the notification requirements of Section 5.1(s); and

(e) all Inventory is marketable to the Credit Parties’ customers in the ordinary course of business of the Credit Parties, except as they may otherwise report in writing to the Administrative Agent pursuant to Section 5.1(s).

4.8. Historical Financial Statements and Projections.

(a) Other than in respect of matters disclosed on Schedule 4.8 hereto, the Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from (i) audit and normal year-end adjustments and (ii) changes resulting from the matters described on Schedule 4.8 hereto. As of the Closing Date, except in respect of matters disclosed on Schedule 4.8 hereto, neither Borrower nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease (other than store leases entered into in the ordinary course of business) or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower and any of its Subsidiaries taken as a whole.

(b) On and as of the Closing Date, the projections of Borrower and its Subsidiaries for the period of Fiscal Year 2008 through and including Fiscal Year 2011 (the “Projections”) are based on good faith estimates and assumptions made by the management of Borrower; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided further, as of the Closing Date, management of Borrower believed that the Projections were reasonable and attainable.

4.9. No Material Adverse Change. Since the Closing Date (after giving effect to the transactions contemplated by this Agreement and the Plan), no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, other than such changes and developments that are contemplated by the Plan.

4.10. No Restricted Junior Payments. Since the Closing Date, neither Borrower nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted pursuant to Section 6.4 and the Plan.

4.11. Adverse Proceedings, etc. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, orders, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Other than as expressly contemplated by the Plan to be paid in connection with the consummation of the Plan or contemplated pursuant to the Plan to survive the Plan Effective Date, there are no pre-petition or administrative claims or pre-petition Liens other than such claims and Liens identified on Schedules 6.1 and 6.2 that are not material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower and any of its Subsidiaries taken as a whole.

4.12. Payment of Taxes. Except as otherwise permitted under Section 5.3 or pursuant to the Plan, all federal, material state, material provincial and other material tax returns and reports of Borrower and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes reflected therein which are due and payable and all assessments, fees and other governmental charges upon Borrower and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Borrower knows of no proposed tax assessment against Borrower or any of its Subsidiaries which is not being actively contested by Borrower or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.13. Properties.

(a) Title. Each of Borrower and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property, and subject to Section 3.1(w) in the case of leasehold interests in real property), (iii) valid licensed rights in (in the case of licensed interests in Intellectual Property) and (iv) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.8(a) and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of (x) during the Cases in accordance with applicable requirements of the Bankruptcy Code or pursuant to an order of the Bankruptcy Court, (y) since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.8 and, with respect to the foregoing clause (ii), except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

(b) Real Estate. As of the Closing Date, Schedule 4.13 contains a true, accurate and complete list of (i) all Real Estate Assets, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Borrower does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

4.14. Environmental Matters. Neither Borrower nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604)

or any comparable state law. There are and, to each of Borrower’s and its Subsidiaries’ knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries nor, to any Credit Party’s knowledge, any predecessor of Borrower or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Borrower’s or any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to Borrower or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

4.15. No Defaults. Neither Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

4.16. Material Contracts. Schedule 4.16 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and, after giving effect to consummation of the transactions contemplated by this Agreement, except as described thereon, all such Material Contracts are in full force and effect and no defaults currently exist thereunder.

4.17. Governmental Regulation. Neither Borrower nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Borrower nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.18. Margin Stock. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Revolving Loans made to such Credit Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors.

4.19. Employee Matters. Neither Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect.

There is (a) no unfair labor practice complaint pending against Borrower or any of its Subsidiaries, or to the best knowledge of Borrower and Borrower, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Borrower or any of its Subsidiaries or to the best knowledge of Borrower and Borrower, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Borrower or any of its Subsidiaries, and (c) to the best knowledge of Borrower and Borrower, no union representation question existing with respect to the employees of Borrower or any of its Subsidiaries and, to the best knowledge of Borrower and Borrower, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect. The consummation of the Plan will not give rise to any right of termination, right of renegotiation or any other right under any collective bargaining agreement or Multiemployer Plan to which Borrower or any of its Subsidiaries is bound.

4.20. Employee Benefit Plans. Borrower, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan , except, in each case, where the failure to comply or perform would not reasonably be expected to result in liabilities of Borrower and its Subsidiaries in excess of [$15,000,000] in the aggregate or have Material Adverse Effect. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status. No liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan (other than routine contributions) or any trust established under Title IV of ERISA (other than routine contributions) has been or is expected to be incurred by Borrower, any of its Subsidiaries or any of their ERISA Affiliates, which would, when taken together with all such liabilities, exceed [$15,000,000] in the aggregate for Borrower and its Subsidiaries or which would reasonably be expected to have Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all such ERISA Events, would exceed [$15,000,000] in the aggregate for Borrower and its Subsidiaries or would reasonably be expected to have Material Adverse Effect. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws and to the extent an employee became entitled to benefits prior to his or her termination of employment (e.g., severance, long term disability benefits, etc.), no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by Borrower, any of its Subsidiaries or any of their ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Borrower, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA is zero. Borrower, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

4.21. Certain Fees. No broker’s or finder’s fee or commission will be payable with respect to the transactions contemplated by the Plan or the Credit Documents, except as payable to the Agents and the Lenders or as otherwise contemplated by the Plan.

4.22. Solvency. The Credit Parties are and, upon the incurrence of any Obligation by any Credit Party on any date on which this representation and warranty is made, will be, Solvent.

4.23. Compliance with Statutes, etc. Each of Borrower and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Borrower or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

4.24. Disclosure. No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to Arranger, any Agent or Lender by or on behalf of Borrower or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to Borrower, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made, except for the possible adjustment to the Historical Financial Statements resulting from the matters described on Schedule 4.8 hereto. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Borrower to be reasonable at the time made, it being recognized by Arranger, Administrative Agent and Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially and adversely from the projected results (it being understood that such projections and financial information do not give effect to the matters described on Schedule 4.8 hereto). There are no facts known (or which should upon the reasonable exercise of diligence be known) to Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

4.25. Patriot Act. To the extent applicable, each Credit Party is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the Untied States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Revolving Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 5. AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Revolving Commitment is in effect and until payment in full of all Obligations, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

5.1. Financial Statements and Other Reports. Borrower will deliver to Administrative Agent and Lenders:

(a) Monthly Reports. As soon as available, and in any event within 30 days after the end of each fiscal month ending after the Closing Date, commencing with the fiscal month prior to the fiscal month in which the Closing Date occurs, the consolidated balance sheets of Borrower and its Subsidiaries as at the end of such fiscal month and the related consolidated statements of operations, stockholders’ equity and cash flows of Borrower and its Subsidiaries for such fiscal month and for the period from the beginning of the then current Fiscal Year to the end of such fiscal month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

(b) Quarterly Financial Statements. As soon as available, and in any event within 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter in which the Closing Date occurs, the consolidated balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of operations, stockholders’ equity and cash flows of Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

(c) Annual Financial Statements. As soon as available, and in any event within 105 days after the end of each Fiscal Year, commencing with the Fiscal Year in which the Closing Date occurs, (i) the consolidated balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of operations, stockholders’ equity and cash flows of Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a

Narrative Report with respect thereto, and (ii) with respect to such consolidated financial statements a report thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by Borrower, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants stating (1) that their audit examination has included a review of the terms of Section 6.7 of this Agreement and the related definitions, (2) whether, in connection therewith, any condition or event that constitutes a Default or an Event of Default under Section 6.7 has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof, and (3) if provided by such independent certified public accountants, that nothing has come to their attention that causes them to believe that the information contained in any Compliance Certificate is not correct or that the matters set forth in such Compliance Certificate are not stated in accordance with the terms hereof;

(d) Compliance Certificate. Together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to Sections 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate;

(e) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Borrower and its Subsidiaries delivered pursuant to Section 5.1(b) or 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to Administrative Agent; provided, that this Section 5.1(e) shall not apply in the event the First Lien Term Credit Documents are not amended in the manner described in, Section 1.2 of the First Lien Term Credit Agreement;

(f) Notice of Default. Promptly upon any officer of Borrower obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Borrower with respect thereto, (ii) that any Person has given any notice to Borrower or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b), or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto;

(g) Notice of Litigation. Promptly upon any officer of Borrower obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by Borrower to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either clause (i) or (ii), if adversely determined could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Borrower to enable Lenders and their counsel to evaluate such matters;

(h) ERISA. (i) Promptly upon any officer of Borrower becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request which, in each of (i) and (ii) relate to matters or liabilities that, when taken together with all such matters and liabilities, exceed [$15,000,000] in the aggregate for Borrower and its Subsidiaries or which would reasonably be expected to have Material Adverse Effect;

(i) Updated Budget. As soon as practicable and in any event no later than forty five days after the end of each Fiscal Year, an updated Budget, in form reasonably satisfactory to Administrative Agent (it being understood and agreed that the form of the Budget provided to Administrative Agent on or prior to the Closing Date is acceptable to Administrative Agent);

(j) Insurance Report. As soon as practicable and in any event by the last day of each Fiscal Year, a certificate from Borrower’s insurance broker(s) in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such certificate by Borrower and its Subsidiaries;

(k) Notice of Change in Board of Directors. With reasonable promptness, written notice of any change in the board of directors (or similar governing body) of Borrower;

(l) Notice Regarding Material Contracts. Promptly, and in any event within ten Business Days (i) after any Material Contract of Borrower or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Borrower or such Subsidiary, as the case may be, or (ii) after any new Material Contract is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to Administrative Agent (to the extent such delivery is permitted by the terms of any such Material Contract, provided, no such prohibition on delivery shall be effective if it were bargained for by Borrower or its applicable Subsidiary with the intent of avoiding compliance with this Section 5.1(l)), and an explanation of any actions being taken with respect thereto;

(m) Information Regarding Collateral. (a) Borrower will furnish to Collateral Agent prompt written notice of any change (i) in any Credit Party’s corporate name, (ii) in any Credit Party’s identity or corporate structure, (iii) in any Credit Party’s jurisdiction of organization or (iv) in any Credit Party’s Federal Taxpayer Identification Number or state organizational identification number. Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are reasonably required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected Lien in all the Collateral as contemplated in the Collateral Documents. Borrower also agrees promptly to notify Collateral Agent if any material portion of the Collateral is damaged or destroyed;

(n) Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(c), Borrower shall deliver to Collateral Agent a certificate of its Authorized Officer (i) either confirming that there has been no change in such information since the date of the Collateral Questionnaire delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section and/or identifying such changes and (ii) certifying that all UCC financing statements (including fixtures filings, as applicable) and all supplemental intellectual property security agreements or other appropriate filings, recordings or registrations, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above (or in such Collateral Questionnaire) to the extent necessary to effect, protect and perfect the security interests under the Collateral Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period);

(o) Other Information. (A) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Borrower to its security holders acting in such capacity or by any Subsidiary of Borrower to its security holders other than Borrower or another Subsidiary of Borrower, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, (iii) all press releases and other statements made available generally by Borrower or any of its Subsidiaries to the public concerning material developments in the business of Borrower or any of its Subsidiaries, and (B) such other information and data with respect to Borrower or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent (for itself or any Lender);

(p) Certification of Public Information. Concurrently with the delivery of any document or notice required to be delivered pursuant to this Section 5.1, Borrower shall indicate in writing whether such document or notice contains Nonpublic Information. Borrower and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to Borrower, its Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to this Section 5.1 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that Borrower has indicated contains Nonpublic Information shall not be posted on that portion of the Platform designated for such public-side Lenders. If Borrower has not indicated whether a document or notice delivered pursuant to this Section 5.1 contains solely Nonpublic Information, Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material nonpublic information with respect to Borrower, its Subsidiaries and their securities;

(q) Amendment to First and Second Lien Credit Documents. Promptly upon execution and delivery thereof, copies of any material amendment, restatement, waiver, supplement or other modification to the First Lien Term Credit Agreement, any other First Lien Term Credit Document, the Second Lien Credit Agreement, or any other Second Lien Credit Document, entered into on or after the Closing Date; and

(r) Borrowing Base.

(i) By no later than the 20th Business Day of each fiscal month (determined by reference to the then current Fiscal Year), a Borrowing Base Certificate containing Borrower’s calculation of the Borrowing Base as of the last day of the immediately preceding calendar month.

(ii) Such confirmatory schedules of Accounts and Inventory as the Administrative Agent may reasonably request from time to time, all in form and substance satisfactory to the Administrative Agent, and such other appropriate reports designating, identifying and describing the Accounts and Inventory as the Administrative Agent may reasonably request.

(iii) Upon the Administrative Agent’s request, copies of agreements with, or purchase orders from, the Credit Parties’ customers, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating thereto as the Administrative Agent may reasonably require.

(iv) Promptly upon becoming aware thereof (A) all relevant information with respect to any matters materially affecting the value, enforceability or collectability of any receivable and of all customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods, and of any adverse effect in the value of the Inventory; and (B) promptly upon becoming aware thereof of any such matters which are material, as a whole, to the receivables or the Inventory included in the Borrowing Base.

Documents required to be delivered pursuant to Section 5.1(b), (c), (k), (l) or (o) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower posts such documents with the Securities and Exchange Commission; or (ii) on which such documents are posted on Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access

(whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that: (i) Borrower shall deliver paper copies of such documents to either Administrative Agent or any Lender that requests Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by such Administrative Agent or such Lender and (ii) Borrower shall notify each Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 5.1(d) to Administrative Agent. Except for such Compliance Certificates, Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

5.2. Existence. Except as otherwise permitted under Section 6.8, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Credit Party (other than Borrower with respect to existence) or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.3. Payment of Taxes and Claims. Each Credit Party will, and will cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if (i) such Tax or claim does not, together with all other Taxes then remaining unpaid, exceed $250,000 in the aggregate or (ii) it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Borrower or any of its Subsidiaries).

5.4. Maintenance of Properties. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear, casualty and condemnation excepted, all material tangible properties used or useful in the business of Borrower and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

5.5. Insurance. Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Borrower and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Borrower will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar business (it being understood and agreed that Borrower’s hazard self-insurance program of $250,000 per store consistent with past prudent business practice and currently in effect as of the Closing Date is acceptable). Each such policy of insurance shall (i) name Collateral Agent, on behalf of Secured Parties, as an additional insured thereunder as its interests may appear, (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of the Secured Parties, as the loss payee thereunder and provide for at least thirty days’ prior written notice to Collateral Agent of any modification or cancellation of such policy.

5.6. Books and Records; Inspections. Each Credit Party will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity in all material respects with GAAP (except as related to matters described on Schedule 4.8 hereto) shall be made of all dealings and transactions in relation to its business and activities. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent or any Lender to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

5.7. Lenders Meetings.

(a) Borrower will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Borrower’s corporate offices (or at such other location as may be agreed to by Borrower and Administrative Agent) at such time as may be agreed to by Borrower and Administrative Agent.

(b) Borrower will, at such dates and times agreed to by Administrative Agent, participate in conference calls or meetings with the Administrative Agent and the “restricted” Lenders once during each Fiscal Quarter, with the first such conference call or meeting to occur no later than the date that is sixty (60) days after the Closing Date.

5.8. Compliance with Laws. Each Credit Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and each Credit Party will comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority in respect of the disclosure (if any) of the matters described on Schedule 4.8.

5.9. Environmental.

(a) Environmental Disclosure. Borrower will deliver to Administrative Agent and Lenders:

(i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Borrower or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any material Environmental Claims;

(ii) promptly upon an officer of Borrower obtaining knowledge of the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (2) any remedial action taken by Borrower or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (3) Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

(iii) as soon as practicable following the sending or receipt thereof by Borrower or any of its Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (2) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (3) any request for information from any governmental agency that suggests such agency is investigating whether Borrower or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity that, individually or in the aggregate, has a reasonable possibility of resulting in a Material Adverse Effect;

(iv) prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Borrower or any of its Subsidiaries that could reasonably be expected to (A) expose Borrower or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) affect the ability of Borrower or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Borrower or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Borrower or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and

(v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 5.9(a).

(b) Hazardous Materials Activities, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.10. Subsidiaries. In the event that any Person becomes a Domestic Subsidiary of Borrower (or Borrower elects to have Movie Gallery Canada become a Guarantor), Borrower shall (a) promptly cause such Domestic Subsidiary (or Movie Gallery Canada, as the case may be) to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(c), 3.1(g), 3.1(h), 3.1(i) and 3.1(m). In the event that any Person becomes a Foreign Subsidiary of Borrower, and the ownership interests of such Foreign Subsidiary are owned by Borrower or by any Domestic Subsidiary thereof, Borrower shall, or shall cause such Domestic Subsidiary to, deliver, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(c), and Borrower shall take, or shall cause such Domestic Subsidiary to take, all of the actions referred to in Section 3.1(h)(i) necessary to grant and to perfect a First Priority Lien in favor of Collateral Agent, for the benefit of Secured Parties, under the Pledge and Security Agreement in 65% of such Equity Interests. In the event that any Inactive Entity shall have total revenues exceeding $1,000,000 for any four consecutive Fiscal Quarters after the Closing Date or at any time after the Closing Date shall have total assets exceeding $1,000,000, Borrower shall, or shall cause any Domestic Subsidiary holding the Equity Interests in such Inactive Entity to, take, all of the actions referred to in Section 3.1(h)(i) necessary to grant and to perfect a First Priority Lien in favor of Collateral Agent, for the benefit of Secured Parties, under the Pledge and Security Agreement in such Equity Interests (to the extent required pursuant to the terms of the Pledge and Security

Agreement). With respect to each such Subsidiary, Borrower shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Borrower, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Borrower; and such written notice shall be deemed to supplement Schedule 4.1 and 4.2 for all purposes hereof.

5.11. Additional Material Real Estate Assets. In the event that (i) any Credit Party acquires a Material Real Estate Asset or (ii) a Real Estate Asset owned or leased on the Closing Date becomes a Material Real Estate Asset and, in each case, such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then such Credit Party shall promptly take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates similar to those described in Sections 3.1(g), 3.1(h) and 3.1(i) with respect to each such Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in such Material Real Estate Assets. In addition to the foregoing, Borrower shall, at the request of Collateral Agent, deliver, from time to time, to Collateral Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Lien.

5.12. Interest Rate Protection. Unless sooner notified by the Administrative Agent under the First Lien Term Credit Agreement that Section 5.12 of the First Lien Term Credit Agreement does not apply, no later than one hundred twenty (120) days following the Closing Date and at all times thereafter until the third anniversary of the Closing Date, Borrower shall obtain and cause to be maintained protection against fluctuations in interest rates pursuant to one or more Interest Rate Agreements in form and substance reasonably satisfactory to Administrative Agent, in order to ensure Borrower’s compliance with Section 5.12 of the First Lien Term Credit Agreement

5.13. Further Assurances. At any time or from time to time upon the request of Administrative Agent or Collateral Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of Borrower, and its Subsidiaries and all of the outstanding Equity Interests of Borrower and its Subsidiaries (subject to limitations contained in the Credit Documents with respect to Foreign Subsidiaries).

5.14. Miscellaneous Covenants. Unless otherwise consented to by Agents or Requisite Lenders:

(a) Cash Management Systems. Borrower and its Subsidiaries shall establish and maintain cash management systems in accordance with the terms of the Collateral Documents.

(c) Total Utilization of Revolving Commitments. Borrower and its Subsidiaries shall cause the Total Utilization of Revolving Commitments to not exceed the Revolving Commitments then in effect.

SECTION 6. NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Revolving Commitment is in effect and until payment in full of all Obligations, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1. Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a) the Obligations;

(b) Indebtedness of any Guarantor Subsidiary (other than Real Estate Guarantor) to Borrower or to any other Guarantor Subsidiary, or of Borrower to any Guarantor Subsidiary; provided, (i) all such Indebtedness shall be evidenced by the Intercompany Note, which shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement, (ii) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the Intercompany Note, and (iii) any payment by any such Guarantor Subsidiary under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to Borrower or to any of its Subsidiaries for whose benefit such payment is made; and (iv) to the extent owed by Real Estate Guarantor only to the extent such Indebtedness was incurred by Real Estate Guarantor to fund overhead costs and operating expenses)

(c) Indebtedness (i) (A) under the First Lien Term Credit Agreement in an aggregate principal amount at any time outstanding not to exceed [$            ] plus (B) any amounts added to the principal amount thereunder in accordance with the terms of the First Lien Term Credit Agreement as in effect on the Closing Date or, in lieu of (A) and (B), Term Loan Refinancing Indebtedness (as defined in the First Lien Term Credit Agreement) , (ii) under the Second Lien Credit Agreement in an aggregate principal amount at any time outstanding not to exceed [$            ] plus the amount of any “PIK Interest” (under and as defined in the Second Lien Credit Agreement) added to the principal amount thereunder in accordance with the terms of the Second Lien Credit Agreement as in effect on the Closing Date, (iii) subject to the terms of the Intercreditor Agreement, Indebtedness incurred to refinance, renew or replace the Indebtedness referred to in the foregoing clauses (i) and (ii) in whole or in part, and (iv) reimbursement obligations in respect of cash-collateralized letters of credit (other than Synthetic Letters of Credit under the First Lien Term Credit Agreement);

(d) Indebtedness incurred by Borrower or any of its Subsidiaries (other than Real Estate Guarantor) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Borrower or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or dispositions permitted pursuant to Section 6.8 of any business, assets or Subsidiary of Borrower or any of its Subsidiaries;

(e) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;

(f) Indebtedness in respect of (i) netting services, overdraft protections, cash management arrangements and otherwise in connection with deposit accounts and (ii) Indebtedness arising from the honoring by a bank or other financial institution of a check draft or similar instrument drawn against insufficient funds in the ordinary course of business (provided such Indebtedness is extinguished within five Business Days of its incurrence);

(g) guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Borrower and its Subsidiaries;

(h) guaranties by Borrower of Indebtedness of a Guarantor Subsidiary or guaranties by a Guarantor Subsidiary (other than Real Estate Guarantor) of Indebtedness of Borrower or another Guarantor Subsidiary with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1; provided, that if the Indebtedness that is being guarantied is unsecured and/or subordinated to the Obligations, the guaranty shall also be unsecured and/or subordinated to the Obligations;

(i) Indebtedness existing on the Closing Date and described in Schedule 6.1, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals, replacements and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) refinancings, replacements, renewals and extensions of any such Indebtedness if the terms and conditions thereof are not less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced, renewed or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced, renewed or extended; provided, such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) exceed the principal amount the Indebtedness being renewed, extended or refinanced plus the amount of any interest, premium, or penalties required to be paid thereon plus fees and expenses associated therewith or (C) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

(j) Indebtedness in respect of Interest Rate Agreements entered into pursuant to Section 5.12 and in respect of Hedge Agreements, in each case entered into in the ordinary course of business and not for speculative purposes;

(k) Indebtedness with respect to Capital Leases (i) in an aggregate amount (together with the aggregate amount of Indebtedness incurred pursuant to Section 6.1(l)(i)) not to exceed at any time $10,000,000 outstanding and (ii) in connection with the Kiosk Program in an aggregate amount not to exceed at any time $15,000,000 outstanding;

(l) purchase money Indebtedness (i) in an aggregate amount (together with the aggregate amount of Indebtedness incurred pursuant to Section 6.1(k)(i)) not to exceed at any time [$10,000,000] outstanding and (ii) in connection with store shell construction in the ordinary course of business in an aggregate amount not to exceed at any time [$10,000,000] outstanding; provided, any such Indebtedness (A) shall be secured only by the asset acquired, constructed or improved in connection with the incurrence of such Indebtedness, and (B) shall constitute not less than 90% of the aggregate consideration paid with respect to such asset;

(m) (i) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Subsidiary or Indebtedness attaching to assets that are acquired by Borrower or any of its Subsidiaries, in each case after the Closing Date as the result of a Permitted Acquisition, in an aggregate amount not to exceed $10,000,000 at any one time outstanding, provided that (x) such Indebtedness existed at the time such Person became a Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof and (y) such Indebtedness is not guaranteed in any respect by Borrower or any Subsidiary (other than by any such Person that so becomes a Subsidiary), and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, provided, that (1) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension plus the amount of any interest, premium or penalties required to be paid thereon plus fees and expenses associated therewith, (2) the direct and contingent obligors with respect to such Indebtedness are not changed and (3) such Indebtedness shall not be secured by any assets other than the assets securing the Indebtedness being renewed, extended or refinanced;

(n) Indebtedness of any Foreign Subsidiary (i) to any other wholly owned Foreign Subsidiary, (ii) to Borrower or any other Subsidiary to extent permitted as an Investment pursuant to Section 6.6(i) [or (iii) in an aggregate amount not to exceed at any time $15,000,000];

(o) other Indebtedness of Borrower and its Subsidiaries (other than Real Estate Guarantor), provided that (i) such Indebtedness is unsecured (except to the extent permitted to be secured under Section 6.2(q)), (ii) no more than $5,000,000 in principal amount of such Indebtedness shall be payable prior to the earlier of the Revolving Commitment Termination Date and the payment in full of the Obligations and (iii) no such Indebtedness may be incurred and owing by a Foreign Subsidiary or an Inactive Entity;;

(p) Indebtedness under the Seasonal Overadvance Facility not to exceed an aggregate principal amount of $25,000,000 at any one time outstanding;

(q) Indebtedness owed to any Person providing property, casualty, business interruption or liability insurance to the Borrower or any Subsidiary of the Borrower, so long as (i) such Indebtedness shall not be in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the annual period in which such Indebtedness is incurred and such Indebtedness shall be outstanding only during such year and (ii) the aggregate amount of such Indebtedness does not to exceed [$            ] at any one time outstanding; and

(r) to the extent constituting Indebtedness, any Securities of the Borrower purchased by Sopris but only to the extent not secured.

Accrual of interest and the payment of interest or dividends in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.1.

6.2. Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Borrower or any of its Subsidiaries, whether now owned or hereafter acquired or licensed, or any income, profits or royalties therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income, profits or royalties under the UCC of any State or under any similar recording or notice statute or under the intellectual property laws, rules or procedures, except:

(a) Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document;

(b) Liens for Taxes not yet delinquent for more than 30 days or are being contested, in each case in accordance with Section 5.3;

(c) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401 (a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

(f) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;

(g) Liens solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any letter of intent, purchase agreement or deposit as security for contested taxes, import duties or the payment of rent, in each case to the extent not prohibited hereunder;

(h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k) non-exclusive outbound licenses of patents, copyrights, trademarks and other intellectual property rights granted by Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of or materially detracting from the value of the business of Borrower or such Subsidiary;

(l) Liens on the collateral securing obligations (A) under the First Lien Term Credit Agreement and the Second Lien Credit Agreement; provided that, (x) in the case of the obligations under the Second Lien Credit Agreement, such Liens are subordinated to the Liens securing the Obligations and (y) in the case of the obligations under the First Lien Term Credit Agreement and the Second Lien Credit Agreement, the lenders party thereto are bound by the terms of the Intercreditor Agreement and (B) owing to any issuer of letters of credit (other than Synthetic Letters of Credit under the First Lien Term Credit Agreement) for the account of a Credit Party, to the extent of 105% of such Indebtedness as permitted by Section 6.1(c)(iv);

(m) Liens securing Indebtedness permitted pursuant to Section 6.1(j);

(n) Liens described in Schedule 6.2 or on a title report delivered pursuant to Section 3.1(g)(iii);

(o) Liens securing Indebtedness (i) permitted pursuant to Section 6.1(k) or 6.1(l), provided any such Lien shall encumber only the asset acquired, constructed or improved with the proceeds of such Indebtedness and (ii) permitted pursuant to Section 6.1(m), to the extent described in Section 6.1(m);

(p) Liens on the assets of Foreign Subsidiaries (other than the Collateral) securing Indebtedness permitted to be incurred pursuant to Section 6.1(n);

(q) Liens arising out of judgments, attachment, appeal bonds or awards in connection with court proceedings which do not constitute an Event of Default;

(r) Liens securing other Indebtedness and obligations in an aggregate amount not to exceed at any time $5,000,000;

(s) Liens on deposits or other accounts (and the Cash and Cash Equivalents or investments from time to time credited thereto) securing obligations under Interest Rate

Agreements not entered into with Lender Counterparties and required to be obtained pursuant to Section 5.12, provided that such deposits or accounts, and the Indebtedness and obligations secured thereby, do not in the aggregate exceed $10,000,000 at any time; and

(t) Liens on insurance policies and the proceeds thereof securing the financing of the premiums and rights which may arise under state insurance guarantee funds relating to any such insurance policy, in each case to the extent the Indebtedness related thereto is permitted under Section 6.1(q).

6.3. No Further Negative Pledges; Negative Pledge.

(a) Except with respect to (i) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale, (ii) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be) and (iii) the First Lien Term Credit Documents and the Second Lien Credit Documents, no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, to secure the Obligations.

(b) No Credit Party will sell, assign, transfer, exchange or otherwise dispose of any Equity Interests issued by any Foreign Subsidiary which are owned or otherwise held by such Credit Party, except for sales, assignments, transfers, exchanges or other dispositions to another Credit Party. No Credit Party will create, incur, assume or, other than in connection with the Second Lien Credit Documents, suffer to exist, any Lien on the Equity Interests issued by any Foreign Subsidiary which are owned or otherwise held by such Credit Party, except for any Lien or claim in favor of Collateral Agent for the benefit of the Secured Parties.

6.4. Restricted Junior Payments. No Credit Party shall, nor shall it permit any of its Subsidiaries or Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that:

(a) Borrower may (i) make regularly scheduled payments of interest (it being understood that such payments may only be in the form of payment-in-kind interest) or required prepayments of principal and interest (it being understood that such payments may only be in the form of payment-in-kind interest) in respect of the Second Lien Term Loans in accordance with the terms of the Second Lien Credit Agreement and the Intercreditor Agreement (ii) refinance the First Lien Term Loan and the Second Lien Term Loan in accordance with Section 6.1(c) and (iii) make regularly scheduled payments of interest in respect of Indebtedness incurred pursuant to Section 6.1(o);

(b) Restricted Junior Payments may be made as permitted pursuant to the Plan;

(c) Borrower may pay dividends in the form of its common Equity Interests;

(d) any Subsidiary may make Restricted Junior Payments to a Credit Party (other than dividends to Movie Gallery Canada);

(e) any Credit Party may make Restricted Junior Payments of the type described in clauses (i), (ii) and (iii) of the definition thereof in an amount equal to the proceeds of the sale of Equity Interests;

(f) the Credit Parties may make Restricted Junior Payments of the type described in clauses (i), (ii) and (iii) of the definition thereof in an amount not to exceed (A) [$1,000,000] in the aggregate in any Fiscal Year and (B) [$3,000,000] in the aggregate from the Closing Date to the date of determination; and

(g) any Credit Party may make Restricted Junior Payments in repayment of any Indebtedness under any Seasonal Overadvance Facility, provided, that no Default or Event of Default would result from the making of such Restricted Junior Payment.

Notwithstanding anything to the contrary, including, without limitation, in this Section 6.4, no Credit Party shall, nor shall it permit any of its Subsidiaries or Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any dividend or other distribution, in each case in Cash, except as provided in clauses (d) and (f) above, until the full and final payment of all Obligations.

6.5. Restrictions on Subsidiary Distributions. Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Borrower to (a) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by Borrower or any other Subsidiary of Borrower, (b) repay or prepay any Indebtedness owed by such Subsidiary to Borrower or any other Subsidiary of Borrower, (c) make loans or advances to Borrower or any other Subsidiary of Borrower, or (d) transfer, lease or license any of its property or assets to Borrower or any other Subsidiary of Borrower other than restrictions (i) in agreements evidencing Indebtedness permitted by Section 6.1(k), 6.1(l) or 6.1(m) that impose restrictions on the property so acquired, constructed or improved, (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Equity Interests not otherwise prohibited under this Agreement (including an agreement which has been entered into in connection with the sale or transfer of assets or Equity Interests of a Subsidiary permitted hereunder) that impose restrictions on such Equity Interests or assets, (iv) any agreement of a Foreign Subsidiary governing the Indebtedness permitted by Section 6.1(n)(iii) (provided that such restrictions are no more onerous or restrictive than those set forth herein and do not prevent the Obligations being secured as provided herein and in the other Credit Documents), (v) described on Schedule 6.5, (v) existing under the First Lien Term Credit Agreement, the Second Lien Credit Agreement and/or any Seasonal Overadvance Facility, or (vi) that exist under or by reason of applicable law.

6.6. Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

(a) Investments in Cash and Cash Equivalents;

(b) equity Investments owned as of the Closing Date in any Subsidiary and Investments made after the Closing Date in Borrower and any wholly-owned Guarantor Subsidiary of Borrower in the ordinary course of business (including Investments of the Game Crazy assets and properties to a Subsidiary formed in connection with the Game Crazy IPO);

(c) Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) in the form of deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Borrower and its Subsidiaries;

(d) intercompany loans to the extent permitted under Sections 6.1(b) and 6.1(n)(i);

(e) Consolidated Capital Expenditures with respect to Borrower and the Guarantors permitted by Section 6.7(d);

(f) loans and advances to employees of Borrower and its Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed [$1,000,000] in the aggregate;

(g) Permitted Acquisitions permitted pursuant to Section 6.8;

(h) Investments described in Schedule 6.6;

(i) other Investments in Subsidiaries other than wholly-owned Guarantor Subsidiaries of Borrower in an aggregate amount not to exceed at any time $20,000,000; provided, that (i) no such Investments may be made in Inactive Entities unless the Equity Interests therein are then pledged to Collateral Agent in accordance with Section 5.10 and pursuant to the terms of the Pledge and Security Agreement and (ii) no such Investment may be made in Movie Gallery Canada unless and until such Investment is evidenced by a promissory note and the obligations thereunder secured (under the applicable laws of Canada) by substantially all the assets of Movie Gallery Canada, in each case pursuant to documentation reasonably satisfactory to Administrative Agent (it being understood that no legal opinions will be required in connection with such documentation, and the perfection of Liens created thereunder will be limited to necessary and customary filings under the Personal Property Security Act or other similar legislation as in effect from time to time in the relevant province of Canada or other applicable Governmental Authority), and such promissory note and rights under such security interest (and under related documentation) are pledged to Collateral Agent in accordance with Section 5.10 and pursuant to the terms of the Pledge and Security Agreement;

(j) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(k) non-Cash consideration issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Section 6.8; and

(l) additional Investments (other than in Foreign Subsidiaries) so long as the aggregate amount invested, loaned or advanced pursuant to this clause (determined without regard to any write-downs or write-offs of such investments, loans and advances) does not exceed $25,000,000 in the aggregate at any time outstanding.

Notwithstanding the foregoing, in no event shall any Credit Party make any Investment which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.4.

6.7. Financial Covenants. Borrower shall comply with the Financial Covenants from time to time in effect.

6.8. Fundamental Changes; Disposition of Assets; Acquisitions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or license, exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and Capital Expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(a) any Subsidiary of Borrower (other than Real Estate Guarantor) may be merged with or into Borrower or any Guarantor Subsidiary (other than Real Estate Guarantor), or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any Guarantor Subsidiary (other than Real Estate Guarantor); provided, in the case of such a merger, Borrower or such Guarantor Subsidiary, as applicable shall be the continuing or surviving Person;

(b) sales or other dispositions of assets that do not constitute Asset Sales;

(c) Asset Sales (i) the proceeds of which (valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds) when aggregated with the proceeds of all other Asset Sales made from the Closing Date to the date of determination, are less than $50,000,000 in the aggregate and (ii) by Foreign Subsidiaries of Borrower organized under any of the laws of Canada and/or Province or Territory thereof, or by Borrower of the Equity Interests in such Foreign Subsidiaries; provided, in each case (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Borrower (or similar governing body)), and (2) no less than 75% thereof shall be paid in Cash;

(d) disposals of obsolete, worn out or surplus property;

(e) Permitted Acquisitions, for which the aggregate amount of Cash consideration for all such Permitted Acquisitions from the Closing Date to the date of determination does not exceed the sum of (i) $50,000,000 plus (ii) the aggregate amount of the proceeds of Equity Interests issued to finance such Permitted Acquisition within 180 days of such issuance and received by the Borrower since the Closing Date;

(f) sale-leaseback transactions permitted by Section 6.10;

(g) sales and other dispositions of Non-Core Assets, the proceeds of which (valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds) when aggregated with the proceeds of all other such sales or dispositions of Non-Core Assets made from the Closing Date to the date of determination, are less than [$40,000,000] in the aggregate (when aggregated with sale-leaseback transactions pursuant to Section 6.10(i)); provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Borrower (or similar governing body)), and (2) no less than 75% thereof shall be paid in Cash;

(h) Investments made in accordance with Section 6.6;

(i) any Foreign Subsidiary of Borrower may be merged with or into a wholly-owned Foreign Subsidiary of Borrower, or be liquidated, wound up or dissolve, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to a wholly owned Foreign Subsidiary of Borrower;

(j) (A) the sale or divestiture of Game Crazy (including all Equity Interests of any Subsidiary owning Game Crazy assets and properties); provided (1) the consideration received therefor shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Borrower (or similar governing body)), (2) no less than 90% thereof shall be paid in Cash, and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.15(a) of the First Lien Term Credit Agreement if then in effect; or (B) the Game Crazy IPO, provided (1) the proceeds thereof shall be in an amount at least equal to the fair market value of the Game Crazy assets and properties (determined in good faith by the board of directors of Borrower (or similar governing body)) and (2) the net proceeds thereof shall be applied as required by Section 2.15(a) or 2.15(c) of the First Lien Term Credit Agreement if then in effect; and

(k) the conveyance of any Leasehold Property to the Real Estate Guarantor.

6.9. Disposal of Subsidiary Interests. Except for any sale of all of its interests in the Equity Interests of any of its Subsidiaries in compliance with the provisions of Section 6.8

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(including pursuant to the Game Crazy IPO) and Liens permitted under Sections 6.2(a) and 6.2(l), no Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries (other than Real Estate Guarantor), except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

6.10. Sales and Lease-Backs. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Borrower or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than Borrower or any of its Subsidiaries) in connection with such lease, except (i) sale-leasebacks of Non-Core Assets not to exceed [$20,000,000] in the aggregate on fair and reasonable terms no less favorable to such Credit Party than it could obtain in an arm’s-length transaction with a Person that is not an Affiliate and pursuant to documentation reasonably acceptable to the Administrative Agent and (ii) any Capital Lease and Liens in connection therewith permitted by Section 6.1(k) and 6.2(n), provided that the aggregate amount permitted under Section 6.8(g) for dispositions of Non-Core Assets is not exceeded after giving effect to the sale-leaseback transactions described in the foregoing clause (i).

6.11. Transactions with Shareholders and Affiliates. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Borrower on terms that are less favorable to Borrower or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate as determined in good faith by the disinterested members of the Board of Directors of the Borrower; provided, the foregoing restriction shall not apply to (a) any transaction between Borrower and any Guarantor Subsidiary (other than Real Estate Guarantor); (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Borrower and its Subsidiaries; (c) compensation arrangements for officers and other employees of Borrower and its Subsidiaries entered into in the ordinary course of business; (d) the provision of officers’ and directors’ indemnification and insurance in the ordinary course of business to the extent permitted by applicable law; (e) transactions described in Schedule 6.11; (f) Indebtedness may be incurred to the extent permitted by Section 6.1(n)(i) or Section 6.1(n)(ii); (g) Investments may be made to the extent permitted by Section 6.6(i); (h) operating agreements between Real Estate Guarantor and any of the Credit Parties that operate a retail store, warehouse, distribution center or other business on any Leasehold Property; (i) to the extent permitted by the other terms of this Agreement, any Investment by Sopris in the Equity Interests of the Borrower, including any Specified Equity Contribution, and (j) Indebtedness owed to Sopris pursuant to this Agreement, the First Lien Term Credit Agreement, the Second Lien Credit Agreement, any Term Loan Refinancing Indebtedness (as defined in the First Lien Term Credit Agreement) and/or any Seasonal Overadvance Facility.

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6.12. Conduct of Business. Without limiting Section 6.8(j), from and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to: engage in any business other than (i) the businesses engaged in by such Credit Party on the Closing Date and similar or related businesses or reasonable extension of such business and (ii) such other lines of business as may be consented to by Requisite Lenders.

6.13. Amendments or Waivers of Organizational Documents. No Credit Party shall nor shall it permit any of its Subsidiaries to, agree to any amendment, restatement, supplement or other modification to, or waiver of, any of its Organizational Documents after the Closing Date in a manner that would adversely affect the ability of such Credit Party to perform its obligations under the Credit Documents or adversely affect the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Credit Document.

6.14. Amendments or Waivers of the Second Lien Credit Documents. No Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease any Second Lien Term Loans or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance (provided that the foregoing shall not restrict a refinancing of the Second Lien Term Loans permitted by the Intercreditor Agreement) or (b) agree to any amendment, restatement, supplement or other modification to, or waiver of, any of its material rights under the Second Lien Credit Agreement or the other Second Lien Credit Documents after the Closing Date that is prohibited under Section 5.3 of the Intercreditor Agreement without in each case obtaining the prior written consent of Requisite Lenders to such amendment, restatement, supplement or other modification or waiver.

6.15. Amendments or Waivers of the First Lien Term Credit Documents. No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of the First Lien Term Credit Agreement or the other First Lien Term Credit Documents, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the prepayment or provisions thereof, change the subordination provisions of such Indebtedness (or of any guaranty thereof), change the Collateral and Lien provisions and requirements in a manner adverse to any of the Lenders, or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the Credit Parties thereunder or to confer any additional rights on the holders of such Indebtedness which would be adverse to any Credit Party or Lenders; provided, that the foregoing shall not restrict Term Loan Refinancing Indebtedness (as defined in the First Lien Term Credit Agreement).

6.16. Fiscal Year. No Credit Party shall, nor shall it permit any of its Subsidiaries to change its Fiscal Year.

6.17. Real Estate Guarantor Covenants. Real Estate Guarantor covenants and agrees as follows:

(a) notwithstanding the provisions of Section 6.13 hereof, Real Estate Guarantor shall not, and shall not permit any [stockholder/member] thereof to, terminate, amend, modify or otherwise change any of its Organizational Documents in any manner that in the good faith determination of Administrative Agent would materially adversely affect the ability of Real Estate Guarantor to perform its Obligations under this Agreement (including without limitation the provisions of this Section 6.17) or any other Credit Document or the ability of Administrative Agent and Lenders to enforce the Obligations or the ability of any Secured Party to enforce its rights and remedies under this Agreement, any Credit Document, or any other Collateral Document;

(b) notwithstanding the provisions of Section 6.8 hereof, Real Estate Guarantor shall not liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets or Capital Securities of any Person or any division thereof;

(c) Real Estate Guarantor does not own or shall not own any asset other than the Leasehold Property and incidental personal property necessary for the management and operation of the Leasehold Property;

(d) notwithstanding the provisions of Section 6.12 hereof, Real Estate Guarantor is not engaged and shall not engage, either directly or indirectly, in any business other than the ownership, management and operation of the Leasehold Property and ownership of any incidental personal property necessary for the operation of the Leasehold Property;

(e) notwithstanding the provisions of Section 6.1 hereof, Real Estate Guarantor has not incurred, created or assumed or shall not incur, create or assume any Indebtedness, secured or unsecured, direct or contingent, including guaranteeing any obligation of or otherwise becoming liable on or in connection with any obligation of any Person (including any Affiliate), other than (i) the Obligations, (ii) Indebtedness to the owners or lessors of the Leasehold Property or other Persons that are not Affiliates of such Real Estate Guarantor representing the rent, common area maintenance charges, real estate taxes and other amounts and obligations due under the leases with respect to the Leasehold Property and trade payables or expenses incurred in the ordinary course of business of operating the Leasehold Property and (iii) Indebtedness permitted pursuant to Sections 6.1(b) and 6.1(i);

(f) notwithstanding the provisions of Section 6.2 hereof, no Indebtedness of Real Estate Guarantor other than the Obligations shall be secured (senior, subordinate or pari passu) by the Leasehold Property or any other assets of Real Estate Guarantor;

(g) notwithstanding the provisions of Section 6.6 hereof, Real Estate Guarantor has not made or shall not make any loans or advances to any Person (including any Affiliate);

(h) Real Estate Guarantor shall maintain Records and bank accounts separate from those of Borrower and its other Subsidiaries, including, without limitation, the [stockholder/member] of Real Estate Guarantor;

(i) Real Estate Guarantor shall keep correct and complete [corporate/limited liability company] records and minutes of the meetings and other proceedings of its [stockholder and directors/members and managers], as applicable, and the resolutions, agreements and other instruments of Real Estate Guarantor will be continuously maintained as official records by Real Estate Guarantor;

(j) Real Estate Guarantor shall conduct its business separate and apart from those of its Affiliates, except as set forth in the management agreements between Real Estate Guarantor, on the one hand, and each other Credit Party that operates a retail store, warehouse, distribution center or other business on any Leasehold Property, on the other hand;

(k) Real Estate Guarantor shall maintain its funds and other assets in a manner that facilitates their identification and segregation from those of its Affiliates and shall not commingle its funds or other assets with those of any [stockholder/member] or any other Person (including any Affiliate), except as set forth in the management agreements between Real Estate Guarantor, on the one hand, and each other Credit Party that operates a retail store, warehouse, distribution center or other business on any Leasehold Property, on the other hand; and

(l) Real Estate Guarantor shall pay any operating expenses and other liabilities, including compensation of its employees, consultants, agents, attorneys, auditors and other professionals out of its own funds and not out of funds of any Affiliate, except as set forth in the operating agreements between Real Estate Guarantor, on the one hand, and each other Credit Party that operates a retail store, warehouse, distribution center or other business on any Leasehold Property, on the other hand.

SECTION 7. GUARANTY

7.1. Guaranty of the Obligations. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

7.2. Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. “Fair Share Contribution Amount” means, with respect to a

Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

7.3. Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

7.4. Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and any Beneficiary with respect to the existence of such Event of Default;

(c) the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

(d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or any Hedge Agreements; and

(f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or any Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a Lien in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

7.5. Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

7.6. Guarantors’ Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

7.7. Subordination of Other Obligations. Any Indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

7.8. Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full and the Revolving Commitments shall have terminated. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

7.9. Authority of Guarantors or Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

7.10. Financial Condition of Borrower. Any Credit Extension may be made to Borrower or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Credit Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by any Beneficiary.

7.11. Bankruptcy, etc. (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c) In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

7.12. Discharge of Guaranty Upon Sale of Guarantor. If all of the Equity Interests of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

SECTION 8. EVENTS OF DEFAULT

8.1. Events of Default. If any one or more of the following conditions or events shall occur:

(a) Failure to Make Payments When Due. Failure by Borrower to pay (i) when due any principal of any Revolving Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Revolving Loan or any fee or any other amount due hereunder within five days after the date due; or

(b) Default in Other Agreements. (i) Failure of any Credit Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an individual principal amount of $5,000,000 or more or with an aggregate principal amount of $15,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that

Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

(c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.3, Section 2.10, Sections 5.1(f) and 5.1(g) or Section 6; or

(d) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

(e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term expressly referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty days after the earlier of (i) an officer of such Credit Party becoming aware of such default or (ii) receipt by Borrower of notice from Administrative Agent or any Lender of such default; or

(f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Borrower or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Borrower or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Borrower or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Borrower or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for sixty days without having been dismissed, bonded or discharged; or

(g) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Borrower or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Borrower or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Borrower or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Borrower or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

(h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $10,000,000 or (ii) in the aggregate at any time an amount in excess of $20,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has not denied coverage) shall be entered or filed against Borrower or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty days (or in any event later than five days prior to the date of any proposed sale thereunder); or

(i) Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of thirty days; or

(j) Employee Benefit Plans. (i) There shall occur an ERISA Event which individually results in or might reasonably be expected to result in liability of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of [$10,000,000] during the term hereof; (ii) there shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of [$15,000,000] during the term hereof; or (iii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest under Section 412(n) of the Internal Revenue Code or under ERISA which (A) individually results in or might reasonably be expected to result in liability or obligations of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of [$10,000,000] during the term hereof or (B) in the aggregate results in or might reasonably be expected to result in liability or obligations of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of [$15,000,000] during the term hereof; or

(k) Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement, the Intercreditor Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Collateral Documents;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence of any other Event of Default and at any time during the continuance thereof, at the request of (or with the consent of) Requisite Lenders, upon notice to Borrower by Administrative Agent, (A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Revolving Loans, and (II) all other Obligations, and (C) Administrative Agent may cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents.

SECTION 9. AGENTS

9.1. Appointment of Agents. [            ] is hereby appointed Administrative Agent and Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes [            ] to act as Administrative Agent and Collateral Agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower or any of its Subsidiaries.

9.2. Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

9.3. General Immunity.

(a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Revolving Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Revolving Loans or the component amounts thereof.

(b) Exculpatory Provisions. Agents and any of their respective officers, partners, directors, employees or agents shall not be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Agents may distribute documents, deliverables or other materials to the Lenders for acceptance or rejection, and may, upon appropriate notice, rely on the lack of an objection by Lenders as a deemed approval of the action presented. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

(c) Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.3 and of Section 9.6 shall apply to any of the Affiliates of Administrative Agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.3 and of Section 9.6 shall apply to any such sub-agent and to the

Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent, and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

9.4. Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Revolving Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and their respective Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.

9.5. Lenders’ Representations, Warranties and Acknowledgment.

(a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrower and its Subsidiaries. Agents shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Revolving Loans or at any time or times thereafter, and Agents shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b) Each Lender on the Closing Date, and each other Lender by delivering its signature page to an Assignment Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

(c) Each Lender wishing to be public-side must designate a person or proxy who is available to review and execute upon Nonpublic Information.

9.6. Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

9.7. Successor Administrative Agent.

(a) Administrative Agent may resign at any time by giving thirty days’ prior written notice thereof to Lenders and Borrower, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrower and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days” notice to Borrower, to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly transfer to such successor Administrative Agent all sums, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents. If the Requisite Lenders have not appointed a successor Administrative Agent, Administrative Agent shall have the right to appoint a financial institution to act as Administrative Agent hereunder and in any case, Administrative Agent’s resignation shall become effective on the thirtieth day after such notice of resignation. If neither the Requisite Lenders nor Administrative Agent have appointed a successor Administrative Agent, the Requisite Lenders shall be deemed to succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent. After any retiring or removed Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder. Any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Collateral Agent for all purposes hereunder. If Administrative Agent or its successor as Administrative Agent pursuant to this Section has resigned as Administrative Agent but retained its role as Collateral Agent and no successor Collateral Agent has become the Collateral Agent pursuant to the immediately preceding sentence, Administrative Agent or its successor may resign as Collateral Agent upon notice to the Borrower and the Requisite Lenders at any time.

(b) Collateral Agent may resign at any time by giving thirty 30 days’ prior written notice thereof to Lenders and the Grantors, and Collateral Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Grantors and Collateral Agent signed by the Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days’ notice to Administrative Agent, to appoint a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent who shall be reasonably acceptable to Borrower shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement and the Collateral Documents, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder or under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Collateral Documents, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the Liens created under the Collateral Documents, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Collateral Documents. After any retiring or removed Collateral Agent’s resignation or removal hereunder as the Collateral Agent, the provisions of this Agreement and the Collateral Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Collateral Documents while it was the Collateral Agent hereunder.

9.8. Collateral Documents and Guaranty.

(a) Agents under Collateral Documents and Guaranty. Each Secured Party hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Guaranty, the Collateral and the Collateral Documents; provided that neither Administrative Agent nor Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Obligations with respect to any Hedge Agreement. Subject to Section 10.5, without further written consent or authorization from any Secured Party, Administrative Agent or Collateral Agent, as applicable shall, at the request and expense of Borrower, execute any documents or instruments necessary to (i) in connection with a sale or disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.

(b) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, Borrower, Administrative Agent, Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent, and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale or other disposition.

(c) Rights under Hedge Agreements. No Hedge Agreement will create (or be deemed to create) in favor of any Lender Counterparty that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Credit Documents except as expressly provided in Section 10.5(c)(iii) of this Agreement and Section 7.2 of the Pledge and Security Agreement.

9.9. Intercreditor Agreement.

Each Lender hereby consents to and approves each and all of the provisions (i) of the Intercreditor Agreement, including the purchase rights set forth in Section 5.6 thereof, and irrevocably authorizes and directs Administrative Agent to execute and deliver the Intercreditor Agreement and to exercise and enforce its rights and remedies and perform its obligations thereunder and (ii) of the Collateral Agency Agreement, and irrevocably authorizes and directs the Administrative Agent to execute and deliver the Collateral Agency Agreement and to exercise and enforce its rights and remedies and perform its obligations thereunder.

9.10. Withholding Taxes.

To the extent required by any applicable law, Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Lender shall indemnify Administrative Agent fully for all amounts paid, directly or indirectly, by Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

SECTION 10. MISCELLANEOUS

10.1. Notices.

(a) Notices Generally. Any notice or other communication herein required or permitted to be given to a Credit Party, Collateral Agent, Administrative Agent, Lender or Arranger, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Except as otherwise set forth in paragraph (b) below, each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent or Arranger shall be effective until received by such Agent or Arranger, as applicable; provided further, any such notice or other communication shall at the request of Administrative Agent be provided to any sub-agent appointed pursuant to Section 9.3(c) hereto as designated by Administrative Agent from time to time.

(b) Electronic Communications.

(i) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender has notified Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(ii) Each of the Credit Parties understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(iii) The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Agents or any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications.

(iv) Each of the Credit Parties, the Lenders, and the Agents agree that Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with Administrative Agent’s customary document retention procedures and policies.

10.2. Expenses. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (a) all the actual and reasonable costs and expenses of the Arranger, Administrative Agent and Collateral in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrower, including, without limitation, the reasonable fees, expenses and disbursements of counsel (in each case including allocated costs of internal counsel); (b) all the costs of furnishing all opinions by counsel for Borrower and the other Credit Parties; (c) all the actual costs and reasonable expenses of creating, perfecting and recording Liens in favor of Collateral Agent, for the benefit of the Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (d) all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers (provided, that, so long as no Event of Default has occurred and is continuing, no more than one such third party appraiser, consultant or advisor shall be retained on behalf the Agents, and Lenders without the prior written consent of the Borrower); (e) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (f) all other actual and reasonable costs and expenses incurred by each Agent and the Arranger, respectively, in connection with the syndication of the Revolving Loans and Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (g) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent, and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale, lease or license of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings.

10.3. Indemnity.

(a) In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent, Arranger and Lender and the officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and Affiliates of each Agent, Arranger and each Lender (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, (i) no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction, and (ii) no Credit Party shall be liable for any settlement of any claim or proceeding effected by any Indemnitee without the prior written consent of Borrower (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there shall be a final judgment against an Indemnitee, each of the Credit Parties shall indemnify and hold harmless such Indemnitees from and against any loss or liability by reason of such settlement or judgment in the manner set forth in this Agreement. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(b) To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against each Lender, each Agent, Arranger and their respective Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Revolving Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Borrower hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

10.4. Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and at any time thereafter during the continuance of any Event of Default, each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Revolving Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured.

10.5. Amendments and Waivers.

(a) Requisite Lenders’ Consent. Subject to the additional requirements of Sections 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders; provided that Administrative Agent may, with the consent of Borrower only, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender; provided, further, that any amendment, modification, termination or waiver of any provision of the Collateral Documents or the Collateral Agency Agreement, or consent to any departure by any Credit Party from any of the provisions of the Collateral Documents, shall be further subject to the provisions of the Collateral Agency Agreement regarding any such amendment, modification or waiver.

(b) Affected Lenders’ Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i) extend the scheduled final maturity of any Revolving Loan or Revolving Loan Note;

(ii) waive, reduce or extend any scheduled repayment (but not prepayment);

(iii) reduce the rate of interest on any Revolving Loan (other than any waiver of any increase in the interest rate applicable to any Revolving Loan pursuant to Section 2.7) or any fee or any premium payable hereunder;

(iv) extend the time for payment of any such interest or fees;

(v) reduce the principal amount of any Revolving Loan;

(vi) amend, modify, terminate or waive any provision of this Section 10.5(b), Section 10.5(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;

(vii) amend the definition of “Requisite Lenders” or “Pro Rata Share”;

(viii) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in (a) the Credit Documents or (b) the Collateral Agency Agreement; or

(ix) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document.

(c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

(i) increase any Revolving Commitment of any Lender over the amount thereof then in effect without the written consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Commitment of any Lender;

(ii) amend, modify or waive this Agreement or the Pledge and Security Agreement so as to alter the ratable treatment of Obligations arising under the Credit Documents and Obligations arising under Hedge Agreements or the definition of “Lender Counterparty,” “Hedge Agreement,” “Obligations,” or “Secured Obligations” in each case in a manner adverse to any Lender Counterparty with Obligations then outstanding without the written consent of any such Lender Counterparty;

(iii) amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the written consent of such Agent;

(iv) amend, modify, terminate or waive any provision of Section 8.1 of the Pledge and Security Agreement, as the same applies to the Collateral Agent, or any other provision thereof as the same applies to the rights or obligations of the Collateral Agent, in each case without the written consent of the Collateral Agent;

(v) amend, modify, terminate or waive any provision of this Agreement as the same applies to the rights or obligations of Arranger without the written consent of Arranger; or

(d) Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

10.6. Successors and Assigns; Participations.

(a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Arranger, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents, Arranger and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Register. Borrower, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Revolving Commitments, and Revolving Loans listed therein for all purposes hereof, and no assignment or transfer of any such Revolving Commitment or Revolving Loan shall be effective, in each case, unless and until recorded in the Register following receipt of an Assignment Agreement effecting the assignment or transfer thereof, in each case, as provided in Section 10.6(d). Each assignment shall be recorded in the Register on the Business Day the Assignment Agreement is received by Administrative Agent, if received by 12:00 noon New York City time, and on the following Business Day if received after such time, prompt notice thereof shall be provided to Borrower and a copy of such Assignment Agreement shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.” Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Revolving Commitments or Revolving Loans.

(c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Revolving Commitment or Revolving Loans owing to it or other Obligations (provided, however, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Revolving Loan and any related Revolving Commitments):

(i) to any Person meeting the criteria of clause (i) of the definition of the term of “Eligible Assignee” upon the giving of notice to Borrower and Administrative Agent;

(ii) to any Person meeting the criteria of clause (ii) of the definition of the term of “Eligible Assignee” upon giving of notice to Borrower and Administrative Agent and, in the case of assignments of Revolving Loans or Revolving Commitments to any such Person (except in the case of assignments made by or to Administrative Agent), consented to by each of Borrower and Administrative Agent (such consent not to be (x) unreasonably withheld or delayed or, (y) in the case of Borrower, required at any time an Event of Default shall have occurred and then be continuing); provided, further each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $1,000,000.

(d) Mechanics. Assignments and assumptions of Revolving Loans, and Revolving Commitments shall only be effected by manual execution and delivery to Administrative Agent of an Assignment Agreement. Assignments shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.16(c).

(e) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Revolving Commitments and Revolving Loans, as the case may be, represents and warrants as of the Closing Date or as of the Assignment Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Revolving Commitments or Revolving Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Revolving Commitments or Revolving Loans for its own account in the ordinary course and without a view to distribution of such Revolving Commitments or Revolving Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Revolving Commitments or Revolving Loans or any interests therein shall at all times remain within its exclusive control).

(f) Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the Assignment Effective Date with respect to any Assignment Agreement (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Revolving Loans and Revolving Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Revolving Commitments shall be modified to reflect any Revolving Commitment of such assignee and any Revolving Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Revolving Loan Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Revolving Loan Notes to Administrative Agent for cancellation, and thereupon Borrower shall issue and deliver new Revolving Loan Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Commitments and/or outstanding Revolving Loans of the assignee and/or the assigning Lender.

(g) Participations.

(i) Each Lender shall have the right at any time to sell one or more participations to any Person (other than Borrower, any of its Subsidiaries or any of its Affiliates) in all or any part of its Revolving Commitments, Revolving Loans or in any other Obligation.

(ii) The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Revolving Loan or Revolving Loan Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Revolving Commitment shall not constitute a change in the terms of such participation, and that an increase in any Revolving Commitment or Revolving Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (B) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (C) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Revolving Loans hereunder in which such participant is participating.

(iii) Borrower agrees that each participant shall be entitled to the benefits of Sections 2.14(c), 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (x) a participant shall not be entitled to receive any greater payment under Section 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with Borrower’s prior written consent and (y) a participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of Borrower, to comply with Section 2.16 as though it were a Lender; provided further that, except as specifically set forth in clauses (x) and (y) of this sentence, nothing herein shall require any notice to Borrower or any other Person in connection with the sale of any participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(h) Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 10.6:

(i) any Lender may assign and/or pledge all or any portion of its Revolving Loans, the other Obligations owed by or to such Lender, and its Revolving Loan Notes, if any, to secure obligations of such Lender including any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; and

(ii) notwithstanding anything to the contrary in this Section 10.6, any Lender may sell participations (or otherwise transfer its rights) in or to all or a portion of its rights and obligations under the Credit Documents (including all its rights and obligations with respect to the Revolving Loans) to one or more lenders or other Persons that provide financing to such Lender;

provided, that no Lender, as between Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment, pledge, participation or other transfer and provided further, that in no event shall the applicable Federal Reserve Bank, pledge, trustee, lender or other financing source described in the preceding clauses (i) or (ii) be considered to be a “Lender” or be entitled to require the assigning, selling or transferring Lender to take or omit to take any action hereunder.

10.7. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

10.8. Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.14(c), 2.15, 2.16, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.13, 9.3(b) and 9.6 shall survive the payment of the Revolving Loans.

10.9. No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

10.10. Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or any Agent or Lenders enforce any Liens or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.11. Severability. In case any provision in or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.12. Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Revolving Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.13. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.14. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

10.15. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

10.16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR

TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.17. Confidentiality. Arranger, each Agent and each Lender shall hold all non-public information regarding Borrower and its Subsidiaries and their businesses identified as such by Borrower and obtained by Arranger, such Agent or such Lender pursuant to the requirements hereof in accordance with Arranger’s, such Agent’s and such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by Borrower that, in any event, Administrative Agent may disclose such information to the Lenders and Arranger, each Agent and each Lender may make (i) disclosures of such information to Affiliates of such Lender or Agent and to their respective agents and advisors (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, pledgee, transferee or participant in connection with the contemplated assignment, pledge, transfer or participation of any Revolving Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to Borrower and its obligations (provided, such assignees, pledgees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 10.17 or other provisions at least as restrictive as this Section 10.17), (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from any of the Agents or any Lender, and (iv) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, Arranger, each Lender and each Agent shall make reasonable efforts to notify Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information. In addition, Arranger, each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Credit Documents.

10.18. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Revolving Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Revolving Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrower shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Revolving Loans made hereunder or be refunded to Borrower.

10.19. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

10.20. Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

10.21. Patriot Act. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or Administrative Agent, as applicable, to identify each Credit Party in accordance with the Patriot Act.

10.22. Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.23. Post-Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, the parties hereto acknowledge and agree that Borrower and its Subsidiaries shall be required to take the actions specified in Schedule 10.23 as promptly as practicable, and in any event within the time periods set forth in Schedule 10.23 or such other time periods as Arranger and Administrative Agent may agree. The provisions of Schedule 10.23 shall be deemed incorporated by reference herein as fully as if set forth herein in their entirety. All provisions of this Agreement and the other Credit Documents (including, without limitation, all conditions precedent, representations, warranties, certificates, borrowing notices, covenants, events of default and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as otherwise provided in the

Credit Documents); provided that (a) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Closing Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 10.23 and (b) all representations and warranties relating to the Collateral Documents shall be required to be true immediately after the actions required to be taken by this Section 10.23 have been taken (or were required to be taken). The parties hereto acknowledge and agree that the failure to take any of the actions required above within the relevant time periods required above shall give rise to an immediate Event of Default pursuant to this Agreement.

10.24. No Fiduciary Duty. Arranger, each Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower. The Borrower, its Subsidiaries and their respective affiliates each agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lenders, on the one hand, and the Borrower, its Subsidiaries, and any of their respective stockholders or affiliates, on the other hand. Borrower, its Subsidiaries and their respective affiliates each acknowledge and agree that (i) the transactions contemplated by the Credit Documents are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower, its Subsidiaries and their respective affiliates, on the other, (ii) in connection therewith and with the process leading to such transaction each of the Lenders is acting solely as a principal and not the agent or fiduciary of the Borrower, its Subsidiaries or their respective affiliates, management, stockholders, creditors or any other person, (iii) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, its Subsidiaries or their respective affiliates with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender or any of its affiliates has advised or is currently advising the Borrower, its Subsidiaries or their respective affiliates on other matters) or any other obligation to the Borrower, its Subsidiaries or their respective affiliates except the obligations expressly set forth in the Credit Documents and (iv) the Borrower, its Subsidiaries and their respective affiliates have consulted their own legal and financial advisors to the extent each deemed appropriate. The Borrower, each of its Subsidiaries and each of their respective affiliates each further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower, each of its Subsidiaries and each of their respective affiliates each agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, its Subsidiaries or their respective affiliates in connection with such transaction or the process leading thereto.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

MOVIE GALLERY, INC.

By:
Name:	S. Page Todd
Title:	Executive Vice President, Secretary, and General Counsel

MOVIE GALLERY US, LLC

By:	Movie Gallery, Inc., its Manager and Sole Member

By:
Name:	S. Page Todd
Title:	Executive Vice President, Secretary, and General Counsel

M.G. DIGITAL, LLC

By:	Movie Gallery US, LLC, its Manager and Sole Member

	By:	Movie Gallery, Inc., its Manager and
Sole Member

By:
		Name:	S. Page Todd
		Title:	Executive Vice President, Secretary, and General Counsel

[Signatures Continued on the Next Page]

M.G.A REALTY I, LLC

By:	Movie Gallery US, LLC, its Manager and Sole Member

	By:	Movie Gallery, Inc., its Manager and
Sole Member

By:
		Name:	S. Page Todd
		Title:	Executive Vice President, Secretary, and General Counsel

HOLLYWOOD ENTERTAINMENT CORPORATION

By:
Name:	S. Page Todd
Title:	Executive Vice President, Secretary, and General Counsel

MG AUTOMATION LLC

By:	Hollywood Entertainment Corporation, its Manager and Sole Member

By:
Name:	S. Page Todd
Title:	Executive Vice President, Secretary, and General Counsel

[REAL ESTATE GUARANTOR]

By:	[ ]

By:
Name:
Title:

SOPRIS PARTNERS SERIES A OF SOPRIS CAPITAL PARTNERS, LP,
as Arranger

By:	[ ]

By:
Name:
Title:

[ ],
as Administrative Agent

By:	[ ]

By:
Name:
Title:

APPENDIX A

TO CREDIT AND GUARANTY AGREEMENT

Revolving Commitments

Lender	Revolving Commitment			Pro Rata Share
[ ]	[$	100,000,000.00	]	[100	]%
Total	[$	100,000,000.00	]	100%

APPENDIX A-1

APPENDIX B

TO CREDIT AND GUARANTY AGREEMENT

Notice Addresses

MOVIE GALLERY, INC.
900 West Main Street
Dothan, Alabama 36301
Attention: S. Page Todd,
Executive Vice President, Secretary and General Counsel
Facsimile: (334) 836-3626

MOVIE GALLERY US, LLC
900 West Main Street
Dothan, Alabama 36301
Attention: S. Page Todd,
Executive Vice President, Secretary and General Counsel
Facsimile: (334) 836-3626

M.G. DIGITAL, LLC
900 West Main Street
Dothan, Alabama 36301
Attention: S. Page Todd,
Executive Vice President, Secretary and General Counsel
Facsimile: (334) 836-3626

M.G.A. REALTY I, LLC
900 West Main Street
Dothan, Alabama 36301
Attention: S. Page Todd,
Executive Vice President, Secretary and General Counsel
Facsimile: (334) 836-3626

HOLLYWOOD ENTERTAINMENT CORPORATION
900 West Main Street
Dothan, Alabama 36301
Attention: S. Page Todd,
Executive Vice President, Secretary and General Counsel
Facsimile: (334) 836-3626

APPENDIX B-1

MG AUTOMATION LLC
900 West Main Street
Dothan, Alabama 36301
Attention: S. Page Todd,
Executive Vice President, Secretary and General Counsel
Facsimile: (334) 836-3626

[REAL ESTATE GUARANTOR]
900 West Main Street
Dothan, Alabama 36301
Attention: S. Page Todd,
Executive Vice President, Secretary and General Counsel
Facsimile: (334) 836-3626

in each case, with a copy to:
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601-6636
Attention: Anup Sathy, Esq.
Facsimile: (312) 861-2200

APPENDIX B-2

[ ],
as Administrative Agent:

Administrative Agent’s:

Attention:
Telephone:	- -
Facsimile:	- -

with a copy to:

Attention:
Telephone:	- -
Facsimile:	- -

[ ]
Arranger

Attention:
Telephone:	- -
Facsimile:	- -

with a copy to:

Attention:
Telephone:	- -
Facsimile:	- -

APPENDIX B-3

Exhibit B

LETTER OF CREDIT FACILITY AGREEMENT

AGREEMENT, dated as of [                 ], 2008, by and between MOVIE GALLERY, INC., a Delaware corporation (the “Company”), and SOPRIS PARTNERS, SERIES A OF SOPRIS CAPITAL PARTNERS, LP (“Arranger”)

W I T N E S S E T H:

In consideration of the mutual representations, warranties, covenants and agreements set forth herein, the parties hereby agree as follows:

1. Defined Terms, Etc.

1.1. Glossary. As used herein, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa).

“Accommodation Agreements” means the agreements between the Company or one of its Subsidiaries, on the one hand, and the Studios, on the other, as in effect on the Plan Effective Date, pursuant to which, among other things, each Studio has agreed to provide trade credit to the Company or the applicable Subsidiary, as the same may be modified, amended or supplemented in each case with Arranger’s prior written consent and any similar agreement entered into after the Plan Effective Date and expressly designated by Arranger to be an Accommodation Agreement.

“Adverse Proceeding” means any action, suit, proceeding, hearing (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Company or any of its Subsidiaries) at law or in equity, or before or by any governmental authority, domestic or foreign, whether pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or adversely affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 5% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Trade Credit Amount” means (a) in the case of a Studio, the amount of trade credit to be provided by that Studio under its Accommodation Agreement and (b) in the case of a Game Vendor, the amount of trade credit made available by that Game Vendor to the Company and its Subsidiaries as at March 31, 2008.

“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

“Commitment Period” means the period commencing September 15, 2008 and ending on January 15, 2009.

“Confirmation Order” means the order by the Bankruptcy Court entered on [            ], 2008 confirming the Plan.

“Contractual Obligation” means, as applied to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Facility Warrants” means warrants to purchase shares of the common stock of the Company for a purchase of $10.00 per share substantially in the form of Exhibit C.

“Game Vendors” means the vendors supplying the Company and its Subsidiaries with computer and video games and related equipment.

“Incremental Trade Credit” means, with respect to a Vendor, trade credit made available to the Company and its Subsidiaries in excess of its Base Trade Credit Amount.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto (it being agreed that, such counsel fees and expenses shall be limited to one primary counsel, and any additional special and local counsel in each appropriate jurisdiction, for the Indemnitees, except in the case of actual or potential conflicts of interest between or among the Indemnitees), and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the transactions contemplated hereby.

“Material Adverse Effect” means a material adverse effect on and/or material adverse developments with respect to the business, operations, properties, assets or condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole.

“Material Contract” means any contract or other arrangement to which the Company or any of its Subsidiaries is a party for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Plan” means the Second Amended Joint Plan of Reorganization of Movie Gallery, Inc. and Its Debtor Subsidiaries Under Chapter 11 of the Bankruptcy Code (as amended, supplemented or modified from time to time, together with any “Plan Supplement” (as defined in the Plan).

“Plan Effective Date” means the “Effective Date” as defined in the Plan.

“Revolving Credit Agreement” means the Revolving Credit and Guaranty Agreement, of even date herewith among the Company, certain of its Subsidiaries, the Lenders party thereto, Arranger and [            ], as Administrative Agent, as the same may be amended, restated, modified or supplemented from time to time.

“Studios” means the vendors supplying the Company and its Subsidiaries with video cassette tapes, digital versatile disc (DVD) or video discs (regardless of format) and related equipment.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Vendors” means the Studios and the Game Vendors.

“Vendor Letter of Credit” means a standby letter of credit issued (or confirmed) by a United States bank having capital and surplus in excess of $1,000,000,000 procured by Arranger pursuant to Section 2.1 containing the provisions set forth on Exhibit A and containing the draw conditions set forth in Section 2.3.

1.2. Construction.

(a) Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section or Exhibit shall be to a Section or an Exhibit, as the case may be, of this Agreement unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

(b) Unless otherwise specified, all references herein to times of day shall be references to prevailing Pacific time (daylight or standard, as applicable).

(c) When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day that is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.

2.	Letter of Credit Facility.

2.1 Procurement. During the Commitment Period, Arranger shall procure on behalf of the Company or the applicable Subsidiary standby letters of credit in favor of those Vendors identified by the Company and providing Incremental Trade Credit in an aggregate face amount up to $25,000,000; provided that: (a) each Vendor Letter of Credit shall be denominated in Dollars; (b) the face amount of each Vendor Letter of Credit shall not be less than $1,000,000 or such lesser amount as is acceptable to Arranger; (c) the aggregate face amount of Vendor Letters of Credit in favor of any particular Vendor shall not be greater than the Incremental Trade Credit provided by that Vendor; and (d) in no event shall any Vendor Letter of Credit have an expiration date later than January 31, 2009. For the avoidance of doubt, the parties confirm that Arranger shall have no obligation to procure a Vendor Letter of Credit in favor of a Vendor unless the delivery thereof was a condition of the Vendor’s willingness to extend Incremental Trade Credit. Vendor Letters of Credit shall not be issued to ensure payment of any Vendor’s Basic Trade Credit Amount. The terms of issuance of Vendor Letter of Credit shall provide that neither the Company nor any of its Subsidiaries shall have any liability to the issuing bank in respect thereof and no assets of the Company shall be used to collateralize Vendor Letters of Credit.

2.2. Procedure. Whenever the Company desires the issuance of a Vendor Letter of Credit, it shall deliver to Arranger at least five Business Days in advance of the proposed date of issuance a notice substantially in the form of Exhibit B. Upon satisfaction or waiver of the conditions set forth in Section 3, Arranger shall procure the requested Vendor Letter of Credit in accordance with the standard operating procedures of the issuing bank and shall deliver the Vendor Letter of Credit to the Company by the date of issuance specified in the Company’s notice.

2.3. Drawings. Each Vendor Letter of Credit will provide that the Vendor beneficiary thereof will be entitled to draw thereon only if the Company or applicable Subsidiary fails to make timely payment of amounts due that Vendor in respect of extensions of trade credit. Drawings would be equal to the lesser of (1) the past due amount owed to the Vendor and (2) the undrawn portion of the Vendor Letter of Credit.

2.4. Payments and Warrants. If there is a drawing under a Vendor Letter of Credit, the Arranger will notify the Company of the amount of the drawing and the Company shall:

(a) pay to Arranger an amount equal to the amount of the drawing (regardless of whether Arranger has itself made any reimbursement or other payment to the issuing bank). Payments to the Arranger in respect of amounts drawn by a Vendor shall be made pari passu and pro rata with amounts due that Vendor on the date of the drawing in respect of its extensions of trade credit to the Company and its Subsidiaries, unless and until the outstanding balance of trade credit due the Vendor on the drawing date has been reduced to zero, in which case the balance due Arranger in respect of the drawing shall be immediately due and payable. All payments due Arranger under this Section 2.4(a) shall be in dollars and shall be paid by the wire transfer of immediately available funds to such account(s) at such banks as Arranger shall designate from time to time by notice to the Company. The obligation of the Company to make payments to Arranger this Section 2.4(a) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Vendor Letter of Credit; (ii) the existence of any claim, set-off, defense or other right which the Company or any Subsidiary may have at any time against a beneficiary or any transferee of any Vendor Letter of Credit (or any Persons for whom any such transferee may be acting), Arranger, or any other Person (including any underlying transaction between the Company or one of its Subsidiaries and the beneficiary for which any Vendor Letter of Credit was procured); (iii) any draft or other document presented under any Vendor Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by the issuing or confirming bank to the beneficiary or as otherwise required by law under any Vendor Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Vendor Letter of Credit; (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries; (vi) any breach hereof by any party thereto; (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

(b) issue to Arranger Facility Warrants to purchase that number of shares of common stock of the Company as is equal to the product of:

(1)	the quotient obtained by dividing (A) the amount of the drawing by (B) 25,000,000; multiplied by

(2)	86,250.

3.	Conditions.

3.1. Effectiveness. The effectiveness of this Agreement and the obligation of Arranger to procure any Vendor Letters of Credit is subject to the satisfaction of the following conditions precedent:

(a) Arranger shall have received (1) signature and incumbency certificates of the officers of the Company executing this Agreement; (2) resolutions of the Board of Directors of the Company approving and authorizing, among other things, the execution, delivery and performance of this Agreement certified as of the Plan Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and (3) good standing certificates from the Secretary of State of Delaware and from the appropriate authority in each jurisdiction in which it is qualified as a foreign corporation, each dated a recent date prior to the Plan Effective Date.

(b) The Company shall have issued Facility Warrants to Arranger for 86,250 shares of the common stock of the Company.

(c) There shall not exist any action, suit, investigation, litigation, proceeding, hearing or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or governmental authority that, in the reasonable opinion of Arranger, singly or in the aggregate, materially impairs the Plan or that could have a Material Adverse Effect.

(d) All corporate and other proceedings taken or to be taken in connection with the Plan and the other transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Arranger and its counsel shall be satisfactory in form and substance to Arranger and such counsel, and Arranger and such counsel shall have received all such counterpart originals or certified copies of such documents as Arranger may reasonably request.

(e) The conditions to the initial funding under the Revolving Credit Agreement shall have been satisfied (or waived by Arranger).

(f) The Company shall have delivered to Arranger true, correct and complete copies of the Accommodation Agreements and other documents establishing each Vendor’s Base Trade Credit Amount.

3.2. Procurement. The obligation of Arranger to procure each Vendor Letter of Credit requested by the Company is subject to the satisfaction of the following conditions precedent:

(a) The Company shall have delivered to Arranger the notice referred to in Section 2.2 together with a confirmation from the applicable Vendor beneficiary, in form and substance reasonably acceptable to Arranger, that it will extend Incremental Trade Credit (or if the Vendor has already been issued a Vendor Letter of Credit, additional Incremental Trade Credit) in an amount not less than the face amount of the requested Vendor Letter of Credit.

(b) As of the date of delivery of such Vendor Letter of Credit, the representations and warranties contained herein shall be true and correct in all material respects on and as of that date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; and

(c) No Default or Event of Default under, and as defined in, the Revolving Credit Agreement shall have occurred and be continuing.

4.	Representations and Warranties.

The Company hereby represents and warrants to Arranger as follows:

4.1. Organization; Requisite Power and Authority; Qualification. Each of the Company and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

4.2. Due Authorization. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Company.

4.3. No Conflict. The execution, delivery and performance by the Company of this Agreement, the consummation of the Plan, and the consummation of the transactions contemplated by this Agreement do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to the Company or any of its Subsidiaries, (ii) any of the Organizational Documents of the Company or any of its Subsidiaries, or (iii) any order, judgment or decree of any court or other agency of government binding on the Company or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Company or any of its Subsidiaries except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries; or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of the Company or any of its Subsidiaries, except for such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

4.4. Governmental Consents. The execution, delivery and performance by the Company of this Agreement and the consummation of the Plan and the transactions contemplated by this Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any governmental authority except as otherwise set forth in the Plan.

4.5. Binding Obligation. This Agreement has been duly executed and delivered by the Company and is its legally valid and binding obligation, enforceable against it in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.6. No Material Adverse Change. Since the Closing Date (as defined in the Revolving Credit Agreement), no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

4.7. Adverse Proceedings, etc. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries (a) is in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, orders, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.8. No Defaults. Neither the Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations under Material Contracts, and, after giving effect to consummation of the transactions contemplated by this Agreement, no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

4.9. Governmental Regulation. Neither the Company nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur indebtedness or which may otherwise render unenforceable all or any portion of its obligations under this Agreement. Neither the Company nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.10. Certain Fees. No broker’s or finder’s fee or commission will be payable with respect to the transactions contemplated by the Plan or this Agreement, except as payable to the Arranger and the Lenders or as otherwise contemplated by the Plan.

4.11. Disclosure. No representation or warranty of the Company contained herein or in any other documents, certificates or written statements furnished to Arranger by or on behalf of the Company or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to the Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There are no facts known (or which should upon the reasonable exercise of diligence be known) to the Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Arranger for use in connection with the transactions contemplated hereby

4.12. Patriot Act. To the extent applicable, the Company is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the Untied States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct

Terrorism (USA Patriot Act of 2001). To the knowledge of the Company, no Vendor Letter of Credit will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

5.	Miscellaneous.

5.1. Amendments. Neither this Agreement nor any terms hereof may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Arranger and the Company.

5.2. Notices. All notices and other communications provided for herein shall be in writing and telecopied, mailed or delivered by overnight courier or by hand to the intended recipient at the telephone number or “Address for Notices” specified below its name on the signature pages hereof; or, as to any party, at such other telephone number or address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be deemed to have been duly given when transmitted by telecopier or delivered to an overnight courier service, in each case addressed as aforesaid or personally delivered or, in the case of a mailed notice, when actually received by the intended recipient. All telecopied notices hereunder shall be confirmed the next Business Day by a copy of such notice delivered personally or by overnight courier service.

5.3. Remedies Cumulative. No failure to exercise and no delay in exercising, on the part of Arranger, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

5.4. Expenses and Indemnification.

(a) Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to pay promptly (1) all the actual and reasonable costs and expenses of the Arranger, in connection with the negotiation, preparation, execution and administration of this Agreement (including letter of credit fees and reasonable attorneys’ fees and expenses) and any consents, amendments, waivers or other modifications hereto and any other documents or matters requested by the Company, including, without limitation, the reasonable fees, expenses and disbursements of counsel and (2) all costs and expenses, including reasonable attorneys’ fees incurred by Arranger in enforcing this Agreement or in collecting any payments due from the Company hereunder or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a or pursuant to any insolvency or bankruptcy cases or proceedings.

(d) In addition to the payment of expenses pursuant to Section 5.4(a), whether or not the transactions contemplated hereby shall be consummated, the Company agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless Arranger and its officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and Affiliates (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, (1) the Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction, and (2) the Company shall not be liable for any settlement of any claim or proceeding effected by any Indemnitee without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there shall be a final judgment against an Indemnitee, the Company shall indemnify and hold harmless such Indemnitees from and against any loss or liability by reason of such settlement or judgment in the manner set forth in this Agreement. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 5.4(b) may be unenforceable in whole or in part because they are violative of any law or public policy, the Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(e) To the extent permitted by applicable law, the Company shall not assert, and the Company hereby waives, any claim against Arranger and its Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Vendor Letter of Credit or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and the Company hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

5.5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Arranger, Company and their respective successors and assigns. The Company may not assign or transfer any of its rights or obligations under this Agreement.

5.6. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

5.7. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.8. Entire Agreement. This Agreement and the constitutes the entire agreement of the Company and Arranger with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by Arranger relative to the subject matter hereof not expressly set forth or referred to herein.

5.9. Choice of Law.

(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. ARRANGER AND THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(1)	SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PRECEDING RELATING TO THIS AGREEMENT TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT, IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(2)	CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(3)	AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(4)	WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SUBSECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

(b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT.

5.10. Captions. Captions and section headings appearing herein are included solely for convenience of reference only and are not intended to affect the interpretation of any provision of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

MOVIE GALLERY, INC.

By:
Title:

-Address for Notices-

900 West Main Street
Dothan, Alabama 36301
Attention: S. Page Todd,
Executive Vice President, Secretary
and General Counsel
Fascimile: (334) 836-3626

With a copy to each of:

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, IL 60601-6636
Attention: Anup Sathy, P.C. Facsimile: (312) 861-2200

and

Kirkland & Ellis LLP
153 East 53rd Street New York, NY 10022-4611 Attention: Leonard Klingbaum
Facsimile: (212) 446-6460

SOPRIS PARTNERS, SERIES A OF SOPRIS CAPITAL PARTNERS, LP

By:	Sopris Capital LLC, its general partner

By:
Title:

-Address for Notices-

Exhibit A

[Form of Vendor Letter of Credit]

Exhibit B

[Form of Notice of Request]

Exhibit C

[Form of Facility Warrants]

Exhibit D

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

dated as of March 8, 2007

as

amended and restated as of [                 ], 2008

among

MOVIE GALLERY, INC.,

CERTAIN SUBSIDIARIES OF

MOVIE GALLERY, INC.

as Guarantors,

VARIOUS LENDERS

and

[                                                                     ],

as Administrative Agent and Collateral Agent

[$626,700,000] Senior Secured First Priority Credit Facilities

4.10. No Restricted Junior Payments	74
4.11. Adverse Proceedings, etc.	74
4.12. Payment of Taxes.	74
4.13. Properties	75
4.14. Environmental Matters	75
4.15. No Defaults	76
4.16. Material Contracts	76
4.17. Governmental Regulation	76
4.18. Margin Stock	76
4.19. Employee Matters	76
4.20. Employee Benefit Plans	77
4.21. Certain Fees	78
4.22. Solvency	78
4.23. Compliance with Statutes, etc.	78
4.24. Disclosure	78
4.25. Patriot Act	78
SECTION 5. AFFIRMATIVE COVENANTS	79
5.1. Financial Statements and Other Reports	79
5.2. Existence	83
5.3. Payment of Taxes and Claims	83
5.4. Maintenance of Properties	84
5.5. Insurance	84
5.6. Books and Records; Inspections	84
5.7. Lenders Meetings	85
5.8. Compliance with Laws	85
5.9. Environmental	85
5.10. Subsidiaries	86
5.11. Additional Material Real Estate Assets	87
5.12. Interest Rate Protection	87
5.13. Further Assurances	88
5.14. Miscellaneous Covenants	88
SECTION 6. NEGATIVE COVENANTS	88
6.1. Indebtedness	88
6.2. Liens	91
6.3. No Further Negative Pledges; Negative Pledge	93
6.4. Restricted Junior Payments	93
6.5. Restrictions on Subsidiary Distributions	94
6.6. Investments	95
6.7. Financial Covenants	96
6.8. Fundamental Changes; Disposition of Assets; Acquisitions	99
6.9. Disposal of Subsidiary Interests	101
6.10. Sales and Lease-Backs	101
6.11. Transactions with Shareholders and Affiliates.	101
6.12. Conduct of Business	102
6.13. Amendments or Waivers of Organizational Documents	102

6.14. Limitation on Voluntary Payments and Amendments or Waivers of the Second Lien Credit Agreement	102
6.15. Amendments or Waivers with respect to the Revolving Credit Documents	102
6.16. Fiscal Year	103
6.17. Real Estate Guarantor Covenants	103
SECTION 7. GUARANTY	104
7.1. Guaranty of the Obligations	104
7.2. Contribution by Guarantors	105
7.3. Payment by Guarantors	105
7.4. Liability of Guarantors Absolute	106
7.5. Waivers by Guarantors	108
7.6. Guarantors’ Rights of Subrogation, Contribution, etc.	108
7.7. Subordination of Other Obligations	109
7.8. Continuing Guaranty	109
7.9. Authority of Guarantors or Borrower	109
7.10. Financial Condition of Borrower	109
7.11. Bankruptcy, etc.	110
7.12. Discharge of Guaranty Upon Sale of Guarantor	110
SECTION 8. EVENTS OF DEFAULT	111
8.1. Events of Default	111
SECTION 9. AGENTS	114
9.1. Appointment of Agents.	114
9.2. Powers and Duties	114
9.3. General Immunity	114
9.4. Agents Entitled to Act as Lender	116
9.5. Lenders’ Representations, Warranties and Acknowledgment	116
9.6. Right to Indemnity	117
9.7. Successor Administrative Agent, Collateral Agent and Synthetic LC Issuing Bank	117
9.8. Collateral Documents and Guaranty	120
9.9. Intercreditor Agreement	120
9.10. Withholding Taxes	121
SECTION 10. MISCELLANEOUS	121
10.1. Notices	121
10.2. Expenses	122
10.3. Indemnity	123
10.4. Set-Off	124
10.5. Amendments and Waivers	124
10.6. Successors and Assigns; Participations	127
10.7. Independence of Covenants	134
10.8. Survival of Representations, Warranties and Agreements	134
10.9. No Waiver; Remedies Cumulative	134
10.10. Marshalling; Payments Set Aside	134
10.11. Severability	134
10.12. Obligations Several; Independent Nature of Lenders’ Rights	135

10.13. Headings	135
10.14. APPLICABLE LAW	135
10.15. CONSENT TO JURISDICTION	135
10.16. WAIVER OF JURY TRIAL	135
10.17. Confidentiality	136
10.18. Usury Savings Clause	137
10.19. Counterparts	137
10.20. Effectiveness	137
10.21. Patriot Act	137
10.22. Electronic Execution of Assignments	138
10.23. Post-Closing Actions	138
10.24. No Fiduciary Duty	138
10.25. Effect of Restatement	139
[Remainder of page intentionally left blank]

v

APPENDICES:	A	Notice Addresses

SCHEDULES:	1A	Fiscal Years
	1B	Seasonal Overadvance Facility Terms
	2	EBITDA Methodology
	3	Existing Letters of Credit
	3.1(g)(i)	Closing Date Mortgaged Properties
	4.1	Jurisdictions of Organization and Qualification
	4.2	Equity Interests and Ownership
	4.7	Certain Disclosures
	4.13	Real Estate Assets
	4.16	Material Contracts
	6.1	Certain Indebtedness
	6.2	Certain Liens
	6.5	Certain Restrictions on Subsidiary Distributions
	6.6	Certain Investments
	6.7A	2008 Financial Covenant Methodology
	6.7B	2008 Financial Covenant Levels
	6.11	Certain Affiliate Transactions
	10.23	Post-Closing Actions

EXHIBITS:	A-1	Funding Notice
	A-2	Conversion/Continuation Notice
	A-3	Issuance Notice
	B	Term Loan Note
	C	Compliance Certificate
	D	Opinions of Counsel
	E	Assignment Agreement
	F	Certificate Re Non-bank Status
	G-1	Closing Date Certificate
	G-2	Solvency Certificate
	H	Counterpart Agreement
	I	Pledge and Security Agreement
	J	Mortgage
	K	Landlord Waiver and Consent Agreement
	L	Intercompany Note

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

This AMENDED AND RESTATED FIRST LIEN CREDIT AND GUARANTY AGREEMENT, dated as of March 8, 2007, as amended and restated as of [                 ], 2008, is entered into by and among MOVIE GALLERY, INC., a Delaware corporation (“Borrower”), CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors, the Lenders party hereto from time to time, [                                         ] (“            ”)], as Administrative Agent (together with its permitted successors in such capacity, “Administrative Agent”) and as Collateral Agent (together with its permitted successors in such capacity, “Collateral Agent”).

RECITALS:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, the Credit Parties had previously entered into a First Lien and Guaranty Agreement, dated of March 8, 2007 (as amended prior to the date hereof, the “Existing First Lien Credit Agreement”), with the Lenders, Goldman Sachs Credit Partners L.P. (“GSCP”) as administrative agent and as syndication agent, and Wachovia Bank, National Association as collateral agent and as documentation agent, pursuant to which Lenders had extended certain credit facilities to Credit Parties in an aggregate initial amount of $725,000,000, consisting of $600,000,000 aggregate principal amount of Term Loans, $100,000,000 aggregate principal amount of Revolving Commitments and $25,000,000 aggregate principal amount of Synthetic LC Commitments;

WHEREAS, on October 16, 2007 (the “Petition Date”), Credit Parties filed voluntary petitions for relief commencing cases (collectively, the “Cases”) under Chapter 11 of the Bankruptcy Code with the Bankruptcy Court;

WHEREAS, the Credit Parties, as Debtors, had previously entered into a Secured Super-Priority Debtor in Possession Credit and Guaranty Agreement, dated of October 16, 2007 (as amended, the “DIP Credit Agreement”), with the lenders party thereto, GSCP as syndication agent and as documentation agent, and The Bank of New York as administrative agent and as collateral agent, pursuant to which the lenders thereunder had extended certain credit facilities to the Debtors in an aggregate amount not to exceed $150,000,000, consisting of $100,000,000 aggregate principal amount of “Term Loans” (as defined in the DIP Credit Agreement) and $50,000,000 aggregate principal amount of “Revolving Commitments” (as defined in the DIP Credit Agreement), the proceeds of which were used, among other things, to refinance the Obligations under the Existing First Lien Credit Agreement in respect of revolving loans, swing line loans and letters of credit;

WHEREAS, on                     , 2008, the Bankruptcy Court confirmed the Debtors’ Second Amended Joint Plan of Reorganization of Movie Gallery, Inc. and Its Debtor Subsidiaries Under Chapter 11 of the Bankruptcy Code (as amended, supplemented or modified from time to time, together with any “Plan Supplement” (as defined in the Plan), the “Plan”);

WHEREAS, as part of the implementation of the Plan, Borrower has requested Lenders to amend and restate the Existing First Lien Credit Agreement on the terms and conditions set forth herein, pursuant to which Lenders have agreed, or otherwise are required pursuant to the Plan, to extend certain credit facilities to Credit Parties in an aggregate amount not to exceed [$626,700,000], consisting of [$603,200,000] aggregate principal amount of Term Loans, and [$23,500,000] aggregate principal amount of Synthetic LC Commitments, plus payment-in-kind interest and other principal increases as provided hereunder;

WHEREAS, Borrower has secured and has agreed to continue to secure all of its Obligations by granting to Joint First Lien Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of its assets, including a pledge of all of the Equity Interests of each of its Domestic Subsidiaries (including the Real Estate Guarantor) and 65% of all the Equity Interests of each of its Foreign Subsidiaries, and Borrower has formed the Real Estate Guarantor for purposes of holding Leasehold Property; and

WHEREAS, Guarantors (including the Real Estate Guarantor) have guaranteed and have agreed to continue to guarantee the obligations of Borrower hereunder and to secure their respective Obligations by granting to Joint First Lien Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of their respective assets, including a pledge of all of the Equity Interests of each of their respective Domestic Subsidiaries and 65% of all the Equity Interests of each of their respective Foreign Subsidiaries.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1. Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Adjusted Eurodollar Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/16 of 1%) (i) (a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or 3750, as applicable) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and

(b) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market by JPMorgan Chase Bank for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.

“Additional Letters of Credit” means any letters of credit issued on the following terms: (A) the Indebtedness or other obligations in respect of such letters of credit shall be unsecured, except for the Lien permitted to be incurred pursuant to Section 6.2(s), (B) the provisions thereof shall be on commercially reasonable reimbursement agreement terms for cash collateralized letters of credit and, to the extent applicable in such reimbursement agreement, the covenants, events of default, subordination and other provisions thereof (including any guarantees thereof) shall be, in the aggregate, no less favorable to the Borrower and to the Lenders than those contained in this Credit Agreement and (C) no Default or Event of Default shall have occurred and be continuing or result therefrom.

“Administrative Agent” as defined in the preamble hereto.

“Adverse Proceeding” means any action, suit, proceeding, hearing (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Borrower or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Borrower or any of its Subsidiaries, threatened against or adversely affecting Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries.

“Affected Lender” as defined in Section 2.19(b).

“Affected Loans” as defined in Section 2.19(b).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 5% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Agent” means each of Administrative Agent and Collateral Agent.

“Agent Affiliates” as defined in Section 10.1(b).

“Aggregate Amounts Due” as defined in Section 2.18.

“Aggregate Payments” as defined in Section 7.2.

“Agreement” means this Amended and Restated First Lien Credit and Guaranty Agreement, dated as of March 8, 2007, as amended and restated as of [            ], 2008, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Applicable Margin Adjustment’’ means 0.25% on the first anniversary of the Closing Date, plus an additional 0.25% on each date that is the end of each six month period following such first anniversary of the Closing Date.

“Applicable Reserve Requirement” means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Credit Party provides to Administrative Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to the Agents or to the lenders by means of electronic communications pursuant to Section 10.1(b).

“Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, exclusive license (as licensor or sublicensor), transfer or other disposition to, or any exchange of property with, any Person (other than Borrower or any Guarantor Subsidiary), in one transaction or a series of transactions, of all or any part of Borrower’s or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, including the Equity Interests of any of Borrower’s Subsidiaries, other than (i) inventory (or other assets) sold, leased or licensed out in the ordinary course of business (excluding any such sales, leases or licenses out by operations or divisions discontinued or to be discontinued), and (ii) sales, leases or licenses out of other assets for aggregate consideration of less than $2,000,000 in the aggregate during any Fiscal Year.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent (provided, that the approval of the Requisite Lenders shall be required to amend or modify any provision of Exhibit E that relates to Restricted Sponsor Affiliates (such approval not to be unreasonably withheld or delayed)).1

[1]	NOTE: the form of Assignment Agreement will require assignees to identify themselves as Restricted Sponsor Affiliates (if applicable), and set forth representations to be made by assignees that are Restricted Sponsor Affiliates similar to those that appears in Sec. 10.6(j)(i).

“Assignment Effective Date” as defined in Section 10.6(b).

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Court” means the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division, or any other court having competent jurisdiction over the Cases.

“Base Rate” means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Benchmark LIBOR Rate” as defined in Section 2.5(m).

“Beneficiary” means each Agent, Synthetic LC Issuing Bank, Lender and Lender Counterparty.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Borrower” as defined in the preamble hereto.

“Budget” means the business plan and projected operating budget by the Credit Parties, dated March 31, 2008 (which includes income stuatements, balance sheets, cash flow statements, and a line item for “total available liquidity”), on (i) a monthly basis for the then-current Fiscal Year and (ii) on a quarterly basis for the then-current Fiscal Year and through the next succeeding two Fiscal Years (but in no event through a date that is later than the Term Loan Maturity Date), and setting forth the anticipated uses of the Commitments, and which shall provide for the payment of the fees and expenses relating to the Commitments, ordinary course administrative expenses, and working capital and other general corporate needs, in form satisfactory to Administrative Agent (it being understood and agreed that the form of the Budget dated March 31, 2008 provided to Administrative Agent on or prior to the Closing Date is acceptable to Administrative Agent).

“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term “Business Day” shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Canadian Subsidiary” means any Subsidiary that is incorporated, organized or otherwise established under the laws of Canada or any political subdivision of Canada.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Cases” as defined in the recitals hereto.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s and (vi) solely in respect of the cash management activities of Subsidiaries of Borrower organized under the laws of Canada or any province or territory thereof, equivalents to the investments described in clause (i) above to the extent guaranteed by the full faith and credit of the government of Canada and equivalents of investments described in clauses (iii) and (iv) above issued, accepted or offered by the local office of any commercial bank organized under the laws of Canada, or any province or territory thereof of such Canadian Subsidiary, which bank has combined capital and surplus of not less than $1,000,000,000.

“Certificate re Non-Bank Status” means a certificate substantially in the form of Exhibit F.

“Change of Control” means, at any time after the Closing Date and except as contemplated by the Plan, (i) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than a Sponsor Affiliate (a) shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting and/or economic interest in the Equity Interests of Borrower (provided, that if such percentage is exceeded as a result of an exchange of the Borrower’s Equity Interests for Indebtedness, then this subclause (i)(a) shall not be the basis of an Change of Control unless such Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than a Sponsor Affiliate shall have beneficial ownership of 50% or more on a fully diluted basis of the voting and/or economic interest in the Equity Interests of Borrower outstanding after giving effect to such exchange of the Borrower’s Equity Interests for Indebtedness) or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Borrower; (ii) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Borrower cease to be occupied by Persons who either (a) were members of the board of directors of Borrower on the Closing Date or (b) were nominated for election by the board of directors of Borrower, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors; or (iii) Borrower and Guarantors shall cease to be the direct or indirect holders or owners of one hundred percent (100%) of the Equity Interests of Real Estate Guarantor, subject to the lien of the Pledge and Security Agreement.

“Class” means with respect to Lenders, each of the following classes of Lenders: (i) Lenders having Term Loan Exposure and (ii) Lenders having Synthetic LC Deposits.

“Closing Date” means the date on which the conditions to effectiveness of this Agreement under Section 3.1 and Section 3.2 are satisfied or otherwise waived in accordance with the terms of this Agreement.

“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit G-1.

“Closing Date Mortgaged Property” as defined in Section 3.1(g).

“Collateral” means, collectively, all of the real, personal and mixed property (including Equity Interests (but limited to 65% of such interests in Foreign Subsidiaries as and to the extent set forth in the Pledge and Security Agreement) and all monies and other property of any kind received on account thereof) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent” as defined in the preamble hereto.

“Collateral Agency Agreement” means the Collateral Agency Agreement, dated as of the Closing Date, by and among the Joint First Lien Collateral Agent, the Collateral Agent, the Revolving Collateral Agent and the Company, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Collateral Documents” means the Pledge and Security Agreement, the Mortgages, the Intellectual Property Security Agreements, the Landlord Personal Property Collateral Access Agreements, if any, and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents, or constituting “Collateral Documents” under and as defined in the Existing First Lien Credit Agreement, in each case in order to grant to Collateral Agent and/or Joint First Lien Collateral Agent, for the benefit of Secured Parties, or perfect, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

“Collateral Questionnaire” means a certificate in form satisfactory to Collateral Agent that provides information with respect to the personal or mixed property of each Credit Party.

“Commitment” means any Synthetic LC Commitment or Term Loan Commitment.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Confirmation Order” means the order by the Bankruptcy Court entered on [            ], 2008 confirming the Plan.

“Consolidated Adjusted EBITDA” means, for any period, an amount determined for Borrower and its Subsidiaries on a consolidated basis equal to (x) Consolidated Net Income, plus, to the extent reducing Consolidated Net Income, the sum, without duplication, of amounts for (a) consolidated interest expense (determined in accordance with GAAP), (b) provisions for taxes based on income, (c) total depreciation expense, (d) total amortization expense (excluding Rental Items amortization, except for one time and incremental charges resulting from changes in estimates and accounting principles), (e) losses from Hedge Agreements, (f) losses from discontinued operations, (g) losses from changes in estimates and accounting principles (including subsequent changes related to a change in the salvage value of rental inventory), (h) fees and costs associated with the early extinguishment of debt, (i) fees and other expenses made or incurred in connection with the transactions contemplated hereby that are paid or accounted for (without duplication) within 180 days of the Closing Date, (j) reasonable fees or expenses relating to any issuance of Equity Interests, permitted Investments, Permitted Acquisitions or Indebtedness, whether or not such transaction is consummated, to the extent deducted in computing Consolidated Net Income, (k) with respect to any period (including any Fiscal Quarter) during Fiscal Years 2007 and 2008, costs and expenses actually incurred resulting from administrative expenses paid with respect to the Cases for professional fees and expenses and costs and expenses actually incurred with respect to severance obligations and/or employee retention plans prior to the Closing Date; (l) with respect to any period (including any Fiscal Quarter) during Fiscal Years 2007 and 2008, amounts paid as cure payments or similar costs in connection with executory contracts assumed during the Cases or as part of the Plan, (m) non-recurring costs, losses and restructuring charges, in each case associated with general and administration costs in connection with the implementation and management of Real Estate Guarantor, (n) costs or losses resulting directly from store closures, lease terminations and liquidations of associated inventory which, in each case, commenced prior to the Plan Effective Date, (o) costs and expenses with respect to severance obligations and/or employee retention plans not to exceed $5,000,000 in the aggregate from and after the Closing Date, (p) other non-Cash charges reducing Consolidated Net Income (excluding any such non-Cash charge to the extent that it represents an accrual or reserve for potential Cash charge in any future period or amortization of a prepaid Cash charge that was paid in a prior period), (q) non-recurring losses not to exceed $10,000,0000 in the aggregate from and after the Closing Date or (r) non-recurring costs, losses and restructuring charges, in each case associated with general and administrative costs (but in no event including costs associated with store openings, closings and relocations) in connection with consolidating the operations of the Movie Gallery division and the Hollywood division not to exceed $10,000,000 in the aggregate from and after the Closing Date, minus (y) to the extent increasing Consolidated Net Income, the sum, without duplication, of amounts for (a) gains from Hedge Agreements, (b) income from discontinued operations, (c) income from changes in accounting principles (including subsequent changes related to a change in the salvage value of rental inventory), (c) gains resulting from liquidations of inventory commenced prior to the Plan Effective Date, (d) other non-Cash gains increasing Consolidated Net Income for such period (excluding any such non-Cash gain to the extent it represents the reversal of an accrual or reserve for potential Cash gain in any prior period) and (e) non-recurring gains not to exceed $10,000,0000 in the aggregate from and after the Closing Date. For all purposes of this Agreement, Consolidated Adjusted EBITDA shall equal [$            ] for the second Fiscal Quarter of 2007; [$            ] for the third Fiscal Quarter of 2007; [$            ] for the fourth Fiscal Quarter of 2007; and [[$            ] for the first Fiscal Quarter of 2008]; and, for [the first Quarter of 2008 and] the second Fiscal Quarter of 2008, Consolidated Adjusted EBITDA shall be calculated using the actual results of operations but calculated using the same methodology as employed when determining “Bank EBITDA” as used in the [January 2008] Presentation to Lenders prepared by the Borrower as set forth on Schedule 2 hereto; provided that in the event any fact related to a component of Consolidated Adjusted EBITDA used to calculate the foregoing amounts changes, then the foregoing amounts shall be recalculated to give effect to such changes using the same methodology as employed when determining “Bank EBITDA” as used in the [January 2008] Presentation to Lenders prepared by the Borrower as set forth on Schedule 2 hereto.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of Borrower and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the consolidated statement of cash flows of Borrower and its Subsidiaries (but shall in any event exclude the purchase or acquisition of assets pursuant to a Permitted Acquisition).

“Consolidated Current Assets” means, as at any date of determination, the total assets of Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) equal to: (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Adjusted EBITDA, (b) the Consolidated Working Capital Adjustment, (c) the amount by which amortization of Rental Items exceeds cash purchases of Rental Items and (d) extraordinary and non-recurring gains of the type described in clause (e)(A) and (e)(B) of the definition of “Consolidated Net Income” (not to exceed the aggregate amounts referred to in such clauses) to the extent such gains are received in cash during such period, minus (ii) the sum, without duplication, of the amounts for such period paid in cash from operating cash flow of (a) scheduled repayments of Indebtedness for borrowed money (including Indebtedness under the Seasonal Overadvance Facility, and excluding repayments of Revolving Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments, but including the principal component of Capital Leases), (b) Consolidated Capital Expenditures (net of any proceeds of (y) any related financings with respect to such expenditures and (z) any sales of assets used to finance such expenditures), (c) Consolidated Interest Expense, (d) provisions for current taxes based on income of Borrower and its Subsidiaries and payable in cash with respect to such period, (e) the amount by which cash purchases of Rental Items exceeds amortization of Rental Items, (f) extraordinary and non-recurring costs, losses and restructuring charges of the type described in clause (e)(B) of the definition of “Consolidated Net Income”, in clauses (x)(q) and (x)(r) of the definition of “Consolidated Adjusted EBITDA” (not to exceed the aggregate amounts referred to in such clauses) or in clauses (x)(i) through and including (x)(o) of the definition of “Consolidated Adjusted EBITDA” to the extent such charges are actually paid in cash during such period; (g) with respect to Fiscal Year 2008, to the extent added in clause (x)(k) of the definition of “Consolidated Adjusted EBITDA”, costs and expenses actually incurred resulting from administrative expenses with respect to the Cases which are for professional fees and expenses and are paid in Cash; and (h) to the extent added in clause (x)(l) of the definition of “Consolidated Adjusted EBITDA”, amounts paid in Cash during such Fiscal Year as cure payments or similar costs in connection with executory contracts assumed during the Cases or as part of the Plan.

“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Borrower and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, but excluding, however, any amount not payable in Cash and any amounts referred to in Section 2.12(e)(i) payable on or before the Closing Date.

“Consolidated Net Income” means, for any period, (i) the net income (or loss) of Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, but excluding the effects of any of the following, (ii) (a) the income (or loss) of any Person (other than a Subsidiary of Borrower) in which any other Person (other than Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Borrower or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Subsidiaries or that Person’s assets are acquired by Borrower or any of its Subsidiaries, (c) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (e) (to the extent not included in clauses (a) through (d) above) any (A) net extraordinary gains or (B) net extraordinary losses.

“Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities (which may be a negative number).

“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” as defined in Section 7.2.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Credit Party pursuant to Section 5.10.

“Credit Date” means the date of a Credit Extension.

“Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents, the Intercreditor Agreement, the Collateral Agency Agreement, any documents or certificates executed by Borrower in favor of Synthetic LC Issuing Bank relating to Synthetic Letters of Credit, and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent, Synthetic LC Issuing Bank or any Lender in connection herewith or the Existing First Lien Credit Agreement.

“Credit Extension” means the making of a Loan, the issuing of a Synthetic Letter of Credit, or the making of a Synthetic LC Deposit.

“Credit Party” means Borrower and each Guarantor.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Borrower’s and its Subsidiaries’ operations and not for speculative purposes.

“Debtors” means Borrower and each Guarantor that was a debtor in the Cases.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Share of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders (including such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.

“Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (i) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (ii) the date on which (a) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms of Section 2.14 or Section 2.15 or by a combination thereof) and (b) such Defaulting Lender shall have delivered to Borrower and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments, and (iii) the date on which Borrower, Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing.

“Defaulted Loan” as defined in Section 2.23.

“Defaulting Lender” as defined in Section 2.23.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“DIP Credit Agreement” as defined in the recitals hereto.

“DIP Credit Facility Obligations” means the “Obligations” as defined in the DIP Credit Agreement.

“Disclosed Matter” means the existence or occurrence of any matter which has been disclosed by Borrower in any filing made by Borrower with the Securities and Exchange Commission prior to the Closing Date and after December 31, 2007 (including disclosures regarding financial performance or condition as set forth in any Form 10-K or Form 10-Q during such period); provided, that no matter shall constitute a “Disclosed Matter” to the extent it shall prove to be, or shall become, materially more adverse to Borrower and its Subsidiaries taken as a whole or to the Lenders than it would have reasonably appeared to be on the basis of the disclosure contained in any of the documents referred to above in this definition.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), in whole or in part, (iii) provides for the scheduled payments or dividends in cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Term Loan Maturity Date.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Eligible Assignee” means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans; provided, neither Borrower nor any of its Subsidiaries shall be an Eligible Assignee (except as otherwise provided in Section 10.6(k)).

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Borrower or any of its Subsidiaries or any Facility.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Borrower or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Borrower or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Borrower or such Subsidiary and with respect to liabilities arising after such period for which Borrower or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Borrower, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

“Eurodollar Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

“Event of Default” means each of the conditions or events set forth in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Existing First Lien Credit Agreement” as defined in the recitals hereto.

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Borrower or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Fair Share” as defined in Section 7.2.

“Fair Share Contribution Amount” as defined in Section 7.2.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by Administrative Agent.

“Financial Covenant Methodology” means the methodology set forth on Schedule 6.7A to be employed for determining Consolidated Adjusted EBITDA and setting the financial covenant levels under Section 6.7(a), (b) and (c), for the Fiscal Quarters ending July 6, 2008, October 5, 2008 and January 4, 2009, and for preparing and delivering Schedule 6.7B setting forth such financial covenant levels (and the calculation thereof) as required pursuant to Section 6.7.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer or (if such officer has been duly appointed in accordance with the Organizational Documents of Borrower) the chief accounting officer of Borrower that such financial statements fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

“Fiscal Quarter” means each 13 week period after the end of the Fiscal Year except the last period in Fiscal Year 2007 and in Fiscal Year 2012, which shall be a 14 week period.

“Fiscal Year” means any 52 week period ending on the first Sunday following December 30, except for 2007 and 2012, respectively, which shall be a 53 week period ending January 6, 2008 and January 6, 2013, respectively (as set forth in Schedule 1A hereto); references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2007 Fiscal Year”) refer to the Fiscal Year ending on the first Sunday following December 30 of such calendar year.

“Flood Hazard Property” means any Real Estate Asset subject to a mortgage in favor of Joint First Lien Collateral Agent, for the benefit of the Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funding Default” as defined in Section 2.23.

“Funding Guarantors” as defined in Section 7.2.

“Funding Notice” means a notice substantially in the form of Exhibit A-1.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Game Crazy” means the Borrower’s business, operations and locations, including www.gamecrazy.com, which, taken together, constitutes the Borrower’s “Game Crazy” business segment, and shall include all Equity Interests of any Subsidiary owning Game Crazy assets and properties and the assets and properties (tangible and intangible, real and personal) related to, or used in connection with, such segment. The “Game Crazy” segment includes the business, operations and locations within Hollywood Video stores as well as free-standing locations.

“Game Crazy IPO” means any underwritten public offering by Borrower of its and any other Credit Party's common Equity Interests in a Subsidiary formed to hold all the Game Crazy assets and properties pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act.

“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Grantor” as defined in the Pledge and Security Agreement.

“GSCP” as defined in the preamble.

“Guaranteed Obligations” as defined in Section 7.1.

“Guarantor” means each of Borrower and each Domestic Subsidiary of Borrower (including the Real Estate Guarantor) and, at the election of Borrower and upon compliance with Section 5.10, Movie Gallery Canada.

“Guarantor Subsidiary” means each Guarantor other than Borrower.

“Guaranty” means the guaranty of each Guarantor set forth in Section 7.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened

Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means an Interest Rate Agreement or a Currency Agreement entered into with a Lender Counterparty and satisfactory to Administrative Agent.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Historical Financial Statements” means as of the Closing Date, (i) the audited financial statements of Borrower and its Subsidiaries, for the Fiscal Years ended January 1, 2006 and December 31, 2006, consisting of balance sheets and the related consolidated statements of operations, stockholders’ equity and cash flows for such Fiscal Years, (ii) the unaudited financial statements of Borrower and its Subsidiaries as at the most recent Fiscal Quarter ending 45 days or more prior to the Closing Date, consisting of a balance sheet and the related consolidated statements of operations, stockholders’ equity and cash flows for the three-, six-or nine- fiscal month period, as applicable, ending on such date, and (iii) the unaudited financial statements of Borrower and its Subsidiaries as of the most recent fiscal month ending 30 days or more prior to the Closing Date, consisting of a balance sheet and related consolidated statements of operations, stockholders’ equity and cash flows for such month; and, in the case of clauses (i), (ii) and (iii), certified by the chief financial officer of Borrower that they fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Inactive Entities” means (a) the following entities in which Movie Gallery US, LLC, a Guarantor, has an ownership interest as of the Closing Date: DVDStation, Inc. and Echo, LLC; and (b) the following entity in which Borrower and Movie Gallery US, LLC, a Guarantor, have an ownership interest as of the Closing Date: Movie Gallery Mexico Inc., S. de R.L. de C.V.

“Increased-Cost Lenders” as defined in Section 2.24.

“Indebtedness”, as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) Disqualified Equity Interests, (viii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (ix) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (x) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (x), the primary purpose or intent thereof is as described in clause (ix) above; and (xi) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including any Interest Rate Agreement and Currency Agreement, whether entered into for hedging or speculative purposes; provided, in no event shall (x) obligations under any Interest Rate Agreement and any Currency Agreement be deemed “Indebtedness” for any purpose under Section 6.7 and (y)(A) deferred compensation arrangements or, (B) severance obligations payable over time be deemed to be “Indebtedness” hereunder.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto (it being agreed that, such counsel fees and expenses shall be limited to one primary counsel, and any additional special and local counsel in each appropriate jurisdiction, for the Indemnitees, except in the case of actual or potential conflicts of interest between or among the Indemnitees), and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions, Synthetic LC Issuing Bank’s agreement to issue Synthetic Letters of Credit or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the statements contained in the commitment letter delivered by any Lender to Borrower with respect to the transactions contemplated by this Agreement; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Borrower or any of its Subsidiaries.

“Indemnitee” as defined in Section 10.3.

“Installment” as defined in Section 2.13.

“Intellectual Property” as defined in the Pledge and Security Agreement.

“Intellectual Property Asset” means, at the time of determination, any interest (fee, license or otherwise) then owned by any Credit Party in any Intellectual Property.

“Intellectual Property Security Agreements” has the meaning assigned to that term in the Pledge and Security Agreement.

“Intercompany Note” means a promissory note substantially in the form of Exhibit L evidencing Indebtedness owed among the Credit Parties and their Subsidiaries.

“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement, dated as of March 8, 2007, as amended and restated as of the Closing Date, among the Joint First Lien Collateral Agent, Borrower and the Second Lien Collateral Agent.

“Interest Coverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Adjusted EBITDA for the four Fiscal Quarter period then ended to (ii) Consolidated Interest Expense for such four Fiscal Quarter period.

“Interest Payment Date” means with respect to (i) any Loan that is a Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; and (ii) any Loan that is a Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three months “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

“Interest Period” means, in connection with a Eurodollar Rate Loan, an interest period of one-, two-, three- or six-months, as selected by Borrower in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c), of this definition, end on the last Business Day of a calendar month; and (c) no Interest Period with respect to any portion of the Term Loans shall extend beyond the Term Loan Maturity Date.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Borrower’s and its Subsidiaries’ operations and not for speculative purposes.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investment” means (i) any direct or indirect purchase or other acquisition by Borrower or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than a Guarantor Subsidiary); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Borrower from any Person (other than Borrower or any Guarantor Subsidiary), of any Equity Interests of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by Borrower or any of its Subsidiaries to any other Person (other than Borrower or any Guarantor Subsidiary), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Issuance Notice” means an Issuance Notice substantially in the form of Exhibit A-3.

“Joint First Lien Collateral Agent” means the “Joint First Lien Collateral Agent” as defined in the Collateral Agency Agreement.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Kiosk Program” means the installation of movie rental kiosks in various retail and other locations.

“Landlord Personal Property Collateral Access Agreement” means a Landlord Waiver and Consent Agreement substantially in the form of Exhibit K with such amendments, restatements or modifications as may be approved by Collateral Agent.

“Leasehold Property” means any leasehold interest of any Credit Party as lessee under any lease of real property.

“Lender” means each “Lender” (as such term is defined under the Existing First Lien Credit Agreement) that is a party to the Existing First Lien Credit Agreement on the Closing Date, and any other Person that becomes a party hereto pursuant to an Assignment Agreement.

“Lender Counterparty” means each Lender or any Affiliate of a Lender counterparty to a Hedge Agreement (including any Person who is a Lender (and any Affiliate thereof) as of the Closing Date but subsequently, whether before or after entering into a Hedge Agreement, ceases to be a Lender and any Person who enters into a Hedge Agreement in connection with the transactions contemplated by the Credit Documents prior to the Closing Date and is a Lender as of the Closing Date), including each such Affiliate that enters into a joinder agreement with Joint First Lien Collateral Agent.

“Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Total First Lien Debt as of such day to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Loan” means a Term Loan.

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on and/or material adverse developments with respect to (i) the business, operations, properties, assets or condition (financial or otherwise) or prospects of Borrower and its Subsidiaries taken as a whole; (ii) the ability of any Credit Party to fully and timely perform its Obligations; (iii) the legality, validity, binding effect or enforceability against a Credit Party of a Credit Document to which it is a party; or (iv) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Credit Document; provided, that no Disclosed Matter shall constitute a Material Adverse Effect and (B) the occurrence of any matters described on Schedule 4.7 hereto shall not constitute a Material Adverse Effect.

“Material Contract” means any contract or other arrangement to which Borrower or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Real Estate Asset’’ means (i) (a) any fee-owned Real Estate Asset having a fair market value in excess of $250,000 as of the date of the acquisition thereof and (b) all Leasehold Properties other than those with respect to which the aggregate payments under the remaining term of the lease are less than $750,000 or (ii) any Real Estate Asset that the Requisite Lenders have determined is material to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower or any Subsidiary of the Borrower.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgage” means a Mortgage substantially in the form of Exhibit J, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Movie Gallery Canada” means Movie Gallery Canada, Inc., a wholly-owned Subsidiary of Borrower organized under the laws of the Province of New Brunswick.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“Narrative Report” means (a) with respect to the financial statements delivered pursuant to Section 5.1(b) and Section 5.1(c), a narrative report describing the operations of Borrower and its Subsidiaries which report meets the requirements of Item 303 of Regulation S-K promulgated under the Securities Act for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate, and (b) with respect to the financial statements delivered pursuant to Section 5.1(a), a narrative report prepared on a basis consistent with, and setting forth the same types of information as set forth in, the monthly financial statement reporting package delivered to Administrative Agent prior to the Closing Date.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Borrower or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (a) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Borrower or any of its Subsidiaries in connection with such Asset Sale.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any Cash payments or proceeds received by Borrower or any of its Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by Borrower or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Borrower or such Subsidiary in respect thereof, and (b) any bona fide reasonable direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith.

“Nonpublic Information” means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

“Non-Core Assets” means the following assets of the Borrower and its Subsidiaries which are not essential or material to the conduct of the businesses of the Borrower and its Subsidiaries: (i) aircraft of the Borrower and its Subsidiaries, (ii) the “Reel.com” assets, (iii) the “Rack Division” assets, (iv) the iBlast division assets, (v) the assets and/or Equity Interests of MG Automation, Inc. and MG Digital, Inc., (vi) the “Movie Beam” assets, (vii) owned real estate on the Closing Date and (viii) other assets which are not essential or material to the conduct of the businesses of the Borrower and its Subsidiaries to the extent that the value of each such asset, individually, does not exceed $100,000, and the value of all such assets, in the aggregate, does not exceed $500,000 in any Fiscal Year.

“Non-US Lender” as defined in Section 2.21(c).

“Note” means a Term Loan Note.

“Notice” means a Funding Notice, an Issuance Notice, or a Conversion/ Continuation Notice.

“Obligations” means all obligations of every nature of each Credit Party, including obligations from time to time owed to the Agents (including former Agents), Synthetic LC Issuing Bank, the Lenders or any of them and Lender Counterparties, under any Credit Document or Hedge Agreement, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Synthetic Letters of Credit, payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise.

“Obligee Guarantor” as defined in Section 7.7.

“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Patriot Act” as defined in Section 3.1(u).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Permitted Acquisition” means any acquisition by Borrower or any of its wholly-owned Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person; provided,

(i)	immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(ii)	all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

(iii)	in the case of the acquisition of Equity Interests, all of the Equity Interests (except for any such Securities in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of Borrower in connection with such acquisition shall be owned 100% by Borrower or a Guarantor Subsidiary thereof, and Borrower shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Borrower, each of the actions set forth in Sections 5.10 and/or 5.11, as applicable;

(iv)	Borrower and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 6.7 on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended (as determined in accordance with Section 6.7(e));

(v)	Borrower shall have delivered to Administrative Agent (A) at least 10 Business Days prior to such proposed acquisition, (i) a Compliance Certificate evidencing compliance with Section 6.7 as required under clause (iv) above and (ii) all other relevant financial information with respect to such acquired assets, including the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 6.7 and (B) promptly upon request by Administrative Agent, (i) a copy of the purchase agreement related to the proposed Permitted Acquisition (and any related documents reasonably requested by Administrative Agent) and (ii) quarterly and annual financial statements of the Person whose Equity Interests or assets are being acquired for the twelve month (12) month period immediately prior to such proposed Permitted Acquisition, including any audited financial statements that are available;

(vi)	any Person or assets or division as acquired in accordance herewith (y) shall be in same business or lines of business in which Borrower and/or its Subsidiaries are engaged as of the Closing Date or any business reasonably related thereto or a reasonable extension thereof and (z) shall have generated positive cash flow for the four quarter period most recently ended prior to the date of such acquisition; and

(vii)	the aggregate unused portion of the Revolving Commitments at such time (after giving effect to the consummation of the respective Permitted Acquisition and any financing thereof) shall equal or exceed $50,000,000.

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Plan” as defined in the recitals hereto.

“Plan Effective Date” means the “Effective Date” as defined in the Plan.

“Platform” as defined in Section 5.1(p).

“Pledge and Security Agreement” means the Amended and Restated Pledge and Security Agreement, dated as of March 8, 2007, as amended and restated as of the Closing Date, to be executed by Borrower and each Guarantor substantially in the form of Exhibit I, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Principal Office” means, for each of Administrative Agent and Synthetic LC Issuing Bank, such Person’s “Principal Office” as set forth on Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to Borrower, Administrative Agent and each Lender.

“Projections” as defined in Section 4.8.

“Pro Rata Share” means (i) with respect to all payments, computations and other matters relating to the Term Loan of any Lender, the percentage obtained by dividing (a) the Term Loan Exposure of that Lender by (b) the aggregate Term Loan Exposure of all Lenders; and (ii) with respect to all payments, computations and other matters relating to the participations in Synthetic Letters of Credit, the Synthetic LC Deposits or the Synthetic LC Disbursements, the percentage obtained by dividing (a) the Synthetic LC Deposit of that Lender by (b) the aggregate Synthetic LC Deposits of all Lenders. For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the sum of the Term Loan Exposure and the Synthetic LC Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Term Loan Exposure and the aggregate Synthetic LC Exposure of all Lenders.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

“Real Estate Guarantor” means [NAME OF ENTITY], together with its successors and assigns, including any trustee or other fiduciary hereafter appointed as legal representative on behalf of such person or on behalf of any such successor or assign.

“Register” as defined in Section 2.8(b).

“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time.

“Regulation FD” means Regulation FD as promulgated by the US Securities and Exchange Commission under the Securities Act and Exchange Act as in effect from time to time.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Rental Items” means video cassette tapes, digital versatile disc (DVD) or video discs (regardless of format), video games, audiotapes and related equipment to the extent that such items were acquired by Borrower or any of its Subsidiaries for sale or rental to their customers or are held by Borrower or such Subsidiary for sale or rental to their customers.

“Replacement Lender” as defined in Section 2.24.

“Requisite Lenders” means one or more Lenders having or holding Term Loan Exposure and/or Synthetic LC Exposure and representing more than 50% of the sum of (i) the aggregate Term Loan Exposure of all such Lenders and (ii) the aggregate Synthetic LC Exposure of all such Lenders. For purposes of this definition, in respect of Lenders that are Restricted Sponsor Affiliates, the aggregate amount of Term Loan Exposure and/or Synthetic LC Exposure (“Voting Power Determinants”) shall be determined by including all Voting Power Determinants held or beneficially owned by Restricted Sponsor Affiliates so long as the aggregate Voting Power Determinants held or beneficially owned by all Restricted Sponsor Affiliates does not exceed 15% of all Voting Power Determinants. If the aggregate Voting Power Determinants held or beneficially owned by all Restricted Sponsor Affiliates represent in excess of 15% of the aggregate Voting Power Determinants held or beneficially owned by all Lenders (including all Restricted Sponsor Affiliates), then, for purposes solely of this definition, (x) the aggregate Voting Power Determinants held or beneficially owned by all Restricted Sponsor Affiliates shall be ratably reduced so as to equal, in the aggregate, 15% of the aggregate Voting Power Determinants and (y) the Voting Power Determinants held or beneficially owned by all Lenders other than Restricted Sponsor Affiliates shall be ratably increased so as to equal, in the aggregate, 85% of the aggregate Voting Power Determinants. The foregoing limitations regarding Voting Power Determinants shall not apply in respect to voting on a plan of reorganization for the Borrower, or in respect to, consenting to, supporting or opposing a sale of all or substantially all of the assets of the Credit Parties taken as a whole in one or more series of related transactions, in each case under Chapter 11 of the Bankruptcy Code (following a Default or Event of Default described in Section 8.1(f) or 8.1(g)) if (i) such plan of reorganization, or such sale, provides that the Sponsor Affiliates receive less than 5% of the value of the Equity Interests then owned in the Borrower in exchange for the Equity Interests in Borrower, or less than 5% of the proceeds of such sale, and (ii) at such time, such Sponsor Affiliates do not then own (beneficially or otherwise) any Second Lien Term Loans or other Indebtedness under the Second Lien Credit Agreement (otherwise, the Voting Power Determinants shall remain in effect).

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower now or hereafter outstanding; and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment, or any other payment (other than principal or interest), with respect to the Indebtedness outstanding under the Second Lien Credit Agreement, any Indebtedness under any Term Loan Refinancing Indebtedness, and any other Indebtedness which is subordinated in right of payment to the Obligations.

“Restricted Sponsor Affiliates” means the Sponsor Affiliates, but only at such times that the Sponsor Affiliates (i) have, in the aggregate, ownership (beneficial or otherwise) of 20% or more of the voting and/or economic interest in the Equity Interests of Borrower, or (ii) have, individually or in the aggregate, the power to direct or cause the direction of the management and policies of Borrower or any of the Credit Parties, whether through the ownership of voting securities or by contract or otherwise.

“Revolver Refinancing Indebtedness” means a refinancing, renewal or extension of all of the Revolving Loans, commitment and other revolving credit exposure under the Revolving Credit Agreement on the following terms: (A) such refinancing, renewal or extension shall not result in 50% or more of the Indebtedness and commitment subject to any such refinancing, renewal or extension being held by an Affiliate of any Credit Party, (B) the Indebtedness and commitment subject to any such refinancing, renewal or extension is in an aggregate principal and commitment amount not greater than the aggregate principal and commitment amount of the Revolving Loans and other revolving credit exposure and commitments under the Revolving Credit Agreement being renewed, refinanced or extended, (C) the Indebtedness subject to any such refinancing, renewal or extension shall have a final maturity which is no earlier than, and does not require any scheduled amortization or other scheduled payments of principal prior to, the three year anniversary of the Closing Date, (D) the cash yield or cash interest on the Indebtedness shall not exceed (i) LIBOR plus 6%, plus (ii) 2% in upfront fees on the aggregate principal and commitment amount of the Revolving Loans and other revolving credit exposure and commitments under the Revolving Credit Agreement being renewed, refinanced or extended (provided, that if the upfront fee is greater than 2% then the excess amount thereof shall be amortized through final maturity and be applied to reduce the interest rate margin set forth in subclause (D)(i)), (E) the covenants, events of default, subordination and other provisions thereof (including any guarantees thereof) shall be, in the aggregate, no less favorable to the Borrower and to the Lenders than those contained in the Revolving Credit Documents, and the lenders shall agree to be bound by the terms of the Intercreditor Agreement and Collateral Agency Agreement and (F) no Default or Event of Default shall have occurred and be continuing or result therefrom.

“Revolving Administrative Agent” means the “Administrative Agent” as defined in the Revolving Credit Agreement.

“Revolving Credit Agreement” means the Revolving Credit and Guaranty Agreement, dated as of the Closing Date, among Borrower, certain Subsidiaries of Borrower, the Revolving Administrative Agent, and the other agents and lenders party thereto, as such may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Revolving Credit Documents” means the “Credit Documents” as defined in the Revolving Credit Agreement.

“Revolving Loan” means a revolving loan made under the Revolving Credit Agreement.

“Revolving Letter of Credit” means a commercial or standby letter of credit issued or to be issued under the Revolving Credit Agreement.

“Revolving Commitment” means the commitment of a lender under the Revolving Credit Agreement to make or otherwise fund any Revolving Loan and to acquire participations in Revolving Letters of Credit thereunder and “Revolving Commitments” means such commitments of all such lenders thereunder in the aggregate.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

“Seasonal Overadvance Facility” means a letter of credit procurement facility provided by a Sponsor Affiliate on the following terms: (A) the Indebtedness or other obligations thereunder shall be unsecured, (B) the letters of credit issued under the facility shall be used only for the purposes described on Schedule 1B hereto, (C) the cash yield or cash interest on the Indebtedness shall not exceed [    ]%, (D) the covenants, events of default, subordination and other provisions thereof (including any guarantees thereof) shall be as set forth on Schedule 1B hereto and shall be, in the aggregate, no less favorable to the Borrower and to the Lenders than those contained in the Second Lien Credit Documents as currently in effect and (E) no Default or Event of Default shall have occurred and be continuing or result therefrom.

“Second Lien Collateral Agent” means the “Collateral Agent” as defined in the Second Lien Credit Agreement.

“Second Lien Credit Agreement” means the Amended and Restated Second Lien Term Loan and Guaranty Agreement, dated as of March 8, 2007, as amended and restated as of the Closing Date, among Borrower, certain Subsidiaries of Borrower, and the agents and lenders party thereto, as such may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Second Lien Credit Documents” means the “Credit Documents” as defined in the Second Lien Credit Agreement.

“Second Lien Term Loans” means term loans in an aggregate principal amount of [$            ] outstanding on the Closing Date under the Second Lien Credit Agreement.

“Secured Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Total Secured Debt as of such day to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date.

“Secured Parties” has the meaning assigned to that term in the Pledge and Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Solvency Certificate” means a Solvency Certificate of the chief financial officer of Borrower substantially in the form of Exhibit G-2.

“Solvent” means, with respect to any Credit Party, that as of the date of determination, determined on a going concern basis, both (i) (a) the sum of such Credit Party’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Credit Party’s present assets; (b) such Credit Party’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Closing Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, including such Credit Party’s rights to contribution, indemnification and reimbursement, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Sponsor Affiliates” means Sopris Capital Advisors LLC and its Affiliates.

“Sub-Account” as defined in Section 2.5(i).

“Subject Transaction” as defined in Section 6.7(f).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Synthetic LC Commitment” means the commitment of a Lender to acquire participations in Synthetic Letters of Credit hereunder and “Synthetic LC Commitments” means such commitments of all Lenders. The aggregate amount of the Synthetic LC Commitments as of the Closing Date is $23,500,000.

“Synthetic LC Commitment Period” means the period from the Closing Date to but excluding the Synthetic LC Commitment Termination Date.

“Synthetic LC Commitment Termination Date” means the earliest to occur of (i) [                 ], 2012, (ii) the date that is ninety (90) days following the date the aggregate principal amount of the Term Loans hereunder do not exceed $20,000,000, (iii) the date the Synthetic LC Commitments are permanently reduced to zero pursuant to Section 2.14(b), or (iv) the date of the termination of the Synthetic LC Commitments pursuant to Section 8.1.

“Synthetic LC Deposit” means, with respect to each Synthetic LC Lender, the amount of such Synthetic LC Lender’s Synthetic LC Commitment that such Synthetic LC Lender shall deposit in such Synthetic LC Lender’s Sub-Account with Administrative Agent on or after the Closing Date, and that amount shall in turn be deposited by Administrative Agent in the Synthetic LC Deposit Account, as such amount may be (a) reduced or reinstated from time to time as a result of withdrawals from the Synthetic LC Deposit Account debited by Administrative Agent from and payments to the Synthetic LC Deposit Account credited by Administrative Agent to the Sub-Account of such Synthetic LC Lender pursuant to Section 2.5, and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.6 and, “Synthetic LC Deposits” mean such deposits of all Synthetic LC Lenders.

“Synthetic LC Deposit Account” as defined in Section 2.5(i).

“Synthetic LC Deposit Return” as defined in Section 2.5(m).

“Synthetic LC Depositary Bank” shall mean [            ].

“Synthetic LC Disbursement” means a payment made by Synthetic LC Issuing Bank pursuant to a Synthetic Letter of Credit.

“Synthetic LC Exposure” means, with respect to any Lender, as of any date of determination, such Lender’s Pro Rata Share of the aggregate Synthetic LC Deposits and Synthetic LC Usage (other than the portion of such Synthetic LC Usage represented by amounts available for drawing, but not yet drawn, under Synthetic Letters of Credit).

“Synthetic LC Issuing Bank” means [            ] as Synthetic LC Issuing Bank hereunder with respect to Synthetic Letters of Credit, together with its permitted successors and assigns in such capacity.

“Synthetic LC Lender” means a Lender having an interest in the Synthetic LC Deposit Account or the Synthetic LC Commitment.

“Synthetic LC Reimbursement Date” as defined in Section 2.5(d).

“Synthetic LC Usage” means, as of any date of determination, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Synthetic Letters of Credit then outstanding, and (ii) the aggregate amount of all Synthetic LC Disbursements not theretofore reimbursed by or on behalf of Borrower.

“Synthetic Letter of Credit” means a commercial or standby letter of credit issued or to be issued by Synthetic LC Issuing Bank under the Synthetic LC Commitment pursuant to this Agreement, and shall include, without limitation, those letters of credit identified on Schedule 3 hereto.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, “Tax on the overall net income” of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person’s applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).

“Term Lender Group” means a group of one or more Lenders, other than Lenders that are Restricted Sponsor Affiliates, having or holding Term Loan Exposure and representing more than 25% of the aggregate Term Loan Exposure of all Lenders.

“Term Loan” means a Term Loan made by a Lender to Borrower pursuant to Section 2.1(a).

“Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Term Loan and “Term Loan Commitments” means such commitments of all Lenders in the aggregate. The aggregate amount of the Term Loan Commitments as of the Closing Date is [$603,200,000] plus payment-in-kind interest and other principal increases hereunder.

“Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loans of such Lender; provided, at any time prior to the making of the Term Loans, the Term Loan Exposure of any Lender shall be equal to such Lender’s Term Loan Commitment.

“Term Loan Maturity Date” means the earliest to occur of (i) [                 ], 2012, (ii) the date that is ninety (90) days following the date the aggregate principal amount of the Term Loans hereunder do not exceed $20,000,000, or (iii) the date that all Term Loans become due and payable in full hereunder, whether by acceleration or otherwise.

“Term Loan Note” means a promissory note in the form of Exhibit B, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Term Loan Refinancing Indebtedness” means Indebtedness incurred solely in order to repay all or any portion of the Term Loans hereunder on the following terms: (A) the Indebtedness thereunder shall be unsecured and shall have a final maturity which is later than, and does not require any scheduled amortization or other scheduled payments of principal prior to, the five year anniversary of the Closing Date, (B) the proceeds under the facility shall be used only to repay the Term Loans hereunder, (C) the cash yield or cash interest on the Indebtedness shall not exceed [    ]%, (D) the covenants, events of default, subordination and other provisions thereof (including any guarantees thereof) shall be reasonably satisfactory to the Administrative Agent and the Collateral Agent and shall be, in the aggregate, no less favorable to the Borrower and to the Lenders than those contained in the Second Lien Credit Documents (provided that such provisions shall not include financial covenants, and shall be subject to automatic amendment to conform to any amendments made to the Second Lien Credit Documents) and (E) no Default or Event of Default shall have occurred and be continuing or result therefrom.

“Terminated Lender” as defined in Section 2.24.

“Title Policy” as defined in Section 3.1(g).

“Total First Lien Debt” means, as at any date of determination, Indebtedness with respect to Loans plus Synthetic LC Usage (only to the extent drawn and not reimbursed) plus Indebtedness with respect to Revolving Loans (minus the proceeds of Revolving Loans used to secure issued and outstanding Additional Letters of Credit pursuant to Section 6.2(s)) and Revolving Letters of Credit (only to the extent drawn and not reimbursed) plus Indebtedness with respect to Additional Letters of Credit (if secured with the proceeds of Revolving Loans pursuant to Section 6.2(s)).

“Total Secured Debt” means, as at any date of determination, Indebtedness with respect to Loans plus Synthetic LC Usage (only to the extent drawn and not reimbursed) plus Indebtedness with respect to Revolving Loans (minus the proceeds of Revolving Loans used to secure issued and outstanding Additional Letters of Credit pursuant to Section 6.2(s)) and Revolving Letters of Credit (only to the extent drawn and not reimbursed) plus Indebtedness with respect to Second Lien Term Loans plus Indebtedness with respect to Additional Letters of Credit (if secured with the proceeds of Revolving Loans pursuant to Section 6.2(s)) plus any other Indebtedness of the Borrower and any of its Subsidiaries secured by a Lien.

“Type of Loan” means either a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“U.S. Lender” as defined in Section 2.21(c).

1.2. Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrower to Lenders pursuant to Section 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements. If at any time any change in GAAP (or a change in the application of the policies thereof) would affect the computation of any financial ratio or requirement set forth in any Credit Document, and Borrower or Requisite Lenders shall so request, Administrative Agent, Requisite Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and Borrower shall provide to Administrative Agent and Lenders reconciliation statements provided for in Section 5.1(e).

1.3. Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a

Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable.

SECTION 2. LOANS AND SYNTHETIC LETTERS OF CREDIT

2.1. Term Loans.

(a) Loan Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make Loans to Borrower in an amount equal to such Lender’s Term Loan Commitment. Borrower may make only one borrowing under the Term Loan Commitment. Each Lender’s Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Term Loan Commitment. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. For the avoidance of doubt, as of the Closing Date the Term Loans have been fully funded and the aggregate unfunded Term Loan Commitments equal $0. Subject to Sections 2.14(a) and 2.15, all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Term Loan Maturity Date.

(b) Borrowing Mechanics for Term Loans.

(i) Borrower shall deliver to Administrative Agent a fully executed Funding Notice no later than (i) one day prior to the Closing Date for Base Rate Loans, and (ii) three days prior to the Closing Date for Eurodollar Rate Loans. Promptly upon receipt by Administrative Agent of such Funding Notice, Administrative Agent shall notify each Lender of the proposed borrowing.

(ii) Each Lender shall make its Term Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at the Principal Office designated by Administrative Agent. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Term Loans available to Borrower on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Borrower at the Principal Office designated by Administrative Agent or to such other account as may be designated in writing to Administrative Agent by Borrower.

2.2. [RESERVED].

2.3. [RESERVED].

2.4. [RESERVED].

2.5. Issuance of Synthetic Letters of Credit and Purchase of Participations Therein.

(a) Synthetic Letters of Credit. During the Synthetic LC Commitment Period, subject to the terms and conditions hereof, Synthetic LC Issuing Bank agrees to issue Synthetic Letters of Credit for the account of Borrower in the aggregate amount up to but not exceeding the aggregate Synthetic LC Commitments; provided, (i) each Synthetic Letter of Credit shall be denominated in Dollars; (ii) the stated amount of each Synthetic Letter of Credit shall not be less than $50,000 or such lesser amount as is acceptable to Synthetic LC Issuing Bank; (iii) after giving effect to such issuance, in no event shall the Synthetic LC Usage exceed the amount in the Synthetic LC Deposit Account; (iv) in no event shall any standby Synthetic Letter of Credit have an expiration date later than the earlier of (1) the second Business Day prior to the Synthetic LC Commitment Termination Date and (2) the date which is one year from the date of issuance of such standby Synthetic Letter of Credit; and (v) in no event shall any commercial Synthetic Letter of Credit (x) have an expiration date later than the earlier of (1) the second Business Day prior to the Synthetic LC Commitment Termination Date and (2) the date which is 180 days from the date of issuance of such commercial Synthetic Letter of Credit or (y) be issued if such commercial Synthetic Letter of Credit is otherwise unacceptable to Synthetic LC Issuing Bank in its reasonable discretion. Subject to the foregoing, Synthetic LC Issuing Bank may agree that a standby Synthetic Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each, unless Synthetic LC Issuing Bank elects not to extend for any such additional period; provided, Synthetic LC Issuing Bank shall not extend any such Synthetic Letter of Credit if it has received written notice that an Event of Default has occurred and is continuing at the time Synthetic LC Issuing Bank must elect to allow such extension.

(b) Notice of Issuance. Whenever Borrower desires the issuance of a Synthetic Letter of Credit, it shall deliver to Administrative Agent (with a copy to Collateral Agent and Synthetic LC Issuing Bank) an Issuance Notice no later than 12:00 p.m. (New York City time) at least three Business Days (in the case of standby letters of credit) or five Business Days (in the case of commercial letters of credit), or in each case such shorter period as may be agreed to by Synthetic LC Issuing Bank in any particular instance (including in connection with Synthetic Letters of Credit to be issued on the Closing Date), in advance of the proposed date of issuance. Upon satisfaction or waiver of the conditions set forth in Section 3.2, Synthetic LC Issuing Bank shall issue the requested Synthetic Letter of Credit only in accordance with Synthetic LC Issuing Bank’s standard operating procedures. Upon the issuance of any Synthetic Letter of Credit or amendment or modification to a Synthetic Letter of Credit, Synthetic LC Issuing Bank shall promptly notify Administrative Agent (with a copy to Collateral Agent) who shall promptly notify each Synthetic LC Lender of such issuance, which notice shall be accompanied by a copy of such Synthetic Letter of Credit or amendment or modification to a Synthetic Letter of Credit and the amount of such Lender’s respective participation in such Synthetic Letter of Credit pursuant to Section 2.5(e). Unless the Synthetic LC Issuing Bank has received notice from the Administrative Agent to the contrary, the Synthetic LC Issuing Bank shall be entitled to rely on any certification from Borrower contained in any Issuance Notice to the effect that the conditions precedent to the issuance of any requested Synthetic Letter of Credit have been satisfied in full.

(c) Responsibility of Synthetic LC Issuing Bank With Respect to Requests for Drawings and Payments. In determining whether to honor any drawing under any Synthetic Letter of Credit by the beneficiary thereof, Synthetic LC Issuing Bank shall be responsible only to examine the documents delivered under such Synthetic Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Synthetic Letter of Credit. As between Borrower and Synthetic LC Issuing Bank, Borrower assumes all risks of the acts and omissions of, or misuse of the Synthetic Letters of Credit issued by Synthetic LC Issuing Bank, by the respective beneficiaries of such Synthetic Letters of Credit. In furtherance and not in limitation of the foregoing, Synthetic LC Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Synthetic Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Synthetic Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Synthetic Letter of Credit to comply fully with any conditions required in order to draw upon such Synthetic Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Synthetic Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Synthetic Letter of Credit of the proceeds of any drawing under such Synthetic Letter of Credit; or (viii) any consequences arising from causes beyond the control of Synthetic LC Issuing Bank, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting of, any of Synthetic LC Issuing Bank’s rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by Synthetic LC Issuing Bank under or in connection with the Synthetic Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not give rise to any liability on the part of Synthetic LC Issuing Bank to Borrower. Notwithstanding anything to the contrary contained in this Section 2.5(c), Borrower shall retain any and all rights it may have against Synthetic LC Issuing Bank for any liability arising solely out of the gross negligence or willful misconduct of Synthetic LC Issuing Bank.

(d) Reimbursement by Borrower of Amounts Drawn or Paid Under Synthetic Letters of Credit. In the event Synthetic LC Issuing Bank has determined to honor a drawing under a Synthetic Letter of Credit, it shall immediately notify Borrower, Administrative Agent and Collateral Agent, and Borrower shall reimburse such Synthetic LC Disbursement by paying to Administrative Agent on or before the Business Day immediately following the date of notice to Borrower, Collateral Agent and Administrative Agent (notice delivered after 1 p.m. (New York City time) shall be deemed to be on the next Business Day) of such Synthetic LC Disbursement (the “Synthetic LC Reimbursement Date”) an amount in Dollars and in same day funds equal to the amount of such Synthetic LC Disbursement. Promptly following receipt by Administrative Agent of any payment from Borrower pursuant to this paragraph in respect of any Synthetic LC Disbursement, Administrative Agent shall distribute such payment to Synthetic LC Issuing Bank or, to the extent payments have been made from the Synthetic LC Deposit Account pursuant to Section 2.5(e) below, to the Synthetic LC Deposit Account for allocation by Administrative Agent among the Sub-Accounts of the Synthetic LC Lenders in accordance with their Pro Rata Shares.

(e) Lenders’ Purchase of Participations in Synthetic Letters of Credit. (i) Immediately upon the issuance of each Synthetic Letter of Credit, each Synthetic LC Lender shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from Synthetic LC Issuing Bank a participation in such Synthetic Letter of Credit and any Synthetic LC Disbursement thereunder in an amount equal to such Lender’s Pro Rata Share (with respect to the Synthetic LC Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that Borrower shall fail for any reason to reimburse Synthetic LC Issuing Bank in respect of a Synthetic LC Disbursement as provided in Section 2.5(d), Synthetic LC Issuing Bank shall promptly notify Administrative Agent and Collateral Agent, and Administrative Agent shall thereafter promptly notify each Synthetic LC Lender, of the unreimbursed amount of such Synthetic LC Disbursement, and Synthetic LC Depositary Bank shall pay to Synthetic LC Issuing Bank, from the Synthetic LC Deposit Account, for the account of each Synthetic LC Lender, an amount equal to such Synthetic LC Lender’s Pro Rata Share of such Synthetic LC Disbursement, in Dollars and in same day funds, at the office of Synthetic LC Issuing Bank specified in such notice, not later than 12:00 p.m. (New York City time) on the first business day (under the laws of the jurisdiction in which such office of Synthetic LC Issuing Bank is located) after the date notified by Synthetic LC Issuing Bank. In the event that the Synthetic LC Deposit Account is charged by Synthetic LC Issuing Bank or Collateral Agent to reimburse Synthetic LC Issuing Bank pursuant to this Section 2.5(e), Borrower shall pay over to Administrative Agent in reimbursement of the applicable Synthetic LC Disbursement an amount equal to the amount so charged, as provided in paragraph (d) above, and such payment shall be remitted by Administrative Agent to Collateral Agent for deposit into the Synthetic LC Deposit Account. Each Synthetic LC Lender irrevocably authorizes Collateral Agent and the Synthetic LC Issuing Bank to apply, or to permit the Synthetic LC Depositary Bank to apply, amounts of its Synthetic LC Deposit held in the Synthetic LC Deposit Account as provided in this Section 2.5(e). Any payment made from the Synthetic LC Deposit Account pursuant to this paragraph to reimburse Synthetic LC Issuing Bank for any Synthetic LC Disbursement shall not constitute a Loan and shall not relieve Borrower of its obligation to reimburse such Synthetic LC Disbursement. The Synthetic LC Depositary Bank agrees to make available amounts in the Synthetic LC Deposit Account at the times and for the purposes set forth in this Section 2.5(e), either by application of such amounts to reimburse Synthetic LC Issuing Bank (if Synthetic LC Issuing Bank shall be the Synthetic LC Depositary Bank) or by transfer of such amounts to Synthetic LC Issuing Bank or Collateral Agent, which shall apply the amounts so transferred to reimburse Synthetic LC Issuing Bank (if Synthetic LC Issuing Bank shall not be the Synthetic LC Depositary Bank).

(f) Obligations Absolute. The obligation of Borrower to reimburse Synthetic LC Issuing Bank for Synthetic LC Disbursements made by it and the obligations of Lenders under Section 2.5(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Synthetic Letter of Credit; (ii) the existence of any claim, set-off, defense or other right which Borrower or any Lender may have at any time against a beneficiary or any transferee of any Synthetic Letter of Credit (or any Persons for whom any such transferee may be acting), Synthetic LC Issuing Bank, Lender or any other Person or, in the case of a Lender, against Borrower, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or one of its Subsidiaries and the beneficiary for which any Synthetic Letter of Credit was procured); (iii) any draft or other document presented under any Synthetic Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by Synthetic LC Issuing Bank to the beneficiary or as otherwise required by law under any Synthetic Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Synthetic Letter of Credit; (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower or any of its Subsidiaries; (vi) any breach hereof or any other Credit Document by any party thereto; (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; (viii) the fact that an Event of Default or a Default shall have occurred and be continuing; or (ix) the return of the Synthetic LC Deposits; provided, in each case, that payment by Synthetic LC Issuing Bank under the applicable Synthetic Letter of Credit shall not have constituted gross negligence or willful misconduct of Synthetic LC Issuing Bank under the circumstances in question.

(g) Indemnification. Without duplication of any obligation of Borrower under Section 10.2 or 10.3, in addition to amounts payable as provided herein, Borrower hereby agrees to protect, indemnify, pay and save harmless Synthetic LC Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and reasonable allocated costs of internal counsel) which Synthetic LC Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Synthetic Letter of Credit by Synthetic LC Issuing Bank, other than as a result of (1) the gross negligence or willful misconduct of Synthetic LC Issuing Bank or (2) the wrongful dishonor by Synthetic LC Issuing Bank of a proper demand for payment made under any Synthetic Letter of Credit issued by it, or (ii) the failure of Synthetic LC Issuing Bank to honor a drawing under any such Synthetic Letter of Credit as a result of any Governmental Act.

(h) Synthetic LC Issuing Bank Reports. Unless otherwise agreed by Synthetic LC Issuing Bank and Administrative Agent, Synthetic LC Issuing Bank shall report in writing to Administrative Agent (i) on or prior to each Business Day on which Synthetic LC Issuing Bank issues, amends, renews or extends any Synthetic Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Synthetic Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amount thereof has changed), it being understood that unless Synthetic LC Issuing Bank has received notice from Administrative Agent that such increase is not then permitted by the terms of this Agreement by 12:00 noon (New York City time), then Synthetic LC Issuing Bank shall effect the issuance, renewal, extension or amendment resulting in an increase in the amount of any Synthetic Letter of Credit, (ii) on each Business Day on which Synthetic LC Issuing Bank makes a Synthetic LC Disbursement, the date and amount of such Synthetic LC Disbursement, (iii) on any Business Day on which Borrower fails to reimburse a Synthetic LC Disbursement required to be reimbursed to Synthetic LC Issuing Bank on such day, the date of such failure and the amount of such Synthetic LC Disbursement and (iv) on any other Business Day, such other information as Administrative Agent shall reasonably request as to the Synthetic Letters of Credit issued by Synthetic LC Issuing Bank and outstanding on such Business Day.

(i) Establishment of Synthetic LC Deposit Account and Sub-Accounts. On or prior to the Closing Date, Synthetic LC Issuing Bank or Collateral Agent shall have established a deposit account (the “Synthetic LC Deposit Account”) of Synthetic LC Issuing Bank or Collateral Agent at the Synthetic LC Depositary Bank with the title “Movie Gallery Amended and Restated Credit Agreement Synthetic LC Deposit Account”. Administrative Agent shall maintain records enabling it to determine at any time the amount of the interest of each Synthetic LC Lender in the Synthetic LC Deposit Account (the interest of each Synthetic LC Lender in the Synthetic LC Deposit Account, as evidenced by such records, being referred to as such Synthetic LC Lender’s “Sub-Account”). Each Sub-Account shall not be a separate deposit account at the Synthetic LC Depositary Bank but shall only be a notation in the records maintained by Administrative Agent. Synthetic LC Issuing Bank, Collateral Agent and Synthetic LC Depositary Bank shall not be required to maintain any records as to the interests of each Synthetic LC Lender (which shall be maintained by Administrative Agent) or make any payments directly to any Synthetic LC Lender (but only to Administrative Agent for payment to any Synthetic LC Lender). Synthetic LC Issuing Bank, Collateral Agent and Synthetic LC Depositary Bank shall not be required to maintain any records as to the interests of each Synthetic LC Lender (which shall be maintained by Administrative Agent) or make any payments directly to any Synthetic LC Lender (but only to Administrative Agent for payment to any Synthetic LC Lender). Administrative Agent shall establish such additional Sub-Accounts for assignee Synthetic LC Lenders as Administrative Agent shall determine pursuant to Section 10.6(g). No Person shall have the right to make any withdrawal from the Synthetic LC Deposit Account or to exercise any other right or power with respect thereto except as expressly provided in paragraph (l) below or in Section 10.6(g). Without limiting the generality of the foregoing, each party hereto acknowledges and agrees that the amounts on deposit in the Synthetic LC Deposit Account are and will at all times be property of Collateral Agent or Synthetic LC Issuing Bank, as the case may be, acting for the benefit of the Synthetic LC Lenders, and that no amount on deposit at any time in the Synthetic LC Deposit Account shall be the property of any of the Credit Parties, constitute “Collateral” under the Credit Documents or otherwise be available in any manner to satisfy any Obligations of any of the Credit Parties under the Credit Documents. Each Synthetic LC Lender agrees that its right, title and interest in and to the Synthetic LC Deposit Account shall be limited to the right, acting through Collateral Agent or Synthetic LC Issuing Bank, as the case may be, to require amounts in its Sub-Account to be applied as provided in paragraph (l) below and that it will have no right to require the return of its portion of the amounts in the Synthetic LC Deposit Account other than as expressly provided in such paragraph (l) (each Synthetic LC Lender hereby acknowledging (i) that its portion of the amounts in the Synthetic LC Deposit Account constitutes payment for its participations in Synthetic Letters of Credit issued or to be issued hereunder, (ii) that its portion of amounts in the Synthetic LC Deposit Account and any investments made therewith shall be applied to reimburse Synthetic LC Issuing Bank hereunder in respect of Synthetic Letters of Credit and (iii) that Synthetic LC Issuing Bank will be issuing, amending, renewing and extending Synthetic Letters of Credit in reliance on the availability of such Synthetic LC Lender’s portion of the amounts in the Synthetic LC Deposit Account to discharge such Synthetic LC Lender’s obligations in accordance with Section 2.5(e) in connection with any Synthetic LC Disbursement thereunder). The funding of the Synthetic LC Deposits, the establishment and funding of the Synthetic LC

Deposit Account and the agreements with respect thereto set forth in this Agreement constitute arrangements among Administrative Agent, Collateral Agent, Synthetic LC Issuing Bank and the Synthetic LC Lenders with respect to the funding obligations of the Synthetic LC Lenders under this Agreement, and the amounts in the Synthetic LC Deposit Account do not constitute a loan or extension of credit to any Credit Party. No Credit Party shall have any responsibility or liability to the Synthetic LC Lenders, the Agents or any other Person in respect of the establishment, maintenance, administration or misappropriation of the Synthetic LC Deposit Account (or any Sub-Account) or with respect to the investment of amounts held therein, including pursuant to paragraph (n) below. Each of Administrative Agent, Collateral Agent, Synthetic LC Issuing Bank and the Synthetic LC Depositary Bank hereby waives any right of setoff against the Synthetic LC Deposit Account that it may have under applicable law or otherwise with respect to amounts owed to it by Synthetic LC Lenders other than in its capacity as Synthetic LC Issuing Bank with respect to unreimbursed Synthetic LC Disbursements (it being agreed that such waiver shall not reduce the rights of the Synthetic LC Depositary Bank, in its capacity as Synthetic LC Issuing Bank or otherwise, to apply or require the application of the amounts in the Synthetic LC Deposit Account in accordance with the provisions of this Agreement).

(j) Funding of Synthetic LC Deposits.

(i) Subject to the terms and conditions hereof, each Synthetic LC Lender severally agrees to transfer to Administrative Agent for deposit in such Synthetic LC Lender’s Sub-Account with Administrative Agent in an aggregate amount up to but not exceeding such Synthetic LC Lender’s Synthetic LC Commitment. For the avoidance of doubt, as of the Closing Date the Synthetic LC Deposits have been fully funded and the aggregate unfunded Synthetic LC Commitments equal $0.

(ii) Borrower shall deliver to Administrative Agent (with a copy to Collateral Agent) a fully executed Funding Notice requesting that Synthetic LC Lenders make Synthetic LC Deposits no later than three Business Days prior to the Closing Date.

(iii) Notice of receipt of such Funding Notice in respect of Synthetic LC Deposits, together with the amount of each Synthetic LC Lender’s Pro Rata Share thereof shall be provided by Administrative Agent to each Synthetic LC Lender and to Synthetic LC Depositary Bank.

(iv) Each Synthetic LC Lender shall make the amount of its Synthetic LC Deposit available to Administrative Agent not later than 1:00 p.m. (New York City time) on the Closing Date by wire transfer of same day funds in Dollars, at the Principal Office designated by Administrative Agent. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall remit to Collateral Agent the proceeds of such Synthetic LC Deposits for deposit by Collateral Agent into the Synthetic LC Deposit Account.

(v) Borrower may only request Synthetic LC Lenders to make Synthetic LC Deposits on the Closing Date.

(vi) Synthetic LC Deposits shall be available, on the terms and subject to the conditions set forth herein, for application pursuant to Section 2.5(e) to reimburse such Synthetic LC Lender’s Pro Rata Share of Synthetic LC Disbursements that are not reimbursed by Borrower. The obligations of Synthetic LC Lenders to make the deposits required by this Section 2.5(j) are several, and no Synthetic LC Lender shall be responsible for any other Synthetic LC Lender’s failure to make its deposit as so required.

(k) Synthetic LC Deposits in Synthetic LC Deposit Account. The following amounts will be deposited in the Synthetic LC Deposit Account at the following times:

(i) Each Synthetic LC Lender shall make such Synthetic LC Lender’s Synthetic LC Deposits available to Administrative Agent in accordance with Section 2.5(j). Thereafter, the Synthetic LC Deposits shall be available, on the terms and subject to the conditions set forth herein, for application pursuant to Section 2.5(e) to reimburse Synthetic LC Issuing Bank for such Synthetic LC Lender’s Pro Rata Share of Synthetic LC Disbursements that are not reimbursed by Borrower.

(ii) On any date prior to the Synthetic LC Commitment Termination Date on which Administrative Agent or Synthetic LC Issuing Bank receives any reimbursement payment from Borrower in respect of a Synthetic LC Disbursement with respect to which amounts were withdrawn from the Synthetic LC Deposit Account to reimburse Synthetic LC Issuing Bank, subject to subparagraph (iii) below, Administrative Agent shall remit to Collateral Agent, or Synthetic LC Issuing Bank shall transfer to Collateral Agent, which shall deposit in the Synthetic LC Deposit Account, and Administrative Agent shall credit to the Sub-Accounts of the Synthetic LC Lenders, the portion of such reimbursement payment to be deposited therein, in accordance with Section 2.5(e).

(iii) If at any time when any amount is required to be deposited in the Synthetic LC Deposit Account under subparagraph (ii) above the sum of such amount and the amount held in the Synthetic LC Deposit Account at such time would exceed the total Synthetic LC Deposits, then such excess shall not be deposited in the Synthetic LC Deposit Account and shall instead be paid to Administrative Agent, which shall pay to each Synthetic LC Lender its Pro Rata Share of such excess.

(iv) Concurrently with the effectiveness of any assignment by any Synthetic LC Lender of all or any portion of its Synthetic LC Deposit, Administrative Agent shall transfer into the Sub-Account of the assignee the corresponding portion of the amount on deposit in the assignor’s Sub-Account in accordance with Section 10.6(g).

(l) Withdrawals From and Closing of Synthetic LC Deposit Account. Amounts on deposit in the Synthetic LC Deposit Account shall be withdrawn and distributed (or transferred, in the case of subparagraph (iv) below) as follows:

(i) On each date on which Synthetic LC Issuing Bank is to be reimbursed by the Synthetic LC Lenders pursuant to Section 2.5(e) for any Synthetic LC

Disbursement made by Synthetic LC Issuing Bank, Administrative Agent shall instruct Collateral Agent to, and Collateral Agent shall to the extent funds are available, withdraw from the Synthetic LC Deposit Account the amount of such unreimbursed Synthetic LC Disbursement (and Administrative Agent shall debit the Sub-Account of each Synthetic LC Lender in the amount of such Synthetic LC Lender’s Pro Rata Share of such unreimbursed Synthetic LC Disbursement) and Collateral Agent shall apply such amount to reimburse Synthetic LC Issuing Bank for such Synthetic LC Disbursement (if such Synthetic LC Issuing Bank shall be the Synthetic LC Depositary Bank) or transfer such amount to Administrative Agent, which shall apply the amount so transferred to reimburse Synthetic LC Issuing Bank (if Synthetic LC Issuing Bank shall not be the Synthetic LC Depositary Bank), all in accordance with Section 2.5(e).

(ii) Concurrently with each voluntary reduction of the total Synthetic LC Commitments pursuant to and in accordance with Section 2.14 or 2.16, Administrative Agent shall instruct Collateral Agent to, and Collateral Agent shall to the extent funds are available, withdraw from the Synthetic LC Deposit Account and Collateral Agent shall remit such funds to Administrative Agent and Administrative Agent shall pay to each Synthetic LC Lender such Synthetic LC Lender’s Pro Rata Share of any amount by which the Synthetic LC Deposits, after giving effect to such reduction of the total Synthetic LC Commitments, would exceed the greater of the total Synthetic LC Commitments and the total Synthetic LC Usage (and the Synthetic LC Depositary Bank agrees to pay over such amounts in the Synthetic LC Deposit Account to Administrative Agent).

(iii) Concurrently with any reduction of the total Synthetic LC Commitments to zero pursuant to and in accordance with Section 2.14, 2.15 or Section 8, Administrative Agent shall instruct Collateral Agent to, and Collateral Agent shall to the extent funds are available, withdraw from the Synthetic LC Deposit Account and Collateral Agent shall remit such funds to Administrative Agent and Administrative Agent shall pay to each Synthetic LC Lender such Synthetic LC Lender’s Pro Rata Share of the excess at such time of the aggregate amount of the Synthetic LC Deposits over the Synthetic LC Usage (and the Synthetic LC Depositary Bank agrees to pay over such amounts in the Synthetic LC Deposit Account to Administrative Agent).

(iv) Concurrently with the effectiveness of any assignment by any Synthetic LC Lender of all or any portion of its Synthetic LC Deposit, the corresponding portion of the assignor’s Sub-Account shall be transferred on the records of Administrative Agent from the assignor’s Sub-Account to the assignee’s Sub-Account in accordance with Section 10.6(g) and, if required by Section 10.6(g), Administrative Agent shall close such assignor’s Sub-Account.

(v) Upon the reduction of each of the total Synthetic LC Commitments and the Synthetic LC Usage to zero, Administrative Agent shall instruct Collateral Agent to, and Collateral Agent shall to the extent funds are available, withdraw from the Synthetic LC Deposit Account and Collateral Agent shall remit such funds to Administrative Agent and Administrative Agent shall pay to each Synthetic LC Lender the entire remaining amount of such Synthetic LC Lender’s Synthetic LC Deposit, and shall close the Synthetic LC Deposit Account (and the Synthetic LC Depositary Bank agrees to pay over such amounts in the Synthetic LC Deposit Account to Administrative Agent).

Each Synthetic LC Lender irrevocably and unconditionally agrees that its Synthetic LC Deposit may be applied or withdrawn from time to time as set forth in this paragraph (l).

(m) Investment of Amounts in Synthetic LC Deposit Account. The Synthetic LC Depositary Bank shall invest, or cause to be invested, the amounts held from time to time in the Synthetic LC Deposit Account so as to earn for the account of Collateral, acting on behalf of each Synthetic LC Lender, a return thereon (the “Synthetic LC Deposit Return”) for each day at a rate per annum equal to (i) the one month LIBOR rate as determined by Synthetic LC Depositary Bank on such day (or if such day was not a Business Day, the first Business Day immediately preceding such day) based on rates for deposits in dollars (as set forth by Bloomberg L.P.-page BTMM or any other comparable publicly available service as may be selected by Synthetic LC Depositary Bank) (the “Benchmark LIBOR Rate”) minus (ii) 0.15% per annum (based on a 365/366 day year). The Benchmark LIBOR Rate will be reset on each Business Day. The Synthetic LC Deposit Return accrued through and including March 31, June 30, September 30 and December 31 of each year shall be paid by the Synthetic LC Depositary Bank to Administrative Agent, for payment to each Synthetic LC Lender, on the second Business Day following such last day, commencing on the first such date to occur after the Closing Date, and on the date on which each of the total Synthetic LC Deposits and the Synthetic LC Usage shall have been reduced to zero.

(n) Sufficiency of Synthetic LC Deposits to Provide for Undrawn/ Unreimbursed Synthetic Letters of Credit. Notwithstanding any other provision of this Agreement, including Sections 2.1 and 2.5, no Synthetic Letter of Credit shall be issued or increased as to its stated amount if, after giving effect to such issuance or increase, the aggregate amount of the Synthetic LC Deposits would be less than the Synthetic LC Usage. Administrative Agent agrees to provide, at the request of Synthetic LC Issuing Bank or Collateral Agent, information to such Synthetic LC Issuing Bank or Collateral Agent, respectively, as to the aggregate amount of the Synthetic LC Deposits and the Synthetic LC Usage.

(o) Satisfaction of Synthetic LC Lender Funding Obligations. Borrower and Synthetic LC Issuing Bank each acknowledge and agree that, notwithstanding any other provision contained in this Agreement, the deposits by Collateral Agent for Administrative Agent, on behalf of each Synthetic LC Lender, in the Synthetic LC Deposit Account on and after the Closing Date of funds equal to such Synthetic LC Lender’s Synthetic LC Commitment will fully discharge the obligation of such Synthetic LC Lender to reimburse such Synthetic LC Lender’s Pro Rata Share of Synthetic LC Disbursements that are not reimbursed by Borrower pursuant to Section 2.5(d), and that no other or further payments shall be required to be made by any Synthetic LC Lender in respect of any such reimbursement obligations.

2.6. Pro Rata Shares; Availability of Funds.

(a) Pro Rata Shares. All Loans and Synthetic LC Deposits shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro

Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan or Synthetic LC Deposit requested hereunder or purchase a participation required hereby nor shall any Term Loan Commitment or any Synthetic LC Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

(b) Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan or Synthetic LC Deposit requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, (i) in the case of Loans, Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for the applicable Loans and (ii) in the case of Synthetic LC Deposits, Administrative Agent may withdraw from the Synthetic LC Deposit Account such corresponding amount together with interest thereon, for each day from such Credit Date until the date of such withdrawal by Administrative Agent, at the rate for Synthetic LC Deposits provided in Section 2.5(m). Nothing in this Section 2.6(b) shall be deemed to relieve any Lender from its obligation to fulfill its Synthetic LC Commitments and Term Loan Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

2.7. Use of Proceeds. The proceeds of the Synthetic Letters of Credit made after the Closing Date, and the proceeds of the Term Loans, shall be applied by Borrower for working capital and general corporate purposes of the Borrower and its Subsidiaries. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act.

2.8. Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or Borrower’s Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b) Register. Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at the Principal Office a register for the recordation of the names and addresses of Lenders, the Loans of each Lender and the Synthetic LC Commitments and Synthetic LC Deposits of each Lender from time to time (the “Register”). The Register shall be available for inspection by Borrower, any Lender (with respect to any entry relating to such Lender’s Loans or Synthetic LC Deposits and any entry relating to any Restricted Sponsor Affiliate’s Loans or Synthetic LC Deposits), Synthetic LC Issuing Bank (with respect to any entry relating to Synthetic Letters of Credit or Synthetic LC Deposits) or Synthetic LC Depositary Bank (with respect to any entry relating to Synthetic Letters of Credit or Synthetic LC Deposits) at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record, or shall cause to be recorded, in the Register the Loans of each Lender and the Synthetic LC Commitments and the Synthetic LC Deposits of each Lender, each in accordance with the provisions of Section 10.6, and each repayment or prepayment in respect of the principal amount of the Loans and each withdrawal from Synthetic LC Deposit Account, and any such recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Synthetic LC Commitments or Borrower’s Obligations in respect of any Loan or Synthetic LC Deposit. Borrower hereby designates Administrative Agent to serve as Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2.8, and Borrower hereby agrees that, to the extent Administrative Agent serves in such capacity, Administrative Agent and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees.”

(c) Notes. If so requested by any Lender by written notice to Borrower (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Term Loan.

2.9. Interest on Loans.

(a) Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i) [RESERVED];

(ii) [RESERVED];

(iii) in the case of Term Loans:

(1) if a Base Rate Loan, (A) at the Base Rate plus 6.25% per annum plus the Applicable Margin Adjustment then in effect (if any), plus (B) interest at 2.75% per annum minus the Applicable Margin Adjustment then in effect (if any) to be added to the principal amount of such Term Loans (it being understood that the amounts described in this subclause (B) shall not be paid to Lenders holding Term Loans as cash interest); or

(2) if a Eurodollar Rate Loan, (A) at the Adjusted Eurodollar Rate plus 7.25% per annum plus the Applicable Margin Adjustment then in effect (if any), plus (B) interest at 2.75% per annum minus the Applicable Margin Adjustment then in effect (if any) to be added to the principal amount of such Term Loans (it being understood that the amounts described in this subclause (B) shall not be paid to Lenders holding Term Loans as cash interest);

(b) The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by Borrower and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

(c) In connection with Eurodollar Rate Loans there shall be no more than five (5) Interest Periods outstanding at any time. In the event Borrower fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Eurodollar Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event Borrower fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender.

(d) Interest payable pursuant to Section 2.9(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Term Loan, the last Interest Payment Date with respect to such Term Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e) Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of the Loans, including final maturity of the Loans; provided, however, with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

(f) Borrower agrees to pay to Administrative Agent, for the account of Synthetic LC Issuing Bank and the Synthetic LC Lenders as described in paragraph (g) below, with respect to any Synthetic LC Disbursement, interest on the amount paid by Synthetic LC Issuing Bank in respect of each such Synthetic LC Disbursement from the date of such Synthetic LC Disbursement to but excluding the date such amount is reimbursed by or on behalf of Borrower at a rate equal to (i) for the period from the date of such Synthetic LC Disbursement to but excluding the applicable Synthetic LC Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Term Loans that are Base Rate Loans, and (ii) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable hereunder with respect to Term Loans that are Base Rate Loans.

(g) Interest payable pursuant to Section 2.9(f) shall be computed on the basis of a 365/366-day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Synthetic LC Disbursement is reimbursed in full by or on behalf of Borrower. Promptly upon receipt by Administrative Agent of any payment of interest due in respect of Synthetic LC Disbursements pursuant to Section 2.9(f), Administrative Agent shall distribute to each Synthetic LC Lender, out of the interest received by Administrative Agent in respect of the period from the date of such Synthetic LC Disbursement to but excluding the date on which such Synthetic LC Disbursement is reimbursed by or on behalf of Borrower, the amount that such Synthetic LC Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Synthetic Letter of Credit for such period if no Synthetic LC Disbursement had been made under such Synthetic Letter of Credit; in the event Synthetic LC Issuing Bank shall have been reimbursed for all or any portion of such Synthetic LC Disbursement pursuant to Section 2.5(e), Administrative Agent shall distribute to each Synthetic LC Lender (other than a Defaulting Lender) such Lender’s Pro Rata Share of any interest received by Administrative Agent in respect of that portion of such Synthetic LC Disbursement so reimbursed by Lenders for the period from the date on which Lenders made such reimbursement to but excluding the date on which such portion of such Synthetic LC Disbursement is reimbursed by Borrower, net of any amounts paid to such Lender pursuant to the immediately preceding sentence in respect of letter of credit fees for such period in respect of such Letter of Credit. All interest payable pursuant to Section 2.9(f) that is not distributed to Lenders as described in the preceding sentence shall be for the account of the Synthetic LC Issuing Bank.

2.10. Conversion/Continuation.

(a) Subject to Section 2.19 and so long as no Default or Event of Default shall have occurred and then be continuing, Borrower shall have the option:

(i) to convert at any time all or any part of any Term Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless Borrower shall pay all amounts due under Section 2.19 in connection with any such conversion; or

(ii) upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan.

Borrower shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a conversion or continuation in accordance therewith.

2.11. Default Interest The principal amount of all Loans outstanding and not paid when due and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder and not paid when due, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.11 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Collateral Agent, Administrative Agent or any Lender.

2.12. Fees.

(a) [RESERVED].

(b) Borrower agrees to pay to Lenders having Synthetic LC Deposits letter of credit fees equal to (i) the Adjusted Eurodollar Rate plus 5.75% per annum times (ii) the average daily amount of total Synthetic LC Deposits (it being understood that the Synthetic LC Deposit Return paid to Administrative Agent on behalf of the Synthetic LC Lenders pursuant to Section 2.5(m) during the applicable period referred to in Section 2.12(d) shall be credited towards payment of the fees referred to in this Section 2.12(b) for such period). All fees referred to in this Section 2.12(b) shall be paid to Administrative Agent at its Principal Office and upon receipt, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.

(c) Borrower agrees to pay the following fees:

(i) [RESERVED];

(ii) directly to Synthetic LC Issuing Bank, for its own account, a fronting fee equal to [0.25%] per annum, times the average aggregate daily maximum amount available to be drawn under all Synthetic Letters of Credit (determined as of the close of business on any date of determination);

(iii) [RESERVED]; and

(iv) directly to Synthetic LC Issuing Bank, for its own account, such documentary and processing charges for any issuance, amendment, transfer or payment of a Synthetic Letter of Credit as are in accordance with Synthetic LC Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

(d) All fees referred to in Section 2.12(a), 2.12(b) and 2.12(c)(ii) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year until the Synthetic LC Commitment Termination Date, commencing on the first such date to occur after the Closing Date, and on the Synthetic LC Commitment Termination Date (it being understood that the Synthetic LC Deposit Return paid to Administrative Agent on behalf of the Synthetic LC Lenders pursuant to Section 2.5(m) during the applicable period shall be credited towards payment of the fees referred to in Section 2.12(b) for such period).

(e) In addition to any of the foregoing fees, Borrower agrees to pay: (i) to Agents such other fees in the amounts and at the times separately agreed upon; (ii) to each of the Lenders then holding Term Loans, its Pro Rata Share of the following: (A) on the Closing Date, 1.75% of the aggregate principal amount of the Term Loans outstanding on the Closing Date, (B) on the Closing Date, 0.75% of the aggregate principal amount of the Term Loans outstanding on the Closing Date, to be added to the principal amount of each such Lender’s Term Loans, (C) on the date that is eighteen (18) months after the Closing Date, 0.50% of the aggregate principal amount of the Term Loans (including capitalized interest) outstanding on such date and (D) on the date that is twenty four (24) months after the Closing Date, 0.50% of the aggregate principal amount of the Term Loans (including capitalized interest) outstanding on such date; and (iii) to Administrative Agent for the account of each Synthetic LC Lender, the fees set forth in Section 2.5(m) (it being understood that the Synthetic LC Deposit Return paid to Administrative Agent on behalf of the Synthetic LC Lenders pursuant to Section 2.5(m) during the applicable period shall be credited towards payment of the fees referred to in Section 2.12(b) for such period).

2.13. Scheduled Payments/Commitment Reductions.

The principal amount of the Term Loans shall be repaid in consecutive quarterly installments (each, an “Installment”) of 0.25% of the original aggregate principal amount thereof, each on the last day of each calendar quarter of each year commencing on [                     ], 2008.

Notwithstanding the foregoing, (x) such Installments shall be reduced in inverse order of maturity in connection with any voluntary or mandatory prepayments of the Term Loans, in accordance with Sections 2.14, 2.15 and 2.16, as applicable; and (y) the Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Term Loan Maturity Date.

2.14. Voluntary Prepayments/Commitment Reductions.

(a) Voluntary Prepayments.

(i) Any time and from time to time:

(1) with respect to Base Rate Loans, Borrower may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount (or, if less, the then remaining outstanding balance thereof);

(2) with respect to Eurodollar Rate Loans, Borrower may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount (or, if less, the then remaining outstanding balance thereof); and

(3) [RESERVED].

(ii) All such prepayments shall be made:

(1) upon not less than one Business Day’s prior written or telephonic notice in the case of Base Rate Loans; and

(2) upon not less than three Business Days’ prior written or telephonic notice in the case of Eurodollar Rate Loans; and

(3) [RESERVED];

in each case given to Administrative Agent by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice for Term Loans by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.16(a), and shall be without penalty or premium of any kind, except to the extent of breakage and other costs specifically provided for under this Agreement.

(b) Voluntary Commitment Reductions.

(i) [RESERVED].

(ii) Borrower may, upon not less than three Business Days’ prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each applicable Lender and Synthetic LC Issuing Bank), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Synthetic LC Commitments in an amount up to the amount by which the Synthetic LC Commitments exceed the Synthetic LC Usage at the time of such proposed termination or reduction; provided, any such partial reduction of the Synthetic LC Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount.

(iii) Borrower’s notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Synthetic LC Commitments shall be effective on the date specified in Borrower’s notice and shall reduce the Synthetic LC Commitments of each Lender proportionately to its Pro Rata Share thereof.

2.15. Mandatory Prepayments.

(a) Asset Sales. No later than the first Business Day following the date of receipt by Borrower or any of its Subsidiaries of any Net Asset Sale Proceeds, Borrower shall prepay the Loans as set forth in Section 2.16(b) in an aggregate amount equal to such Net Asset Sale Proceeds; provided, (i) so long as no Default or Event of Default shall have occurred and be continuing and (ii) to the extent that aggregate Net Asset Sale Proceeds from the Closing Date through the applicable date of determination do not exceed $3,000,000, Borrower shall have the option, directly or through one or more of its Subsidiaries, to invest such Net Asset Sale Proceeds within three hundred sixty five days of receipt thereof (A) in long-term productive assets (including the assets of another Person (or the Equity Interests of a Person owning such assets) of the general type used in the business of Borrower and its Subsidiaries and (B) to the extent such Net Asset Sale Proceeds constitute proceeds of Non-Core Assets, in Rental Items or inventory held for sale at stores; provided further, pending any such investment all such Net Asset Sale Proceeds may be applied to prepay Revolving Loans under the Revolving Credit Agreement to the extent outstanding (without a reduction in Revolving Commitments thereunder).

(b) Insurance/Condemnation Proceeds. No later than the first Business Day following the date of receipt by Borrower or any of its Subsidiaries, or Collateral Agent and/or Joint First Lien Collateral Agent as loss payee, of any Net Insurance/Condemnation Proceeds, Borrower shall prepay the Loans as set forth in Section 2.16(b) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, (i) so long as no Default or Event of Default shall have occurred and be continuing, and (ii) to the extent that aggregate Net Insurance/Condemnation Proceeds from the Closing Date through the applicable date of determination do not exceed $10,000,000, Borrower shall have the option, directly or through one or more of its Subsidiaries to invest such Net Insurance/Condemnation Proceeds within three hundred sixty five days of receipt thereof in long term productive assets of the general type used in the business of Borrower and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof; provided further, pending any such investment all such Net Insurance/Condemnation Proceeds, as the case may be, may be applied to prepay Revolving Loans under the Revolving Credit Agreement to the extent outstanding (without a reduction in Revolving Commitments thereunder).

(c) Issuance of Equity Securities. On the date of receipt by Borrower of any Cash proceeds from a capital contribution to, or the issuance of any Equity Interests of, Borrower or any of its Subsidiaries (other than (w) proceeds of Equity Interests of the Borrower (that are not Disqualified Equity Interests) issued to a Restricted Sponsor Affiliate that is not a Credit Party (provided no Default or Event of Default shall have occurred and be then continuing), (x) proceeds of the issuance of Equity Interests issued pursuant to the Plan, (y) pursuant to any employee stock or stock option compensation plan, or (z) proceeds of the issuance of Equity Interests (that are not Disqualified Equity Interests) to finance the purchase of a Permitted Acquisition or Permitted Investment within 180 days of such issuance (provided no Default or Event of Default shall have occurred and be then continuing)) Borrower shall prepay the Loans as set forth in Section 2.16(b) in an aggregate amount equal to 50% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses; provided, during any period in which the Secured Leverage Ratio (determined for any such period by reference to the Compliance Certificate delivered pursuant to Section 5.1(d) calculating the Secured Leverage Ratio as of the last day of the most recently ended Fiscal Quarter) (i) shall be 2.50:1.00 or less, Borrower shall only be required to make the prepayments and/or reductions otherwise required hereby in an amount equal to 25% of such net proceeds and (ii) shall be 2.00:1.00 or less, Borrower shall not be required to make the prepayments and/or reductions otherwise required hereby; provided, further, that notwithstanding anything to the contrary in this Section 2.15(c), 100% of the proceeds of the Game Crazy IPO permitted by Section 6.8(j)(B), net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, shall be applied to prepay the Loans as set forth in Section 2.16(b).

(d) Issuance of Debt. On the date of receipt by Borrower or any of its Subsidiaries of any Cash proceeds from the incurrence of any Indebtedness of Borrower or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1, excluding Indebtedness incurred under Section 6.1(r) which must be applied to prepay the Loans as provided hereunder), Borrower shall prepay the Loans as set forth in Section 2.16(b) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

(e) Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow in any Fiscal Year (commencing with the Fiscal Year ending 2008), Borrower shall, no later than ninety (90) days after the end of each such Fiscal Year, prepay the Loans as set forth in Section 2.16(b) in an aggregate amount equal to (i) 75% of such Consolidated Excess Cash Flow minus (ii) voluntary repayments of the Loans and Revolving Loans (excluding repayments of Revolving Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments) during such Fiscal Year; provided, that if, as of the last day of the most recently ended Fiscal Year, the Secured Leverage Ratio (determined for any such period by reference to the Compliance Certificate delivered pursuant to Section 5.1(d) calculating the Secured Leverage Ratio as of the last day of such Fiscal Year) (i)(A) shall be 2.00:1.00 or less, Borrower shall only be required to make the prepayments and/or reductions otherwise required hereby in an amount equal to 50% of such Consolidated Excess Cash Flow or (B) shall be 1.50:1.00 or less, Borrower shall only be required to make the prepayments and/or reductions otherwise required hereby in an amount equal to 25% of such Consolidated Excess Cash Flow, in each case minus (ii) voluntary repayments of the Loans and Revolving Loans (excluding repayments of Revolving Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments) during such Fiscal Year; provided, further, that prepayments under this Section 2.15(e) shall not be required at the end of any Fiscal Year following the Closing Date to the extent such prepayments would, if given effect on the last day of such Fiscal Year, result in the aggregate Cash and Cash Equivalents of Borrower and its Subsidiaries (minus the aggregate amount of Revolving Loans then outstanding under the Revolving Credit Agreement) on such date being reduced to below the sum of $50,000,000 plus the cash interest payments in respect of the Loans and in respect of Indebtedness under the Revolving Credit Agreement that would accrue during the Fiscal Quarter immediately following the Fiscal Year to which such prepayment relates.

(f) Excess Cash. At the end of any of the first three Fiscal Quarters in any Fiscal Year (commencing with the Fiscal Quarter ending April 6, 2008), Borrower shall, no later than fifty (50) days after the end of each such Fiscal Quarter, prepay the Loans as set forth in Section 2.16(b) in an aggregate amount equal to (i) 100% of the Credit Parties’ Cash plus Cash Equivalents on hand at such date minus (ii) voluntary repayments of the Loans and Revolving Loans (excluding repayments of Revolving Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments) during such Fiscal Quarter; provided, that prepayments under this Section 2.15(f) shall not be required at the end of any of the first three Fiscal Quarters of any Fiscal Year to the extent such prepayments would, if given effect on the last day of the Fiscal Quarter, result in the aggregate Cash and Cash Equivalents of Borrower and its Subsidiaries (minus the aggregate amount of Revolving Loans then outstanding under the Revolving Credit Agreement) on such date being reduced to below the sum of $50,000,000 plus the cash interest payments in respect of the Loans and in respect of Indebtedness under the Revolving Credit Agreement that would accrue during the Fiscal Quarter immediately following the Fiscal Quarter to which such prepayment relates.

(g) Prepayment Certificate. Concurrently with any prepayment of the Loans pursuant to Sections 2.15(a) through 2.15(f), Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating in reasonable detail the calculation of the amounts and sources of the applicable net proceeds or Consolidated Excess Cash Flow, as the case may be. In the event that Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Borrower shall promptly make an additional prepayment of the Loans, and Borrower shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

2.16. Application of Prepayments.

(a) Application of Voluntary Prepayments by Type of Loans. Subject to Section 2.17(h), any prepayment of any Loan pursuant to Section 2.14(a) shall be applied as specified by Borrower in the applicable notice of prepayment; provided, in the event Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied to prepay the Term Loans to reduce the scheduled remaining Installments of principal of the Term Loans in inverse order of maturity.

(b) Application of Mandatory Prepayments. Subject to Section 2.17(h), any amount required to be paid pursuant to Sections 2.15(a) through 2.15(f) shall be applied as follows (so long as, after giving effect to the transactions pursuant to Sections 2.15(a) through 2.15(f) and such application of payments below, no Event of Default has occurred and is then continuing:

first, to prepay the Terms Loans, applied to the remaining scheduled Installments of principal of the Term Loans in inverse order of maturity, and thereafter to any remaining principal amount of the Term Loans;

second, to prepay Second Lien Term Loans in accordance with the Second Lien Credit Agreement;

third, to prepay the Revolving Loans and pay any outstanding reimbursement obligations with respect to Revolving Letters of Credit and to pay any outstanding reimbursement obligations with respect to Synthetic Letters of Credit, in each case to the full extent thereof, on a pro rata basis (in accordance with the outstanding principal amount of the Revolving Loans and amount of outstanding reimbursement obligations with respect to Revolving Letters of Credit, on the one hand, and the amount of outstanding reimbursement obligations with respect to Synthetic Letters of Credit, on the other hand); and

fourth, to cash collateralize, on a pro rata basis, outstanding Revolving Letters of Credit (without a reduction in the Revolving Commitments) on the one hand, and outstanding Synthetic Letters of Credit and reduce the Synthetic LC Commitments by the amount of such cash collateralization, on the other hand.

(c) Application of Prepayments of Loans to Base Rate Loans and Eurodollar Rate Loans. Considering each Class of Loans being prepaid separately, any prepayment shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to Section 2.19(c).

2.17. General Provisions Regarding Payments.

(a) All payments by Borrower of principal, interest, fees and other Obligations shall be made in Dollars in same day funds (except in the case of interest to be added to principal as provided in Section 2.9(a)(iii), which shall be paid by adding such amounts to the principal of the Term Loans), without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 p.m. (New York City time) on the date due at the Principal Office designated by Administrative Agent for the account of Lenders; for purposes of computing interest and fees, funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrower on the next succeeding Business Day.

(b) All payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.

(c) Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by Administrative Agent.

(d) Notwithstanding the foregoing provisions hereof, if any Conversion/ Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e) Whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.

(f) Borrower hereby authorizes Administrative Agent, Collateral Agent and Joint First Lien Collateral Agent to charge Borrower’s accounts with Administrative Agent, Collateral Agent and Joint First Lien Collateral Agent in order to cause timely payment to be made to Administrative Agent, Collateral Agent and Joint First Lien Collateral Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

(g) Administrative Agent shall deem any payment by or on behalf of Borrower hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt notice to Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.11 from the date such amount was due and payable until the date such amount is paid in full.

(h) If an Event of Default shall have occurred and not otherwise been waived and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, or any Event of Default under Section 8.1(f) or (g) shall have occurred, or as to any mandatory prepayments under Section 2.15 at any time an Event of Default shall have occurred and not otherwise been waived in accordance with the terms hereof, then, in each case, all payments or proceeds received by Agents hereunder in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in Section 7.2 of the Pledge and Security Agreement.

2.18. Ratable Sharing. Except as provided in Section 10.6(k), Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s Lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Synthetic Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

2.19. Making or Maintaining Eurodollar Rate Loans.

(a) Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be a Funding Notice for or Conversion/Continuation Notice into Base Rate Loans.

(b) Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender’s obligation to maintain its outstanding Eurodollar Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, Borrower shall have the option, subject to the provisions of Section 2.19(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all

Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.19(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms hereof.

(c) Compensation for Breakage or Non-Commencement of Interest Periods. Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to Lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or a rescission pursuant to Section 2.19(b)) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Borrower.

(d) Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e) Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.19 and under Section 2.20 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.19 and under Section 2.20.

2.20. Increased Costs; Capital Adequacy.

(a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.21 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (which term shall include Synthetic LC Issuing Bank for purposes of this Section 2.20(a)) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder, participating in, issuing or maintaining Synthetic Letters of Credit or Synthetic LC Deposits hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.20(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b) Capital Adequacy Adjustment. In the event that any Lender (which term shall include Synthetic LC Issuing Bank for purposes of this Section 2.20(b)) shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans, Synthetic LC Deposits or Synthetic Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans or the Synthetic Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five

Business Days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.20(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(c) Notice. Failure or delay on the part of any Lender or the Synthetic LC Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s or the Synthetic LC Issuing Bank’s right to demand such compensation; provided that Borrower shall not be under any obligation to compensate any Lender or the Synthetic LC Issuing Bank under paragraph (a) or (b) of this Section 2.20 with respect to increased costs or reductions with respect to any period prior to the date that is 180 days prior to the date of the delivery of the statement required pursuant to paragraph (a) or (b); provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any change in any law, treaty, governmental rule, regulation or order within such 180-day period.

2.21. Taxes; Withholding, etc.

(a) Payments to Be Free and Clear. All sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

(b) Withholding of Taxes. If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender (which term shall include Synthetic LC Issuing Bank for purposes of this Section 2.21(b)) under any of the Credit Documents: (i) Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it; (ii) Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Borrower shall deliver to

Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, except with respect to any deduction or withholding on account of any Tax (other than a Tax on the overall net income of any Lender) imposed in connection with any Synthetic Letter of Credit or Synthetic LC Deposit, no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender on the Closing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

(c) Evidence of Exemption From U.S. Withholding Tax. Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “Non-US Lender”) shall deliver to Administrative Agent for transmission to Borrower, on or prior to the Closing Date (in the case of each Lender on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrower or Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form W-8ECI pursuant to clause (i) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income tax purposes (a “U.S. Lender”) shall deliver to Administrative Agent and Borrower on or prior to the Closing Date (or, if later, on or prior to the date on which such Lender becomes a party to this Agreement) two original copies of Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by such Lender, certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or otherwise prove that it is entitled to such an exemption. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.21(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Borrower two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI , or a Certificate

re Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN (or any successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence. Borrower shall not be required to pay any additional amount to any Non-US Lender under Section 2.21(b)(iii) if such Lender shall have failed (1) to deliver the forms, certificates or other evidence referred to in the second sentence of this Section 2.21(c), or (2) to notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of the first sentence of this Section 2.21(c) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 2.21(c) shall relieve Borrower of its obligation to pay any additional amounts pursuant this Section 2.21 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

2.22. Obligation to Mitigate. Each Lender (which term shall include Synthetic LC Issuing Bank for purposes of this Section 2.22) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Synthetic Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.19, 2.20 or 2.21 (except with respect to any sums payable in respect of any deduction or withholding on account of any Tax (other than a Tax on the overall net income of any Lender) imposed in connection with any Synthetic Letter of Credit or Synthetic LC Deposit described in Section 2.21(b)(iii)), it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.19, 2.20 or 2.21 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Loans or Synthetic Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Loans or Synthetic Letters of Credit or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.22 unless Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this Section 2.22 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.23. Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender, other than at the direction or request of any regulatory agency or authority, defaults (a “Defaulting Lender”) in its obligation to fund (a “Funding Default”) its portion of any unreimbursed payment, or to make a Synthetic LC Deposit, including under Section 2.5 (in each case, a “Defaulted Loan”), then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents; and (b) the aggregate Synthetic LC Exposure of all Lenders as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender. No Synthetic LC Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.23, performance by Borrower of its obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.23. The rights and remedies against a Defaulting Lender under this Section 2.23 are in addition to other rights and remedies which Borrower may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

2.24 Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) shall give notice to Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.19, 2.20 or 2.21, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after Borrower’s request for such withdrawal; or (b) (i) any Lender shall become a Defaulting Lender, (ii) the Default Period for such Defaulting Lender shall remain in effect, and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Borrower’s request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), Borrower may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Synthetic LC Commitments and Synthetic LC Deposit, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and Borrower shall pay or cause to be paid the fees, if any, payable thereunder in connection with any such assignment from an Increased Cost Lender or a Non-Consenting Lender and the Defaulting Lender shall pay the fees, if any, payable thereunder in connection with any such assignment from such Defaulting Lender; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to the Synthetic LC Deposit of such Terminated Lender, together with all accrued Synthetic LC Deposit Return thereon, (C) an amount equal to all unreimbursed Synthetic LC Disbursements that have been funded by such

Terminated Lender, together with all then unpaid interest with respect thereto at such time and (D) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.12 and all other amounts owing to such Terminated Lender pursuant to any other provision of any Credit Document; (2) on the date of such assignment, Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.19(c), 2.20 or 2.21; or otherwise as if it were a prepayment and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Synthetic LC Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

SECTION 3. CONDITIONS PRECEDENT

3.1. Closing Date. The obligation of each Lender to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date:

(a) Credit Documents. Administrative Agent shall have received copies of each Credit Document originally executed and delivered by each applicable Credit Party, and each schedule to such Credit Documents (such schedules to be in form and substance reasonably satisfactory to the Administrative Agent).

(b) Additional Loan Documents. On or before the Closing Date, Borrower shall have delivered to Administrative Agent complete, correct and conformed copies of (i) the Second Lien Credit Agreement and the other Second Lien Credit Documents, in each case in form and substance reasonably satisfactory to the Administrative Agent and (ii) the Revolving Credit Agreement and the other Revolving Credit Documents, in each case in form and substance reasonably satisfactory to the Administrative Agent.

(c) Organizational Documents; Incumbency. Administrative Agent shall have received (i) copies of each Organizational Document executed and delivered by each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing, among other things, the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business (other than, in the case of jurisdictions other than such Credit Party’s jurisdiction of incorporation, organization or formation, where the failure to be in good standing or so qualified could not be reasonably expected to have a Material Adverse Effect), each dated a recent date prior to the Closing Date.

(d) Organizational and Capital Structure. The organizational structure and capital structure of Borrower and its Subsidiaries shall be as set forth on Schedule 4.1.

(e) DIP Credit Agreement Obligations. On the Closing Date, Borrower and its Subsidiaries shall have (i) repaid in full in cash the DIP Credit Facility Obligations and any and all fees then owing to the lenders under the DIP Credit Agreement or pursuant to any “DIP Order” (as defined in the DIP Credit Agreement), (ii) terminated any commitments to lend or make other extensions of credit under the DIP Credit Agreement, (iii) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing the DIP Credit Facility Obligations or other obligations of Borrower and its Subsidiaries thereunder being repaid on the Closing Date, and (iv) made arrangements reasonably satisfactory to Administrative Agent with respect to the cancellation of any letters of credit outstanding thereunder or the issuance of Synthetic Letters of Credit to support the obligations of Borrower and its Subsidiaries with respect thereto.

(f) Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the Plan and the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(g) Real Estate Assets. In order to create or continue in favor of Joint First Lien Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in certain Real Estate Assets, Joint First Lien Collateral Agent shall have received from Borrower and each applicable Guarantor:

(i) fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Estate Asset listed in Schedule 3.1(g)(i) (each, a “Closing Date Mortgaged Property”);

(ii) an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in each state in which a Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such state and such other matters as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent;

(iii) (a) except as determined by the Requisite Lenders in the exercise of their sole discretion, ALTA mortgagee title insurance policies or unconditional commitments therefor issued by one or more title companies reasonably satisfactory to Collateral Agent with respect to each Closing Date Mortgaged Property (each, a “Title Policy”), in amounts not less than the fair market value of each Closing Date Mortgaged Property, together with a title report issued by a title company with respect thereto, dated not more than thirty days prior to the Closing Date and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Collateral Agent and (B) evidence satisfactory to Collateral Agent that such Credit Party has paid to the title company or to the appropriate governmental authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for each Closing Date Mortgaged Property in the appropriate real estate records;

(iv) flood certifications with respect to all Closing Date Mortgaged Properties and evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors, in form and substance reasonably satisfactory to Collateral Agent; and

(v) except as determined by the Requisite Lenders in the exercise of their sole discretion, either (i) new ALTA surveys of all Closing Date Mortgaged Properties, certified to Collateral Agent and dated not more than thirty days prior to the Closing Date, or (ii) existing ALTA surveys of all Closing Date Mortgaged Properties, certified to Collateral Agent, along with an affidavit of no change from the surveyor issued not more than thirty days prior to the Closing Date.

(h) Personal Property Collateral. In order to create or continue in favor of Joint First Lien Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the personal property Collateral, the Credit Parties shall have delivered to Joint First Lien Collateral Agent:

(i) evidence satisfactory to Collateral Agent of the compliance by each Credit Party of their obligations under the Pledge and Security Agreement and the other Collateral Documents (including their obligations to execute and deliver UCC financing statements, originals of securities, instruments, chattel paper and certificates of title and any agreements governing deposit and/or securities accounts as provided therein);

(ii) A completed Collateral Questionnaire dated the Closing Date and executed by an Authorized Officer of each Credit Party, together with all attachments contemplated thereby together with (A) the results of a recent search, by a Person reasonably satisfactory to Collateral Agent, of all effective UCC financing statements made with respect to any personal or mixed property of any Credit Party in the jurisdictions specified in the Collateral Questionnaire, together with copies of all such filings disclosed by such search, and (B) UCC termination statements (or similar documents) duly authorized and, if applicable, executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements disclosed in such search (other than any such financing statements in respect of Permitted Liens);

(iii) fully executed and notarized Intellectual Property Security Agreements, in proper form for filing or recording in all appropriate places in all applicable jurisdictions, memorializing and recording the encumbrance of the Intellectual Property Assets listed in Schedule 4.7 to the Pledge and Security Agreement;

(iv) opinions of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) with respect to the creation and perfection of the security interests in favor of Joint First Lien Collateral Agent in such Collateral and such other matters governed by the laws of each jurisdiction in which any Credit Party or any personal property Collateral is located as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent;

(v) evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including (i) a Landlord Personal Property Collateral Access Agreement executed by the landlord of any Leasehold Property which is a warehouse, distribution center or other location at which a material amount of Collateral is located, and by the applicable Credit Party and (ii) any intercompany notes evidencing Indebtedness permitted to be incurred pursuant to Section 6.1(b)) and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent; and

(vi) evidence satisfactory to Collateral Agent that Borrower has retained, at its sole cost and expense, a service provider acceptable to Collateral Agent for the tracking of all of UCC financing statements of Borrower and the Guarantors and that will provide notification to Collateral Agent of, among other things, the upcoming lapse or expiration thereof.

(i) RESERVED

(j) Financial Statements; Projections. Administrative Agent shall have received from Borrower (i) the Historical Financial Statements (it being understood and agreed that such Historical Financial Statements submitted to Administrative Agent prior to the Closing Date are satisfactory to Administrative Agent), (ii) pro forma consolidated balance sheets of Borrower and its Subsidiaries as at the Closing Date, and reflecting consummation of the Plan and the other transactions contemplated by the Credit Documents to occur on or prior to the Closing Date, which pro forma balance sheet shall be in form and substance reasonably satisfactory to Administrative Agent, and (iii) the Projections.

(k) Budget. Administrative Agent shall have received the Budget.

(l) Evidence of Insurance. Collateral Agent shall have received a certificate from Borrower’s insurance broker or other evidence reasonably satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect, together with endorsements naming the Joint First Lien Collateral Agent, for the benefit of Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 5.5.

(m) Opinions of Counsel to Credit Parties. Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Kirkland & Ellis LLP, special counsel for Credit Parties, as to such matters as Administrative Agent may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to Administrative Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to Agents and Lenders).

(n) Fees. Borrower shall have paid to Agents the fees payable on the Closing Date referred to in Section 2.12(e).

(o) Solvency Certificate. On the Closing Date Administrative Agent shall have received a Solvency Certificate from Borrower and in form, scope and substance satisfactory to Administrative Agent, and demonstrating that after giving effect to the consummation of the Plan and the transactions contemplated by the initial extensions of credit hereunder, under the Revolving Credit Agreement and under the Second Lien Credit Agreement and any rights of contribution, each of Borrower and its Subsidiaries is and will be Solvent.

(p) Closing Date Certificate. Borrower shall have delivered to Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

(q) No Litigation. There shall not exist any action, suit, investigation, litigation, proceeding, hearing or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of Administrative Agent, singly or in the aggregate, materially impairs the Plan or any of the other transactions contemplated by the Credit Documents, or that could have a Material Adverse Effect.

(r) Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the Plan and the other transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

(s) Letter of Direction. [Administrative Agent shall have received a duly executed letter of direction from Borrower addressed to Administrative Agent, on behalf of itself and Lenders, directing the issuance of Synthetic Letters of Credit (it being understood that the Synthetic LC Deposits and the principal amount of Term Loans outstanding under the Existing First Lien Credit Agreement on the Closing Date shall, in each case, continue as Synthetic LC Deposits and Term Loans hereunder on and after the Closing Date).]

(t) RESERVED

(u) Patriot Act. Prior to the Closing Date, the Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”).

(v) Consummation of Plan; etc. The following events or transactions shall have occurred, in each case on terms and conditions reasonably satisfactory to Administrative Agent:

(i) All documents executed in connection with the implementation of the Plan shall be in accordance with the Plan and shall be reasonably satisfactory in form and substance to Administrative Agent;

(ii) The capitalization of Borrower and its Subsidiaries and the sources and uses of the funds of Borrower and its Subsidiaries on the Closing Date and in connection with the implementation of the Plan shall be consistent in all material respects with the pro forma financial statements and other information delivered to Lenders prior to the date of this Agreement;

(iii) All conditions precedent to the effectiveness of the Plan shall have been met (or shall be met upon funding of the Loans and issuance of the Synthetic Letters of Credit to be made on the Closing Date) or waived in accordance with the Plan, the Plan Effective Date and substantial consummation of the Plan shall have occurred (or shall be scheduled to occur upon funding of the Loans and issuance of Synthetic Letters of Credit to be made on the Closing Date), and the Plan shall be in full force and effect;

(iv) the Confirmation Order shall be final, valid, subsisting and continuing and shall not have been reversed, stayed or otherwise amended or modified, and shall not be subject to a pending motion to modify or to stay and shall be in full force and effect;

(v) there shall be no motion to revoke confirmation of the Plan; and

(vi) all appeal periods relating to the Confirmation Order shall have expired, and there shall be no petition for rehearing or certiorari pending in respect of the Confirmation Order which could reasonably be expected, in the reasonable judgment of Administrative Agent, to adversely affect the Plan.

(w) Evidence of Transfer of [Leasehold Property] to Real Estate Guarantor. Collateral Agent shall have received, in form and substance satisfactory to the Administrative Agent, (a) such agreements, documents, instruments and orders of the Bankruptcy Court required (i) to convey all of the [Leasehold Property] to the Real Estate Guarantor (other than [Leasehold Property] determined by the Administrative Agent or Requisite Lenders, in its or their sole discretion, as not having to be conveyed) and (ii) to evidence the assignment to and assumption by the Real Estate Guarantor of all of the Leasehold Property and (b) the operating agreements between Real Estate Guarantor, on the one hand, and each other Credit Parties that operate a retail store, warehouse, distribution center or other business on any Leasehold Property, on the other hand, duly authorized, executed and delivered by the parties thereto.

3.2. Conditions to Each Credit Extension.

(a) Conditions Precedent. The obligation of each Lender to make any Loan, or Synthetic LC Issuing Bank to issue any Synthetic LC Letter of Credit, on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

(i) Administrative Agent shall have received a fully executed and delivered Funding Notice or Issuance Notice, as the case may be;

(ii) after making the Credit Extensions on such Credit Date, the usage of the Commitments shall not exceed the available Commitments at such date;

(iii) after making the Credit Extensions requested on such Credit Date, the total Synthetic LC Usage shall not exceed the total Synthetic LC Deposits;

(iv) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents (other than, for Credit Extensions involving the continuation of Eurodollar Rate Loans into a new Interest Periods, those set forth in Section 4.9 and Section 4.11) shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

(v) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default; and

(vi) on or before the date of issuance of any Synthetic Letter of Credit, Administrative Agent and Synthetic LC Issuing Bank shall have received all other information required by the applicable Issuance Notice, and such other documents or information as Synthetic LC Issuing Bank may reasonably require in connection with the issuance of such Synthetic Letter of Credit.

Any Agent or Requisite Lenders shall be entitled, but not obligated to, request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent or Requisite Lenders such request is warranted under the circumstances.

(b) Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent. In lieu of delivering a Notice, Borrower may give Administrative Agent telephonic notice by the required time of any proposed borrowing, conversion/continuation or issuance of a Synthetic Letter of Credit, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the applicable date of borrowing, continuation/conversion or issuance. Neither Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Borrower or for otherwise acting in good faith.

SECTION 4. REPRESENTATIONS AND WARRANTIES

In order to induce Lenders and Synthetic LC Issuing Bank to enter into this Agreement and to make each Credit Extension to be made thereby, and to induce the Lenders and the Agents to amend and restate the Existing First Lien Credit Agreement on the Closing Date, each Credit Party represents and warrants to each Lender and Synthetic LC Issuing Bank, on the Closing Date and on each Credit Date, that the following statements are true and correct (it being understood and agreed that the representations and warranties made on the Closing Date are deemed to be made concurrently with the Plan Effective Date and the other transactions contemplated hereby):

4.1. Organization; Requisite Power and Authority; Qualification. Each of Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

4.2. Equity Interests and Ownership. The Equity Interests of Subsidiaries of Borrower has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which any Subsidiary of Borrower is a party requiring, and there is no membership interest or other Equity Interests of any Subsidiary of Borrower outstanding which upon conversion or exchange would require, the issuance by any Subsidiary of Borrower of any additional membership interests or other Equity Interests of any Subsidiary of Borrower or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of any Subsidiary of Borrower. Schedule 4.2 correctly sets forth the ownership interest of Borrower and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date after giving effect to the consummation of the Plan.

4.3. Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

4.4. No Conflict. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties, the consummation of the Plan, and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to Borrower or any of its Subsidiaries, (ii) any of the Organizational Documents of Borrower or any

of its Subsidiaries, or (iii) any order, judgment or decree of any court or other agency of government binding on Borrower or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower or any of its Subsidiaries except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent and/or Joint First Lien Collateral Agent, on behalf of Secured Parties, Liens securing the obligations under the Revolving Credit Agreement and Liens securing the obligations under the Second Lien Credit Agreement); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Borrower or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

4.5. Governmental Consents. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the Plan and the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except (i) as otherwise set forth in the Plan, (ii) for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent and/or Joint First Lien Collateral Agent for filing and/or recordation, as of the Closing Date and (iii) any registration, consent, approval, notice or action to the extent that the failure to undertake or obtain such registration, consent, approval, notice or action could not reasonably be expected to have a Material Adverse Effect.

4.6. Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.7. Historical Financial Statements. Other than in respect of matters disclosed on Schedule 4.7 hereto, the Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from (i) audit and normal year-end adjustments and (ii) changes resulting from the matters described on Schedule 4.7 hereto. As of the Closing Date, except in respect of matters disclosed on Schedule 4.7 hereto, neither Borrower nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease (other than store leases entered into in the ordinary course of business) or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower and any of its Subsidiaries taken as a whole.

4.8. Projections. On and as of the Closing Date, the projections of Borrower and its Subsidiaries for the period of Fiscal Year 2008 through and including Fiscal Year 2011 (the “Projections”) are based on good faith estimates and assumptions made as of the Closing Date by the management of Borrower; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided further, as of the Closing Date, management of Borrower believed that the Projections were reasonable and attainable.

4.9. No Material Adverse Change. Since the Closing Date (after giving effect to the transactions contemplated by this Agreement and the Plan), no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, other than such changes and developments that are contemplated by the Plan.

4.10. No Restricted Junior Payments. Since the Closing Date, neither Borrower nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted pursuant to Section 6.4 and the Plan.

4.11. Adverse Proceedings, etc. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, orders, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Other than as expressly contemplated by the Plan to be paid in connection with the consummation of the Plan or contemplated pursuant to the Plan to survive the Plan Effective Date, there are no pre-petition or administrative claims or pre-petition Liens other than such claims and Liens identified on Schedules 6.1 and 6.2 that are not material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower and any of its Subsidiaries taken as a whole.

4.12. Payment of Taxes. Except as otherwise permitted under Section 5.3 or pursuant to the Plan, all federal, material state, material provincial and other material tax returns and reports of Borrower and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes reflected therein which are due and payable and all assessments, fees and other governmental charges upon Borrower and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Borrower knows of no proposed tax assessment against Borrower or any of its Subsidiaries which is not being actively contested by Borrower or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.13. Properties.

(a) Title. Each of Borrower and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property, and subject to Section 3.1(w) in the case of leasehold interests in real property), (iii) valid licensed rights in (in the case of licensed interests in Intellectual Property) and (iv) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of (x) during the Cases in accordance with applicable requirements of the Bankruptcy Code or pursuant to an order of the Bankruptcy Court, (y) since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.8 and, with respect to the foregoing clause (ii), except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

(b) Real Estate. As of the Closing Date, Schedule 4.13 contains a true, accurate and complete list of (i) all Real Estate Assets, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Borrower does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

4.14. Environmental Matters. Neither Borrower nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law. There are and, to each of Borrower’s and its Subsidiaries’ knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries nor, to any Credit Party’s knowledge, any predecessor of Borrower or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Borrower’s or any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R.

Parts 260-270 or any state equivalent. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to Borrower or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

4.15. No Defaults. Neither Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

4.16. Material Contracts. Schedule 4.16 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and, after giving effect to consummation of the transactions contemplated by this Agreement, except as described thereon, all such Material Contracts are in full force and effect and no defaults currently exist thereunder.

4.17. Governmental Regulation. Neither Borrower nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Borrower nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.18. Margin Stock. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors.

4.19. Employee Matters. Neither Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Borrower or any of its Subsidiaries, or to the best knowledge of Borrower and Borrower, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Borrower or any of its Subsidiaries or to the best knowledge of Borrower and Borrower, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Borrower or any of its Subsidiaries, and (c) to the best knowledge of Borrower and Borrower, no union representation question existing with respect to the employees of Borrower or any of its Subsidiaries and, to the best knowledge of Borrower and Borrower, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect. The consummation of the Plan will not give rise to any right of termination, right of renegotiation or any other right under any collective bargaining agreement or Multiemployer Plan to which Borrower or any of its Subsidiaries is bound.

4.20. Employee Benefit Plans. Borrower, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan , except, in each case, where the failure to comply or perform would not reasonably be expected to result in liabilities of Borrower and its Subsidiaries in excess of $15,000,000 in the aggregate or have Material Adverse Effect. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status. No liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan (other than routine contributions) or any trust established under Title IV of ERISA (other than routine contributions) has been or is expected to be incurred by Borrower, any of its Subsidiaries or any of their ERISA Affiliates, which would, when taken together with all such liabilities, exceed $15,000,000 in the aggregate for Borrower and its Subsidiaries or which would reasonably be expected to have Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all such ERISA Events, would exceed $15,000,000 in the aggregate for Borrower and its Subsidiaries or would reasonably be expected to have Material Adverse Effect. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws and to the extent an employee became entitled to benefits prior to his or her termination of employment (e.g., severance, long term disability benefits, etc.), no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by Borrower, any of its Subsidiaries or any of their ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Borrower, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA is zero. Borrower, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

4.21. Certain Fees. No broker’s or finder’s fee or commission will be payable with respect to the transactions contemplated by the Plan or the Credit Documents, except as payable to the Agents and the Lenders or as otherwise contemplated by the Plan.

4.22. Solvency. The Credit Parties are and, upon the incurrence of any Obligation by any Credit Party on any date on which this representation and warranty is made, will be, Solvent.

4.23. Compliance with Statutes, etc. Each of Borrower and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Borrower or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

4.24. Disclosure. No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to any Agent or Lender by or on behalf of Borrower or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to Borrower, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made, except for the possible adjustment to the Historical Financial Statements resulting from the matters described on Schedule 4.7 hereto. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Borrower to be reasonable at the time made, it being recognized by the Administrative Agent and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially and adversely from the projected results (it being understood that such projections and financial information do not give effect to the matters described on Schedule 4.7 hereto). There are no facts known (or which should upon the reasonable exercise of diligence be known) to Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby

4.25. Patriot Act. To the extent applicable, each Credit Party is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the Untied States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 5. AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations and cancellation or expiration of all Synthetic Letters of Credit, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

5.1. Financial Statements and Other Reports. Borrower will deliver to Administrative Agent and Lenders:

(a) Monthly Reports. As soon as available, and in any event within 30 days after the end of each fiscal month ending after the Closing Date, commencing with the fiscal month prior to the fiscal month in which the Closing Date occurs, the consolidated balance sheets of Borrower and its Subsidiaries as at the end of such fiscal month and the related consolidated statements of operations, stockholders’ equity and cash flows of Borrower and its Subsidiaries for such fiscal month and for the period from the beginning of the then current Fiscal Year to the end of such fiscal month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

(b) Quarterly Financial Statements. As soon as available, and in any event within 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter in which the Closing Date occurs, the consolidated balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of operations, stockholders’ equity and cash flows of Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

(c) Annual Financial Statements. As soon as available, and in any event within 105 days after the end of each Fiscal Year, commencing with the Fiscal Year in which the Closing Date occurs, (i) the consolidated balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of operations, stockholders’ equity and cash flows of Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto, and (ii) with respect to such consolidated financial statements a report thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by Borrower, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants stating (1) that their audit examination has included a review of the terms of Section 6.7 of this Agreement and the related definitions, (2) whether, in connection therewith, any condition or event that constitutes a Default or an Event of Default under Section 6.7 has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof, and (3) if provided by such independent certified public accountants, that nothing has come to their attention that causes them to believe that the information contained in any Compliance Certificate is not correct or that the matters set forth in such Compliance Certificate are not stated in accordance with the terms hereof;

(d) Compliance Certificate. Together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to Sections 5.1(a), 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate;

(e) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Borrower and its Subsidiaries delivered pursuant to Section 5.1(b) or 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to Administrative Agent; provided, that this Section 5.1(e) shall not apply in the event Borrower or Requisite Lenders do not make the request referred to in, and the Credit Documents are not amended in the manner described in, Section 1.2;

(f) Notice of Default. Promptly upon any officer of Borrower obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Borrower with respect thereto, (ii) that any Person has given any notice to Borrower or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b), or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto;

(g) Notice of Litigation. Promptly upon any officer of Borrower obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by Borrower to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either clause (i) or (ii), if adversely determined could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Borrower to enable Lenders and their counsel to evaluate such matters;

(h) ERISA. (i) Promptly upon any officer of Borrower becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request which, in each of (i) and (ii) relate to matters or liabilities that, when taken together with all such matters and liabilities, exceed $15,000,000 in the aggregate for Borrower and its Subsidiaries or which would reasonably be expected to have Material Adverse Effect;

(i) Updated Budget. As soon as practicable and in any event no later than forty five days after the end of each Fiscal Year, an updated Budget, in form reasonably satisfactory to Administrative Agent (it being understood and agreed that the form of the Budget provided to Administrative Agent on or prior to the Closing Date is acceptable to Administrative Agent);

(j) Insurance Report. As soon as practicable and in any event by the last day of each Fiscal Year, a certificate from Borrower’s insurance broker(s) in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such certificate by Borrower and its Subsidiaries;

(k) Notice of Change in Board of Directors. With reasonable promptness, written notice of any change in the board of directors (or similar governing body) of Borrower;

(l) Notice Regarding Material Contracts. Promptly, and in any event within ten Business Days (i) after any Material Contract of Borrower or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Borrower or such Subsidiary, as the case may be, or (ii) after any new Material Contract is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to Administrative Agent (to the extent such delivery is permitted by the terms of any such Material Contract, provided, no such prohibition on delivery shall be effective if it were bargained for by Borrower or its applicable Subsidiary with the intent of avoiding compliance with this Section 5.1(l)), and an explanation of any actions being taken with respect thereto;

(m) Information Regarding Collateral. (a) Borrower will furnish to Collateral Agent and Joint First Lien Collateral Agent prompt written notice of any change (i) in any Credit Party’s corporate name, (ii) in any Credit Party’s identity or corporate structure, (iii) in any Credit Party’s jurisdiction of organization or (iv) in any Credit Party’s Federal Taxpayer Identification Number or state organizational identification number. Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for Joint First Lien Collateral Agent to continue at all times following such change to have a valid, legal and perfected Lien in all the

Collateral as contemplated in the Collateral Documents. Borrower also agrees promptly to notify Collateral Agent and Joint First Lien Collateral Agent if any material portion of the Collateral is damaged or destroyed;

(n) Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(c), Borrower shall deliver to Collateral Agent and Joint First Lien Collateral Agent a certificate of its Authorized Officer (i) either confirming that there has been no change in such information since the date of the Collateral Questionnaire delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section and/or identifying such changes and (ii) certifying that all UCC financing statements (including fixtures filings, as applicable) and all supplemental intellectual property security agreements or other appropriate filings, recordings or registrations, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above (or in such Collateral Questionnaire) to the extent necessary to effect, protect and perfect the security interests under the Collateral Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period);

(o) Other Information. (A) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Borrower to its security holders acting in such capacity or by any Subsidiary of Borrower to its security holders other than Borrower or another Subsidiary of Borrower, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, (iii) all press releases and other statements made available generally by Borrower or any of its Subsidiaries to the public concerning material developments in the business of Borrower or any of its Subsidiaries, and (B) such other information and data with respect to Borrower or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent (for itself or any Lender or Synthetic LC Issuing Bank);

(p) Certification of Public Information. Concurrently with the delivery of any document or notice required to be delivered pursuant to this Section 5.1, Borrower shall indicate in writing whether such document or notice contains Nonpublic Information. Borrower and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to Borrower, its Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to this Section 5.1 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that Borrower has indicated contains Nonpublic Information shall not be posted on that portion of the Platform designated for such public-side Lenders. If Borrower has not indicated whether a document or notice delivered pursuant to this Section 5.1 contains solely Nonpublic Information, Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material nonpublic information with respect to Borrower, its Subsidiaries and their securities;

(q) Amendment to Other Loan Credit Documents. Promptly upon execution and delivery thereof, copies of any material amendment, restatement, waiver, supplement or other modification to (i) the Second Lien Credit Agreement, or any other Second Lien Credit Document, entered into on or after the Closing Date or (ii) the Revolving Credit Agreement or any other Revolving Credit Document; and

(r) RESERVED

Documents required to be delivered pursuant to Section 5.1(b), (c), (k), (l) or (o) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower posts such documents with the Securities and Exchange Commission; or (ii) on which such documents are posted on Borrower’s behalf on an Internet or intranet website, if any, to which each Lender, Synthetic LC Issuing Bank and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that: (i) Borrower shall deliver paper copies of such documents to either Administrative Agent or any Lender that requests Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by such Administrative Agent or such Lender and (ii) Borrower shall notify each Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 5.1(d) to Administrative Agent. Except for such Compliance Certificates, Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

5.2. Existence. Except as otherwise permitted under Section 6.8, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Credit Party (other than Borrower with respect to existence) or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.3. Payment of Taxes and Claims. Each Credit Party will, and will cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if (i) such Tax or claim does not, together with all other Taxes then remaining unpaid, exceed $250,000 in the aggregate or (ii) it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Borrower or any of its Subsidiaries).

5.4. Maintenance of Properties. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear, casualty and condemnation excepted, all material tangible properties used or useful in the business of Borrower and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

5.5. Insurance. Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Borrower and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Borrower will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar business (it being understood and agreed that Borrower’s hazard self-insurance program of $250,000 per store consistent with past prudent business practice and currently in effect as of the Closing Date is acceptable). Each such policy of insurance shall (i) name Joint First Lien Collateral Agent, on behalf of Secured Parties, as an additional insured thereunder as its interests may appear, (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Collateral Agent, that names Joint First Lien Collateral Agent, on behalf of the Secured Parties, as the loss payee thereunder and provide for at least thirty days’ prior written notice to Joint First Lien Collateral Agent of any modification or cancellation of such policy.

5.6. Books and Records; Inspections. Each Credit Party will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity in all material respects with GAAP (except as related to matters described on Schedule 4.7 hereto) shall be made of all dealings and transactions in relation to its business and activities. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent or any Lender to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided, however, that so long as no Event of Default has occurred and is continuing, the Administrative Agent and Collateral Agent may visit and inspect Borrower only once during any Fiscal Year at Borrower’s expense.

5.7. Lenders Meetings.

(a) Borrower will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Borrower’s corporate offices (or at such other location as may be agreed to by Borrower and Administrative Agent) at such time as may be agreed to by Borrower and Administrative Agent.

(b) Borrower will, at such dates and times agreed to by Administrative Agent, participate in conference calls or meetings with the Administrative Agent and the “restricted” Lenders once during each Fiscal Quarter, with the first such conference call or meeting to occur no later than the date that is sixty (60) days after the Closing Date; provided, that Borrower will also participate in such calls or meetings at such other dates and times indicated by Administrative Agent or the Requisite Lenders upon no less than 10 days prior notice to Borrower.

5.8. Compliance with Laws. Each Credit Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and each Credit Party will comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority in respect of the disclosure (if any) of the matters described on Schedule 4.7.

5.9. Environmental.

(a) Environmental Disclosure. Borrower will deliver to Administrative Agent and Lenders:

(i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Borrower or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any material Environmental Claims;

(ii) promptly upon an officer of Borrower obtaining knowledge of the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (2) any remedial action taken by Borrower or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental

Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (3) Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

(iii) as soon as practicable following the sending or receipt thereof by Borrower or any of its Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (2) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (3) any request for information from any governmental agency that suggests such agency is investigating whether Borrower or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity that, individually or in the aggregate, has a reasonable possibility of resulting in a Material Adverse Effect;

(iv) prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Borrower or any of its Subsidiaries that could reasonably be expected to (A) expose Borrower or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) affect the ability of Borrower or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Borrower or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Borrower or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and

(v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 5.9(a).

(b) Hazardous Materials Activities, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.10. Subsidiaries. In the event that any Person becomes a Domestic Subsidiary of Borrower (or Borrower elects to have Movie Gallery Canada become a Guarantor), Borrower shall (a) promptly cause such Domestic Subsidiary (or Movie Gallery Canada, as the case may be) to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Joint First Lien Collateral Agent a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(c), 3.1(g), 3.1(h), 3.1(i) and 3.1(m). In the event that any Person becomes a Foreign Subsidiary of Borrower, and the ownership interests of such Foreign Subsidiary are owned by Borrower or by any Domestic Subsidiary thereof, Borrower shall, or shall cause such Domestic Subsidiary to, deliver, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(c), and Borrower shall take, or shall cause such Domestic Subsidiary to take, all of the actions referred to in Section 3.1(h)(i) necessary to grant and to perfect a First Priority Lien in favor of Joint First Lien Collateral Agent, for the benefit of Secured Parties, under the Pledge and Security Agreement in 65% of such Equity Interests. In the event that any Inactive Entity shall have total revenues exceeding $1,000,000 for any four consecutive Fiscal Quarters after the Closing Date or at any time after the Closing Date shall have total assets exceeding $1,000,000, Borrower shall, or shall cause any Domestic Subsidiary holding the Equity Interests in such Inactive Entity to, take, all of the actions referred to in Section 3.1(h)(i) necessary to grant and to perfect a First Priority Lien in favor of Joint First Lien Collateral Agent, for the benefit of Secured Parties, under the Pledge and Security Agreement in such Equity Interests (to the extent required pursuant to the terms of the Pledge and Security Agreement). With respect to each such Subsidiary, Borrower shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Borrower, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Borrower; and such written notice shall be deemed to supplement Schedule 4.1 and 4.2 for all purposes hereof.

5.11. Additional Material Real Estate Assets. In the event that (i) any Credit Party acquires a Material Real Estate Asset or (ii) a Real Estate Asset owned or leased on the Closing Date becomes a Material Real Estate Asset and, in each case, such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Joint First Lien Collateral Agent, for the benefit of Secured Parties, then such Credit Party shall promptly take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates similar to those described in Sections 3.1(g), 3.1(h) and 3.1(i) with respect to each such Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Joint First Lien Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in such Material Real Estate Assets. In addition to the foregoing, Borrower shall, at the request of Collateral Agent, deliver, from time to time, to Collateral Agent and Joint First Lien Collateral Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Joint First Lien Collateral Agent has been granted a Lien.

5.12. Interest Rate Protection. Unless sooner instructed in writing by the Administrative Agent (with the consent of the Requisite Lenders) that this Section 5.12 does not apply, no later than one hundred twenty (120) days following the Closing Date and at all times thereafter until the third anniversary of the Closing Date, Borrower shall obtain and cause to be maintained protection against fluctuations in interest rates pursuant to one or more Interest Rate Agreements in form and substance reasonably satisfactory to Administrative Agent, in order to ensure that no less than 50% of the aggregate principal amount of the Loans then outstanding (exclusive of amounts capitalized from time to time) is either (i) subject to such Interest Rate Agreements or (ii) Indebtedness that bears interest at a fixed rate.

5.13. Further Assurances. At any time or from time to time upon the request of Administrative Agent, Collateral Agent or Joint First Lien Collateral Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent, Collateral Agent or Joint First Lien Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent, Collateral Agent Joint First Lien Collateral Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of Borrower, and its Subsidiaries and all of the outstanding Equity Interests of Borrower and its Subsidiaries (subject to limitations contained in the Credit Documents with respect to Foreign Subsidiaries).

5.14. Miscellaneous Covenants. Unless otherwise consented to by Agents or Requisite Lenders:

(a) Cash Management Systems. Borrower and its Subsidiaries shall establish and maintain cash management systems in accordance with the terms of the Collateral Documents.

(b) [RESERVED].

SECTION 6. NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations and cancellation or expiration of all Synthetic Letters of Credit, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1. Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a) the Obligations;

(b) Indebtedness of any Guarantor Subsidiary to Borrower or to any other Guarantor Subsidiary, or of Borrower to any Guarantor Subsidiary; provided, (i) all such Indebtedness shall be evidenced by the Intercompany Note, which shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement, (ii) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the Intercompany Note, (iii) any payment by any such Guarantor Subsidiary under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to Borrower or to any of its Subsidiaries for whose benefit such payment is made; and (iv) to the extent owed by Real Estate Guarantor, only to the extent such Indebtedness was incurred by Real Estate Guarantor to fund overhead costs and reasonable operating expenses;

(c) Indebtedness (i) (x) under the Revolving Credit Agreement in an aggregate principal amount at any time outstanding (together with the face amount of issued and outstanding Additional Letters of Credit described in the following subclause (c)(i)(y)) not to exceed $100,000,000 (plus the amount of proceeds of Revolving Loans used to secure issued and outstanding Additional Letters of Credit pursuant to Section 6.2(s)), but not any extensions, renewals or replacements of such Indebtedness except pursuant to Revolver Refinancing Indebtedness and (y) under Additional Letters of Credit the aggregate face amount of which at any time does not exceed $15,000,000; and (ii) (x) under the Second Lien Credit Agreement in an aggregate principal amount at any time outstanding not to exceed [$            ] plus the amount of any “PIK Interest” (under and as defined in the Second Lien Credit Agreement) added to the principal amount thereunder in accordance with the terms of the Second Lien Credit Agreement as in effect on the Closing Date, and (y) subject to the terms of the Intercreditor Agreement, Indebtedness incurred to refinance, renew or replace the Indebtedness referred to in the foregoing clause (ii)(x) in whole or in part;

(d) Indebtedness incurred by Borrower or any of its Subsidiaries (other than Real Estate Guarantor) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Borrower or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or dispositions permitted pursuant to Section 6.8 of any business, assets or Subsidiary of Borrower or any of its Subsidiaries;

(e) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;

(f) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts incurred in the ordinary course of business;

(g) guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Borrower and its Subsidiaries;

(h) guaranties by Borrower of Indebtedness of a Guarantor Subsidiary or guaranties by a Guarantor Subsidiary (other than Real Estate Guarantor) of Indebtedness of Borrower or another Guarantor Subsidiary with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1; provided, that if the Indebtedness that is being guarantied is unsecured and/or subordinated to the Obligations, the guaranty shall also be unsecured and/or subordinated to the Obligations;

(i) Indebtedness existing on the Closing Date and described in Schedule 6.1, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) refinancings, renewals and extensions of any such Indebtedness if the terms and conditions thereof are not less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced, renewed or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced, renewed or extended; provided, such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) exceed the principal amount of the Indebtedness being renewed, extended or refinanced plus the amount of any interest, premium, or penalties required to be paid thereon plus fees and expenses associated therewith or (C) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

(j) Indebtedness in respect of Interest Rate Agreements entered into pursuant to Section 5.12 and in respect of Hedge Agreements in each case entered into in the ordinary course of business and not for speculative purposes;

(k) Indebtedness with respect to Capital Leases (i) in an aggregate amount (together with the aggregate amount of Indebtedness incurred pursuant to Section 6.1(l)(i)) not to exceed at any time $10,000,000 outstanding and (ii) in connection with the Kiosk Program in an aggregate amount not to exceed at any time $15,000,000 outstanding;

(l) purchase money Indebtedness (i) in an aggregate amount (together with the aggregate amount of Indebtedness incurred pursuant to Section 6.1(k)(i)) not to exceed at any time $10,000,000 outstanding and (ii) in connection with store shell construction in the ordinary course of business in an aggregate amount not to exceed at any time $10,000,000 outstanding; provided, any such Indebtedness (A) shall be secured only by the asset acquired, constructed or improved in connection with the incurrence of such Indebtedness, and (B) shall constitute not less than 90% of the aggregate consideration paid with respect to such asset;

(m) (i) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Subsidiary or Indebtedness attaching to assets that are acquired by Borrower or any of its Subsidiaries, in each case after the Closing Date as the result of a Permitted Acquisition, in an aggregate amount not to exceed $10,000,000 at any one time outstanding, provided that (x) such Indebtedness existed at the time such Person became a Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof and (y) such Indebtedness is not guaranteed in any respect by Borrower or any Subsidiary (other than by any such Person that so becomes a Subsidiary), and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, provided, that (1) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension plus the amount of any interest, premium or penalties required to be paid thereon plus fees and expenses associated therewith, (2) the direct and contingent obligors with respect to such Indebtedness are not changed and (3) such Indebtedness shall not be secured by any assets other than the assets securing the Indebtedness being renewed, extended or refinanced;

(n) Indebtedness of any Foreign Subsidiary (i) to any other wholly owned Foreign Subsidiary, (ii) to Borrower or any other Subsidiary to extent permitted as an Investment pursuant to Section 6.6(i) or (iii) in an aggregate amount not to exceed at any time $15,000,000;

(o) other Indebtedness of Borrower and its Subsidiaries (other than Real Estate Guarantor), provided that (i) such Indebtedness is unsecured (except to the extent permitted to be secured under Section 6.2(q)), (ii) no more than $5,000,000 in principal amount of such

Indebtedness shall be payable prior to the earlier of the Term Loan Maturity Date and the payment in full of the Obligations and (iii) no such Indebtedness may be incurred and owing by a Foreign Subsidiary or an Inactive Entity;

(p) Indebtedness incurred solely during the period from September 15, 2008 through and including January 31, 2009, under the Seasonal Overadvance Facility not to exceed an aggregate principal amount of $25,000,000 at any one time outstanding;

(q) Indebtedness owed to any Person providing property, casualty, business interruption or liability insurance to the Borrower or any Subsidiary of the Borrower, so long as such Indebtedness shall (i) not be in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the annual period in which such Indebtedness is incurred and such Indebtedness shall be outstanding only during such year and (ii) the aggregate amount of such Indebtedness does not to exceed [$            ] at any one time outstanding; and

(r) Term Loan Refinancing Indebtedness, the proceeds of which shall be applied as required by Section 2.15(d).

6.2. Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Borrower or any of its Subsidiaries, whether now owned or hereafter acquired or licensed, or any income, profits or royalties therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income, profits or royalties under the UCC of any State or under any similar recording or notice statute or under the intellectual property laws, rules or procedures, except:

(a) Liens in favor of Joint First Lien Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document, and Liens in favor of the Joint First Lien Collateral Agent securing obligations under the Revolving Credit Agreement or any Revolver Refinancing Indebtedness;

(b) Liens for Taxes not yet delinquent or that are being contested, in each case in accordance with Section 5.3;

(c) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401 (a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

(f) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;

(g) Liens solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k) non-exclusive outbound licenses of patents, copyrights, trademarks and other intellectual property rights granted by Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of or materially detracting from the value of the business of Borrower or such Subsidiary;

(l) Liens on the collateral securing obligations under the Second Lien Credit Agreement, provided that such Liens are subordinated to the Liens securing the Obligations in accordance with the terms of the Intercreditor Agreement;

(m) Liens described in Schedule 6.2 or on a title report delivered pursuant to Section 3.1(g)(iii);

(n) Liens securing Indebtedness (i) permitted pursuant to Section 6.1(k) or 6.1(l), provided any such Lien shall encumber only the asset acquired, constructed or improved with the proceeds of such Indebtedness and (ii) permitted pursuant to Section 6.1(m), to the extent described in Section 6.1(m);

(o) Liens on the assets of Foreign Subsidiaries (other than the Collateral) securing Indebtedness permitted to be incurred pursuant to Section 6.1(n);

(p) Liens arising out of judgments or awards in connection with court proceedings which do not constitute an Event of Default;

(q) Liens securing other Indebtedness and obligations in an aggregate amount not to exceed at any time $5,000,000;

(r) Liens on deposits or other accounts (and the Cash and Cash Equivalents or investments from time to time credited thereto) securing obligations under Interest Rate Agreements not entered into with Lender Counterparties and required to be obtained pursuant to Section 5.12, provided that such deposits or accounts, and the Indebtedness and obligations secured thereby, do not in the aggregate exceed $10,000,000 at any time;

(s) Liens on deposits or other accounts (and the Cash and Cash Equivalents or investments from time to time credited thereto) securing up to 105% of the face amount of the issued and outstanding Additional Letters of Credit described in Section 6.1(c)(i)(y); provided, that only the proceeds of Revolving Loans may be deposited into such accounts or otherwise used for such deposits; and

(t) Liens on insurance policies and the proceeds thereof securing the financing of the premiums and rights which may arise under state insurance guarantee funds relating to any such insurance policy, in each case to the extent the Indebtedness related thereto is permitted under Section 6.1(q).

6.3. No Further Negative Pledges; Negative Pledge.

(a) Except with respect to (i) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale, (ii) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be), (iii) the Revolving Credit Documents (or any Revolver Refinancing Indebtedness) and (iv) the Second Lien Credit Documents, no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, to secure the Obligations.

(b) No Credit Party will sell, assign, transfer, exchange or otherwise dispose of any Equity Interests issued by any Foreign Subsidiary which are owned or otherwise held by such Credit Party, except for sales, assignments, transfers, exchanges or other dispositions to another Credit Party. No Credit Party will create, incur, assume or, other than in connection with the Revolving Credit Documents (or any Revolver Refinancing Indebtedness) and the Second Lien Credit Documents, suffer to exist, any Lien on the Equity Interests issued by any Foreign Subsidiary which are owned or otherwise held by such Credit Party, except for any Lien or claim in favor of Joint First Lien Collateral Agent for the benefit of the Secured Parties.

6.4. Restricted Junior Payments. No Credit Party shall, nor shall it permit any of its Subsidiaries or Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that:

(a) Borrower may (i) make regularly scheduled payments of interest (it being understood that such payments may only be in the form of payment-in-kind interest) or required prepayments of principal and interest (it being understood that such payments may only be in the form of payment-in-kind interest) in respect of the Second Lien Term Loans in accordance with the terms of the Second Lien Credit Agreement and the Intercreditor Agreement, (ii) refinance the Second Lien Term Loans in accordance with Section 6.1(c) and (iii) make regularly scheduled payments of interest in respect of Term Loan Refinancing Indebtedness;

(b) Restricted Junior Payments may be made as permitted pursuant to the Plan;

(c) Borrower may pay dividends in the form of its common Equity Interests;

(d) any Subsidiary may make Restricted Junior Payments to a Credit Party (other than dividends to Movie Gallery Canada);

(e) any Credit Party may make Restricted Junior Payments of the type described in clauses (i), (ii) and (iii) of the definition thereof in an amount equal to the proceeds of Equity Interests not required to prepay the Loans pursuant to Section 2.15(c);

(f) the Credit Parties may make Restricted Junior Payments of the type described in clauses (i), (ii) and (iii) of the definition thereof in an amount not to exceed (A) $1,000,000 in the aggregate in any Fiscal Year and (B) $3,000,000 in the aggregate from the Closing Date to the date of determination; and

(g) Borrower may make payments required under the Seasonal Overadvance Facility in accordance with its terms, provided, that no Default or Event of Default would result from the payment thereof.

Notwithstanding anything to the contrary, including, without limitation, in this Section 6.4, no Credit Party shall, nor shall it permit any of its Subsidiaries or Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any dividend or other distribution, in each case in Cash, except as provided in clauses (d) and (f) above, until the full and final payment of all Obligations.

6.5. Restrictions on Subsidiary Distributions. Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Borrower to (a) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by Borrower or any other Subsidiary of Borrower, (b) repay or prepay any Indebtedness owed by such Subsidiary to Borrower or any other Subsidiary of Borrower, (c) make loans or advances to Borrower or any other Subsidiary of Borrower, or (d) transfer, lease or license any of its property or assets to Borrower or any other Subsidiary of Borrower other than restrictions (i) in agreements evidencing Indebtedness permitted by Section 6.1(k), 6.1(l) or 6.1(m) that impose restrictions on the property so acquired, constructed or improved, (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Equity Interests not otherwise prohibited under this Agreement (including an agreement which has been entered into in connection with the sale or transfer of assets or Equity Interests of a Subsidiary permitted hereunder, including in connection with the Game Crazy IPO) that impose restrictions on such Equity Interests or assets, (iv) any agreement of a Foreign Subsidiary governing the Indebtedness permitted by Section 6.1(n)(iii) (provided that such restrictions are no more onerous or restrictive than those set forth herein and do not prevent the Obligations being secured as provided herein and in the other Credit Documents), (v) described on Schedule 6.5, (v) existing under the Revolving Credit Agreement (or any Revolver Refinancing Indebtedness), the Second Lien Credit Agreement, any Term Loan Refinancing Indebtedness and/or any Seasonal Overadvance Facility, or (vi) that exist under or by reason of applicable law.

6.6. Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

(a) Investments in Cash and Cash Equivalents;

(b) equity Investments owned as of the Closing Date in any Subsidiary and Investments made after the Closing Date in Borrower and any wholly-owned Guarantor Subsidiary of Borrower in the ordinary course of business (including Investments of the Game Crazy assets and properties to a Subsidiary formed in connection with the Game Crazy IPO);

(c) Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) in the form of deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Borrower and its Subsidiaries;

(d) intercompany loans to the extent permitted under Sections 6.1(b) and 6.1(n)(i);

(e) Consolidated Capital Expenditures with respect to Borrower and the Guarantors permitted by Section 6.7(d);

(f) loans and advances to employees of Borrower and its Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $1,000,000 in the aggregate;

(g) Permitted Acquisitions permitted pursuant to Section 6.8;

(h) Investments described in Schedule 6.6;

(i) other Investments in Subsidiaries other than wholly-owned Guarantor Subsidiaries of Borrower in an aggregate amount not to exceed at any time $20,000,000; provided, that (i) no such Investments may be made in Inactive Entities unless the Equity Interests therein are then pledged to Joint First Lien Collateral Agent in accordance with Section 5.10 and pursuant to the terms of the Pledge and Security Agreement and (ii) no such Investment may be made in Movie Gallery Canada unless and until such Investment is evidenced by a promissory note and the obligations thereunder secured (under the applicable laws of Canada) by substantially all the assets of Movie Gallery Canada, in each case pursuant to documentation reasonably satisfactory to Administrative Agent (it being understood that no legal opinions will be required in connection with such documentation, and the perfection of Liens created thereunder will be limited to necessary and customary filings under the Personal Property Security Act or other similar legislation as in effect from time to time in the relevant province of Canada or other applicable Governmental Authority), and such promissory note and rights under such security interest (and under related documentation) are pledged to Joint First Lien Collateral Agent in accordance with Section 5.10 and pursuant to the terms of the Pledge and Security Agreement;

(j) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(k) non-Cash consideration issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Section 6.8; and

(l) additional Investments (other than in Foreign Subsidiaries) so long as the aggregate amount invested, loaned or advanced pursuant to this clause (determined without regard to any write-downs or write-offs of such investments, loans and advances) does not exceed $10,000,000 in the aggregate at any time outstanding.

Notwithstanding the foregoing, in no event shall any Credit Party make any Investment which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.4.

6.7. Financial Covenants.

(a) Interest Coverage Ratio. Borrower shall not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending July 6, 2008, to be less than the correlative ratio indicated:

Fiscal Quarter Ending	Interest Coverage Ratio
July 6, 2008	as per Schedule 6.7B (Part A)
October 5, 2008	as per Schedule 6.7B (Part A)
January 4, 2009	as per Schedule 6.7B (Part A)
April 5, 2009	1.34:1.00
July 5, 2009	1.39:1.00
October 4, 2009	1.40:1.00
January 3, 2010	1.51:1.00

Fiscal Quarter Ending	Interest Coverage Ratio
April 4, 2010	1.55:1.00
July 4, 2010	1.56:1.00
October 3, 2010	1.58:1.00
January 2, 2011	1.63:1.00
April 3, 2011	1.71:1.00
July 3, 2011	1.76:1.00
Thereafter	1.94:1.00

Schedule 6.7B (Part A) shall be delivered by Borrower to Administrative Agent on or before May 26, 2008 and shall set forth the Interest Coverage Ratio for the Fiscal Quarters ending July 6, 2008, October 5, 2008 and January 4, 2009, respectively, and each such Interest Coverage Ratio as set forth on Schedule 6.7B (Part A) shall be determined in accordance with the Financial Covenant Methodology.

(b) Leverage Ratio. Borrower shall not permit the Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending July 6, 2008, to exceed the correlative ratio indicated:

Fiscal Quarter Ending	Leverage Ratio
July 6, 2008	as per Schedule 6.7B (Part B)
October 5, 2008	as per Schedule 6.7B (Part B)
January 4, 2009	as per Schedule 6.7B (Part B)
April 5, 2009	6.54:1.00
July 5, 2009	6.66:1.00
October 4, 2009	6.94:1.00
January 3, 2010	5.82:1.00
April 4, 2010	5.56:1.00
July 4, 2010	5.64:1.00
October 3, 2010	5.82:1.00
January 2, 2011	5.00:1.00
April 3, 2011	4.63:1.00
July 3, 2011	4.58:1.00
Thereafter	3.64:1.00

Schedule 6.7B (Part B) shall be delivered by Borrower to Administrative Agent on or before May 26, 2008 and shall set forth the Leverage Ratio for the Fiscal Quarters ending July 6, 2008, October 5, 2008 and January 4, 2009, respectively, and each such Leverage Ratio as set forth on Schedule 6.7B (Part B) shall be determined in accordance with the Financial Covenant Methodology.

(c) Secured Leverage Ratio. Borrower shall not permit the Secured Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending July 6, 2008, to exceed the correlative ratio indicated:

Fiscal Quarter Ending	Secured Leverage Ratio
July 6, 2008	as per Schedule 6.7B (Part C)
October 5, 2008	as per Schedule 6.7B (Part C)
January 4, 2009	as per Schedule 6.7B (Part C)
April 5, 2009	7.93:1.00
July 5, 2009	8.07:1.00
October 4, 2009	8.39:1.00
January 3, 2010	7.21:1.00
April 4, 2010	6.96:1.00
July 4, 2010	7.07:1.00
October 3, 2010	7.27:1.00
January 2, 2011	6.46:1.00
April 3, 2011	6.06:1.00
July 3, 2011	6.02:1.00
Thereafter	5.07:1.00

Schedule 6.7B (Part C) shall be delivered by Borrower to Administrative Agent on or before May 26, 2008 and shall set forth the Secured Leverage Ratio for the Fiscal Quarters ending July 6, 2008, October 5, 2008 and January 4, 2009, respectively, and each such Secured Leverage Ratio as set forth on Schedule 6.7B (Part C) shall be determined in accordance with the Financial Covenant Methodology.

(d) Maximum Consolidated Capital Expenditures. Borrower shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, and Borrower shall not purchase assignments of Commitments, Synthetic LC Deposits or Loans (as provided in Section 10.6(k)), in each case in any Fiscal Year indicated below, in an aggregate amount for Borrower and its Subsidiaries in excess of the corresponding amount set forth below opposite such Fiscal Year; provided, if no Default or Event of Default under Section 6.7(a), (b) or (c) is then continuing, such amount for any Fiscal Year shall be increased by an amount equal to the greater of (i) the excess, if any, of such amount for the immediately preceding Fiscal Year (as adjusted in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures and assignments purchased for such previous Fiscal Year and (ii) the excess, if any, of $50,000,000 over the actual aggregate amount of Consolidated Capital Expenditures and assignments purchased since the Closing Date:

Fiscal Year	Consolidated Capital Expenditures
2008	$37,900,000
2009	$45,200,000
2010	$35,000,000
2011	$34,100,000
2012	$34,100,000

(e) Certain Calculations. With respect to any period during which a Permitted Acquisition or an Asset Sale has occurred (each, a “Subject Transaction”), for purposes of determining compliance with the financial covenants set forth in this Section 6.7, Consolidated Adjusted EBITDA shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the Securities and Exchange Commission, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges, which pro forma adjustments shall be certified by the chief financial officer of Borrower) using the historical (audited, if available) financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of Borrower and its Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period).

6.8. Fundamental Changes; Disposition of Assets; Acquisitions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or license, exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and Capital Expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(a) any Subsidiary of Borrower (other than Real Estate Guarantor) may be merged with or into Borrower or any Guarantor Subsidiary (other than Real Estate Guarantor), or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any Guarantor Subsidiary (other than Real Estate Guarantor); provided, in the case of such a merger, Borrower or such Guarantor Subsidiary, as applicable shall be the continuing or surviving Person;

(b) sales or other dispositions of assets that do not constitute Asset Sales;

(c) Asset Sales (i) the proceeds of which (valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds) when aggregated with the proceeds of all other Asset Sales made from the Closing Date to the date of determination, are less than $50,000,000 in the aggregate and (ii) by Foreign Subsidiaries of Borrower organized under any of the laws of Canada and/or Province or Territory thereof, or by Borrower of the Equity Interests in such Foreign Subsidiaries; provided, in each case (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Borrower (or similar governing body)), (2) no less than 90% thereof shall be paid in Cash, and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.15(a);

(d) disposals of obsolete, worn out or surplus property;

(e) Permitted Acquisitions, for which the aggregate amount of Cash consideration for all such Permitted Acquisitions from the Closing Date to the date of determination does not exceed the sum of (i) $50,000,000 plus (ii) the aggregate amount of the proceeds of Equity Interests issued to finance such Permitted Acquisition within 180 days of such issuance and received by the Borrower since the Closing Date (and not otherwise required to be used to prepay Loans pursuant to Section 2.15(c) hereof);

(f) sale-leaseback transactions permitted by Section 6.10;

(g) sales and other dispositions of Non-Core Assets, the proceeds of which (valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds) when aggregated with the proceeds of all other such sales or dispositions of Non-Core Assets made from the Closing Date to the date of determination, are less than $40,000,000 in the aggregate (when aggregated with sale-leaseback transactions pursuant to Section 6.10(i)); provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Borrower (or similar governing body)), (2) no less than 90% thereof shall be paid in Cash, and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.15(a);

(h) Investments made in accordance with Section 6.6;

(i) any Foreign Subsidiary of Borrower may be merged with or into a wholly-owned Foreign Subsidiary of Borrower, or be liquidated, wound up or dissolve, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to a wholly owned Foreign Subsidiary of Borrower;

(j) (A) the sale or divestiture of Game Crazy (including all Equity Interests of any Subsidiary owning Game Crazy assets and properties), provided (1) the consideration received therefor shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Borrower (or similar governing body)), (2) no less than 90% thereof shall be paid in Cash, and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.15(a); or (B) the Game Crazy IPO, provided (1) the proceeds thereof shall be in an amount at least equal to the fair market value of the Game Crazy assets and properties (determined in good faith by the board of directors of Borrower (or similar governing body)) and (2) the net proceeds thereof shall be applied as required by Section 2.15(a) or 2.15(c), as applicable; and

(k) the conveyance of any Leasehold Property to the Real Estate Guarantor.

6.9. Disposal of Subsidiary Interests. Except for any sale of all of its interests in the Equity Interests of any of its Subsidiaries in compliance with the provisions of Section 6.8 (including pursuant to the Game Crazy IPO) and Liens permitted under Sections 6.2(a) and 6.2(l), no Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries (other than Real Estate Guarantor), except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

6.10. Sales and Lease-Backs. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Borrower or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than Borrower or any of its Subsidiaries) in connection with such lease, except (i) sale-leasebacks of Non-Core Assets not to exceed $20,000,000 in the aggregate on fair and reasonable terms no less favorable to such Credit Party than it could obtain in an arm’s-length transaction with a Person that is not an Affiliate and pursuant to documentation reasonably acceptable to the Administrative Agent and (ii) any Capital Lease and Liens in connection therewith permitted by Section 6.1(k) and 6.2(n), provided that the aggregate amount permitted under Section 6.8(g) for dispositions of Non-Core Assets is not exceeded after giving effect to the sale-leaseback transactions described in the foregoing clause (i).

6.11. Transactions with Shareholders and Affiliates. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Borrower on terms that are less favorable to Borrower or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate as determined in good faith by the disinterested members of the Board of Directors of the Borrower; provided, the foregoing restriction shall not apply to (a) any transaction between Borrower and any Guarantor Subsidiary (other than Real Estate Guarantor); (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Borrower and its Subsidiaries; (c) compensation arrangements for officers and other employees of Borrower and its Subsidiaries entered into in the ordinary course of business; (d) the provision of officers’ and directors’ indemnification and insurance in the ordinary course of business to the extent permitted by applicable law; (e) transactions described in Schedule 6.11; (f) Indebtedness may be incurred to the extent permitted by Sections 6.1(c)(i), (n)(i), (n)(ii), (p) or (r); (g) Investments may be made to the extent permitted by Section 6.6(i); (h) operating agreements between Real Estate Guarantor and any of the Credit Parties that operate a retail store, warehouse, distribution center or other business on any Leasehold Property; (i) any Investment by a Restricted Sponsor Affiliate in (A) the Equity Interests of the Borrower (that are not Disqualified Equity Interests) and (B) debt Securities (that are not Disqualified Equity Interests) that are otherwise permitted to be issued by Borrower in connection with Indebtedness permitted to be incurred under Section 6.2(o), and (j) Indebtedness owed to a Restricted Sponsor Affiliate pursuant to this Agreement and/or the Second Lien Credit Agreement.

6.12. Conduct of Business. Without limitation of Section 6.8(j), from and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to engage in any business other than (i) the businesses engaged in by such Credit Party on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

6.13. Amendments or Waivers of Organizational Documents. No Credit Party shall nor shall it permit any of its Subsidiaries to, agree to any amendment, restatement, supplement or other modification to, or waiver of, any of its Organizational Documents after the Closing Date in a manner that would adversely affect the ability of such Credit Party to perform its obligations under the Credit Documents or adversely affect the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Credit Document.

6.14. Limitation on Voluntary Payments and Amendments or Waivers of the Second Lien Credit Agreement. No Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease any Second Lien Term Loans or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance (provided that the foregoing shall not restrict a refinancing of the Second Lien Term Loans permitted by the Intercreditor Agreement) or (b) agree to any amendment, restatement, supplement or other modification to, or waiver of, any of its material rights under the Second Lien Credit Agreement or the other Second Lien Credit Documents after the Closing Date that is prohibited under Section 5.3 of the Intercreditor Agreement without in each case obtaining the prior written consent of Requisite Lenders to such amendment, restatement, supplement or other modification or waiver.

6.15. Amendments or Waivers with respect to the Revolving Credit Documents. No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of the Revolving Credit Agreement or the other Revolving Credit Documents, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the prepayment or provisions thereof, change the subordination provisions of such Indebtedness (or of any guaranty thereof), change the Collateral and Lien provisions and requirements in a manner adverse to any of the Lenders, or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the Credit Parties thereunder or to confer any additional rights on the holders of such Indebtedness which would be adverse to any Credit Party or Lenders; provided, that the foregoing shall not restrict Revolver Refinancing Indebtedness.

6.16. Fiscal Year. No Credit Party shall, nor shall it permit any of its Subsidiaries to change its Fiscal Year.

6.17. Real Estate Guarantor Covenants. Real Estate Guarantor covenants and agrees as follows:

(a) notwithstanding the provisions of Section 6.13 hereof, Real Estate Guarantor shall not, and shall not permit any [stockholder/member] thereof to, terminate, amend, modify or otherwise change any of its Organizational Documents in any manner that in the good faith determination of Administrative Agent would materially adversely affect the ability of Real Estate Guarantor to perform its Obligations under this Agreement (including without limitation the provisions of this Section 6.17) or any other Credit Document or the ability of Administrative Agent and Lenders to enforce the Obligations or the ability of any Secured Party to enforce its rights and remedies under this Agreement, any Credit Document, or any other Collateral Document;

(b) notwithstanding the provisions of Section 6.8 hereof, Real Estate Guarantor shall not liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets or Capital Securities of any Person or any division thereof;

(c) Real Estate Guarantor does not own or shall not own any asset other than the Leasehold Property and incidental personal property necessary for the management and operation of the Leasehold Property;

(d) notwithstanding the provisions of Section 6.12 hereof, Real Estate Guarantor is not engaged and shall not engage, either directly or indirectly, in any business other than the ownership, management and operation of the Leasehold Property and ownership of any incidental personal property necessary for the operation of the Leasehold Property;

(e) notwithstanding the provisions of Section 6.1 hereof, Real Estate Guarantor has not incurred, created or assumed or shall not incur, create or assume any Indebtedness, secured or unsecured, direct or contingent, including guaranteeing any obligation of or otherwise becoming liable on or in connection with any obligation of any Person (including any Affiliate), other than (i) the Obligations, (ii) Indebtedness to the owners or lessors of the Leasehold

Property or other Persons that are not Affiliates of such Real Estate Guarantor representing the rent, common area maintenance charges, real estate taxes and other amounts and obligations due under the leases with respect to the Leasehold Property and trade payables or expenses incurred in the ordinary course of business of operating the Leasehold Property and (iii) Indebtedness permitted pursuant to Sections 6.1(b) and 6.1(i);

(f) notwithstanding the provisions of Section 6.2 hereof, no Indebtedness of Real Estate Guarantor other than the Obligations shall be secured (senior, subordinate or pari passu) by the Leasehold Property or any other assets of Real Estate Guarantor;

(g) notwithstanding the provisions of Section 6.6 hereof, Real Estate Guarantor has not made or shall not make any loans or advances to any Person (including any Affiliate);

(h) Real Estate Guarantor shall maintain Records and bank accounts separate from those of Borrower and its other Subsidiaries, including, without limitation, the [stockholder/member] of Real Estate Guarantor;

(i) Real Estate Guarantor shall keep correct and complete [corporate/limited liability company] records and minutes of the meetings and other proceedings of its [stockholder and directors/members and managers], as applicable, and the resolutions, agreements and other instruments of Real Estate Guarantor will be continuously maintained as official records by Real Estate Guarantor;

(j) Real Estate Guarantor shall conduct its business separate and apart from those of its Affiliates, except as set forth in the management agreements between Real Estate Guarantor, on the one hand, and each other Credit Party that operates a retail store, warehouse, distribution center or other business on any Leasehold Property, on the other hand;

(k) Real Estate Guarantor shall maintain its funds and other assets in a manner that facilitates their identification and segregation from those of its Affiliates and shall not commingle its funds or other assets with those of any [stockholder/member] or any other Person (including any Affiliate), except as set forth in the management agreements between Real Estate Guarantor, on the one hand, and each other Credit Party that operates a retail store, warehouse, distribution center or other business on any Leasehold Property, on the other hand; and

(l) Real Estate Guarantor shall pay any operating expenses and other liabilities, including compensation of its employees, consultants, agents, attorneys, auditors and other professionals out of its own funds and not out of funds of any Affiliate, except as set forth in the operating agreements between Real Estate Guarantor, on the one hand, and each other Credit Party that operates a retail store, warehouse, distribution center or other business on any Leasehold Property, on the other hand.

SECTION 7. GUARANTY

7.1. Guaranty of the Obligations. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

7.2. Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

7.3. Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

7.4. Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and any Beneficiary with respect to the existence of such Event of Default;

(c) the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

(d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or any Hedge Agreements; and

(f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or any Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a Lien in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

7.5. Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

7.6. Guarantors’ Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Synthetic LC Commitments shall have terminated and all Synthetic Letters of Credit shall have expired or been cancelled, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Synthetic LC Commitments shall have terminated and all Synthetic Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

7.7. Subordination of Other Obligations. Any Indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

7.8. Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full and the Synthetic LC Commitments shall have terminated and all Synthetic Letters of Credit shall have expired or been cancelled. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

7.9. Authority of Guarantors or Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

7.10. Financial Condition of Borrower. Any Credit Extension may be made to Borrower or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of

Borrower and its ability to perform its obligations under the Credit Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by any Beneficiary.

7.11. Bankruptcy, etc. (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c) In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

7.12. Discharge of Guaranty Upon Sale of Guarantor. If all of the Equity Interests of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

SECTION 8. EVENTS OF DEFAULT

8.1. Events of Default. If any one or more of the following conditions or events shall occur:

(a) Failure to Make Payments When Due. Failure by Borrower to pay (i) when due any principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) when due any amount in reimbursement of any Synthetic LC Disbursement; or (iii) any interest on any Loan or any fee or any other amount due hereunder within five days after the date due; or

(b) Default in Other Agreements. (i) Failure of any Credit Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an individual principal amount of $5,000,000 or more or with an aggregate principal amount of $15,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

(c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.7, Section 2.15, Sections 5.1(f) and 5.1(g), Section 5.2 or Section 6; or

(d) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

(e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term expressly referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty days after the earlier of (i) an officer of such Credit Party becoming aware of such default or (ii) receipt by Borrower of notice from Administrative Agent or any Lender of such default; or

(f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Borrower or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or

(ii) an involuntary case shall be commenced against Borrower or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Borrower or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Borrower or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for sixty days without having been dismissed, bonded or discharged; or

(g) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Borrower or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Borrower or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Borrower or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Borrower or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

(h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $10,000,000 or (ii) in the aggregate at any time an amount in excess of $20,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Borrower or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty days (or in any event later than five days prior to the date of any proposed sale thereunder); or

(i) Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of thirty days; or

(j) Employee Benefit Plans. (i) There shall occur an ERISA Event which individually results in or might reasonably be expected to result in liability of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $10,000,000 during the term hereof; (ii) there shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $15,000,000 during the term hereof; or (iii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest under Section 412(n) of the Internal Revenue Code or under ERISA which (A) individually results in or might reasonably be expected to result in liability or obligations of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $10,000,000 during the term hereof or (B) in the aggregate results in or might reasonably be expected to result in liability or obligations of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $15,000,000 during the term hereof; or

(k) Change of Control. A Change of Control shall occur; or

(l) Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement, the Intercreditor Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Joint First Lien Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Joint First Lien Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Collateral Documents;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence of any other Event of Default and at any time during the continuance thereof, at the request of (or with the consent of) Requisite Lenders, upon notice to Borrower by Administrative Agent, (A) the Synthetic LC Commitments, if any, of each Lender having such Synthetic LC Commitments and the obligation of Synthetic LC Issuing Bank to issue any Synthetic Letter of Credit shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans, (II) the unreimbursed amounts of Synthetic LC Disbursements, (III) an amount equal to the maximum amount that may at any time be drawn under all Synthetic Letters of Credit then outstanding (regardless of whether any beneficiary under any such Synthetic Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Synthetic Letters of Credit), and (IV) all other Obligations; provided, the foregoing shall not affect in any way the obligations of Lenders under Section 2.5(e); and (C) Administrative Agent may cause Collateral Agent, and Administrative Agent and/or Collateral Agent may cause the Joint First Lien Collateral Agent, to enforce any and all Liens and security interests created pursuant to Collateral Documents.

SECTION 9. AGENTS

9.1. Appointment of Agents. [            ] is hereby appointed Administrative Agent and Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes [            ] to act as Administrative Agent and Collateral Agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower or any of its Subsidiaries.

9.2. Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

9.3. General Immunity.

(a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Synthetic LC Usage, or the component amounts thereof.

(b) Exculpatory Provisions. Agents and any of their respective officers, partners, directors, employees or agents shall not be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Agents may distribute documents, deliverables or other materials to the Lenders for acceptance or rejection, and may, upon appropriate notice, rely on the lack of an objection by Lenders as a deemed approval of the action presented. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

(c) Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.3 and of Section 9.6 shall apply to any of the Affiliates of Administrative Agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.3 and of Section 9.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent, and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

(d) Restricted Sponsor Affiliates. Notwithstanding anything to the contrary contained herein, the Administrative Agent may and, upon the direction of the Requisite Lenders, shall (i) exclude the Restricted Sponsor Affiliates from receiving any document, instrument (other than a Term Loan Note) or other communication that the Restricted Sponsor Affiliates would otherwise have been entitled to receive under the terms of this Agreement in their capacity as Lenders and (ii) preclude the Restricted Sponsor Affiliates from participating in conference calls with, and attending meetings of, the Lenders (including with respect to the exercise of rights and remedies under any Loan Document); provided, that, notwithstanding the foregoing, Lenders that are Restricted Sponsor Affiliates may receive routine communication with respect to ordinary course administration of the Loans and non-privileged information determined in good faith by the Administrative Agent and/or the Requisite Lenders to be reasonably necessary in order for Restricted Sponsor Affiliates to consider amendments, waivers or modifications to the provisions of the Credit Documents set forth in Section 10.5(b) and in Section 10.5(c)(ix). Lenders, Agents and any of their respective officers, partners, directors, employees or agents shall not be liable to any Restricted Sponsor Affiliate (in its capacity as a Lender or otherwise) for any such action taken under this Section 9.3(d).

9.4. Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Synthetic Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and their respective Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.

9.5. Lenders’ Representations, Warranties and Acknowledgment.

(a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrower and its Subsidiaries. Agents shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Agents shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b) Each Lender on the Closing Date, and each other Lender by delivering its signature page to an Assignment Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

(c) Each Lender wishing to be public-side must designate a person or proxy who is available to review and execute upon Nonpublic Information.

9.6. Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

9.7. Successor Administrative Agent, Collateral Agent and Synthetic LC Issuing Bank.

(a) Administrative Agent may resign at any time by giving thirty days’ prior written notice thereof to Lenders and Borrower, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrower and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days’’ notice to Borrower, to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the Liens created under the Collateral Documents, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. If the Requisite Lenders have not appointed a successor Administrative Agent, Administrative Agent shall have the right to appoint a financial institution to act as Administrative Agent hereunder and in any case,

Administrative Agent’s resignation shall become effective on the thirtieth day after such notice of resignation. If neither the Requisite Lenders nor Administrative Agent have appointed a successor Administrative Agent, the Requisite Lenders shall be deemed to succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that, until a successor Administrative Agent is so appointed by the Requisite Lenders or Administrative Agent, Administrative Agent, by notice to the Borrower and the Requisite Lenders, may retain its role as Collateral Agent under any Collateral Document. Except as provided in the immediately preceding sentence, and without limitation of the rights and obligations of the Collateral Agent and successor Collateral Agent set forth in Section 9.7(b), any resignation or removal of Administrative Agent or its successor as Administrative Agent pursuant to this Section shall also constitute the resignation or removal of Administrative Agent or its successor as Collateral Agent. After any retiring or removed Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder. Any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Collateral Agent for all purposes hereunder. If Administrative Agent or its successor as Administrative Agent pursuant to this Section has resigned as Administrative Agent but retained its role as Collateral Agent and no successor Collateral Agent has become the Collateral Agent pursuant to the immediately preceding sentence, Administrative Agent or its successor may resign as Collateral Agent upon notice to the Borrower and the Requisite Lenders at any time.

(b) In addition to the foregoing, Collateral Agent may resign at any time by giving thirty 30 days’ prior written notice thereof to Lenders and the Grantors, and Collateral Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Grantors and Collateral Agent signed by the Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days’ notice to Administrative Agent, to appoint a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement and the Collateral Documents, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder or under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Collateral Documents, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the Liens created under the Collateral Documents, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Collateral Documents. After any retiring or removed Collateral Agent’s resignation or removal hereunder as the Collateral Agent, the provisions of this Agreement and the Collateral Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Collateral Documents while it was the Collateral Agent hereunder.

(c) [RESERVED].

(d) [RESERVED].

(e) Synthetic LC Issuing Bank may resign at any time by giving thirty days’ prior written notice thereof to Lenders, Administrative Agent and Borrower, and Synthetic LC Issuing Bank may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrower, Administrative Agent and Synthetic LC Issuing Bank and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days’ notice to Borrower, to appoint a successor Synthetic LC Issuing Bank. Upon the acceptance of any appointment as Synthetic LC Issuing Bank hereunder by a successor Synthetic LC Issuing Bank, that successor Synthetic LC Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Synthetic LC Issuing Bank. If the Requisite Lenders have not appointed a successor Synthetic LC Issuing Bank, Synthetic LC Issuing Bank shall have the right to appoint a financial institution to act as Synthetic LC Issuing Bank hereunder and in any case, Synthetic LC Issuing Bank’s resignation shall become effective on the thirtieth day after such notice of resignation. If neither the Requisite Lenders nor Synthetic LC Issuing Bank have appointed a successor Synthetic LC Issuing Bank, the Requisite Lenders shall be deemed to succeed to and become vested with all the rights, powers, privileges and duties of the retiring Synthetic LC Issuing Bank. After any retiring or removed Synthetic LC Issuing Bank’s resignation or removal hereunder as Synthetic LC Issuing Bank, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Synthetic LC Issuing Bank hereunder. Immediately upon any such resignation or removal of Synthetic LC Issuing Bank, the Synthetic Letters of Credit issued by such retiring or removed Synthetic LC Issuing Bank shall at the option of Borrower (i) be canceled and returned to such retiring or removed Synthetic LC Issuing Bank (together with a surrender letter reasonably acceptable to the retiring or removed Synthetic LC Issuing Bank from the beneficiary of each such Synthetic Letter of Credit issued by the retiring or removed Synthetic LC Issuing Bank, stating that the beneficiary has not made any outstanding draws under such Synthetic Letter of Credit and that such Synthetic Letter of Credit is cancelled and no longer effective and that the retiring or removed Synthetic LC Issuing Bank has no further obligations to such beneficiary under each such Synthetic Letter of Credit), (ii) be collateralized by Borrower by causing the successor Synthetic LC Issuing Bank or other letter of credit issuer (in each case reasonably acceptable to the retiring or removed Synthetic LC Issuing Bank) to issue back-up letters of credit for the benefit of such retiring or removed Synthetic LC Issuing Bank in an aggregate amount equal to 105% of the aggregate issued and outstanding amount of all such Synthetic Letters of Credit issued by such retiring or removed Synthetic LC Issuing Bank, or (iii) be cash collateralized by Borrower by depositing with the retiring or removed Synthetic LC Issuing Bank an amount equal to 105% of the aggregate issued and outstanding amount of all such Synthetic Letters of Credit issued by such retiring or removed Synthetic LC Issuing Bank, such amounts to be held as collateral security by such retiring or removed Synthetic LC Issuing Bank for all Obligations in respect of such Synthetic Letters of Credit.

For the avoidance of doubt, neither the Administrative Agent nor Collateral Agent shall be required to be a Lender hereunder.

9.8. Collateral Documents and Guaranty.

(a) Agents under Collateral Documents and Guaranty. Each Secured Party hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Guaranty, the Collateral Agency Agreement, the Collateral and the Collateral Documents; provided that neither Administrative Agent nor Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Obligations with respect to any Hedge Agreement. Subject to Section 10.5, without further written consent or authorization from any Secured Party, Administrative Agent or Collateral Agent, as applicable shall, at the request and expense of Borrower, execute any documents or instruments necessary to (i) in connection with a sale or disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.

(b) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, Borrower, Administrative Agent, Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Joint First Lien Collateral Agent, and (ii) in the event of a foreclosure by Joint First Lien Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, Collateral Agent, Joint First Lien Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent and/or Joint Collateral Agent at such sale or other disposition.

(c) Rights under Hedge Agreements. No Hedge Agreement will create (or be deemed to create) in favor of any Lender Counterparty that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Credit Documents except as expressly provided in Section 10.5(c)(v) of this Agreement and Section 7.2 of the Pledge and Security Agreement.

9.9. Intercreditor Agreement.

(a) Each Lender hereby consents to and approves each and all of the provisions (i) of the Intercreditor Agreement, including the purchase rights set forth in Section 5.6 thereof,

and irrevocably authorizes and directs the Joint First Lien Collateral Agent to execute and deliver the Intercreditor Agreement and to exercise and enforce its rights and remedies and perform its obligations thereunder and (ii) of the Collateral Agency Agreement, and irrevocably authorizes and directs the Collateral Agent to execute and deliver the Collateral Agency Agreement and to exercise and enforce its rights and remedies and perform its obligations thereunder.

9.10. Withholding Taxes.

To the extent required by any applicable law, Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Lender shall indemnify Administrative Agent fully for all amounts paid, directly or indirectly, by Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

SECTION 10. MISCELLANEOUS

10.1. Notices.

(a) Notices Generally. Any notice or other communication herein required or permitted to be given to a Credit Party, Collateral Agent, Administrative Agent or Synthetic LC Issuing Bank shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Except as otherwise set forth in paragraph (b) below, each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent; provided further, any such notice or other communication shall at the request of Administrative Agent be provided to any sub-agent appointed pursuant to Section 9.3(c) hereto as designated by Administrative Agent from time to time.

(b) Electronic Communications.

(i) Notices and other communications to the Lenders and Synthetic LC Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or Synthetic LC Issuing Bank pursuant to Section 2 if such

Lender or Synthetic LC Issuing Bank, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(ii) Each of the Credit Parties understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(iii) The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Agents or any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications.

(iv) Each of the Credit Parties, the Lenders, Synthetic LC Issuing Bank and the Agents agree that Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with Administrative Agent’s customary document retention procedures and policies.

10.2. Expenses. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (a) all the actual and reasonable costs and expenses of (i) the Agents, GSCP and Synthetic LC Issuing Bank in connection with the negotiation, preparation and execution of the Credit Documents, (ii) the Agents and Synthetic LC Issuing Bank in connection with the administration of the Credit Documents, (iii) the Agents, GSCP, Synthetic LC Issuing Bank in connection with any consents, amendments, waivers or other modifications to the Credit Documents and any other documents or matters requested by

Borrower, including, without limitation, the reasonable fees, expenses and disbursements of counsel (in each case including allocated costs of internal counsel) and (iv) reasonable fees and disbursements of counsel (to be a single firm and not internal counsel) to the Term Lender Group in connection with any consents, amendments, waivers or other modifications to the Credit Documents and any other documents or matters requested by Borrower; (b) all the costs of furnishing all opinions by counsel for Borrower and the other Credit Parties; (c) all the actual costs and reasonable expenses of creating, perfecting and recording Liens in favor of Joint First Lien Collateral Agent, for the benefit of the Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (d) all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers (provided, that, so long as no Event of Default has occurred and is continuing, no more than one such third party appraiser, consultant or advisor shall be retained on behalf the Agents, Synthetic LC Issuing Bank and Lenders without the prior written consent of the Borrower); (e) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (f) all other actual and reasonable costs and expenses incurred by (i) each Agent in connection with the syndication of the Loans and Commitments and of each Agent and GSCP, respectively, in connection with the negotiation, preparation and execution of the Credit Documents and (ii) each Agent, GSCP and the Term Lender Group, respectively, in connection with the negotiation, preparation and execution of any consents, amendments, waivers or other modifications to the Credit Documents and the transactions contemplated thereby; and (g) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent, GSCP, the Term Lender Group and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale, lease or license of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings.

10.3. Indemnity.

(a) In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent, GSCP and Lender and the officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and Affiliates of each Agent, GSCP and each Lender (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, (i) no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction, and (ii) no Credit Party shall be liable for any settlement of any claim or proceeding effected by any Indemnitee without the prior written consent of Borrower (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there shall be a final judgment against an Indemnitee, each of the Credit Parties shall indemnify and hold harmless such Indemnitees from and against any loss or liability by reason of such settlement or judgment in the manner set forth in this Agreement. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(b) To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against each Lender, each Agent, GSCP and their respective Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Borrower hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

10.4. Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and at any time thereafter during the continuance of any Event of Default, each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder, the Synthetic Letters of Credit and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, the Synthetic Letters of Credit and participations therein or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Synthetic Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured.

10.5. Amendments and Waivers.

(a) Requisite Lenders’ Consent. Subject to the additional requirements of Sections 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders and of the Borrower (and/or the relevant Credit Party); provided that Administrative Agent may, with the consent of Borrower only, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or Synthetic LC Issuing Bank; provided, further, that any amendment, modification, termination or waiver of any provision of the Collateral Documents or the Collateral Agency Agreement, or consent to any departure by any Credit Party from any of the provisions of the Collateral Documents, shall be further subject to the provisions of the Collateral Agency Agreement regarding any such amendment, modification or waiver.

(b) Affected Lenders’ Consent. Without the written consent of each Lender (other than a Defaulting Lender) or Synthetic LC Issuing Bank (with respect to matters relating to Synthetic Letters of Credit only), that would be affected thereby, and of the Borrower (and/or the relevant Credit Party), no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i) extend the scheduled final maturity of any Loan or Note;

(ii) waive, reduce or extend any scheduled repayment (but not prepayment);

(iii) extend the stated expiration date of any Synthetic Letter of Credit beyond the Synthetic LC Commitment Termination Date (for the avoidance of doubt, in addition to the written consent of any affected Lender (other than a Defaulting Lender), the written consent of Synthetic LC Issuing Bank shall be required in connection with such extension);

(iv) extend the date on which any Synthetic LC Deposit is required to be made by, or returned to, any Synthetic LC Lender.

(v) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.11) or any fee or any premium payable hereunder;

(vi) extend the time for payment of any such interest or fees;

(vii) reduce (A) the principal amount of any Loan or (B) any reimbursement obligation in respect of any Synthetic Letter of Credit (for the avoidance of doubt, in addition to the written consent of any affected Lender (other than a Defaulting Lender), the written consent of Synthetic LC Issuing Bank shall be required in connection with subclause (vii)(B));

(viii) amend, modify, terminate or waive any provision of Section 2.14(b)(iii), this Section 10.5(b), Section 10.5(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;

(ix) amend the definition of “Requisite Lenders” or “Pro Rata Share”; provided, with the consent of Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Requisite Lenders” or “Pro Rata Share” on substantially the same basis as the Term Loan Commitments, the Term Loans, the Synthetic LC Commitments and the Synthetic LC Deposits are included on the Closing Date;

(x) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except (i) as expressly provided in the Credit Documents and (ii) as provided in the Collateral Agency Agreement; or

(xi) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document.

(c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

(i) increase any Commitment of any Lender over the amount thereof then in effect without the written consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Commitment of any Lender;

(ii) [RESERVED];

(iii) alter the required application of any repayments or prepayments as between Classes pursuant to Section 2.16 without the written consent of Lenders holding more than 50% of the aggregate Term Loan Exposure of all such Lenders or Synthetic LC Exposure of all such Lenders, as applicable, of each Class which is being allocated a lesser repayment or prepayment as a result thereof; provided, Requisite Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered;

(iv) amend, modify, terminate or waive any obligation of Lenders relating to the Synthetic Letters of Credit, including the purchase of participations in Synthetic Letters of Credit as provided in Section 2.5(e) without the written consent of Administrative Agent, Collateral Agent and Synthetic LC Issuing Bank;

(v) amend, modify or waive this Agreement or the Pledge and Security Agreement so as to alter the ratable treatment of Obligations arising under the Credit Documents and Obligations arising under Hedge Agreements or the definition of “Lender Counterparty,” “Hedge Agreement,” “Obligations,” or “Secured Obligations” in each case in a manner adverse to any Lender Counterparty with Obligations then outstanding without the written consent of any such Lender Counterparty;

(vi) amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the written consent of such Agent;

(vii) amend, modify, terminate or waive any provision of the Credit Documents that applies to the Collateral Agent, or as the same applies to the rights or obligations of the Collateral Agent, in each case without the written consent of the Collateral Agent;

(viii) amend, modify, terminate or waive any provision of this Agreement as the same applies to the rights or obligations of GSCP, Synthetic LC Issuing Bank or Synthetic LC Depositary Bank, in each case without the written consent of GSCP, Synthetic LC Issuing Bank or Synthetic LC Depositary Bank, respectively; or

(ix) at any time that the Sponsor Affiliates are Restricted Sponsor Affiliates, amend, modify, terminate or waive any provision of Section 2.18, Section 9.3(d), Section 9.9, Section 10.5(b)(x), this Section 10.5(c)(ix), Section 10.6(h)(i), Section 10.6(j), Section 10.6(k), the definition of “Assignment Agreement” or the form of Exhibit E (in each case to the extent related to Restricted Sponsor Affiliates), the definition of “Requisite Lenders”, the definition of “Restricted Sponsor Affiliate”, the definition of “Sponsor Affiliates”, the definition of “Voting Power Determinants” or the definition of “Eligible Assignee”, in each case without the written consent of Lenders holding (A) more than 50% of the sum of the aggregate Term Loan Exposure of all Lenders and the aggregate Synthetic LC Exposure of all Lenders (in each case, without regard to Lenders that are Restricted Sponsor Affiliates) and (B) more than 50% of the sum of the aggregate Term Loan Exposure of all Lenders that are Restricted Sponsor Affiliates and the aggregate Synthetic LC Exposure of all Lenders that are Restricted Sponsor Affiliates.

(d) Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

10.6. Successors and Assigns; Participations.

(a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, GSCP, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents, GSCP and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Register. Borrower, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments, Synthetic LC Deposits and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment, Synthetic LC Deposit or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of an Assignment Agreement effecting the assignment or transfer thereof, in each case, as provided in Section 10.6(d). Each assignment shall be recorded in the Register on the Business Day the Assignment Agreement is received by Administrative Agent, if received by 12:00 noon New York City time, and on the following Business Day if received after such time, prompt notice thereof shall be provided to Borrower and a copy of such Assignment Agreement shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.” Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments, Synthetic LC Deposits or Loans.

(c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment, Synthetic LC Deposit or Loans owing to it or other Obligations (provided, however, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Commitments):

(i) to any Person meeting the criteria of clause (i) of the definition of the term of “Eligible Assignee” upon the giving of notice to Borrower and Administrative Agent;

(ii) to any Person meeting the criteria of clause (ii) of the definition of the term of “Eligible Assignee” upon giving of notice to Borrower and Administrative Agent; provided, further each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than (A) $2,500,000 (or such lesser amount as may be agreed to by Borrower and Administrative Agent or as shall constitute the aggregate amount of the Term Loans of the assigning Lender) with respect to the assignment of Term Loans and (B) $250,000 (or such lesser amount as may be agreed to by Borrower and Administrative Agent or as shall constitute the aggregate amount of the Synthetic LC Commitment and Synthetic LC Deposits of the assigning Lender) with respect to the assignment of the Synthetic LC Commitment and Synthetic LC Deposits;

provided, that assignments (x) by or to a Restricted Sponsor Affiliate shall be further subject to Section 10.6(j) and (y) to Borrower shall be further subject to Section 10.6(k).

(d) Mechanics. Assignments and assumptions of Loans, Synthetic LC Deposits and Commitments shall only be effected by manual execution and delivery to Administrative

Agent of an Assignment Agreement. Assignments shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.21(c).

(e) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments, Synthetic LC Deposits, and Loans, as the case may be, represents and warrants as of the Closing Date or as of the Assignment Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments, Synthetic LC Deposits or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Commitments, Synthetic LC Deposits or Loans for its own account in the ordinary course and without a view to distribution of such Commitments, Synthetic LC Deposits or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments, Synthetic LC Deposits or Loans or any interests therein shall at all times remain within its exclusive control).

(f) Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the Assignment Effective Date with respect to any Assignment Agreement (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans, Synthetic LC Deposits and Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, (x) Synthetic LC Issuing Bank shall continue to have all rights and obligations thereof with respect to any Synthetic Letters of Credit issued by such Synthetic LC Issuing Bank until the cancellation or expiration of such Synthetic Letters of Credit and the reimbursement of any amounts drawn thereunder and (y) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect any Commitment of such assignee and any Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the outstanding Loans of the assignee and/or the assigning Lender.

(g) Synthetic LC Deposits. In connection with each assignment of a Synthetic LC Deposit, the Synthetic LC Deposit of the assigning Synthetic LC Lender shall not be released, but shall instead be purchased by the relevant assignee, and the amount of such

Synthetic LC Deposit shall continue to be held in the Synthetic LC Deposit Account for application (to the extent not already applied) in accordance with Section 2.5 to satisfy such assignee’s obligations in respect of the Synthetic LC Usage. Each Synthetic LC Lender agrees that immediately prior to each such assignment (i) Administrative Agent shall establish a new Sub-Account in the name of the assignee, (ii) a corresponding portion of the amount held in the Synthetic LC Deposit Account credited by Administrative Agent to the Sub-Account of the assigning Synthetic LC Lender shall be purchased by the assignee and shall be transferred from the assigning Synthetic LC Lender’s Sub-Account to the assignee’s Sub-Account and (iii) if after giving effect to such assignment the Synthetic LC Deposit of the assigning Synthetic LC Lender shall be zero, Administrative Agent shall close the Sub-Account of such assigning Synthetic LC Lender.

(h) Participations.

(i) Each Lender shall have the right at any time to sell one or more participations to any Person (other than Borrower, any of its Subsidiaries or any of its Affiliates (including, without limitation, Restricted Sponsor Affiliates)) in all or any part of its Commitments, Loans or in any other Obligation.

(ii) The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan, Note or Synthetic Letter of Credit (unless such Synthetic Letter of Credit is not extended beyond the Synthetic LC Termination Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (B) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (C) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating.

(iii) Borrower agrees that each participant shall be entitled to the benefits of Sections 2.19(c), 2.20 and 2.21 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (x) a participant shall not be entitled to receive any greater payment under Section 2.20 or 2.21 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with Borrower’s prior written consent and (y) a participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of Section 2.21 unless Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of Borrower, to comply with Section 2.21 as though it were a Lender; provided further that, except as specifically set forth in clauses (x) and (y) of this sentence, nothing herein shall require any notice to Borrower or any other Person in connection with the sale of any participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18 as though it were a Lender.

(i) Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 10.6:

(i) any Lender may assign and/or pledge all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; and

(ii) notwithstanding anything to the contrary in this Section 10.6, any Lender may sell participations (or otherwise transfer its rights) in or to all or a portion of its rights and obligations under the Credit Documents (including all its rights and obligations with respect to the Term Loans and Synthetic Letters of Credit) to one or more lenders or other Persons that provide financing to such Lender;

provided, that no Lender, as between Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment, pledge, participation or other transfer and provided further, that in no event shall the applicable Federal Reserve Bank, pledge, trustee, lender or other financing source described in the preceding clauses (i) or (ii) be considered to be a “Lender” or be entitled to require the assigning, selling or transferring Lender to take or omit to take any action hereunder.

(j) Restricted Sponsor Affiliates. The Restricted Sponsor Affiliates, from time to time, intend to become Lenders and, from time to time, to sell, assign or transfer all or a portion of their rights and obligations as Lenders under this Agreement to Eligible Assignees. Each Agent and Lender hereby acknowledges that a Restricted Sponsor Affiliate (i) may be a Lender (provided such Restricted Sponsor Affiliate otherwise satisfies the criteria of the definition of the term of “Eligible Assignee”) and (ii) may sell, assign or transfer all or a portion of its rights and obligations as a Lender under this Agreement to Eligible Assignees. Each Lender that is a Restricted Sponsor Affiliate, upon execution and delivery hereof or upon succeeding to an interest in the Commitments, Synthetic LC Deposits, and Loans, as the case may be:

(i) represents and warrants as of the Closing Date or as of the Assignment Effective Date that (x) it is not in possession of any information with respect to the Borrower, its Affiliates or the Obligations that (A) has not been disclosed by or on behalf of the Borrower to the Lenders generally or otherwise been posted to that portion of the Platform designated for “public-side” Lenders and (B) could have a Material Adverse Effect or otherwise be material to a decision by a Person to sell the Commitments, Synthetic LC Deposits or Loans or a participation interest therein, and (y)

it will make or invest in, as the case may be, its Commitments, Synthetic LC Deposits or Loans for its own account in the ordinary course of business and without a view to distribution of such Commitments, Synthetic LC Deposits or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments, Synthetic LC Deposits or Loans or any interests therein shall at all times remain within such restricted Sponsor Affiliate's exclusive control) to the Borrower or any Subsidiary of the Borrower;

(ii) agrees that (w) notwithstanding anything in this Agreement to the contrary, it shall not sell, assign, contribute, transfer or otherwise convey all or a portion of its rights and obligations as a Lender to Borrower or its Subsidiaries, (x) notwithstanding anything in this Agreement to the contrary (including, without limitation, Section 5.7), except as otherwise provided in Section 9.3(d), it shall not attend or otherwise participate in any conference calls or meetings between the Agents and/or the Lenders, on the one hand, and the Borrower or any Affiliate of the Borrower, on the other hand, unless consented to by the Requisite Lenders, (y) it shall not disclose any information it receives in its capacity as a Lender with the Borrower or with any Affiliate of the Borrower, and (z) Lenders, Agents and any of their respective officers, partners, directors, employees or agents shall not be liable to such Restricted Sponsor Affiliate (in its capacity as a Lender, but, for the avoidance of doubt, excluding the Borrower and the other Credit Parties) for any action taken or omitted by any Lender or Agent under or in connection with any of the Credit Documents; and

(iii) to the extent permitted by applicable law, no Restricted Sponsor Affiliate (in its capacity as a Lender, but, for the avoidance of doubt, excluding the Borrower and the other Credit Parties) shall assert, and each Restricted Sponsor Affiliate (in its capacity as a Lender, but, for the avoidance of doubt, excluding the Borrower and the other Credit Parties) hereby waives, any claim or cause of action against each Lender, each Agent and their respective Affiliates, directors, employees, attorneys, agents or sub-agents (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising on or prior to the Closing Date (but not thereafter) out of, in connection with, as a result of, or in any way related to, the Plan, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Restricted Sponsor Affiliate (in its capacity as a Lender, but, for the avoidance of doubt, excluding the Borrower and the other Credit Parties) hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. The foregoing shall not serve to limit or impair the ability of Restricted Sponsor Affiliates to (x) assert claims or causes of action arising from breaches that result in a failure of consideration or to otherwise enforce a valid assignment and (y) enforce the provisions of Section 2.18 to the extent payments on the Loans are made to Lenders generally from the Administrative Agent or Collateral Agent.

(k) Assignments to Borrower; Cancellation of Debt.

(i) The Borrower, from time to time, intends to become an assignee of Commitments, Synthetic LC Deposits or Loans, pursuant to assignments from Lenders that are not Sponsor Affiliates, and subject to the limitations set forth in Section 6.7(d) (such that Borrower may purchase such assignments of Commitments, Synthetic LC Deposits or Loans only to the extent of any unused Consolidated Capital Expenditure amounts as provided in Section 6.7(d), and any such purchases of assignments shall reduce the amount available for Consolidated Capital Expenditures under Section 6.7(d) for other such purchases of assignments and Consolidated Capital Expenditures). Assignments of Commitments, Synthetic LC Deposits or Loans to Borrower from a Lender that is a Restricted Sponsor Affiliate are prohibited.

(ii) Immediately upon the Borrower's acquisition of Commitments, Synthetic LC Deposits or Loans from a Lender (that is not a Sponsor Affiliate), (A) such Commitments, Synthetic LC Deposits and Loans and all rights and obligations as a Lender related thereto shall for all purposes (including under this Agreement, the other Credit Documents and otherwise) be deemed to be irrevocably prepaid, terminated, extinguished, cancelled and of no further force and effect and Borrower shall neither obtain nor have any rights as a Lender hereunder or under the other Credit Documents by virtue of such acquisition and (B) Borrower shall deliver to Administrative Agent a written acknowledgement and agreement executed by an Authorized Officer and in form and substance reasonably acceptable to Administrative Agent acknowledging the irrevocable prepayment, termination, extinguishment and cancellation of such Commitments, Synthetic LC Deposits or Loans and agreeing that Borrower has no rights as a Lender under the Credit Documents or otherwise as a Lender. The provisions of Section 2.18 hereof shall not apply to any prepayment, termination, extinguishment or cancellation of the Commitments, Synthetic LC Deposits and Loans described in this Section 10.6(k).

(iii) As soon as practicable after Borrower's acquisition of Commitments, Synthetic LC Deposits or Loans in accordance with this Section 10.6(k), Borrower shall take all actions necessary to cause such Commitments, Synthetic LC Deposits or Loans to be extinguished or otherwise cancelled in its books and records in accordance with GAAP.

(iv) To the extent permitted by applicable law, Borrower and each Credit Party shall not assert, and Borrower and each Credit Party hereby waives, any claim or cause of action against each Lender, each Agent and their respective Affiliates, directors, employees, attorneys, agents or sub-agents (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, its acquisition of Commitments, Synthetic LC Deposits and Loans or any act or omission or event occurring in connection therewith, and Borrower and each Credit Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. The foregoing shall not serve to limit or impair Borrower’s ability to assert claims or causes of action arising from breaches that result in a failure of consideration or to otherwise enforce a valid assignment.

10.7. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

10.8. Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.19(c), 2.20, 2.21, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.18, 9.3(b) and 9.6 shall survive the payment of the Loans, the return of the Synthetic LC Deposits, the cancellation or expiration of the Synthetic Letters of Credit, and the reimbursement of any amounts drawn thereunder, and the termination hereof.

10.9. No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

10.10. Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or any Agent or Lenders enforce any Liens or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.11. Severability. In case any provision in or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.12. Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.13. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.14. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

10.15. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

10.16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN

TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.17. Confidentiality. Each Agent and each Lender (which term shall for the purposes of this Section 10.17 include Synthetic LC Issuing Bank) shall hold all non-public information regarding Borrower and its Subsidiaries and their businesses identified as such by Borrower and obtained by such Agent or such Lender pursuant to the requirements hereof in accordance with such Agent’s and such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by Borrower that, in any event, Administrative Agent may disclose such information to the Lenders and each Agent and each Lender may make (i) disclosures of such information to Affiliates of such Lender or Agent and to their respective agents and advisors (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, pledgee, transferee or participant in connection with the contemplated assignment, pledge, transfer or participation of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to Borrower and its obligations (provided, such assignees, pledgees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 10.17 or other provisions at least as restrictive as this Section 10.17), (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from any of the Agents or any Lender, and (iv) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Lender and each Agent shall make reasonable efforts to notify Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information. In addition, each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Credit Documents.

10.18. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrower shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Borrower.

10.19. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

10.20. Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

10.21. Patriot Act. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or Administrative Agent, as applicable, to identify each Credit Party in accordance with the Patriot Act.

10.22. Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.23. Post-Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, the parties hereto acknowledge and agree that Borrower and its Subsidiaries shall be required to take the actions specified in Schedule 10.23 as promptly as practicable, and in any event within the time periods set forth in Schedule 10.23 or such other time periods as Administrative Agent may agree. The provisions of Schedule 10.23 shall be deemed incorporated by reference herein as fully as if set forth herein in their entirety. All provisions of this Agreement and the other Credit Documents (including, without limitation, all conditions precedent, representations, warranties, certificates, borrowing notices, covenants, events of default and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as otherwise provided in the Credit Documents); provided that (a) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Closing Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 10.23 and (b) all representations and warranties relating to the Collateral Documents shall be required to be true immediately after the actions required to be taken by this Section 10.23 have been taken (or were required to be taken). The parties hereto acknowledge and agree that the failure to take any of the actions required above within the relevant time periods required above shall give rise to an immediate Event of Default pursuant to this Agreement.

10.24. No Fiduciary Duty. Each Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower. The Borrower, its Subsidiaries and their respective affiliates each agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lenders, on the one hand, and the Borrower, its Subsidiaries, and any of their respective stockholders or affiliates, on the other hand. Borrower, its Subsidiaries and their respective affiliates each acknowledge and agree that (i) the transactions contemplated by the Credit Documents are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower, its Subsidiaries and their respective affiliates, on the other, (ii) in connection therewith and with the process leading to such transaction each of the Lenders is acting solely as a principal and not the agent or fiduciary of the Borrower, its Subsidiaries or their respective affiliates, management, stockholders, creditors or any other person, (iii) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, its Subsidiaries or their respective affiliates with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender or any of its affiliates has advised or is currently advising the Borrower, its Subsidiaries or their respective affiliates on other matters) or any other obligation to the Borrower, its Subsidiaries or their respective affiliates except the obligations expressly set forth in the Credit Documents and (iv) the Borrower, its Subsidiaries and their respective affiliates have consulted their own legal and financial advisors to the extent each deemed appropriate. The Borrower, each of its Subsidiaries and each of their respective affiliates each further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower, each of its Subsidiaries and each of their respective affiliates each agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, its Subsidiaries or their respective affiliates in connection with such transaction or the process leading thereto.

10.25. Effect of Restatement. This Agreement shall, except as otherwise expressly set forth herein, supersede the Existing First Lien Credit Agreement from and after the Closing Date with respect to the Loans, Synthetic LC Deposits and Synthetic Letters of Credit outstanding under the Existing First Lien Credit Agreement as of the Closing Date. The parties hereto acknowledge and agree, however, that (a) this Agreement and all other Credit Documents executed and delivered herewith do not constitute a novation, payment and reborrowing or termination of the Obligations under the Existing First Lien Credit Agreement and the other Credit Documents as in effect prior to the Closing Date, (b) such Obligations are in all respects continuing with only the terms being modified as provided in this Agreement and the other Credit Documents, (c) the liens and security interests in favor of the Collateral Agent and/or Joint First Lien Collateral Agent for the benefit of the Secured Parties securing payment of such Obligations are in all respects continuing and in full force and effect with respect to all Obligations and (d) all references in the other Credit Documents to the Credit Agreement shall be deemed to refer without further amendment to this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

MOVIE GALLERY, INC.

By:
Name:	S. Page Todd
Title:	Executive Vice President, Secretary, and General Counsel

MOVIE GALLERY US, LLC

By:	Movie Gallery, Inc., its Manager and Sole Member

By:
Name:	S. Page Todd
Title:	Executive Vice President, Secretary, and General Counsel

M.G. DIGITAL, LLC

By:	Movie Gallery US, LLC, its Manager and Sole Member

	By:	Movie Gallery, Inc., its Manager and Sole Member

By:
	Name:	S. Page Todd
	Title:	Executive Vice President, Secretary, and General Counsel

[Signatures Continued on the Next Page]

M.G.A REALTY I, LLC

By:	Movie Gallery US, LLC, its Manager and Sole Member

	By:	Movie Gallery, Inc., its Manager and Sole Member

By:
	Name:	S. Page Todd
	Title:	Executive Vice President, Secretary, and General Counsel

HOLLYWOOD ENTERTAINMENT CORPORATION

By:
Name:	S. Page Todd
Title:	Executive Vice President, Secretary, and General Counsel

MG AUTOMATION LLC

By:	Hollywood Entertainment Corporation, its Manager and Sole Member

By:
Name:	S. Page Todd
Title:	Executive Vice President, Secretary, and General Counsel

[REAL ESTATE GUARANTOR]

By:	[	]

By:

Name:
Title:

[	],

as Administrative Agent, Collateral Agent, Synthetic LC Issuing Bank and a Lender

By:
Name:
Title:

APPENDIX A

TO CREDIT AND GUARANTY AGREEMENT

Notice Addresses

MOVIE GALLERY, INC.

900 West Main Street

Dothan, Alabama 36301

Attention: S. Page Todd,

        Executive Vice President, Secretary and General Counsel

Facsimile: (334) 836-3626

MOVIE GALLERY US, LLC

900 West Main Street

Dothan, Alabama 36301

Attention: S. Page Todd,

        Executive Vice President, Secretary and General Counsel

Facsimile: (334) 836-3626

M.G. DIGITAL, LLC

900 West Main Street

Dothan, Alabama 36301

Attention: S. Page Todd,

        Executive Vice President, Secretary and General Counsel

Facsimile: (334) 836-3626

M.G.A. REALTY I, LLC

900 West Main Street

Dothan, Alabama 36301

Attention: S. Page Todd,

        Executive Vice President, Secretary and General Counsel

Facsimile: (334) 836-3626

HOLLYWOOD ENTERTAINMENT CORPORATION

900 West Main Street

Dothan, Alabama 36301

Attention: S. Page Todd,

        Executive Vice President, Secretary and General Counsel

Facsimile: (334) 836-3626

APPENDIX B-1

MG AUTOMATION LLC

900 West Main Street

Dothan, Alabama 36301

Attention: S. Page Todd,

        Executive Vice President, Secretary and General Counsel

Facsimile: (334) 836-3626

[REAL ESTATE GUARANTOR]

900 West Main Street

Dothan, Alabama 36301

Attention: S. Page Todd,

        Executive Vice President, Secretary and General Counsel

Facsimile: (334) 836-3626

in each case, with a copy to:

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601-6636

Attention: Anup Sathy, P.C.

Facsimile: (312) 861-2200

and

Kirkland & Ellis LLP

Citigroup Center

153 East 53rd Street

New York, New York 10022-4611

Attention: Leonard Klingbaum, Esq.

Facsimile: (212) 446-6460

APPENDIX B-2

[	],

as Administrative Agent, Collateral Agent, Synthetic LC Issuing Bank and a Lender:

Administrative Agent’s, Collateral Agent’s and Synthetic LC Issuing Bank’s Principal Office:

Attention:

Telephone:	- -

Facsimile:	- -

with a copy to:

Attention:

Telephone:	- -

Facsimile:	- -

APPENDIX B-3

Exhibit E

MTHM Draft

4/10/08

AMENDED AND RESTATED

SECOND LIEN CREDIT AND GUARANTY AGREEMENT

dated as of [            ], 2008

among

MOVIE GALLERY, INC.,

CERTAIN SUBSIDIARIES OF

MOVIE GALLERY, INC.

as Guarantors,

VARIOUS LENDERS,

and

WELLS FARGO BANK, N.A.

as Administrative Agent and Collateral Agent

$[116,045,822] Senior Secured Second Priority Credit Facilities

4.17. Governmental Regulation	56
4.18. Margin Stock	56
4.19. Employee Matters	56
4.20. Employee Benefit Plans	57
4.21. Certain Fees	58
4.22. Solvency	58
4.23. Compliance with Statutes, etc.	58
4.24. Disclosure	58
4.25. Patriot Act	58
SECTION 5. AFFIRMATIVE COVENANTS	59
5.1. Financial Statements and Other Reports	59
5.2. Existence	63
5.3. Payment of Taxes and Claims	63
5.4. Maintenance of Properties	64
5.5. Insurance	64
5.6. Books and Records; Inspections	64
5.7. Lenders Meetings	65
5.8. Compliance with Laws	65
5.9. Environmental	65
5.10. Subsidiaries	66
5.11. Additional Material Real Estate Assets	67
5.12. Further Assurances	67
5.13. Miscellaneous Covenants	68
SECTION 6. NEGATIVE COVENANTS	68
6.1. Indebtedness	68
6.2. Liens	71
6.3. No Further Negative Pledges	73
6.4. Restricted Junior Payments	73
6.5. Restrictions on Subsidiary Distributions	74
6.6. Investments	75
6.7. Fundamental Changes; Disposition of Assets; Acquisitions	76
6.8. Disposal of Subsidiary Interests	77
6.9. Sales and Lease-Backs	78
6.10. Transactions with Shareholders and Affiliates.	78
6.11. Conduct of Business	79
6.12. Amendments or Waivers of Organizational Documents	79
6.13. [Reserved]	79
6.14. Limitation on Amendments or Waivers of the First Lien Credit Agreement, etc.	79
6.15. Fiscal Year	79
6.16. Real Estate Guarantor Covenants.	79
SECTION 7. GUARANTY	81
7.1. Guaranty of the Obligations	81
7.2. Contribution by Guarantors	81
7.3. Payment by Guarantors	82
7.4. Liability of Guarantors Absolute	82

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7.5. Waivers by Guarantors	84
7.6. Guarantors’ Rights of Subrogation, Contribution, etc.	85
7.7. Subordination of Other Obligations	85
7.8. Continuing Guaranty	85
7.9. Authority of Guarantors or Borrower	85
7.10. Financial Condition of Borrower	86
7.11. Bankruptcy, etc.	86
7.12. Discharge of Guaranty Upon Sale of Guarantor	87
SECTION 8. EVENTS OF DEFAULT	87
8.1. Events of Default	87
SECTION 9. AGENTS	90
9.1. Appointment of Agents.	90
9.2. Powers and Duties	90
9.3. General Immunity	90
9.4. Agents Entitled to Act as Lender	92
9.5. Lenders’ Representations, Warranties and Acknowledgment	92
9.6. Right to Indemnity	93
9.7. Successor Administrative Agent and Collateral Agent	93
9.8. Collateral Documents and Guaranty	94
9.9. Intercreditor Agreement	95
SECTION 10. MISCELLANEOUS	95
10.1. Notices	95
10.2. Expenses	96
10.3. Indemnity	97
10.4. Set-Off	98
10.5. Amendments and Waivers	98
10.6. Successors and Assigns; Participations	99
10.7. Independence of Covenants	104
10.8. Survival of Representations, Warranties and Agreements	104
10.9. No Waiver; Remedies Cumulative	104
10.10. Marshalling; Payments Set Aside	104
10.11. Severability	105
10.12. Obligations Several; Independent Nature of Lenders’ Rights	105
10.13. Headings	105
10.14. APPLICABLE LAW	105
10.15. CONSENT TO JURISDICTION	105
10.16. WAIVER OF JURY TRIAL	106
10.17. Confidentiality	106
10.18. Usury Savings Clause	107
10.19. Counterparts	107
10.20. Effectiveness	107
10.21. Patriot Act	108
10.22. Electronic Execution of Assignments	108
10.23. Post-Closing Actions	108
10.24. No Fiduciary Duty	108
10.25. Effect of Restatement	109

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APPENDICES:	A	Lender Exposure
	B	Notice Addresses

SCHEDULES:	1A	Fiscal Years
	1B	Seasonal Overadvance Facility Terms
	2	Fourth Quarter 2007 EBITDA Methodology
	3.1(g)(i)	Effective Date Mortgaged Properties
	4.1	Jurisdictions of Organization and Qualification
	4.2	Equity Interests and Ownership
	4.7	Certain Disclosures
	4.13	Real Estate Assets
	4.16	Material Contracts
	6.1	Certain Indebtedness
	6.2	Certain Liens
	6.5	Certain Restrictions on Subsidiary Distributions
	6.6	Certain Investments
	6.10	Certain Affiliate Transactions
	10.23	Post-Closing Actions

EXHIBITS:
	A	Continuation Notice
	B	Note
	C	Compliance Certificate
	D	Opinions of Counsel
	E	Assignment Agreement
	F	Certificate Re Non-bank Status
	G-1	Effective Date Certificate
	G-2	Solvency Certificate
	H	Counterpart Agreement
	I	Pledge and Security Agreement
	J	Mortgage
	K	Landlord Waiver and Consent Agreement
	L	Intercompany Note
	M	Joinder Agreement

AMENDED AND RESTATED

SECOND LIEN CREDIT AND GUARANTY AGREEMENT

This AMENDED AND RESTATED SECOND LIEN CREDIT AND GUARANTY AGREEMENT, dated as of [            ], 2008, is entered into by and among MOVIE GALLERY, INC., a Delaware corporation (“Borrower”), CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors, the Lenders party hereto from time to time, and WELLS FARGO BANK, N.A. (“Wells Fargo”), as Administrative Agent (together with its permitted successors in such capacity, “Administrative Agent”) and as Collateral Agent (together with its permitted successors in such capacity, “Collateral Agent”).

RECITALS:

WHEREAS, this Agreement amends and restates in its entirety the Second Lien Credit and Guaranty Agreement (the “Original Agreement”), dated as of March 8, 2007, entered into by and among the Borrower, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto, Goldman Sachs Credit Partners L.P. as Lead Arranger and Syndication Agent, and CapitalSource Finance LLC, as Administrative Agent and as Collateral Agent;

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, Lenders under the Original Agreement had agreed to extend a term loan credit facility to Borrower, in an aggregate amount not to exceed $175,000,000 (plus the amount of any interest that is paid in the form of additional principal thereto) to be used to, together with the proceeds of the First Lien Term Loans advanced under the First Lien Credit Facilities, (i) to fund the refinancing of the Existing Indebtedness and (ii) to pay certain other fees and expenses relating to the credit facility established hereunder;

WHEREAS, on October 16, 2007 (the “Petition Date”), Credit Parties filed voluntary petitions for relief commencing cases (collectively, the “Cases”) under Chapter 11 of the Bankruptcy Code with the Bankruptcy Court;

WHEREAS, the Credit Parties, as Debtors, had previously entered into a Secured Super-Priority Debtor in Possession Credit and Guaranty Agreement, dated of October 16, 2007 (as amended, the “DIP Credit Agreement”), with the lenders party thereto, GSCP as syndication agent and as documentation agent, and The Bank of New York as administrative agent and as collateral agent, pursuant to which the lenders thereunder had extended certain credit facilities to the Debtors in an aggregate amount not to exceed $150,000,000, consisting of $100,000,000 aggregate principal amount of “Term Loans” (as defined in the DIP Credit Agreement) and $50,000,000 aggregate principal amount of “Revolving Commitments” (as defined in the DIP Credit Agreement), the proceeds of which were used, among other things, to refinance the Obligations under the Existing First Lien Credit Agreement in respect of Revolving Loans, swing line loans and letters of credit;

WHEREAS, on [            ], 2008, the Bankruptcy Court confirmed the Debtors’ Second Amended Joint Plan of Reorganization of Movie Gallery, Inc. and Its Debtor Subsidiaries Under Chapter 11 of the Bankruptcy Code (as amended, supplemented or modified from time to time, together with any “Plan Supplement” (as defined in the Plan), the “Plan”);

WHEREAS, as part of the implementation of the Plan, Borrower has requested Lenders to amend and restate the Original Agreement on the terms and conditions set forth herein, pursuant to which Lenders have agreed, or otherwise are required pursuant to the Plan, to extend certain credit facilities to Credit Parties in an aggregate amount not to exceed $[116,045,822], consisting of Term Loans, plus payment-in-kind interest and other principal increases as provided hereunder, to be used (i) to fund the transactions contemplated by the Plan, including the refinancing of the DIP Credit Facility Obligations, and the payment of administrative fees and other fees and expenses relating to the Debtors’ implementation of the Plan, (ii) to pay certain other fees and expenses relating to the credit facilities established hereunder and (iii) for general working capital and other corporate purposes of Borrower and its Subsidiaries;

WHEREAS, Borrower has agreed to secure all of its Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a Second Priority Lien on substantially all of its assets, including a pledge of all of the Equity Interests of each of its Domestic Subsidiaries and 65% of all the Equity Interests of each of its Foreign Subsidiaries; and

WHEREAS, Guarantors have agreed to guarantee the obligations of Borrower hereunder and to secure their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a Second Priority Lien on substantially all of their respective assets, including a pledge of all of the Equity Interests of each of their respective Domestic Subsidiaries (including Borrower) and 65% of all the Equity Interests of each of their respective Foreign Subsidiaries.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1. Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Adjusted Eurodollar Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/16 of 1%) (i) (a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or 3750, as applicable) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for

2

deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market by JPMorgan Chase Bank for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.

“Additional Letters of Credit” means any letters of credit issued on the following terms: (A) the Indebtedness or other obligations in respect of such letters of credit shall be unsecured, except for the Lien permitted to be incurred pursuant to Section 6.2(r), (B) the provisions thereof shall be on commercially reasonable reimbursement agreement terms for cash collateralized letters of credit and, to the extent applicable in such reimbursement agreement, the covenants, events of default, subordination and other provisions thereof (including any guarantees thereof) shall be, in the aggregate, no less favorable to the Borrower and to the Lenders than those contained in the First Lien Credit Agreement and (C) no Default or Event of Default shall have occurred and be continuing or result therefrom.

“Administrative Agent” as defined in the preamble hereto.

“Adverse Proceeding” means any action, suit, proceeding, hearing (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Borrower or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Borrower or any of its Subsidiaries, threatened against or adversely affecting Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries.

“Affected Lender” as defined in Section 2.15(b).

“Affected Loans” as defined in Section 2.15(b).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 5% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Agent” means each of Administrative Agent and Collateral Agent.

“Agent Affiliates” as defined in Section 10.1(b).

3

“Aggregate Amounts Due” as defined in Section 2.14.

“Aggregate Payments” as defined in Section 7.2.

“Agreement” means this Amended and Restated Second Lien Credit and Guaranty Agreement, dated as of March 8, 2007, as amended and restated as of [            ], 2008, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Applicable Margin” means (1) until the first anniversary of the Effective Date, 12.75% per annum in the case of Eurodollar Rate Loans and 11.75% in the case of Base Rate Loans and (2) from the first anniversary of the Effective Date, 13.00% per annum in the case of Eurodollar Rate Loans and 12.00% in the case of Base Rate Loans, which shall increase by an additional 0.25% per annum each six months thereafter; provided that, notwithstanding the foregoing, upon the occurrence of an Interest Event, then, as of the next Interest Payment Date, the Applicable Margin shall be 8.00% per annum in the case of Eurodollar Rate Loans and 7.00% in the case of Base Rate Loans.

“Applicable Reserve Requirement” means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Credit Party provides to Administrative Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to the Agents or to the lenders by means of electronic communications pursuant to Section 10.1(b).

“Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, exclusive license (as licensor or sublicensor), transfer or other disposition to, or any exchange of property with, any Person (other than Borrower or any Guarantor Subsidiary), in one transaction or a series of transactions, of all or any part of Borrower’s or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, including the Equity Interests of any of Borrower’s Subsidiaries, other than (i) inventory (or other assets) sold, leased or licensed out in the ordinary course of business

4

(excluding any such sales, leases or licenses out by operations or divisions discontinued or to be discontinued), and (ii) sales, leases or licenses out of other assets for aggregate consideration of less than $2,000,000 in the aggregate during any Fiscal Year.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent (provided, that the approval of the Requisite Lenders shall be required to amend or modify any provision of Exhibit E that relates to Restricted Sponsor Affiliates (such approval not to be unreasonably withheld or delayed)).1

“Assignment Effective Date” as defined in Section 10.6(b).

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Court” means the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division, or any other court having competent jurisdiction over the Cases.

“Base Rate” means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Beneficiary” means each Agent and Lender.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Borrower” as defined in the preamble hereto.

“Budget” has the meaning ascribed to that term in the First Lien Credit Agreement, provided that after any Discharge of First Lien Obligations, “Budget” means the business plan and projected operating budget by the Credit Parties, dated March 31, 2008 (which includes income statements, balance sheets, cash flow statements, and a line item for “total

[1]

NOTE: the form of Assignment Agreement will require assignees to identify themselves as Restricted Sponsor Affiliates (if applicable), and set forth representations to be made by assignees that are Restricted Sponsor Affiliates similar to those that appear in Sec. 10.6(j)(i).

5

available liquidity”), on (i) a monthly basis for the then-current Fiscal Year and (ii) on a quarterly basis for the then-current Fiscal Year and through the next succeeding two Fiscal Years (but in no event through a date that is later than the Maturity Date), and which shall provide for the payment of the fees and expenses relating to ordinary course administrative expenses, working capital and other general corporate needs, in form satisfactory to Administrative Agent or the Requisite Lenders.

“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or Minnesota or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term “Business Day” shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Cases” as defined in the recitals hereto.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s and (vi) solely in respect of the cash management activities of Subsidiaries of the Borrower organized under the laws of Canada or any province or territory thereof, equivalents to the investments described in clause (i) above to the extent guaranteed by the full faith and credit of the government of Canada and equivalents of investments described in clauses (iii) and (iv)

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above issued, accepted or offered by the local office of any commercial bank organized under the laws of Canada, or any province or territory thereof of such Canadian Subsidiary, which bank has combined capital and surplus of not less than $1,000,000,000.

“Certificate re Non-Bank Status” means a certificate substantially in the form of Exhibit F.

“Change of Control” means, at any time after the Effective Date and except as contemplated by the Plan, (i) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than a Sponsor Affiliate (a) shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting and/or economic interest in the Equity Interests of Borrower (provided, that if such percentage is exceeded as a result of an exchange of the Borrower’s Equity Interests for Indebtedness, then this subclause (i)(a) shall not be the basis of an Change of Control unless such Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than a Sponsor Affiliate shall have beneficial ownership of 50% or more on a fully diluted basis of the voting and/or economic interest in the Equity Interests of Borrower outstanding after giving effect to such exchange of the Borrower’s Equity Interests for Indebtedness) or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Borrower; (ii) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Borrower cease to be occupied by Persons who either (a) were members of the board of directors of Borrower on the Effective Date or (b) were nominated for election by the board of directors of Borrower, a majority of whom were directors on the Effective Date or whose election or nomination for election was previously approved by a majority of such directors; or (iii) Borrower and Guarantors shall cease to be the direct or indirect holders or owners of one hundred percent (100%) of the Equity Interests of Real Estate Guarantor, subject to the lien of the Pledge and Security Agreement.

“Collateral” means, collectively, all of the real, personal and mixed property (including Equity Interests (but limited to 65% of such interests in the case of Foreign Subsidiaries as and to the extent set forth in the Pledge and Security Agreement) and all monies and other property of any kind received on account thereof) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent” as defined in the preamble hereto.

“Collateral Documents” means the Pledge and Security Agreement, the Mortgages, the Intellectual Property Security Agreements, the Landlord Personal Property Collateral Access Agreements, if any, and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents, or constituting “Collateral Documents” under and as defined in the Original Agreement, in each case in order to grant to Collateral Agent for the benefit of Secured Parties, or perfect, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

“Collateral Questionnaire” means a certificate in form satisfactory to Collateral Agent that provides information with respect to the personal or mixed property of each Credit Party.

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“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Confirmation Order” means the order by the Bankruptcy Court entered on [                 ], 2008 confirming the Plan.

“Consolidated Adjusted EBITDA” means, for any period, an amount determined for Borrower and its Subsidiaries on a consolidated basis equal to (x) Consolidated Net Income, plus, to the extent reducing Consolidated Net Income, the sum, without duplication, of amounts for (a) consolidated interest expense (determined in accordance with GAAP), (b) provisions for taxes based on income, (c) total depreciation expense, (d) total amortization expense (excluding Rental Items amortization, except for one time and incremental charges resulting from changes in estimates and accounting principles), (e) losses from Hedge Agreements, (f) losses from discontinued operations, (g) losses from changes in estimates and accounting principles (including subsequent changes related to a change in the salvage value of rental inventory), (h) fees and costs associated with the early extinguishment of debt, (i) fees and other expenses made or incurred in connection with the transactions contemplated hereby that are paid or accounted for (without duplication) within 180 days of the Effective Date, (j) reasonable fees or expenses relating to any issuance of Equity Interests, permitted Investments, Permitted Acquisitions or Indebtedness, whether or not such transaction is consummated, to the extent deducted in computing Consolidated Net Income, (k) with respect to any period (including any Fiscal Quarter) during Fiscal Years 2007 and 2008, costs and expenses actually incurred resulting from administrative expenses paid with respect to the Cases for professional fees and expenses and costs and expenses actually incurred with respect to severance obligations and/or employee retention plan prior to the Effective Date; (l) with respect to any period (including any Fiscal Quarter) during Fiscal Years 2007 and 2008, amounts paid as cure payments or similar costs in connection with executory contracts assumed during the Cases or as part of the Plan, (m) non-recurring costs, losses and restructuring charges, in each case associated with general and administration costs in connection with the implementation and management of Real Estate Guarantor, (n) costs or losses resulting directly from store closures, lease terminations and liquidations of associated inventory which, in each case, commenced prior to the Plan Effective Date, (o) costs and expenses with respect to severance obligations and/or employee retention plans not to exceed $5,000,000 in the aggregate from and after the Effective Date and (p) other non-Cash charges reducing Consolidated Net Income (excluding any such non-Cash charge to the extent that it represents an accrual or reserve for potential Cash charge in any future period or amortization of a prepaid Cash charge that was paid in a prior period), (q) non-recurring losses not to exceed $10,000,000 in the aggregate from and after the Effective Date or (r) non-recurring costs, losses and restructuring charges, in each case associated with general and administrative costs (but in no event including costs associated with store openings, closings and relocation) in connection with consolidating the operations of the Movie Gallery division and the Hollywood division not to exceed $10,000,000 in the aggregate from and after the Effective Date, minus (y) to the extent increasing Consolidated Net Income, the sum, without duplication, of amounts for (a) gains from Hedge Agreements, (b) income from discontinued operations, (c) income from changes in accounting principles (including subsequent changes related to a change in the salvage value of rental inventory), (d) gains resulting from liquidations of inventory commenced prior to the Plan Effective Date, (e) other non-Cash gains increasing Consolidated Net Income for such period (excluding any such non-Cash gain to the extent it represents the reversal of an

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accrual or reserve for potential Cash gain in any prior period) and (f) non-recurring gains not to exceed $10,000,000 in the aggregate from and after the Effective Date. For all purposes of this Agreement, Consolidated Adjusted EBITDA shall equal [$            ] for the second Fiscal Quarter of 2007; [$            ] for the third Fiscal Quarter of 2007; [$            ] for the fourth Fiscal Quarter of 2007; and [$            ] for the first Fiscal Quarter of 2008; and, for the first Quarter of 2008 and the second Fiscal Quarter of 2008, Consolidated Adjusted EBITDA shall be calculated using the actual results of operations but calculated using the same methodology as employed when determining “Bank EBITDA” as used in the [January 2008] Presentation to Lenders prepared by the Borrower as set forth on Schedule 2 hereto2; provided that in the event any fact related to a component of Consolidated Adjusted EBITDA used to calculate the foregoing amounts changes, then the foregoing amounts shall be recalculated to give effect to such changes using the same methodology as employed when determining “Bank EBITDA” as used in the [January 2008] Presentation to Lenders prepared by the Borrower as set forth on Schedule 2 hereto.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of Borrower and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the consolidated statement of cash flows of Borrower and its Subsidiaries (but shall in any event exclude the purchase or acquisition of assets pursuant to a Permitted Acquisition).

“Consolidated Current Assets” means, as at any date of determination, the total assets of Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) equal to: (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Adjusted EBITDA, (b) the Consolidated Working Capital Adjustment, (c) the amount by which amortization of Rental Items exceeds cash purchases of Rental Items and (d) extraordinary and non-recurring gains of the type described in clause (e)(A) and (e)(B) of the definition of “Consolidated Net Income” (not to exceed the aggregate amounts referred to in such clauses) to the extent such gains are received in cash during such period, minus (ii) the sum, without duplication, of the amounts for such period paid in cash from operating cash flow of (a) scheduled repayments of Indebtedness for borrowed money (including Indebtedness under the Seasonal Overadvance Facility, and excluding repayments of Revolving Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments, but including the principal component of Capital Leases), (b) Consolidated Capital Expenditures (net of any proceeds of (y) any related financings with respect to such expenditures and (z) any sales of assets used to finance such expenditures), (c) Consolidated Interest Expense,

[2]	Schedule 2 will reflect change to salvage value already taken by MG.

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(d) provisions for current taxes based on income of Borrower and its Subsidiaries and payable in cash with respect to such period, (e) the amount by which cash purchases of Rental Items exceeds amortization of Rental Items, (f) extraordinary and non-recurring costs, losses and restructuring charges of the type described in clause (e)(B) of the definition of “Consolidated Net Income”, in clauses (x)(q) and (x)(r) of the definition of “Consolidated Adjusted EBITDA” (not to exceed the aggregate amounts referred to in such clauses) or in clauses (x)(i) through and including (x)(o) of the definition of “Consolidated Adjusted EBITDA” to the extent such charges are actually paid in cash during such period; (g) with respect to Fiscal Year 2008, to the extent added in clause (x)(k) of the definition of “Consolidated Adjusted EBITDA”, costs and expenses actually incurred resulting from administrative expenses with respect to the Cases which are for professional fees and expenses and are paid in Cash; and (h) to the extent added in clauses (x)(l) through and including (x)(o) of the definition of “Consolidated Adjusted EBITDA”, amounts paid in Cash during such Fiscal Year as cure payments or similar costs in connection with executory contracts assumed during the Cases or as part of the Plan.

“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Borrower and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, but excluding, however, any amount not payable in Cash and any amounts referred to in Section 2.8(c) payable on or before the Effective Date.

“Consolidated Net Income” means, for any period, (i) the net income (or loss) of Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, but excluding the effects of any of the following, (ii) (a) the income (or loss) of any Person (other than a Subsidiary of Borrower) in which any other Person (other than Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Borrower or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Subsidiaries or that Person’s assets are acquired by Borrower or any of its Subsidiaries, (c) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (e) (to the extent not included in clauses (a) through (d) above) any (A) net extraordinary gains or (B) net extraordinary losses.

“Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities (which may be a negative number).

“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

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“Continuation Date” means the effective date of a continuation as set forth in the applicable Continuation Notice.

“Continuation Notice” means a Continuation Notice substantially in the form of Exhibit A.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” as defined in Section 7.2.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Credit Party pursuant to Section 5.10.

“Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents, the Intercreditor Agreement and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent or any Lender in connection herewith.

“Credit Extension” means the making of a Loan.

“Credit Party” means Borrower and each Guarantor.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Borrower’s and its Subsidiaries’ operations and not for speculative purposes.

“Debtors” means Borrower and each Guarantor that was a debtor in the Cases.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“DIP Credit Agreement” as defined in the recitals hereto.

“DIP Credit Facility Obligations” means the “Obligations” as defined in the DIP Credit Agreement.

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“Discharge of First Lien Obligations” has the meaning assigned to that term in the Intercreditor Agreement.

“Disclosed Matter” means the existence or occurrence of any matter which has been disclosed by Borrower in any filing made by Borrower with the Securities and Exchange Commission prior to the Effective Date and after [December 31, 2007] (including disclosures regarding financial performance or condition as set forth in any Form 10-K or Form 10-Q during such period); provided, that no matter shall constitute a “Disclosed Matter” to the extent it shall prove to be, or shall become, materially more adverse to Borrower and its Subsidiaries taken as a whole or to the Lenders than it would have reasonably appeared to be on the basis of the disclosure contained in any of the documents referred to above in this definition.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), in whole or in part, (iii) provides for the scheduled payments or dividends in cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Effective Date” means the date on which the conditions precedent in Section 3 shall be satisfied and the Administrative Agent shall have received the Effective Date Certificate.

“Effective Date Certificate” means an Effective Date Certificate substantially in the form of Exhibit G-1.

“Effective Date Mortgaged Property” as defined in Section 3.1(g).

“Eligible Assignee” means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans; provided, neither Borrower nor any of its Subsidiaries shall be an Eligible Assignee.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates.

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“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Borrower or any of its Subsidiaries or any Facility.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Borrower or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Borrower or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Borrower or such Subsidiary and with respect to liabilities arising after such period for which Borrower or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan

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or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Borrower, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

“Eurodollar Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

“Event of Default” means each of the conditions or events set forth in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Existing Indebtedness” means Indebtedness and other obligations outstanding under that certain Credit Agreement, dated as of April 27, 2005 (as amended, supplemented or otherwise modified), among the Borrower, Movie Gallery Canada, Inc., the banks, financial institutions and other lenders named therein, Wachovia Bank, National Association, as U.S. administrative agent, Congress Financial Corporation (Canada), as Canadian administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent, and Bank of America, N.A., Calyon New York Branch and Canadian Imperial Bank of Commerce, as co-documentation agents.

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“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Borrower or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Fair Share” as defined in Section 7.2.

“Fair Share Contribution Amount” as defined in Section 7.2.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent on such day on such transactions as determined by Administrative Agent.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer or (if such officer has been duly appointed in accordance with the Organizational Documents of Borrower) the chief accounting officer of Borrower that such financial statements fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“First Lien Agent” means the “Administrative Agent” under and as defined in the First Lien Credit Agreement.

“First Lien Credit Agreement” means (i) the Amended and Restated First Lien Term Loan and Guaranty Agreement dated as of the Effective Date among Borrower, certain Subsidiaries of Borrower and the other agents and lenders party thereto, as such may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement and (ii) any other First Lien Credit Agreement (as defined in the Intercreditor Agreement), in each instance under each of clauses (i) and (ii), as it may be amended, restated, supplemented or otherwise modified from time to time. In each instance where a defined term used herein is defined as used in the First Lien Credit Agreement and the First Lien Credit Agreement in effect at such time does not define such term, then such defined term used in this Agreement shall have the meaning of the defined term in the First Lien Credit Agreement then in effect that is substantially similar to the defined term that is defined in the initial First Lien Credit Agreement.

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“First Lien Credit Documents” shall mean the “Credit Documents” as defined in the First Lien Credit Agreement.

“First Lien Credit Facilities” means the credit facilities in an aggregate principal amount of $626,700,000 under the First Lien Credit Agreement described in clause (i) of such defined term, and any Refinancing (as defined in the Intercreditor Agreement) of such facilities in accordance with the Intercreditor Agreement.

“First Lien Term Loans” means term loans in an aggregate principal amount of $603,200,000 made pursuant to the First Lien Credit Agreement.

“Fiscal Quarter” means each 13 week period after the end of the Fiscal Year except the last period in Fiscal Year 2007 and in Fiscal Year 2012, which shall be a 14 week period.

“Fiscal Year” means any 52 week period ending on the first Sunday following December 30, except for 2007 and 2012, respectively, which shall be a 53 week period ending January 6, 2008 and January 6, 2013, respectively (as set forth in Schedule 1 hereto); references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2012 Fiscal Year”) refer to the Fiscal Year ending on the first Sunday following December 30 of such calendar year.

“Flood Hazard Property” means any Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of the Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funding Guarantors” as defined in Section 7.2.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Game Crazy” means the Borrower’s business, operations and locations, including www.gamecrazy.com, which, taken together, constitutes the Borrower’s “Game Crazy” business segment, and shall include all Equity Interests of any Subsidiary owning Game Crazy assets and properties and the assets and properties (tangible and intangible, real and personal) related to, or used in connection with, such segment. The “Game Crazy” segment includes the business, operations and locations within Hollywood Video stores as well as free-standing locations.

“Game Crazy IPO” means any underwritten public offering by Borrower of its and any other Credit Party’s common Equity Interests in a Subsidiary formed to hold all the Game Crazy assets and properties pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act.

“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

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“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Grantor” as defined in the Pledge and Security Agreement.

“Guaranteed Obligations” as defined in Section 7.1.

“Guarantor” means each of Borrower and each Domestic Subsidiary of Borrower (including the Real Estate Guarantor) and, at the election of Borrower and upon compliance with Section 5.10, Movie Gallery Canada.

“Guarantor Subsidiary” means each Guarantor other than Borrower.

“Guaranty” means the guaranty of each Guarantor set forth in Section 7.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” has the meaning assigned to that term in the First Lien Credit Agreement.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Historical Financial Statements” means as of the Effective Date, (i) the audited financial statements of Borrower and its Subsidiaries, for the Fiscal Years ended January 1, 2006 and December 31, 2006, consisting of balance sheets and the related consolidated statements of operations, stockholders’ equity and cash flows for such Fiscal Years, (ii) the unaudited financial statements of Borrower and its Subsidiaries as at the most recent Fiscal

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Quarter ending 45 days or more prior to the Effective Date, consisting of a balance sheet and the related consolidated statements of operations, stockholders’ equity and cash flows for the three-, six-or nine- fiscal month period, as applicable, ending on such date, and (iii) the unaudited financial statements of Borrower and its Subsidiaries as of the most recent fiscal month ending 30 days or more prior to the Effective Date, consisting of a balance sheet and related consolidated statements of operations, stockholders’ equity and cash flows for such month; and, in the case of clauses (i), (ii) and (iii), certified by the chief financial officer of Borrower that they fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Inactive Entities” means (a) the following entities in which Movie Gallery US, LLC, a Guarantor, has an ownership interest as of the Effective Date: DVDStation, Inc. and Echo, LLC; and (b) the following entity in which Borrower and Movie Gallery US, LLC, a Guarantor, have an ownership interest as of the Effective Date: Movie Gallery Mexico Inc., S. de R.L. de C.V.

“Increased Amount Date” as defined in Section 2.20.

“Increased-Cost Lenders” as defined in Section 2.19.

“Indebtedness”, as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) Disqualified Equity Interests, (viii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (ix) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (x) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (x), the primary purpose or intent thereof is as described in clause (ix) above; and (xi) all obligations of such Person in respect of any exchange traded or over the counter

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derivative transaction, including any Interest Rate Agreement and Currency Agreement, whether entered into for hedging or speculative purposes; provided, in no event shall (x) deferred compensation arrangements and (y) severance obligations payable over time, be deemed to be “Indebtedness” hereunder.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto (it being agreed that, such counsel fees and expenses shall be limited to one primary counsel, and any additional special and local counsel in each appropriate jurisdiction, for the Indemnitees, except in the case of actual or potential conflicts of interest between or among the Indemnitees), and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions, or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the statements contained in the commitment letter delivered by any Lender to Borrower with respect to the transactions contemplated by this Agreement; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Borrower or any of its Subsidiaries.

“Indemnitee” as defined in Section 10.3.

“Intellectual Property” as defined in the Pledge and Security Agreement.

“Intellectual Property Asset” means, at the time of determination, any interest (fee, license or otherwise) then owned by any Credit Party in any Intellectual Property.

“Intellectual Property Security Agreements” has the meaning assigned to that term in the Pledge and Security Agreement.

“Intercompany Note” means a promissory note substantially in the form of Exhibit L evidencing Indebtedness owed among the Credit Parties and their Subsidiaries.

“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement, dated as of March 8, 2007, as amended and restated as of the Effective Date, among the Joint First Lien Collateral Agent (as defined in the First Lien Credit Agreement), Borrower and the Collateral Agent.

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“Interest Event” shall be deemed to have occurred if, at any time after the date that a Discharge of First Lien Obligations occurs, the ratio on the last day of any Fiscal Quarter of (i) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period then ended to (ii) Consolidated Interest Expense (giving pro forma effect for the conversion of any interest paid-in-kind under this Agreement to interest payable in Cash) for such four Fiscal-Quarter period is greater than 2.00:1.00.

“Interest Payment Date” means the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three months “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

“Interest Period” means, in connection with a Eurodollar Rate Loan, an interest period of one-, two-, three- or six-months, as selected by Borrower in the applicable Continuation Notice, (i) initially, commencing on the Effective Date or Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) of this definition, end on the last Business Day of the calendar month that is closest to the applicable first, second, third or sixth month of such Interest Period; and (c) no Interest Period with respect to any portion of any of the Loans shall extend beyond the Maturity Date.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Borrower’s and its Subsidiaries’ operations and not for speculative purposes.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investment” means (i) any direct or indirect purchase or other acquisition by Borrower or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than a Guarantor Subsidiary); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Borrower from any Person (other than Borrower or any Guarantor Subsidiary), of any Equity Interests of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for

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moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by Borrower or any of its Subsidiaries to any other Person (other than Borrower or any Guarantor Subsidiary), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Joinder Agreement” means an agreement substantially in the form of Exhibit M.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Kiosk Program” means the installation of movie rental kiosks in various retail and other locations.

“Landlord Personal Property Collateral Access Agreement” means a Landlord Waiver and Consent Agreement substantially in the form of Exhibit K with such amendments, restatements or modifications as may be approved by Collateral Agent.

“Leasehold Property” means any leasehold interest of any Credit Party as lessee under any lease of real property.

“Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement or a Joinder Agreement.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Loan” means a Loan deemed to have been made by a Lender to Borrower pursuant to Section 2.1(a).

“Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Loans of such Lender.

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on and/or material adverse developments with respect to (i) the business, operations, properties, assets or condition

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(financial or otherwise) or prospects of Borrower and its Subsidiaries taken as a whole; (ii) the ability of any Credit Party to fully and timely perform its Obligations; (iii) the legality, validity, binding effect or enforceability against a Credit Party of a Credit Document to which it is a party; or (iv) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Credit Document; provided, that no Disclosed Matter shall constitute a Material Adverse Effect and (B) the occurrence of any matters described on Schedule 4.7 hereto shall not constitute a Material Adverse Effect.

“Material Contract” means any contract or other arrangement to which Borrower or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Real Estate Asset” means (i) (a) any fee-owned Real Estate Asset having a fair market value in excess of $250,000 as of the date of the acquisition thereof and (b) all Leasehold Properties other than those with respect to which the aggregate payments under the remaining term of the lease are less than $750,000 or (ii) any Real Estate Asset that the Requisite Lenders have determined is material to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower or any Subsidiary of the Borrower.

“Maturity Date” means the earliest to occur of (i) [date will be six months after the Maturity Date in the First Lien Credit Agreement, but no later than December 31, 2012], and (ii) the date that all such Loans become due and payable in full hereunder, whether by acceleration or otherwise.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgage” means a Mortgage substantially in the form of Exhibit J, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Movie Gallery Canada” means Movie Gallery Canada, Inc., a wholly-owned Subsidiary of Borrower organized under the laws of the Province of New Brunswick.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“Narrative Report” means (a) with respect to the financial statements delivered pursuant to Section 5.1(b) and Section 5.1(c), a narrative report describing the operations of Borrower and its Subsidiaries which report meets the requirements of Item 303 of Regulation S-K promulgated under the Securities Act for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate, and (b) with respect to the financial statements delivered pursuant to Section 5.1(a), a narrative report prepared on a basis consistent with, and setting forth the same types of information as set forth in, the monthly financial statement reporting package delivered to Administrative Agent prior to the Effective Date.

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“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Borrower or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (a) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Borrower or any of its Subsidiaries in connection with such Asset Sale.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any Cash payments or proceeds received by Borrower or any of its Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by Borrower or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Borrower or such Subsidiary in respect thereof, and (b) any bona fide reasonable direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith.

“Nonpublic Information” means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

“Non-Core Assets” means the following assets of the Borrower and its Subsidiaries which are not essential or material to the conduct of the businesses of the Borrower and its Subsidiaries: (i) aircraft of the Borrower and its Subsidiaries, (ii) the “Reel.com” assets, (iii) the “Rack Division” assets, (iv) the iBlast division assets, (v) the assets and/or Equity Interests of MG Automation, Inc. and MG Digital, Inc., (vi) the “Movie Beam” assets, (vii) owned real estate on the Effective Date and (viii) other assets which are not essential or material to the conduct of the businesses of the Borrower and its Subsidiaries to the extent that the value of each such asset, individually, does not exceed $100,000, and the value of all such assets, in the aggregate, does not exceed $500,000 in any Fiscal Year.

“Non-US Lender” as defined in Section 2.17(c).

“Note” means a promissory note in the form of Exhibit B, as it may be amended, supplemented or otherwise modified from time to time.

“Obligations” means all obligations of every nature of each Credit Party, including obligations from time to time owed to the Agents (including former Agents), the Lenders or any of them, under any Credit Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party,

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would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise.

“Obligee Guarantor” as defined in Section 7.7.

“Original Agreement” as defined in the recitals.

“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Patriot Act” as defined in Section 3.1(s).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Permitted Acquisition” means any acquisition by Borrower or any of its wholly-owned Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person; provided,

(i)	immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(ii)	all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

(iii)	in the case of the acquisition of Equity Interests, all of the Equity Interests (except for any such Securities in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of Borrower in connection with such acquisition shall be owned 100% by Borrower or a Guarantor Subsidiary thereof, and Borrower shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Borrower, each of the actions set forth in Sections 5.10 and/or 5.11, as applicable;

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(iv)	Borrower shall have delivered to Administrative Agent (A) at least 10 Business Days prior to such proposed acquisition, all relevant financial information with respect to such acquired assets, including the aggregate consideration for such acquisition and (B) promptly upon request by Administrative Agent, (i) a copy of the purchase agreement related to the proposed Permitted Acquisition (and any related documents reasonably requested by Administrative Agent) and (ii) quarterly and annual financial statements of the Person whose Equity Interests or assets are being acquired for the twelve month (12) month period immediately prior to such proposed Permitted Acquisition, including any audited financial statements that are available;

(v)	any Person or assets or division as acquired in accordance herewith (y) shall be in same business or lines of business in which Borrower and/or its Subsidiaries are engaged as of the Effective Date or any business reasonably related thereto or a reasonable extension thereof and (z) shall have generated positive cash flow for the four quarter period most recently ended prior to the date of such acquisition; and

(vi)	prior to the Discharge of First Lien Obligations, the aggregate unused portion of the Revolving Credit Commitments at such time (after giving effect to the consummation of the respective Permitted Acquisition and any financing thereof) shall equal or exceed $50,000,000.

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“PIK Interest” as defined in Section 2.5(e).

“Plan” as defined in the recitals hereto.

“Plan Effective Date” means the “Effective Date” as defined in the Plan.

“Platform” as defined in Section 5.1(p).

“Pledge and Security Agreement” means the Amended and Restated Pledge and Security Agreement, dated as of March 8, 2007, as amended and restated as of the Effective Date, to be executed by Borrower and each Guarantor substantially in the form of Exhibit I, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time.

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The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Principal Office” means Administrative Agent’s “Principal Office” as set forth on Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as Administrative Agent may from time to time designate in writing to Borrower and each Lender.

“Projections” as defined in Section 4.8.

“Pro Rata Share” means with respect to all payments, computations and other matters relating to any Lender, the percentage obtained by dividing (a) the Loan Exposure of that Lender by (b) the aggregate Loan Exposure of all Lenders.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

“Real Estate Guarantor” means [NAME OF ENTITY], together with its successors and assigns, including any trustee or other fiduciary hereafter appointed as legal representative on behalf of such person or on behalf of any such successor or assign.

“Register” as defined in Section 2.4(b).

“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time.

“Regulation FD” means Regulation FD as promulgated by the US Securities and Exchange Commission under the Securities Act and Exchange Act as in effect from time to time.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Rental Items” means video cassette tapes, digital versatile disc (DVD) or video discs (regardless of format), video games, audiotapes and related equipment to the extent that such items were acquired by the Borrower or any of its Subsidiaries for sale or rental to their customers or are held by the Borrower or such Subsidiary for sale or rental to their customers.

“Replacement Lender” as defined in Section 2.19.

“Required Prepayment Date” as defined in Section 2.12(b).

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“Requisite Lenders” means one or more Lenders having or holding Loan Exposure representing more than 50% of the aggregate Loan Exposure of all Lenders, provided that, if the Loan Exposure held or beneficially owned by Restricted Sponsor Affiliates exceeds 15% of the aggregate Loan Exposure of all Lenders, then, for purposes of this definition, the Loan Exposure of the Restricted Sponsor Affiliates shall be ratably reduced so as to equal, in the aggregate, 15% and the Loan Exposure held or beneficially owned by all the other Lenders shall be ratably increased so as to equal, in the aggregate, 85%.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower now or hereafter outstanding; and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment, or any other payment (other than principal or interest), with respect to any Indebtedness which is subordinated in right of payment to the Obligations.

“Restricted Sponsor Affiliates” means the Sponsor Affiliates, but only at such times that the Sponsor Affiliates (i) have, in the aggregate, ownership (beneficial or otherwise) of 20% or more of the voting and/or economic interest in the Equity Interests of Borrower, or (ii) have, individually or in the aggregate, the power to direct or cause the direction of the management and policies of Borrower or any of the Credit Parties, whether through the ownership of voting securities or by contract or otherwise.

“Revolver Refinancing Indebtedness” has the meaning ascribed to that term in the First Lien Credit Agreement.

“Revolving Agent” means the “Administrative Agent” under and as defined in the Revolving Credit Facility.

“Revolving Credit Commitments” means the aggregate commitments of the lenders under the Revolving Credit Facility to extend loans and other financial accommodations thereunder.

“Revolving Credit Facility” means that certain Revolving Credit and Guarantee Agreement, dated as of the Effective Date, by and among the Credit Parties, the Revolving Agent, and the lenders from time to time party thereto.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

“Seasonal Overadvance Facility” means a letter of credit procurement facility provided by a Sponsor Affiliate on the following terms: (A) the Indebtedness or other obligations thereunder shall be unsecured, (B) the letters of credit issued under the facility shall be used only

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for the purposes described on Schedule 1B hereto, (C) the cash yield or cash interest on the Indebtedness shall not exceed [__]%, (D) the covenants, events of default, subordination and other provisions thereof (including any guarantees thereof) shall be as set forth on Schedule 1B hereto and shall be, in the aggregate, no less favorable to the Borrower and to the Lenders than those contained in the Credit Documents as currently in effect and (E) no Default or Event of Default shall result therefrom.

“Second Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is (i) the only Lien to which such Collateral is subject, other than any Permitted Lien and (ii) junior in priority to the Liens created under or relating to the First Lien Credit Documents in accordance with the Intercreditor Agreement.

“Secured Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Total Secured Debt as of such day to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date.

“Secured Parties” has the meaning assigned to that term in the Pledge and Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Solvency Certificate” means a Solvency Certificate of the chief financial officer of Borrower substantially in the form of Exhibit G-2.

“Solvent” means, with respect to any Credit Party, that as of the date of determination, determined on a going concern basis, both (i) (a) the sum of such Credit Party’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Credit Party’s present assets; (b) such Credit Party’s capital is not unreasonably small in relation to its business as contemplated on the Effective Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Effective Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, including such Credit Party’s rights to contribution, indemnification and

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reimbursement, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Sponsor Affiliates” means Sopris Capital Advisors LLC and its Affiliates.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, “Tax on the overall net income” of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person’s applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).

“Term Loan Refinancing Indebtedness” has the meaning ascribed to that term in the First Lien Credit Agreement.

“Terminated Lender” as defined in Section 2.19.

“Title Policy” as defined in Section 3.1(g)(iii).

“Total Secured Debt” means, as at any date of determination, Indebtedness with respect to Loans plus Indebtedness outstanding under the Revolving Credit Facility plus Indebtedness with respect to First Lien Term Loans plus “Synthetic LC Usage” under (and as defined in) the First Lien Credit Agreement (only to the extent drawn and not reimbursed) plus any other Indebtedness of the Borrower and any of its Subsidiaries secured by a Lien.

“Type of Loan” means either a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“U.S. Lender” as defined in Section 2.17(c).

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“Waivable Mandatory Prepayment” as defined in Section 2.12(b).

“Wells Fargo” as defined in the preamble.

1.2. Accounting Terms Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrower to Lenders pursuant to Section 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements. If at any time any change in GAAP (or a change in the application of the policies thereof) would affect the computation of any financial ratio or requirement set forth in any Credit Document, and Borrower or Requisite Lenders shall so request, Administrative Agent, Requisite Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and Borrower shall provide to Administrative Agent and Lenders reconciliation statements provided for in Section 5.1(e).

1.3. Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable.

SECTION 2. LOANS

2.1. Loans.

(a) Loans. Each Lender shall be deemed to have made, on the Effective Date, a Loan to Borrower in an amount equal to the amount set forth opposite such Lender’s name on Appendix A hereto. Any amount repaid or prepaid may not be reborrowed. Subject to Sections 2.10(a) and 2.11, all amounts owed hereunder with respect to the Loans shall be paid in full no later than the Maturity Date.

2.2. [Reserved].

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2.3. [Reserved]

2.4. Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect Borrower’s Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b) Register. Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at the Principal Office a register for the recordation of the names and addresses of Lenders and Loans of each Lender (the “Register”). The Register shall be available for inspection by Borrower or any Lender (with respect to any entry relating to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record, or shall cause to be recorded, in the Register the Loans of each Lender in accordance with the provisions of Section 10.6, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect Borrower’s Obligations in respect of any Loan. Borrower hereby designates Wells Fargo to serve as Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2.4, and Borrower hereby agrees that, to the extent Wells Fargo serves in such capacity, Wells Fargo and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees.”

(c) Notes. If so requested by any Lender by written notice to Borrower (with a copy to Administrative Agent) at least two Business Days prior to the Effective Date, or at any time thereafter, Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Effective Date (or, if such notice is delivered after the Effective Date, promptly after Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Loan.

2.5. Interest on Loans.

(a) Except as otherwise set forth herein, Loans shall bear interest on the unpaid principal amount thereof from the Effective Date through repayment (whether by acceleration or otherwise) thereof as follows:

(1) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

(2) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus the Applicable Margin.

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(b) The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by Borrower and notified to Administrative Agent and Lenders pursuant to the applicable Continuation Notice. If on any day a Loan is outstanding with respect to which a Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

(c) In connection with the Eurodollar Rate Loans there shall be no more than five (5) Interest Periods outstanding at any time. In the event Borrower fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Continuation Notice, such Loan (if outstanding as a Eurodollar Rate Loan) will be automatically continued as a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as a Base Rate Loan). In the event Borrower fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Continuation Notice, Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender.

(d) Interest payable pursuant to Section 2.5(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or the last Interest Payment Date with respect to such Loan shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e) Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of the Loans, including final maturity of the Loans. Interest will be paid by adding such interest to the principal amount of the outstanding Loans (“PIK Interest”), in each case, on each Interest Payment Date; provided that, all interest shall be paid in cash on each Interest Payment Date following an Interest Event. The obligation of Borrower to pay all such PIK Interest so added shall be automatically evidenced by this Agreement or, if applicable, all Notes. Upon request of Administrative Agent or any Lender, Borrower shall confirm in writing the principal amount then outstanding on Loans, including all PIK Interest so added.

2.6. Continuation. Subject to Section 2.15 and so long as no Default or Event of Default shall have occurred and then be continuing, Borrower shall have the option,

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upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan.

Borrower shall deliver a Continuation Notice to Administrative Agent no later than 10:00 a.m. (New York City time) at least three Business Days in advance of the proposed continuation date. Except as otherwise provided herein, a Continuation Notice for continuation of any Eurodollar Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a continuation in accordance therewith.

2.7. Default Interest. The principal amount of all Loans outstanding and not paid when due and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder and not paid when due, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.7 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

2.8. Fees.

(a) On the date that is eighteen (18) months from the Effective Date, the Borrower shall pay a fee to the Lenders in an amount equal to 0.50% of the then unpaid principal amount of each Loan (including any accrued PIK Interest), which amount shall be added to the outstanding principal amount of the Loans.

(b) On the second anniversary of the Effective Date, the Borrower shall pay a fee to the Lenders in an amount equal to 0.50% of the then unpaid principal amount of each Loan (including any accrued PIK Interest), which amount shall be added to the outstanding principal amount of the Loans.

(c) Borrower agrees to pay to Lenders and to Agents such other fees in the amounts and at the times separately agreed upon.

2.9. Payments at Maturity.

The Loans, together with all other amounts owed hereunder with respect thereto, shall be paid in full no later than the Maturity Date.

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2.10. Voluntary Prepayments/Call Protection.

(a) Voluntary Prepayments.

(i) Subject to the terms of Section 2.10(b) below and after or concurrently with the Discharge of First Lien Obligations at any time and from time to time, Borrower may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount.

(ii) All such prepayments shall be made:

(1) upon not less than one Business Day’s prior written or telephonic notice in the case of Base Rate Loans; and

(2) upon not less than three Business Days’ prior written or telephonic notice in the case of Eurodollar Rate Loans;

in each case given to Administrative Agent by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.12(a), and shall be without penalty or premium of any kind, except to the extent of breakage and other costs specifically provided for under this Agreement.

(b) Call Protection. In the event all or any portion of the Loans are repaid for any reason other than a prepayment required under Section 2.11(a), (b), (c) and (e) prior to the second anniversary of the Effective Date, such repayments will be made at (i) 102.0% of the amount repaid if such repayment occurs after the Effective Date, but on or prior to the second anniversary of the Effective Date and (ii) at 101.0% of the amount repaid if such repayment occurs after the second anniversary of the Effective Date but on or prior to the third anniversary of the Effective Date.

2.11. Mandatory Prepayments.3 Subject to the Intercreditor Agreement:

(a) Asset Sales. Subject to Section 2.12(b) and after the Discharge of First Lien Obligations, no later than the first Business Day following the date of receipt by Borrower or any of its Subsidiaries of any Net Asset Sale Proceeds, Borrower shall prepay the Loans as set forth in Section 2.12(b) in an aggregate amount equal to such Net Asset Sale Proceeds; provided, (i) so long as no Default or Event of Default shall have occurred and be continuing and (ii) to the extent that aggregate Net Asset Sale Proceeds from the Effective Date through the applicable

[3]	To discuss: use of prepayment proceeds to repurchase non-Sopris First Lien Term Loans in secondary market which purchased loans would be retired.

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date of determination do not exceed $3,000,000, Borrower shall have the option, directly or through one or more of its Subsidiaries, to invest such Net Asset Sale Proceeds within three hundred sixty five days of receipt thereof (A) in long-term productive assets (including the assets of another Person (or the Equity Interests of a Person owning such assets) of the general type used in the business of Borrower and its Subsidiaries and (B) to the extent such Net Asset Sale Proceeds constitute proceeds of Non-Core Assets in Rental Items or inventory held for sale at stores; provided, further, pending any such investment, all such Net Asset Sale Proceeds may be applied to prepay Revolving Loans under the Revolving Credit Facility to the extent outstanding (without a reduction in Revolving Commitment thereunder).

(b) Insurance/Condemnation Proceeds. Subject to Section 2.12(b) and after the Discharge of First Lien Obligations, no later than the first Business Day following the date of receipt by Borrower or any of its Subsidiaries, or Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds, Borrower shall prepay the Loans as set forth in Section 2.12(b) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, (i) so long as no Default or Event of Default shall have occurred and be continuing, and (ii) to the extent that aggregate Net Insurance/Condemnation Proceeds from the Effective Date through the applicable date of determination do not exceed $10,000,000, Borrower shall have the option, directly or through one or more of its Subsidiaries to invest such Net Insurance/Condemnation Proceeds within three hundred sixty five days of receipt thereof in long term productive assets of the general type used in the business of Borrower and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof; provided, further, pending any such investment, all such Net Insurance/Condemnation Proceeds as the case may be, may be applied to prepay Revolving Loans under the Revolving Credit Facility to the extent outstanding (without reduction in Revolving Commitments thereunder).

(c) Issuance of Equity Securities. Subject to Section 2.12(b) and after the Discharge of First Lien Obligations, on the date of receipt by Borrower of any Cash proceeds from a capital contribution to, or the issuance of any Equity Interests of, Borrower or any of its Subsidiaries (other than (w) proceeds of Equity Interests of the Borrower (that are not Disqualified Equity Interests) issued to a Sponsor Affiliate that is not a Credit Party (provided no Default or Event of Default shall have occurred and be then continuing), (x) proceeds of the issuance of Equity Interests issued pursuant to the Plan, (y) pursuant to any employee stock or stock option compensation plan, or (z) proceeds of the issuance of Equity Interests (that are not Disqualified Equity Interests), to finance the purchase of a Permitted Acquisition or Permitted Investment within 180 days of such issuance (provided no Default or Event of Default shall have occurred and be then continuing), Borrower shall prepay the Loans as set forth in Section 2.12(b) in an aggregate amount equal to 50% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses; provided, during any period in which the Secured Leverage Ratio (determined for any such period by reference to the Compliance Certificate delivered pursuant to Section 5.1(d) calculating the Secured Leverage Ratio as of the last day of the most recently ended Fiscal Quarter) (i) shall be 2.50:1.00 or less, Borrower shall only be required to make the prepayments and/or reductions otherwise required hereby in an amount equal to 25% of such net proceeds and (ii) shall be 2.00:1.00 or less, Borrower shall not be required to make the prepayments and/or reductions otherwise required hereby; provided further, that notwithstanding anything to the contrary in this Section 2.11(c), 100% of the proceeds of the Game Crazy IPO

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permitted by Section 6.7(j)(B), net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, shall be applied to prepay the Loans as set forth in Section 2.12(a).

(d) Issuance of Debt. Subject to Section 2.12(b) and after the Discharge of First Lien Obligations, on the date of receipt by Borrower or any of its Subsidiaries of any Cash proceeds from the incurrence of any Indebtedness of Borrower or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1), Borrower shall prepay the Loans as set forth in Section 2.12(b) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

(e) Consolidated Excess Cash Flow. Subject to Section 2.12(b) and after the Discharge of First Lien Obligations, in the event that there shall be Consolidated Excess Cash Flow in any Fiscal Year (commencing with the Fiscal Year ending 2008), Borrower shall, no later than ninety (90) days after the end of each such Fiscal Year, prepay the Loans as set forth in Section 2.12(b) in an aggregate amount equal to (i) 75% of such Consolidated Excess Cash Flow minus (ii) voluntary repayments of the Loans, First Lien Term Loans and Revolving Loans (excluding repayments of Revolving Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments) during such Fiscal Year; provided, that if, as of the last day of the most recently ended Fiscal Year, the Secured Leverage Ratio (determined for any such period by reference to the Compliance Certificate delivered pursuant to Section 5.1(d) calculating the Secured Leverage Ratio as of the last day of such Fiscal Year) (i)(A) shall be 2.00:1.00 or less, Borrower shall only be required to make the prepayments and/or reductions otherwise required hereby in an amount equal to 50% of such Consolidated Excess Cash Flow or (B) shall be 1.50:1.00 or less, Borrower shall only be required to make the prepayments and/or reductions otherwise required hereby in an amount equal to 25% of such Consolidated Excess Cash Flow, in each case minus (ii) voluntary repayments of the Loans, First Lien Term Loans and Revolving Loans (excluding repayments of Revolving Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments) during such Fiscal Year; provided, further, that prepayments under this Section 2.11(e) shall not be required at the end of any Fiscal Year following the Effective Date to the extent such prepayments would, if given effect on the last day of such Fiscal Year, result in the aggregate Cash and Cash Equivalents of Borrower and its Subsidiaries (minus the aggregate amount of Revolving Loans then outstanding under the Revolving Credit Facility) on such date being reduced to below the sum of $50,000,000 plus the cash interest payments in respect of the Loans and in respect of Indebtedness under the Revolving Credit Facility that would accrue during the Fiscal Quarter immediately following the Fiscal Year to which such prepayment relates.

(f) Excess Cash. At the end of any of the first three Fiscal Quarters in any Fiscal Year (commencing with the Fiscal Quarter ending April 6, 2008), Borrower shall, no later than fifty (50) days after the end of each such Fiscal Quarter, prepay the Loans as set forth in Section 2.12(b) in an aggregate amount equal to (i) 100% of the Credit Parties’ Cash plus Cash Equivalents on hand at such date minus (ii) voluntary repayments of the Loans and Revolving Loans (excluding repayments of Revolving Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments) during such Fiscal

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Quarter; provided, that prepayments under this Section 2.11(f) shall not be required at the end of any of the first three Fiscal Quarters of any Fiscal Year to the extent such prepayments would, if given effect on the last day of the Fiscal Quarter, result in the aggregate Cash and Cash Equivalents of Borrower and its Subsidiaries (minus the aggregate amount of Revolving Loans then outstanding under the Revolving Credit Agreement) on such date being reduced to below the sum of $50,000,000 plus the cash interest payments in respect of the Loans and in respect of Indebtedness under the Revolving Credit Agreement that would accrue during the Fiscal Quarter immediately following the Fiscal Quarter to which such prepayment relates.

(g) Prepayment Certificate. Concurrently with any prepayment of the Loans pursuant to Sections 2.11(a) through 2.11(f), Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating in reasonable detail the calculation of the amount of the applicable net proceeds or Consolidated Excess Cash Flow, as the case may be. In the event that Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Borrower shall promptly make an additional prepayment of the Loans in an amount equal to such excess, and Borrower shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

2.12. Application of Prepayments.

(a) Application of Prepayments of Loans. Prepayments of Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to Section 2.15(c).

(b) Waivable Mandatory Prepayment. Anything contained herein to the contrary notwithstanding except the limitations of the Intercreditor Agreement, in the event Borrower is required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Loans, not less than three Business Days prior to the date (the “Required Prepayment Date”) on which Borrower is required to make such Waivable Mandatory Prepayment, Borrower shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender of the amount of such Lender’s Pro Rata Share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount. Each such Lender may exercise such option by giving written notice to Borrower and Administrative Agent of its election to do so on or before the first Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify Borrower and Administrative Agent of its election to exercise such option on or before the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, Borrower shall pay to Administrative Agent that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Loans of such Lenders (which prepayment shall be applied in accordance with Section 2.12(a)).

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2.13. General Provisions Regarding Payments.

(a) All payments by Borrower of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 p.m. (New York City time) on the date due at the Principal Office designated by Administrative Agent for the account of Lenders; for purposes of computing interest and fees, funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrower on the next succeeding Business Day.

(b) All payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.

(c) Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by Administrative Agent.

(d) Notwithstanding the foregoing provisions hereof, if any Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender maintains Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e) Whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.

(f) Borrower hereby authorizes Administrative Agent to charge Borrower’s accounts with Administrative Agent, if any, in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

(g) Administrative Agent shall deem any payment by or on behalf of Borrower hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.7 from the date such amount was due and payable until the date such amount is paid in full.

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(h) Subject to the terms of the Intercreditor Agreement, if an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, or any Event of Default under Section 8.1(f) or (g) shall have occurred, all payments or proceeds received by Agents hereunder in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in Section 7.2 of the Pledge and Security Agreement.

2.14. Ratable Sharing. Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

2.15. Maintaining Eurodollar Rate Loans.

(a) Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon (i) no Loans may continue as Eurodollar Rate Loans until such time as Administrative Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Continuation Notice given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be a Continuation Notice into Base Rate Loans.

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(b) Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the Affected Lender’s obligation to maintain its outstanding Eurodollar Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (2) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Continuation Notice, Borrower shall have the option, subject to the provisions of Section 2.15(c), to rescind such Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.15(b) shall affect the obligation of any Lender other than an Affected Lender to maintain Loans as Eurodollar Rate Loans in accordance with the terms hereof.

(c) Compensation for Breakage or Non-Commencement of Interest Periods. Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to Lenders of funds borrowed by it to carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or a rescission pursuant to Section 2.15(b)) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Continuation Notice or a telephonic request for continuation; (ii) if any prepayment or other principal payment of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Borrower.

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(d) Booking of Eurodollar Rate Loans. Any Lender may carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e) Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.15 and under Section 2.16 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.15 and under Section 2.16.

2.16. Increased Costs; Capital Adequacy.

(a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.17 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to maintain Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or

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receivable hereunder. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.16(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b) Capital Adequacy Adjustment. In the event that any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the Effective Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.16(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(c) Notice. Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be under any obligation to compensate any Lender under paragraph (a) or (b) of this Section 2.16 with respect to increased costs or reductions with respect to any period prior to the date that is 180 days prior to the date of the delivery of the statement required pursuant to paragraph (a) or (b); provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any change in any law, treaty, governmental rule, regulation or order within such 180-day period.

2.17. Taxes; Withholding, etc.

(a) Payments to Be Free and Clear. All sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

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(b) Withholding of Taxes. If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender under any of the Credit Documents: (i) Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it; (ii) Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Borrower shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Effective Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

(c) Evidence of Exemption From U.S. Withholding Tax. Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “Non-US Lender”) shall deliver to Administrative Agent for transmission to Borrower, on or prior to the Effective Date (in the case of each Lender listed on the signature pages hereof on the Effective Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrower or Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form W-8ECI pursuant to clause (i) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN (or any successor form),

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properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income tax purposes (a “U.S. Lender”) shall deliver to Administrative Agent and Borrower on or prior to the Effective Date (or, if later, on or prior to the date on which such Lender becomes a party to this Agreement) two original copies of Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by such Lender, certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or otherwise prove that it is entitled to such an exemption. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.17(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Borrower two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN (or any successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence. Borrower shall not be required to pay any additional amount to any Non-US Lender under Section 2.17(b)(iii) if such Lender shall have failed (1) to deliver the forms, certificates or other evidence referred to in the second sentence of this Section 2.17(c), or (2) to notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of the first sentence of this Section 2.17(c) on the Effective Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 2.17(c) shall relieve Borrower of its obligation to pay any additional amounts pursuant this Section 2.17 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

2.18. Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.15, 2.16 or 2.17, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or

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the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.15, 2.16 or 2.17 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.18 unless Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this Section 2.18 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.19. Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) shall give notice to Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.15, 2.16 or 2.17, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after Borrower’s request for such withdrawal; or (b) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender or Non-Consenting Lender (the “Terminated Lender”), Borrower may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and Borrower shall pay or cause to be paid the fees, if any, payable thereunder in connection with any such assignment from an Increased Cost Lender or a Non-Consenting Lender; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender and (B) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.8 and all other amounts owing to such Terminated Lender pursuant to any other provision of any Credit Document; (2) on the date of such assignment, Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.15(c), 2.16 or 2.17; or otherwise as if it were a prepayment and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

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SECTION 3. CONDITIONS PRECEDENT

3.1. Effective Date. The effectiveness of this Agreement on the Effective Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Effective Date:

(a) Credit Documents. Administrative Agent shall have received copies of each Credit Document originally executed and delivered by each applicable Credit Party, and each schedule to such Credit Documents (such schedules to be in form and substance reasonably satisfactory to the Requisite Lenders).

(b) Additional Loan Documents. On or before the Effective Date, all conditions precedent to the effectiveness of the First Lien Credit Agreement and the Revolving Credit Facility shall have been satisfied (or waived), and Borrower shall have delivered to Administrative Agent complete, correct and conformed copies of the (i) the First Lien Credit Facilities and the other First Lien Credit Documents, in each case in form and substance reasonably satisfactory to the Requisite Lenders and (ii) the Revolving Credit Facility and the other Revolving Credit Documents, in each case in form and substance reasonably satisfactory to the Requisite Lenders.

(c) Organizational Documents; Incumbency. Administrative Agent shall have received (i) copies of each Organizational Document executed and delivered by each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Effective Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Effective Date, certified as of the Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business (other than, in the case of jurisdictions other than such Credit Party’s jurisdiction of incorporation, organization or formation, where the failure to be in good standing or so qualified could not be reasonably expected to have a Material Adverse Effect), each dated a recent date prior to the Effective Date and (v) such other documents as Administrative Agent may reasonably request.

(d) Organizational and Capital Structure. The organizational structure and capital structure of Borrower and its Subsidiaries shall be as set forth on Schedule 4.1.

(e) Repayment of DIP Financing Obligations. On the Effective Date, Borrower and its Subsidiaries shall have (i) repaid in full in cash the DIP Credit Facility Obligations and any and all fees then owing to the lenders under the DIP Credit Agreement or pursuant to any “DIP Order” (as defined in the DIP Credit Agreement), (ii) terminated any commitments to lend or make other extensions of credit under the DIP Credit Agreement and (iii) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing the DIP Credit Facility Obligations or other obligations of Borrower and its Subsidiaries thereunder being repaid on the Effective Date.

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(f) Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the Plan and the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(g) Real Estate Assets. In order to create or continue, in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected Second Priority security interest in certain Real Estate Assets, Collateral Agent shall have received from Borrower and each applicable Guarantor:

(i) fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Estate Asset listed in Schedule 3.1(g)(i) (each, an “Effective Date Mortgaged Property”);

(ii) an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in each state in which an Effective Date Mortgaged Property is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such state and such other matters as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent;

(iii) (a) except as determined by the Requisite Lenders in the exercise of their sole discretion, ALTA mortgagee title insurance policies or unconditional commitments therefor issued by one or more title companies reasonably satisfactory to Collateral Agent with respect to each Effective Date Mortgaged Property (each, a “Title Policy”), in amounts not less than the fair market value of each Effective Date Mortgaged Property, together with a title report issued by a title company with respect thereto, dated not more than thirty days prior to the Effective Date and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Collateral Agent and (B) evidence satisfactory to Collateral Agent that such Credit Party has paid to the title company or to the appropriate governmental authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for each Effective Date Mortgaged Property in the appropriate real estate records;

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(iv) flood certifications with respect to all Effective Date Mortgaged Properties and evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors, in form and substance reasonably satisfactory to Collateral Agent; and

(v) except as determined by the Requisite Lenders in the exercise of their sole discretion, either (i) new ALTA surveys of all Effective Date Mortgaged Properties, certified to Collateral Agent and dated not more than thirty days prior to the Effective Date or (ii) existing ALTA surveys of all Effective Date Mortgaged Properties, certified to the Collateral Agent, along with an affidavit of no change from the surveyor issued not more than thirty days prior to the Effective Date.

(h) Personal Property Collateral. In order to create or continue, in favor of Collateral Agent, for the benefit of Secured Parties, a valid, perfected Second Priority security interest in the personal property Collateral, the Credit Parties shall have delivered to Collateral Agent:

(i) evidence reasonably satisfactory to Collateral Agent of the compliance by each Credit Party of their obligations under the Pledge and Security Agreement and the other Collateral Documents (including their obligations to execute and deliver UCC financing statements, originals of securities, instruments, chattel paper and certificates of title and any agreements governing deposit and/or securities accounts as provided therein);

(ii) A completed Collateral Questionnaire dated the Effective Date and executed by an Authorized Officer of each Credit Party, together with all attachments contemplated thereby together with (A) the results of a recent search, by a Person reasonably satisfactory to Collateral Agent, of all effective UCC financing statements made with respect to any personal or mixed property of any Credit Party in the jurisdictions specified in the Collateral Questionnaire, together with copies of all such filings disclosed by such search, and (B) UCC termination statements (or similar documents) duly authorized and, if applicable, executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements disclosed in such search (other than any such financing statements in respect of Permitted Liens);

(iii) fully executed and notarized Intellectual Property Security Agreements, in proper form for filing or recording in all appropriate places in all applicable jurisdictions, memorializing and recording the encumbrance of the Intellectual Property Assets listed in Schedule 4.7 to the Pledge and Security Agreement;

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(iv) opinions of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) with respect to the creation and perfection of the security interests in favor of Collateral Agent in such Collateral and such other matters governed by the laws of each jurisdiction in which any Credit Party or any personal property Collateral is located as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent;

(v) evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including (i) a Landlord Personal Property Collateral Access Agreement executed by the landlord of any Leasehold Property which is a warehouse, distribution center or other location at which a material amount of Collateral is located, and by the applicable Credit Party and (ii) any intercompany notes evidencing Indebtedness permitted to be incurred pursuant to Section 6.1(b)) and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent; and

(vi) evidence reasonably satisfactory to Collateral Agent that Borrower has retained, at its sole cost and expense, a service provider acceptable to Collateral Agent for the tracking of all of UCC financing statements of Borrower and the Guarantors and that will provide notification to Collateral Agent of, among other things, the upcoming lapse or expiration thereof.

(i) Financial Statements; Projections. Lenders shall have received from Borrower (i) the Historical Financial Statements (it being understood and agreed that such Historical Financial Statements submitted to Lenders prior to the Effective Date are satisfactory to Lenders), (ii) pro forma consolidated balance sheets of Borrower and its Subsidiaries as at the Effective Date, and reflecting consummation of the Plan and the other the transactions contemplated by the Credit Documents to occur on or prior to the Effective Date, which pro forma balance sheet shall be in form and substance reasonably satisfactory to Administrative Agent and (iii) the Projections.

(j) Budget. Administrative Agent shall have received the Budget.

(k) Evidence of Insurance. Collateral Agent shall have received a certificate from Borrower’s insurance broker or other evidence reasonably satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect, together with endorsements naming the Collateral Agent, for the benefit of Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 5.5.

(l) Opinions of Counsel to Credit Parties. Lenders and Agents and their respective counsel shall have received originally executed copies of the favorable written opinions of Kirkland & Ellis LLP, counsel for Credit Parties, in the form of Exhibit D, and as to such other matters as Administrative Agent may reasonably request, dated as of the Effective Date and otherwise in form and substance reasonably satisfactory to Administrative Agent and Lenders (and each Credit Party hereby instructs such counsel to deliver such opinions to the Agents and Lenders).

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(m) Fees. Borrower shall have paid to Agents the fees payable on the Effective Date referred to in Section 2.8.

(n) Solvency Certificate. On the Effective Date Administrative Agent shall have received a Solvency Certificate from Borrower and in form, scope and substance satisfactory to Administrative Agent and demonstrating that after giving effect to the consummation of the transactions contemplated by the initial borrowings hereunder, under the First Lien Credit Agreement and under the Revolving Credit Facility and any rights of contribution, each of Borrower and its Subsidiaries is and will be Solvent.

(o) Effective Date Certificate. Borrower shall have delivered to Administrative Agent an originally executed Effective Date Certificate, together with all attachments thereto.

(p) No Litigation. There shall not exist any action, suit, investigation, litigation, proceeding, hearing or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of Administrative Agent, singly or in the aggregate, materially impairs the Plan or any of the other transactions contemplated by the Credit Documents, or that could have a Material Adverse Effect.

(q) Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the Plan and the other transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

(r) Patriot Act. Prior to the Effective Date, the Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”).

(s) Consummation of Plan; etc. The following events or transactions shall have occurred, in each case on terms and conditions reasonably satisfactory to Administrative Agent:

(i) All documents executed in connection with the implementation of the Plan shall be in accordance with the Plan and shall be reasonably satisfactory in form and substance to Administrative Agent;

(ii) The capitalization of Borrower and its Subsidiaries and the sources and uses of the funds of Borrower and its Subsidiaries on the Effective Date and in connection with the implementation of the Plan shall be consistent in all material respects with the pro forma financial statements and other information delivered to Lenders prior to the date of the Effective Date;

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(iii) All conditions precedent to the effectiveness of the Plan shall have been met (or shall be met upon funding of the Loans to be made on the Effective Date) or waived in accordance with the Plan, the Plan Effective Date and substantial consummation of the Plan shall have occurred (or shall be scheduled to occur upon funding of the Loans to be made on the Effective Date), and the Plan shall be in full force and effect;

(iv) the Confirmation Order shall be final, valid, subsisting and continuing and shall not have been reversed, stayed or otherwise amended or modified, and shall not be subject to a pending motion to modify or to stay and shall be in full force and effect;

(v) there shall be no motion to revoke confirmation of the Plan; and

(vi) all appeal periods relating to the Confirmation Order shall have expired, and there shall be no petition for rehearing or certiorari pending in respect of the Confirmation Order which could reasonably be expected, in the reasonable judgment of Administrative Agent, to adversely affect the Plan.

(t) Representations and Warranties. The representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

(u) No Default. No event shall have occurred and be continuing or would result from the making of the Loans that would constitute an Event of Default or a Default.

(v) Evidence of Transfer of [Leasehold Property] to Real Estate Guarantor. Collateral Agent shall have received, in form and substance satisfactory to the Administrative Agent, (a) such agreements, documents, instruments and orders of the Bankruptcy Court required (i) to convey all of the [Leasehold Property] to the Real Estate Guarantor (other than [Leasehold Property] determined by the Administrative Agent or Requisite Lenders, in its or their sole discretion, as not having to be conveyed) and (ii) to evidence the assignment to and assumption by the Real Estate Guarantor of all of the Leasehold Property and (b) the operating agreements between Real Estate Guarantor, on the one hand, and each other Credit Parties that operate a retail store, warehouse, distribution center or other business on any Leasehold Property, on the other hand, duly authorized, executed and delivered by the parties thereto.

Any Agent or Requisite Lenders shall be entitled, but not obligated to, request and receive, prior to the Effective Date, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent or Requisite Lender such request is warranted under the circumstances.

3.2. Notices. Any Continuation Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent, which may be by electronic mail. In lieu

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of delivering a Continuation Notice, Borrower may give Administrative Agent telephonic notice by the required time of any proposed continuation; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Continuation Notice to Administrative Agent on or before the applicable date of continuation. Neither Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Borrower or for otherwise acting in good faith.

SECTION 4. REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Agreement, each Credit Party represents and warrants to each Lender and Agents that the following statements are true and correct as of the Effective Date (it being understood and agreed that the representations and warranties made on the Effective Date are deemed to be made concurrently with the Plan Effective Date and the other transactions contemplated hereby):

4.1. Organization; Requisite Power and Authority; Qualification. Each of Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

4.2. Equity Interests and Ownership. The Equity Interests of Subsidiaries of Borrower has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which any Subsidiary of Borrower is a party requiring, and there is no membership interest or other Equity Interests of any Subsidiary of Borrower outstanding which upon conversion or exchange would require, the issuance by any Subsidiary of Borrower of any additional membership interests or other Equity Interests of any Subsidiary of Borrower or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of any Subsidiary of Borrower. Schedule 4.2 correctly sets forth the ownership interest of Borrower and each of its Subsidiaries in their respective Subsidiaries as of the Effective Date after giving effect to the consummation of the Plan.

4.3. Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

4.4. No Conflict. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties, the consummation of the Plan and the

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consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to Borrower or any of its Subsidiaries, (ii) any of the Organizational Documents of Borrower or any of its Subsidiaries, or (iii) any order, judgment or decree of any court or other agency of government binding on Borrower or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower or any of its Subsidiaries except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties, and Liens securing the obligations under the Revolving Credit Facility and Liens securing the obligations under the First Lien Credit Agreement); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Borrower or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Effective Date and disclosed in writing to Lenders and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

4.5. Governmental Consents. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the Plan and the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except (i) as otherwise set forth in the Plan, (ii) for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Effective Date and (iii) any registration, consent, approval, notice or action to the extent that the failure to undertake or obtain such registration, consent, approval, notice or action could not reasonably be expected to have a Material Adverse Effect.

4.6. Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.7. Historical Financial Statements. Other than in respect of matters disclosed on Schedule 4.7 hereto, the Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from (i) audit and normal year-end adjustments and (ii) changes resulting from the matters described on Schedule 4.7 hereto. As of the Effective Date, except in respect of matters disclosed on Schedule 4.7 hereto, neither Borrower nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease (other than store leases entered into in the ordinary course of business) or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and

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which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower and any of its Subsidiaries taken as a whole.

4.8. Projections. On and as of the Effective Date, the projections of Borrower and its Subsidiaries for the period of Fiscal Year 2008 through and including Fiscal Year 2011 (the “Projections”) are based on good faith estimates and assumptions made as of the Effective Date by the management of Borrower; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided further, as of the Effective Date, management of Borrower believed that the Projections were reasonable and attainable.

4.9. No Material Adverse Change. Since the Effective Date (after giving effect to the transactions contemplated by this Agreement and the Plan), no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, other than such changes and developments that are contemplated by the Plan.

4.10. No Restricted Junior Payments. Since the Effective Date, neither Borrower nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted pursuant to Section 6.4 and the Plan.

4.11. Adverse Proceedings, etc. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, orders, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Other than as expressly contemplated by the Plan to be paid in connection with the consummation of the Plan or contemplated pursuant to the Plan to survive the Plan Effective Date, there are no pre-petition or administrative claims or pre-petition Liens other than such claims and Liens identified on Schedules 6.1 and 6.2 that are not material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower and any of its Subsidiaries taken as a whole.

4.12. Payment of Taxes. Except as otherwise permitted under Section 5.3 or pursuant to the Plan, all federal, material state, material provincial and other material tax returns and reports of Borrower and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes reflected therein which are due and payable and all assessments, fees and other governmental charges upon Borrower and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Borrower knows of no proposed tax assessment against Borrower or any of its Subsidiaries which is not being actively contested by Borrower or such

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Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.13. Properties.

(a) Title. Each of Borrower and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property, and subject to Section 3.1(v) in the case of leasehold interests in real property), (iii) valid licensed rights in (in the case of licensed interests in Intellectual Property) and (iv) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of (x) during the Cases in accordance with applicable requirements of the Bankruptcy Code or pursuant to an order of the Bankruptcy Court, (y) since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.7 and, with respect to the foregoing clause (ii), except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

(b) Real Estate. As of the Effective Date, Schedule 4.13 contains a true, accurate and complete list of (i) all Real Estate Assets, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Borrower does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

4.14. Environmental Matters. Neither Borrower nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law. There are and, to each of Borrower’s and its Subsidiaries’ knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries nor, to any Credit

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Party’s knowledge, any predecessor of Borrower or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Borrower’s or any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to Borrower or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

4.15. No Defaults. Neither Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

4.16. Material Contracts. Schedule 4.16 contains a true, correct and complete list of all the Material Contracts in effect on the Effective Date, and, after giving effect to the consummation of the transactions contemplated by this Agreement, except as described thereon, all such Material Contracts are in full force and effect and no defaults currently exist thereunder.

4.17. Governmental Regulation. Neither Borrower nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Borrower nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.18. Margin Stock. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors.

4.19. Employee Matters. Neither Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Borrower or any of its Subsidiaries, or to the best knowledge of Borrower and Borrower, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding

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arising out of or under any collective bargaining agreement that is so pending against Borrower or any of its Subsidiaries or to the best knowledge of Borrower and Borrower, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Borrower or any of its Subsidiaries, and (c) to the best knowledge of Borrower and Borrower, no union representation question existing with respect to the employees of Borrower or any of its Subsidiaries and, to the best knowledge of Borrower and Borrower, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect. The consummation of the Plan will not give rise to any right of termination, right of renegotiation or any other right under any collective bargaining agreement or Multiemployer Plan to which Borrower or any of its Subsidiaries is bound.

4.20. Employee Benefit Plans. Borrower, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, except, in each case, where the failure to comply or perform would not reasonably be expected to result in liabilities of Borrower and its Subsidiaries in excess of $15,000,000 in the aggregate or have Material Adverse Effect. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status. No liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan (other than routine contributions) or any trust established under Title IV of ERISA (other than routine contributions)has been or is expected to be incurred by Borrower, any of its Subsidiaries or any of their ERISA Affiliates, which would, when taken together with all such liabilities, exceed $15,000,000 in the aggregate for Borrower and its Subsidiaries or which would reasonably be expected to have Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all such ERISA Events, would exceed $15,000,000 in the aggregate for Borrower and its Subsidiaries or would reasonably be expected to have Material Adverse Effect. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws and to the extent an employee became entitled to benefits prior to his or her termination of employment (e.g., severance, long term disability benefits, etc.), no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by Borrower, any of its Subsidiaries or any of their ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Borrower, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA is

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zero. Borrower, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

4.21. Certain Fees. No broker’s or finder’s fee or commission will be payable with respect to the transactions contemplated by the Plan or the Credit Documents, except as payable to the Agents and the Lenders or as otherwise contemplated by the Plan.

4.22. Solvency. The Credit Parties are and, upon the incurrence of any Obligation by any Credit Party on any date on which this representation and warranty is made, will be, Solvent.

4.23. Compliance with Statutes, etc. Each of Borrower and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Borrower or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

4.24. Disclosure. No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to any Agent or Lender by or on behalf of Borrower or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to Borrower, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made, except for the possible adjustment to the Historical Financial Statements resulting from the matters described on Schedule 4.7 hereto. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Borrower to be reasonable at the time made, it being recognized by the Administrative Agent and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially and adversely from the projected results (it being understood that such projections and financial information do not give effect to the matters described on Schedule 4.7 hereto). There are no facts known (or which should upon the reasonable exercise of diligence be known) to Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

4.25. Patriot Act. To the extent applicable, each Credit Party is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the Untied States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating

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thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 5. AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Lender Exposure exists and until payment in full of all Obligations, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

5.1. Financial Statements and Other Reports. Borrower will deliver to Administrative Agent and Lenders:

(a) Monthly Reports. As soon as available, and in any event within 30 days after the end of each fiscal month ending after the Effective Date, commencing with the fiscal month prior to the fiscal month in which the Effective Date occurs, the consolidated balance sheets of Borrower and its Subsidiaries as at the end of such fiscal month and the related consolidated statements of operations, stockholders’ equity and cash flows of Borrower and its Subsidiaries for such fiscal month and for the period from the beginning of the then current Fiscal Year to the end of such fiscal month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

(b) Quarterly Financial Statements. As soon as available, and in any event within 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter in which the Effective Date occurs, the consolidated balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of operations, stockholders’ equity and cash flows of Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

(c) Annual Financial Statements. As soon as available, and in any event within 105 days after the end of each Fiscal Year, commencing with the Fiscal Year in which the Effective Date occurs, (i) the consolidated balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of operations, stockholders’ equity and cash flows of Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto, and (ii) with respect to such consolidated financial

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statements a report thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by Borrower, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants stating if provided by such independent certified public accountants, that nothing has come to their attention that causes them to believe that the information contained in any Compliance Certificate is not correct or that the matters set forth in such Compliance Certificate are not stated in accordance with the terms hereof;

(d) Compliance Certificate. Together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to Sections 5.1(a), 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate;

(e) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Borrower and its Subsidiaries delivered pursuant to Section 5.1(b) or 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to Administrative Agent provided, that this Section 5.1(e) shall not apply in the event Borrower or Requisite Lenders do not make the request referred to in, and the Credit Documents are not amended in the manner described in, Section 1.2;

(f) Notice of Default. Promptly upon any officer of Borrower obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Borrower with respect thereto; (ii) that any Person has given any notice to Borrower or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto;

(g) Notice of Litigation. Promptly upon any officer of Borrower obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by Borrower to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either clause (i) or (ii), if adversely determined could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent

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the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Borrower to enable Lenders and their counsel to evaluate such matters;

(h) ERISA. (i) Promptly upon any officer of Borrower becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request which, in each of (i) and (ii) relate to matters or liabilities that, when taken together with all such matters and liabilities, exceed $15,000,000 in the aggregate for the Borrower and its Subsidiaries or which would reasonably be expected to have Material Adverse Effect;

(i) Updated Budget. As soon as practicable and in any event no later than forty five days after the end of each Fiscal Year, an updated Budget;

(j) Insurance Report. As soon as practicable and in any event by the last day of each Fiscal Year, a certificate from Borrower’s insurance broker(s) in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such certificate by Borrower and its Subsidiaries;

(k) Notice of Change in Board of Directors. With reasonable promptness, written notice of any change in the board of directors (or similar governing body) of Borrower;

(l) Notice Regarding Material Contracts. Promptly, and in any event within ten Business Days (i) after any Material Contract of Borrower or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Borrower or such Subsidiary, as the case may be, or (ii) after any new Material Contract is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to Administrative Agent (to the extent such delivery is permitted by the terms of any such Material Contract, provided, no such prohibition on delivery shall be effective if it were bargained for by Borrower or its applicable Subsidiary with the intent of avoiding compliance with this Section 5.1(l)), and an explanation of any actions being taken with respect thereto;

(m) Information Regarding Collateral. (a) Borrower will furnish to Collateral Agent prompt written notice of any change (i) in any Credit Party’s corporate name, (ii) in any Credit Party’s identity or corporate structure, (iii) in any Credit Party’s jurisdiction of organization or (iv) in any Credit Party’s Federal Taxpayer Identification Number or state organizational identification number. Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform

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Commercial Code or otherwise that are reasonably required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral as contemplated in the Collateral Documents. Borrower also agrees promptly to notify Collateral Agent if any material portion of the Collateral is damaged or destroyed;

(n) Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(b), Borrower shall deliver to Collateral Agent a certificate of its Authorized Officer (i) either confirming that there has been no change in such information since the date of the Collateral Questionnaire delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and/or identifying such changes and (ii) certifying that all Uniform Commercial Code financing statements (including fixtures filings, as applicable) and all supplemental intellectual property security agreements or other appropriate filings, recordings or registrations, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above (or in such Collateral Questionnaire) to the extent necessary to effect, protect and perfect the security interests under the Collateral Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period);

(o) Other Information. (A) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Borrower to its security holders acting in such capacity or by any Subsidiary of Borrower to its security holders other than Borrower or another Subsidiary of Borrower, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, (iii) all press releases and other statements made available generally by Borrower or any of its Subsidiaries to the public concerning material developments in the business of Borrower or any of its Subsidiaries, and (B) such other information and data with respect to Borrower or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent (for itself or any Lender); and

(p) Communications Platform. The Borrower and the Lenders agree that the Agents may distribute documents, notices, and communications (“Communications”) to the Lenders, including without limitation the financial statements and other information delivered to the Agents pursuant to this Section 5.1 by posting such Communications on Intralinks or a substantially similar electronic transmission system selected by the Administrative Agent (the “Platform”).

ANY PLATFORM, IF PROVIDED, IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER AGENT WARRANTS THE ACCURACY OR COMPLETENESS OF ANY COMMUNICATION OR THE ADEQUACY OF THE PLATFORM, AND THE AGENTS EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN ANY COMMUNICATION. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR

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A PARTICULAR PURPOSE, NONINFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENTS IN CONNECTION WITH ANY COMMUNICATION OR THE PLATFORM. IN NO EVENT SHALL THE AGENTS OR THE BORROWER HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S, OR ANY AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT SUCH DAMAGES ARE FOUND IN A FINAL JUDGMENT BY A COURT OF COMPETENT JURISDICTION NO LONGER SUBJECT TO APPEAL TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITING THE FOREGOING, NEITHER THE AGENTS NOR THE BORROWER SHALL, UNDER ANY CIRCUMSTANCE, BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OF THE PLATFORM OR, ANY AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET.

Each Lender agrees that notice to it (as provided in the next sentence) specifying that a Communication has been posted to the Platform shall constitute effective delivery of such Communication to such Lender for purposes of the Credit Documents. Each Lender agrees (i) to notify the Agents from time to time of the e-mail address to which the foregoing notice may be sent and (ii) that such notice may be sent to such e-mail address.

5.2. Existence. Except as otherwise permitted under Section 6.7, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Credit Party (other than Borrower with respect to existence) or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.3. Payment of Taxes and Claims. Each Credit Party will, and will cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if (i) such Tax or claim does not, together with all other Taxes then remaining unpaid, exceed $250,000 in the aggregate or (ii) it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Borrower or any of its Subsidiaries).

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5.4. Maintenance of Properties. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear, casualty and condemnation excepted, all material tangible properties used or useful in the business of Borrower and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

5.5. Insurance. Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Borrower and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Borrower will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar business (it being understood and agreed that Borrower’s hazard self-insurance program of $250,000 per store consistent with past prudent business practice and currently in effect as of the Effective Date is acceptable). Each such policy of insurance shall (i) name Collateral Agent, on behalf of Secured Parties, as an additional insured thereunder as its interests may appear, (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of the Secured Parties, as the loss payee thereunder and provide for at least thirty days’ prior written notice to Collateral Agent of any modification or cancellation of such policy.

5.6. Books and Records; Inspections. Each Credit Party will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity in all material respects with GAAP (except as related to matters described on Schedule 4.7 hereto) shall be made of all dealings and transactions in relation to its business and activities. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent or any Lender to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided, however, that so long as no Event of Default has occurred and is continuing, the Administrative Agent may visit and inspect Borrower only once during any Fiscal Year at Borrower’s expense.

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5.7. Lenders Meetings.

(a) Borrower will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Borrower’s corporate offices (or at such other location as may be agreed to by Borrower and Administrative Agent) at such time as may be agreed to by Borrower and Administrative Agent.

(b) Borrower will, at such dates and times agreed to by Administrative Agent, participate in conference calls or meetings with the Administrative Agent and the “restricted” Lenders once during each Fiscal Quarter, with the first such conference call or meeting to occur no later than the date that is sixty (60) days after the Effective Date; provided, that Borrower will also participate in such calls or meetings at such other reasonable dates and times indicated by Administrative Agent or the Requisite Lenders upon no less than 10 days prior notice to Borrower.

5.8. Compliance with Laws. Each Credit Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and each Credit Party will comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority in respect of the disclosure (if any) of the matters described on Schedule 4.7.

5.9. Environmental.

(a) Environmental Disclosure. Borrower will deliver to Administrative Agent and Lenders:

(i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Borrower or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any material Environmental Claims;

(ii) promptly upon an officer of Borrower obtaining knowledge of the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (2) any remedial action taken by Borrower or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (3) Borrower’s discovery of any occurrence or condition on any real property adjoining or in the

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vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

(iii) as soon as practicable following the sending or receipt thereof by Borrower or any of its Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (2) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (3) any request for information from any governmental agency that suggests such agency is investigating whether Borrower or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity that, individually or in the aggregate, has a reasonable possibility of resulting in a Material Adverse Effect;

(iv) prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Borrower or any of its Subsidiaries that could reasonably be expected to (A) expose Borrower or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) affect the ability of Borrower or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Borrower or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Borrower or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and

(v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 5.9(a).

(b) Hazardous Materials Activities, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.10. Subsidiaries. In the event that any Person becomes a Domestic Subsidiary of Borrower (or Borrower elects to have Movie Gallery Canada become a Guarantor), Borrower shall (a) promptly cause such Domestic Subsidiary (or Movie Gallery Canada, as the case may be) to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are

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similar to those described in Sections 3.1(c), 3.1(g), 3.1(h), 3.1(i), 3.1(l) and 3.1(o). In the event that any Person becomes a Foreign Subsidiary of Borrower, and the ownership interests of such Foreign Subsidiary are owned by Borrower or by any Domestic Subsidiary thereof, Borrower shall, or shall cause such Domestic Subsidiary to, deliver, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(c), and Borrower shall take, or shall cause such Domestic Subsidiary to take, all of the actions referred to in Section 3.1(h)(i) necessary to grant and to perfect a Second Priority Lien in favor of Collateral Agent, for the benefit of Secured Parties, under the Pledge and Security Agreement in 65% of such Equity Interests. In the event that any Inactive Entity shall have total revenues exceeding $1,000,000 for any four consecutive Fiscal Quarters after the Effective Date or at any time after the Effective Date shall have total assets exceeding $1,000,000, Borrower shall, or shall cause any Domestic Subsidiary holding the Equity Interests in such Inactive Entity to, take, all of the actions referred to in Section 3.1(h)(i) necessary to grant and to perfect a First Priority Lien in favor of Collateral Agent, for the benefit of Secured Parties, under the Pledge and Security Agreement in such Equity Interests (to the extent required pursuant to the terms of the Pledge and Security Agreement). With respect to each such Subsidiary, Borrower shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Borrower, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Borrower; and such written notice shall be deemed to supplement Schedule 4.1 and 4.2 for all purposes hereof.

5.11. Additional Material Real Estate Assets. In the event that (i) any Credit Party acquires a Material Real Estate Asset or (ii) a Real Estate Asset owned or leased on the Effective Date becomes a Material Real Estate Asset and, in each case, such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then such Credit Party shall promptly take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates similar to those described in Sections 3.1(g) and 3.1(h) with respect to each such Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected Second Priority security interest in such Material Real Estate Assets. In addition to the foregoing, Borrower shall, at the request of Collateral Agent, deliver, from time to time, to Collateral Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Lien.

5.12. Further Assurances. At any time or from time to time upon the request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of Borrower, and its Subsidiaries and all of the outstanding Equity Interests of Borrower and its Subsidiaries (subject to limitations contained in the Credit Documents with respect to Foreign Subsidiaries).

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5.13. Miscellaneous Covenants. Unless otherwise consented to by Agents or Requisite Lenders:

(a) Cash Management Systems. Borrower and its Subsidiaries shall establish and maintain cash management systems in accordance with the terms of the Collateral Documents.

(b) [RESERVED].

SECTION 6. NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Lender Exposure exists and until payment in full of all Obligations, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1. Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a) the Obligations;

(b) Indebtedness of any Guarantor Subsidiary to Borrower or to any other Guarantor Subsidiary, or of Borrower to any Guarantor Subsidiary; provided, (i) all such Indebtedness shall be evidenced by the Intercompany Note, which shall be subject to a Second Priority Lien pursuant to the Pledge and Security Agreement, (ii) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the Intercompany Note, (iii) any payment by any such Guarantor Subsidiary under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to Borrower or to any of its Subsidiaries for whose benefit such payment is made and (iv) to the extent owed by Real Estate Guarantor, only to the extent such Indebtedness was incurred by Real Estate Guarantor to fund overhead costs and reasonable operating expenses;

(c) Indebtedness (i)(x) and other “Obligations” under (and as defined in) the First Lien Credit Agreement and any Term Loan Refinancing Indebtedness, in an aggregate principal amount at any time outstanding not to exceed $626,700,000 plus any amounts added to the principal thereof in accordance with the terms of the First Lien Credit Agreement as in effect on the Effective Date, (y) under the Revolving Credit Facility in an aggregate principal amount at any time outstanding (together with the face amount of issued and outstanding Additional Letters of Credit described in the following subclause (c)(i)(z)) not to exceed $110,000,000 (plus the amount of proceeds of Revolving Loans used to secure issued and outstanding Additional Letters of Credit pursuant to Section 6.2(t)), but not any extensions, renewals or replacements of such Indebtedness except pursuant to Revolver Refinancing Indebtedness and (z) under Additional Letters of Credit the aggregate face amount of which at any time does not exceed $15,000,000 and (ii) subject to the terms of the Intercreditor Agreement, Indebtedness incurred to refinance, renew or replace the Indebtedness referred to in the foregoing clause (i) in whole or in part; to refinance, renew or replace the Indebtedness referred to in the foregoing clause (i) in whole or in part;

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(d) Indebtedness incurred by Borrower or any of its Subsidiaries (other than the Real Estate Guarantor) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Borrower or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or dispositions permitted pursuant to Section 6.7 of any business, assets or Subsidiary of Borrower or any of its Subsidiaries;

(e) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;

(f) Indebtedness in respect of (i) netting services, overdraft protections, cash management arrangements and otherwise in connection with deposit accounts and (ii) Indebtedness arising from the honoring by a bank or other financial institution of a check draft or similar instrument drawn against insufficient funds in the ordinary course of business (provided such Indebtedness is extinguished within five Business Days of its incurrence);

(g) guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Borrower and its Subsidiaries;

(h) guaranties by Borrower of Indebtedness of a Guarantor Subsidiary or guaranties by a Guarantor Subsidiary (other than Real Estate Guarantor) of Indebtedness of Borrower or another Guarantor Subsidiary with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1; provided, that if the Indebtedness that is being guarantied is unsecured and/or subordinated to the Obligations, the guaranty shall also be unsecured and/or subordinated to the Obligations;

(i) Indebtedness existing on the Effective Date and described in Schedule 6.1, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals, replacements and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) refinancing, renewals and extensions of any such Indebtedness if the terms and conditions thereof are not less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced, renewed or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced, renewed or extended; provided, such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) exceed the principal amount of the Indebtedness being renewed, extended or refinanced plus the amount of any interest, premium, or penalties required to be paid thereon plus fees and expenses associated therewith or (C) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

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(j) Indebtedness in respect of Interest Rate Agreements entered into pursuant to Section 5.12 of the First Lien Credit Agreement and in respect of Hedge Agreements, in each case entered into in the ordinary course of business and not for speculative purposes;

(k) Indebtedness with respect to Capital Leases (i) in an aggregate amount (together with the aggregate amount of Indebtedness incurred pursuant to Section 6.1(l)(i)) not to exceed at any time $10,000,000 outstanding and (ii) in connection with the Kiosk Program in an aggregate amount not to exceed at any time $15,000,000 outstanding;

(l) purchase money Indebtedness (i) in an aggregate amount (together with the aggregate amount of Indebtedness incurred pursuant to Section 6.1(k)(i)) not to exceed at any time $10,000,000 outstanding and (ii) in connection with store shell construction in the ordinary course of business in an aggregate amount not to exceed at any time $10,000,000 outstanding; provided, any such Indebtedness (A) shall be secured only by the asset acquired, constructed or improved in connection with the incurrence of such Indebtedness, and (B) shall constitute not less than 90% of the aggregate consideration paid with respect to such asset;

(m) (i) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Subsidiary or Indebtedness attaching to assets that are acquired by Borrower or any of its Subsidiaries, in each case after the Effective Date as the result of a Permitted Acquisition, in an aggregate amount not to exceed $10,000,000 at any one time outstanding, provided that (x) such Indebtedness existed at the time such Person became a Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof and (y) such Indebtedness is not guaranteed in any respect by Borrower or any Subsidiary (other than by any such Person that so becomes a Subsidiary), and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, provided, that (1) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension plus the amount of any interest, premium or penalties required to be paid thereon plus fees and expenses associated therewith, (2) the direct and contingent obligors with respect to such Indebtedness are not changed and (3) such Indebtedness shall not be secured by any assets other than the assets securing the Indebtedness being renewed, extended or refinanced;

(n) Indebtedness of any Foreign Subsidiary (i) to any other wholly owned Foreign Subsidiary, (ii) to Borrower or any other Subsidiary to extent permitted as an Investment pursuant to Section 6.6(i) or (iii) in an aggregate amount not to exceed at any time $15,000,000;

(o) other Indebtedness of Borrower and its Subsidiaries (other than Real Estate Guarantor), provided that (i) such Indebtedness is unsecured (except to the extent permitted to be secured under Section 6.2(r)), (ii) no more than $5,000,000 in principal amount of such Indebtedness shall be payable prior to the earlier of the Maturity Date and the payment in full of the Obligations and (iii) no such Indebtedness may be incurred and owing by a Foreign Subsidiary or an Inactive Entity;

(p) Indebtedness incurred solely during the period from September 15, 2008 through and including January 31, 2009, under the Seasonal Overadvance Facility not to exceed an aggregate principal amount of $25,000,000 at any one time outstanding; and

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(q) Indebtedness owed to any Person providing property, casualty, business interruption or liability insurance to the Borrower or any Subsidiary of the Borrower, so long as (i) such Indebtedness shall not be in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the annual period in which such Indebtedness is incurred and such Indebtedness shall be outstanding only during such year and (ii) the aggregate amount of such Indebtedness does not exceed [$                    ] at any one time outstanding.

6.2. Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Borrower or any of its Subsidiaries, whether now owned or hereafter acquired or licensed, or any income, profits or royalties therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income, profits or royalties under the UCC of any State or under any similar recording or notice statute or under the intellectual property laws, rules or procedures, except:

(a) Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document;

(b) Liens for Taxes not yet delinquent or that are being contested, in each case in accordance with Section 5.3;

(c) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401 (a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

(f) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;

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(g) Liens solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any letter of intent, lease, purchase agreement or deposit as security for contested taxes, import duties or the payment of rent, in each case to the extent not prohibited hereunder;

(h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k) non-exclusive outbound licenses of patents, copyrights, trademarks and other intellectual property rights granted by Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of or materially detracting from the value of the business of Borrower or such Subsidiary;

(l) Liens on the collateral securing obligations under the Revolving Credit Facility and the First Lien Credit Agreement; provided, that the lenders party to the agreements evidencing such Indebtedness are bound by the terms of the Intercreditor Agreement;

(m) Liens described in Schedule 6.2 or on a title report delivered pursuant to Section 3.1(g)(iii);

(n) Liens securing Indebtedness (i) permitted pursuant to Section 6.1(k) or 6.1(l), provided any such Lien shall encumber only the asset acquired, constructed or improved with the proceeds of such Indebtedness and (ii) permitted pursuant to Section 6.1(m), to the extent described in Section 6.1(m);

(o) Liens on the assets of Foreign Subsidiaries (other than the Collateral) securing Indebtedness permitted to be incurred pursuant to Section 6.1(n);

(p) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto permitted under Section 6.1 and rights which may arise under state insurance guarantee funds relating to any such insurance policy;

(q) Liens arising out of judgments, attachment, appeal bonds or awards in connection with court proceedings which do not constitute an Event of Default;

(r) Liens securing other Indebtedness and obligations in an aggregate amount not to exceed at any time $5,000,000;

(s) Liens on deposits or other accounts (and the Cash and Cash Equivalents or investments from time to time credited thereto) securing obligations under Interest Rate Agreements not entered into with Lender Counterparties and required to be obtained pursuant to

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Section 5.12 of the First Lien Credit Agreement, provided that such deposits or accounts, and the Indebtedness and obligations secured thereby, do not in the aggregate exceed $10,000,000 at any time; and

(t) Liens on deposits or other accounts (and the Cash and Cash Equivalents or investments from time to time credited thereto) securing up to 105% of the face amount of the issued and outstanding Additional Letters of Credit described in Section 6.1(c)(i)(z); provided, that only the proceeds of Revolving Loans (as defined in the First Lien Credit Agreement) may be deposited into such accounts or otherwise used for such deposits.

6.3. No Further Negative Pledges.

(a) Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale, (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be), (c) the Revolving Credit Facility (or any Revolver Refinancing Indebtedness) and (d) the First Lien Credit Documents, no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, to secure the Obligations.

(b) No Credit Party will sell, assign, transfer, exchange or otherwise dispose of any Equity Interests issued by any Foreign Subsidiary which are owned or otherwise held by such Credit Party, except for sales, assignments, transfers, exchanges or other dispositions to another Credit Party. No Credit Party will create, incur, assume or, other than in connection with the Revolving Credit Facility (or any Revolver Refinancing Indebtedness) and the First Lien Credit Documents, suffer to exist, any Lien on the Equity Interests issued by any Foreign Subsidiary which are owned or otherwise held by such Credit Party, except for any Lien or claim in favor of Collateral Agent for the benefit of the Secured Parties.

6.4. Restricted Junior Payments. No Credit Party shall, nor shall it permit any of its Subsidiaries or Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that:

(a) [Reserved];

(b) Restricted Junior Payments may be made as permitted pursuant to the Plan;

(c) Borrower may pay dividends in the form of its common Equity Interests;

(d) any Subsidiary may make Restricted Junior Payments to a Credit Party (other than dividends to Movie Gallery Canada);

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(e) any Credit Party may make Restricted Junior Payments as repayment of amounts outstanding under the Seasonal Overadvance Facility;

(f) any Credit Party may make Restricted Junior Payments of the type described in clauses (i), (ii) and (iii) of the definition thereof in an amount equal to the proceeds of Equity Interests not required to prepay the Loans pursuant to Section 2.11(c); and

(g) the Credit Parties may make Restricted Junior Payments of the type described in clauses (i), (ii) and (iii) of the definition thereof in an amount not to exceed (A) $1,000,000 in the aggregate in any Fiscal Year and (B) $3,000,000 in the aggregate from the Effective Date to the date of determination.

Notwithstanding anything to the contrary, including, without limitation, in this Section 6.4, no Credit Party shall, nor shall it permit any of its Subsidiaries or Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any dividend or other distribution, in each case in Cash, except as provided in clause (d) above, until the full and final payment of all Obligations.

6.5. Restrictions on Subsidiary Distributions. Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Borrower to (a) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by Borrower or any other Subsidiary of Borrower, (b) repay or prepay any Indebtedness owed by such Subsidiary to Borrower or any other Subsidiary of Borrower, (c) make loans or advances to Borrower or any other Subsidiary of Borrower, or (d) transfer, lease or license any of its property or assets to Borrower or any other Subsidiary of Borrower other than restrictions (i) in agreements evidencing Indebtedness permitted by Section 6.1(k), 6.1(l) or 6.1(m) that impose restrictions on the property so acquired, constructed or improved, (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Equity Interests not otherwise prohibited under this Agreement (including an agreement which has been entered into in connection with the sale or transfer of assets or Equity Interests of a Subsidiary permitted hereunder, including in connection with the Game Crazy IPO) that impose restrictions on such Equity Interests or assets, (iv) any agreement of a Foreign Subsidiary governing the Indebtedness permitted by Section 6.1(n)(iii) (provided that such restrictions are no more onerous or restrictive than those set forth in the First Lien Credit Agreement or, after the Discharge of First Lien Obligations, than those set forth herein, and do not prevent the Obligations being secured as provided herein and in the other Credit Documents), (v) described on Schedule 6.5, (v) existing under the Revolving Credit Facility (or any Revolver Refinancing Indebtedness), the First Lien Credit Agreement, any Term Loan Refinancing Indebtedness and/or any Seasonal Overadvance Facility, or (vi) that exist under or by reason of applicable law.

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6.6. Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

(a) Investments in Cash and Cash Equivalents;

(b) equity Investments owned as of the Effective Date in any Subsidiary and Investments made after the Effective Date in Borrower and any wholly-owned Guarantor Subsidiary of Borrower in the ordinary course of business (including Investments of the Game Crazy assets and properties to a Subsidiary formed in connection with the Game Crazy IPO);

(c) Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) in the form of deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Borrower and its Subsidiaries;

(d) intercompany loans to the extent permitted under Section 6.1(b) and Section 6.1(n)(i);

(e) Consolidated Capital Expenditures with respect to Borrower and the Guarantors;

(f) loans and advances to employees of Borrower and its Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $1,000,000 in the aggregate;

(g) Permitted Acquisitions permitted pursuant to Section 6.7;

(h) Investments described in Schedule 6.6;

(i) other Investments in Subsidiaries other than wholly-owned Guarantor Subsidiaries of Borrower in an aggregate amount not to exceed at any time $20,000,000; provided, that (i) no such Investments may be made in Inactive Entities unless the Equity Interests therein are then pledged to Collateral Agent in accordance with Section 5.10 and pursuant to the terms of the Pledge and Security Agreement and (ii) no such Investment may be made in Movie Gallery Canada unless and until such Investment is evidenced by a promissory note and the obligations thereunder secured (under the applicable laws of Canada) by substantially all the assets of Movie Gallery Canada, in each case pursuant to documentation reasonably satisfactory to Administrative Agent (it being understood that no legal opinions will be required in connection with such documentation, and the perfection of Liens created thereunder will be limited to necessary and customary filings under the Personal Property Security Act or other similar legislation as in effect from time to time in the relevant province of Canada or other applicable Governmental Authority), and such promissory note and rights under such security interest (and under related documentation) are pledged to Collateral Agent in accordance with Section 5.10 and pursuant to the terms of the Pledge and Security Agreement;

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(j) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(k) non-Cash consideration issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Section 6.7; and

(l) additional Investments (other than in Foreign Subsidiaries) so long as the aggregate amount invested, loaned or advanced pursuant to this clause (determined without regard to any write-downs or write-offs of such investments, loans and advances) does not exceed $10,000,000 in the aggregate at any time outstanding.

Notwithstanding the foregoing, in no event shall any Credit Party make any Investment which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.4.

6.7. Fundamental Changes; Disposition of Assets; Acquisitions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or license, exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and Capital Expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(a) any Subsidiary of Borrower (other than Real Estate Guarantor) may be merged with or into Borrower or any Guarantor Subsidiary (other than Real Estate Guarantor), or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any Guarantor Subsidiary (other than Real Estate Guarantor); provided, in the case of such a merger, Borrower or such Guarantor Subsidiary, as applicable shall be the continuing or surviving Person;

(b) sales or other dispositions of assets that do not constitute Asset Sales;

(c) Asset Sales (i) the proceeds of which (valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds) when aggregated with the proceeds of all other Asset Sales made from the Effective Date to the date of determination, are less than $50,000,000 in the aggregate and (ii) by Foreign Subsidiaries of Borrower organized under any of the laws of Canada and/or Province or Territory thereof, or by Borrower of the Equity Interests in such Foreign Subsidiaries; provided, in each case (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Borrower (or similar governing body)), (2) no less than 75% thereof shall be paid in Cash, and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.11(a);

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(d) disposals of obsolete, worn out or surplus property;

(e) Permitted Acquisitions, for which the aggregate amount of Cash consideration for all such Permitted Acquisitions from the Effective Date to the date of determination does not exceed the sum of (i) $50,000,000 plus (ii) the aggregate amount of the proceeds of Equity Interests issued to finance such Permitted Acquisition within 180 days of such issuance and received by the Borrower since the Effective Date (and not otherwise required to be used to prepay Loans pursuant to Section 2.11(c));

(f) sale-leaseback transactions permitted by Section 6.9;

(g) sales and other dispositions of Non-Core Assets, the proceeds of which (valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds) when aggregated with the proceeds of all other such sales or dispositions of Non-Core Assets made from the Effective Date to the date of determination, are less than $40,000,000 in the aggregate (when aggregated with sale-leaseback transactions pursuant to Section 6.9(i) and (ii)); provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Borrower (or similar governing body)), (2) no less than 75% thereof shall be paid in Cash, and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.11(a);

(h) Investments made in accordance with Section 6.6;

(i) any Foreign Subsidiary of Borrower may be merged with or into a wholly-owned Foreign Subsidiary of Borrower, or be liquidated, wound up or dissolve, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to a wholly owned Foreign Subsidiary of Borrower;

(j) (A) the sale or divestiture of Game Crazy (including all Equity Interests of any Subsidiary owning Game Crazy assets and properties); provided (1) the consideration received therefor shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Borrower (or similar governing body)), (2) no less than 75% thereof shall be paid in Cash, and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.11(a); or (B) the Game Crazy IPO, provided (1) the proceeds thereof shall be in an amount at least equal to the fair market value of the Game Crazy assets and properties (determined in good faith by the board of directors of Borrower (or similar governing body)) and (2) the net proceeds thereof shall be applied as required by Section 2.11(a) or 2.11(c), as applicable; and

(k) the conveyance of any Leasehold Property to the Real Estate Guarantor.

6.8. Disposal of Subsidiary Interests. Except for any sale of all of its interests in the Equity Interests of any of its Subsidiaries in compliance with the provisions of

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Section 6.7 (including pursuant to the Game Crazy IPO) and Liens permitted under Sections 6.2(a), and 6.2(l), no Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries (other than Real Estate Guarantor), except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

6.9. Sales and Lease-Backs. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Borrower or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than Borrower or any of its Subsidiaries) in connection with such lease, except (i) sale-leasebacks of Non-Core Assets not to exceed $20,000,000 in the aggregate on fair and reasonable terms no less favorable to such Credit Party than it could obtain in an arm’s-length transaction with a Person that is not an Affiliate and pursuant to documentation reasonably acceptable to the Administrative Agent and (ii) any Capital Lease and Liens in connection therewith permitted by Section 6.1(k) and 6.2(m), provided that the aggregate amount permitted under Section 6.7(g) for dispositions of Non-Core Assets is not exceeded after giving effect to the sale-leaseback transactions described in the foregoing clause (i).

6.10. Transactions with Shareholders and Affiliates. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Borrower on terms that are less favorable to Borrower or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate as determined in good faith by the disinterested members of the Board of Directors of the Borrower; provided, the foregoing restriction shall not apply to (a) any transaction between Borrower and any Guarantor Subsidiary (other than Real Estate Guarantor); (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Borrower and its Subsidiaries; (c) compensation arrangements for officers and other employees of Borrower and its Subsidiaries entered into in the ordinary course of business; (d) the provision of officers’ and directors’ indemnification and insurance in the ordinary course of business to the extent permitted by applicable law; (e) transactions described in Schedule 6.10; (f) Indebtedness may be incurred to the extent permitted by Section 6.1(c)(i), Section 6.1(n)(i), Section 6.1(n)(ii) and Section 6.1(p) ; (g) Investments may be made to the extent permitted by Section 6.6(i); (h) operating agreements between Real Estate Guarantor and any of the Credit Parties that operate a retail store, warehouse, distribution center or other business on any Leasehold Property; (i) any Investment by a Restricted Sponsor Affiliates in (A) the Equity Interests of the Borrower (that are not Disqualified Equity Interests) and (B) debt Securities (that are not Disqualified Equity Interests) that are otherwise permitted to be issued by Borrower in connection with Indebtedness permitted to be incurred under Section 6.1(o) and (j) Indebtedness owed to Restricted Sponsor Affiliate pursuant to this Agreement and/or the First Lien Credit Agreement.

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6.11. Conduct of Business. From and after the Effective Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by such Credit Party on the Effective Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

6.12. Amendments or Waivers of Organizational Documents. No Credit Party shall nor shall it permit any of its Subsidiaries to, agree to any amendment, restatement, supplement or other modification to, or waiver of, any of its Organizational Documents after the Effective Date in a manner that would adversely affect the ability of such Credit Party to perform its obligations under the Credit Documents or adversely affect the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Credit Document.

6.13. [Reserved].

6.14. Limitation on Amendments or Waivers of the First Lien Credit Agreement, etc. No Credit Party shall, nor shall it permit any of its Subsidiaries to, agree to any amendment, restatement, supplement or other modification to, or waiver of, any of its material rights after the Effective Date under the First Lien Credit Agreement, the other First Lien Credit Documents or the Revolving Credit Facility that is prohibited under Section 5.3 of the Intercreditor Agreement, without in each case obtaining the prior written consent of Requisite Lenders to such amendment, restatement, supplement or other modification or waiver.

6.15. Fiscal Year. No Credit Party shall, nor shall it permit any of its Subsidiaries to change its Fiscal Year.

6.16. Real Estate Guarantor Covenants. Real Estate Guarantor covenants and agrees as follows:

(a) notwithstanding the provisions of Section 6.12 hereof, Real Estate Guarantor shall not, and shall not permit any [stockholder/member] thereof to, terminate, amend, modify or otherwise change any of its Organizational Documents in any manner that in the good faith determination of Administrative Agent would materially adversely affect the ability of Real Estate Guarantor to perform its Obligations under this Agreement (including without limitation the provisions of this Section 6.17) or any other Credit Document or the ability of Administrative Agent and Lenders to enforce the Obligations or the ability of any Secured Party to enforce its rights and remedies under this Agreement, any Credit Document, or any other Collateral Document;

(b) notwithstanding the provisions of Section 6.7 hereof, Real Estate Guarantor shall not liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets or capital securities of any Person or any division thereof;

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(c) Real Estate Guarantor does not own or shall not own any asset other than the Leasehold Property and incidental personal property necessary for the management and operation of the Leasehold Property;

(d) notwithstanding the provisions of Section 6.11 hereof, Real Estate Guarantor is not engaged and shall not engage, either directly or indirectly, in any business other than the ownership, management and operation of the Leasehold Property and ownership of any incidental personal property necessary for the operation of the Leasehold Property;

(e) notwithstanding the provisions of Section 6.1 hereof, Real Estate Guarantor has not incurred, created or assumed or shall not incur, create or assume any Indebtedness, secured or unsecured, direct or contingent, including guaranteeing any obligation of or otherwise becoming liable on or in connection with any obligation of any Person (including any Affiliate), other than (i) the Obligations, (ii) Indebtedness to the owners or lessors of the Leasehold Property or other Persons that are not Affiliates of such Real Estate Guarantor representing the rent, common area maintenance charges, real estate taxes and other amounts and obligations due under the leases with respect to the Leasehold Property and trade payables or expenses incurred in the ordinary course of business of operating the Leasehold Property and (iii) Indebtedness permitted pursuant to Sections 6.1(b) and 6.1(i);

(f) notwithstanding the provisions of Section 6.2 hereof, no Indebtedness of Real Estate Guarantor other than the Obligations shall be secured (senior, subordinate or pari passu) by the Leasehold Property or any other assets of Real Estate Guarantor;

(g) notwithstanding the provisions of Section 6.6 hereof, Real Estate Guarantor has not made or shall not make any loans or advances to any Person (including any Affiliate);

(h) Real Estate Guarantor shall maintain Records and bank accounts separate from those of Borrower and its other Subsidiaries, including, without limitation, the [stockholder/member] of Real Estate Guarantor;

(i) Real Estate Guarantor shall keep correct and complete [corporate/limited liability company] records and minutes of the meetings and other proceedings of its [stockholder and directors/members and managers], as applicable, and the resolutions, agreements and other instruments of Real Estate Guarantor will be continuously maintained as official records by Real Estate Guarantor;

(j) Real Estate Guarantor shall conduct its business separate and apart from those of its Affiliates, except as set forth in the management agreements between Real Estate Guarantor, on the one hand, and each other Credit Party that operates a retail store, warehouse, distribution center or other business on any Leasehold Property, on the other hand;

(k) Real Estate Guarantor shall maintain its funds and other assets in a manner that facilitates their identification and segregation from those of its Affiliates and shall not commingle its funds or other assets with those of any [stockholder/member] or any other Person (including any Affiliate), except as set forth in the management agreements between Real Estate Guarantor, on the one hand, and each other Credit Party that operates a retail store, warehouse, distribution center or other business on any Leasehold Property, on the other hand; and

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(l) Real Estate Guarantor shall pay any operating expenses and other liabilities, including compensation of its employees, consultants, agents, attorneys, auditors and other professionals out of its own funds and not out of funds of any Affiliate, except as set forth in the operating agreements between Real Estate Guarantor, on the one hand, and each other Credit Party that operates a retail store, warehouse, distribution center or other business on any Leasehold Property, on the other hand.

SECTION 7. GUARANTY

7.1. Guaranty of the Obligations. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

7.2. Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this

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Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

7.3. Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

7.4. Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and any Beneficiary with respect to the existence of such Event of Default;

(c) the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

(d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality

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of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith and with any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents; and

(f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal,

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invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a Lien in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

7.5. Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or under any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

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7.6. Guarantors’ Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

7.7. Subordination of Other Obligations. Any Indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

7.8. Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

7.9. Authority of Guarantors or Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

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7.10. Financial Condition of Borrower. Any Credit Extension may be made to Borrower or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Credit Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by any Beneficiary.

7.11. Bankruptcy, etc. (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c) In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

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7.12. Discharge of Guaranty Upon Sale of Guarantor. If all of the Equity Interests of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

SECTION 8. EVENTS OF DEFAULT

8.1. Events of Default. If any one or more of the following conditions or events shall occur:

(a) Failure to Make Payments When Due. Failure by Borrower to pay (i) when due any principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise or (ii) any interest on any Loan or any fee or any other amount due hereunder within five days after the date due; or

(b) Default in Other Agreements. (i) Failure of any Credit Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an individual principal amount of $5,000,000 or more or with an aggregate principal amount of $15,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided, that with respect to any failure to pay or breach or default under the First Lien Credit Agreement, such event shall only constitute an Event of Default hereunder if there is an Event of Default (as defined in the First Lien Credit Agreement) under subsection 8.1(a) of the First Lien Credit Agreement, if the First Lien Credit Facilities shall have been accelerated or if 60 days have passed since the date of any other Event of Default under the First Lien Credit Agreement and such Event of Default has not been cured or waived during such period; or

(c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.3, Sections 5.1(f) and 5.1(g), Section 5.2 or Section 6; or

(d) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

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(e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty days after the earlier of (i) an officer of such Credit Party becoming aware of such default or (ii) receipt by Borrower of notice from Administrative Agent or any Lender of such default; or

(f) Involuntary Bankruptcy; Appointment of Receiver, etc. After the Effective Date, (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Borrower or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Borrower or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Borrower or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Borrower or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for sixty days without having been dismissed, bonded or discharged; or

(g) Voluntary Bankruptcy; Appointment of Receiver, etc. After the Effective Date, (i) Borrower or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Borrower or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Borrower or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Borrower or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

(h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $10,000,000 or (ii) in the aggregate at any time an amount in excess of $20,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Borrower or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty days (or in any event later than five days prior to the date of any proposed sale thereunder); or

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(i) Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of thirty days; or

(j) Employee Benefit Plans. (i) There shall occur an ERISA Event which individually results in or might reasonably be expected to result in liability of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $10,000,000 during the term hereof; (ii) there shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $15,000,000 during the term hereof; or (iii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest under Section 412(n) of the Internal Revenue Code or under ERISA which (A) individually results in or might reasonably be expected to result in liability or obligations of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $10,000,000 during the term hereof or (B) in the aggregate results in or might reasonably be expected to result in liability or obligations of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $15,000,000 during the term hereof; or

(k) Change of Control. A Change of Control shall occur; or

(l) Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement, the Intercreditor Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Collateral Documents; or

(m) First Lien Obligation Reduction. At any time that the Obligations under and as defined in the First Lien Credit Agreement are less than $20,000,000 and such Obligations remain outstanding for at least ninety (90) days;

THEN, subject to the Intercreditor Agreement, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence of any other Event of Default and at any time during the continuance thereof, at the request of (or with the consent of) Requisite Lenders, upon notice to Borrower by Administrative Agent, (A) each of the following shall immediately become due and payable, in each case without presentment,

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demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans and (II) all other Obligations; and (B) Administrative Agent may cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents.

SECTION 9. AGENTS

9.1. Appointment of Agents. Wells Fargo is hereby appointed Administrative Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Wells Fargo to act as Administrative Agent in accordance with the terms hereof and the other Credit Documents. Wells Fargo is hereby appointed Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Wells Fargo to act as Collateral Agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower or any of its Subsidiaries.

9.2. Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

9.3. General Immunity.

(a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the

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performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans.

(b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

(c) Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.3 and of Section 9.6 shall apply to any the Affiliates of Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Administrative Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.3 and of Section 9.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of

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the Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

(d) Restricted Sponsor Affiliates. Notwithstanding anything to the contrary contained herein, the Administrative Agent may and, upon the direction of the Requisite Lenders, shall (i) exclude the Restricted Sponsor Affiliates from receiving any document, instrument (other than a Note) or other communication that the Restricted Sponsor Affiliates would otherwise have been entitled to receive under the terms of this Agreement in their capacity as Lenders and (ii) preclude the Restricted Sponsor Affiliates from participating in conference calls with, and attending meetings of, the Lenders (including with respect to the exercise of rights and remedies under any Credit Document); provided, that, notwithstanding the foregoing, Lenders that are Restricted Sponsor Affiliates may receive routine communication with respect to ordinary course administration of the Loans and non-privileged information determined in good faith by the Administrative Agent and/or the Requisite Lenders to be reasonably necessary in order for Restricted Sponsor Affiliates to consider amendments, waivers or modifications to the provisions of the Credit Documents set forth in Section 10.5(b) and in Section 10.5(c)(ii). Lenders, Agents and any of their respective officers, partners, directors, employees or agents shall not be liable to any Restricted Sponsor Affiliate (in its capacity as a Lender or otherwise) for any such action taken under this Section 9.3(d).

9.4. Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.

9.5. Lenders’ Representations, Warranties and Acknowledgment.

(a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrower and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

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(b) Each Lender, by delivering its signature page to this Agreement, an Assignment Agreement or a Joinder Agreement, as the case may be, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document (including those delivered pursuant to Section 3 hereof) required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Effective Date.

9.6. Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

9.7. Successor Administrative Agent and Collateral Agent. Administrative Agent may resign at any time by giving thirty days’ prior written notice thereof to Lenders and Borrower, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Administrative Agent and signed by Requisite Lenders and Borrower; in each case, upon delivery of such written notice (and the passage of 30 days, in the case of notice of resignation) such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder (except with respect to transfer of records and other documents to a successor Administrative Agent or the Lenders as applicable). Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days’ notice to Borrower, to appoint a successor Administrative Agent who shall be reasonably acceptable to Borrower. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly transfer to such successor Administrative Agent all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents. If the Requisite

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Lenders have not appointed a successor Administrative Agent (upon the passage of 30 days, in the case of resignation or upon delivery of notice, in the case of removal), Administrative Agent shall have the right to appoint a financial institution to act as Administrative Agent hereunder and in any case, Administrative Agent’s resignation shall become effective on the thirtieth day after such notice of resignation. If neither the Requisite Lenders nor Administrative Agent have appointed a successor Administrative Agent, the Requisite Lenders shall be deemed to succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent. After any retiring or removed Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder. The Collateral Agent may resign in accordance with the terms of the Intercreditor Agreement.

For the avoidance of doubt, neither the Administrative Agent nor Collateral Agent shall be required to be a Lender hereunder.

9.8. Collateral Documents and Guaranty.

(a) Agents under Collateral Documents and Guaranty. Each Secured Party hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Guaranty, the Collateral and the Collateral Documents. Subject to Section 10.5, without further written consent or authorization from any Secured Party, Administrative Agent or Collateral Agent, as applicable shall, at the request and expense of Borrower, execute any documents or instruments necessary to (i) in connection with a sale or disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.

(b) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, Borrower, Administrative Agent, Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent, and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale or other disposition.

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9.9. Intercreditor Agreement. Each Lender hereby consents to and approves each and all of the provisions of the Intercreditor Agreement, and irrevocably authorizes and directs the Collateral Agent to execute and deliver the Intercreditor Agreement and to exercise and enforce its rights and remedies and perform its obligations thereunder.

SECTION 10. MISCELLANEOUS

10.1. Notices.

(a) Notices Generally. Any notice or other communication herein required or permitted to be given to a Credit Party, Collateral Agent or Administrative Agent, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Except as otherwise set forth in paragraph (b) below, each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent; provided further, any such notice or other communication shall at the request of Administrative Agent be provided to any sub-agent appointed pursuant to Section 9.3(c) hereto as designated by Administrative Agent from time to time.

(b) Electronic Communications.

(i) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender has notified Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt

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by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(ii) Each of the Credit Parties understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of Administrative Agent.

(iii) The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Agents or any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications.

(iv) Each of the Credit Parties, the Lenders and the Agents agree that Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with Administrative Agent’s customary document retention procedures and policies.

10.2 Expenses. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (a) all the actual and reasonable costs and expenses of the Agents, in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrower, including, without limitation, the reasonable fees, expenses and disbursements of counsel (in each case including allocated costs of internal counsel); (b) all the costs of furnishing all opinions by counsel for Borrower and the other Credit Parties; (c) all the actual costs and reasonable expenses of creating, perfecting and recording Liens in favor of Collateral Agent, for the benefit of the Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (d) all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers (provided, that, so long as no Event of Default has occurred and is continuing, no more than one such third party appraiser, consultant or advisor shall be retained on behalf the Agents and Lenders without the prior written consent of the Borrower); (e) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (f) all other actual and reasonable costs and expenses incurred by each

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Agent in connection with the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (g) after the occurrence and during the continuation of a Default or an Event of Default, all costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale, lease or license of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings.

10.3. Indemnity.

(a) In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent and Lender and the officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and Affiliates of each Agent and each Lender (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, (i) no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee and (ii) no Credit Party shall be liable for any settlement of any claim or proceeding effected by any Indemnitee without the prior written consent of Borrower (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there shall be a final judgment against an Indemnitee, each of the Credit Parties shall indemnify and hold harmless such Indemnitees from and against any loss or liability by reason of such settlement or judgment in the manner set forth in this Agreement. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(b) To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against each Lender, each Agent and their respective Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Borrower hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

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10.4. Set-Off. Subject to the terms of the Intercreditor Agreement, in addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured.

10.5. Amendments and Waivers.

(a) Requisite Lenders’ Consent. Subject to the additional requirements of Sections 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders and the Borrower; provided that Administrative Agent may, with the consent of Borrower only, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender.

(b) Affected Lenders’ Consent. Without the written consent of each Lender that would be affected thereby and the Borrower, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i) extend the scheduled final maturity of any Loan or Note;

(ii) waive, reduce or postpone any scheduled repayment (but not prepayment).

(iii) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.7) or any fee or any premium payable hereunder;

(iv) extend the time for payment of any such interest or fees;

(v) reduce the principal amount of any Loan;

(vi) amend, modify, terminate or waive any provision of this Section 10.5(b), Section 10.5(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;

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(vii) amend the definition of “Requisite Lenders” or “Pro Rata Share”;

(viii) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents;

(ix) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document; or

(x) amend, modify, terminate or waive any provision of Section 8.1 of the Pledge and Security Agreement, as the same applies to the Collateral Agent, or any other provision thereof as the same applies to the rights or obligations of the Collateral Agent, in each case without the consent of the Collateral Agent.

(c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall (i) amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the written consent of such Agent or (ii) at any time that the Sponsor Affiliates are Restricted Sponsor Affiliates, amend, modify, terminate or waive any provision of Section 2.14, Section 9.3(d), Section 9.9, Section 10.5(b)(viii), this Section 10.5(c)(ii), Section 10.6(g)(i), Section 10.6(i), the definition of “Assignment Agreement” or the form of Exhibit E (in each case to the extent related to Restricted Sponsor Affiliates), the definition of “Requisite Lenders”, the definition of “Restricted Sponsor Affiliate”, the definition of “Sponsor Affiliates” or the definition of “Eligible Assignee”, in each case without the written consent of Lenders holding (A) more than 50% of the sum of the aggregate Loan Exposure of all Lenders (without regard to Lenders that are Restricted Sponsor Affiliates) and (B) more than 50% of the sum of the aggregate Loan Exposure of all Lenders that are Restricted Sponsor Affiliates.

(d) Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

10.6. Successors and Assigns; Participations.

(a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to

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confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Register. Borrower, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Loans listed therein for all purposes hereof, and no assignment or transfer of any such Loan shall be effective, in each case, unless and until recorded in the Register following receipt of an Assignment Agreement effecting the assignment or transfer thereof, in each case, as provided in Section 10.6(d). Each assignment shall be recorded in the Register on the Business Day the Assignment Agreement is received by Administrative Agent, if received by 12:00 noon (New York City time), and on the following Business Day if received after such time, prompt notice thereof shall be provided to Borrower and a copy of such Assignment Agreement shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.” Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Loans.

(c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Loans owing to it or other Obligations (provided, however, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan):

(i) to any Person meeting the criteria of clause (i) of the definition of the term of “Eligible Assignee” upon the giving of notice to Borrower and Administrative Agent; and

(ii) to any Person meeting the criteria of clause (ii) of the definition of the term of “Eligible Assignee” upon giving of notice to Borrower and Administrative Agent; provided, further each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by Borrower and Administrative Agent or as shall constitute the aggregate amount of the Loans of the assigning Lender).

(d) Mechanics. Assignments and assumptions of Loans shall only be effected by manual execution and delivery to Administrative Agent of an Assignment Agreement, for its acceptance and recording in the Register, along with an assignment fee of $3,500 for each such Assignment Agreement, for the processing and recordation thereof. Assignments shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.17(c).

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(e) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Loans, as the case may be, represents and warrants as of the Effective Date or as of the Assignment Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the Loans; and (iii) it will make or invest in its Loans for its own account in the ordinary course and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control).

(f) Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the Assignment Effective Date with respect to any Assignment Agreement (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); and (iii) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new outstanding Loans of the assignee and/or the assigning Lender.

(g) Participations.

(i) Each Lender shall have the right at any time to sell one or more participations to any Person (other than Borrower, any of its Subsidiaries or any of its Affiliates (including, without limitation, Restricted Sponsor Affiliates)) in all or any part of its Loans or in any other Obligation.

(ii) The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and

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that an increase in any Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (B) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (C) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating.

(iii) Borrower agrees that each participant shall be entitled to the benefits of Sections 2.15(c), 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (x) a participant shall not be entitled to receive any greater payment under Section 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with Borrower’s prior written consent and (y) a participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of Borrower, to comply with Section 2.17 as though it were a Lender; provided further that, except as specifically set forth in clauses (x) and (y) of this sentence, nothing herein shall require any notice to Borrower or any other Person in connection with the sale of any participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.

(h) Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 10.6:

(i) any Lender may assign and/or pledge all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; and

(ii) notwithstanding anything to the contrary in this Section 10.6, any Lender may sell participations (or otherwise transfer its rights) in or to all or a portion of its rights and obligations under the Credit Documents (including all its rights and obligations with respect to the Loans) to one or more lenders or other Persons that provide financing to such Lender;

provided, that no Lender, as between Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment, pledge, participation or other transfer and provided further, that in no event shall the applicable Federal Reserve Bank, pledge, trustee, lender or other financing source described in the preceding clauses (i) or (ii) be considered to be a “Lender” or be entitled to require the assigning, selling or transferring Lender to take or omit to take any action hereunder.

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(i) Restricted Sponsor Affiliates. Each Agent and Lender hereby acknowledges that a Restricted Sponsor Affiliate (i) may be a Lender (provided such Restricted Sponsor Affiliate otherwise satisfies the criteria of the definition of the term of “Eligible Assignee”) and (ii) may sell, assign or transfer all or a portion of its rights and obligations as a Lender under this Agreement to Eligible Assignees. Each Lender that is a Restricted Sponsor Affiliate, upon execution and delivery hereof or upon succeeding to an interest in the Loans:

(i) represents and warrants as of the Assignment Effective Date that (x) it is not in possession of any information with respect to the Borrower, its Affiliates or the Obligations that (A) has not been disclosed by or on behalf of the Borrower to the Lenders generally or otherwise been posted to that portion of the Platform designated for “public-side” Lenders and (B) could have a Material Adverse Effect or otherwise be material to a decision by a Person to sell the Loans or a participation interest therein, and (y) it will make or invest in, as the case may be, Loans for its own account in the ordinary course of business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Loans or any interests therein shall at all times remain within such restricted Sponsor Affiliate’s exclusive control) to the Borrower or any Subsidiary of the Borrower;

(ii) agrees that (w) notwithstanding anything in this Agreement to the contrary, it shall not sell, assign, contribute, transfer or otherwise convey all or a portion of its rights and obligations as a Lender to Borrower or its Subsidiaries, (x) notwithstanding anything in this Agreement to the contrary (including, without limitation, Section 5.7), except as otherwise provided in Section 9.3(d), it shall not attend or otherwise participate in any conference calls or meetings between the Agents and/or the Lenders, on the one hand, and the Borrower or any Affiliate of the Borrower, on the other hand, unless consented to by the Requisite Lenders, (y) it shall not disclose any information it receives in its capacity as a Lender with the Borrower or with any Affiliate of the Borrower, and (z) Lenders, Agents and any of their respective officers, partners, directors, employees or agents shall not be liable to such Restricted Sponsor Affiliate (in its capacity as a Lender, but, for the avoidance of doubt, excluding the Borrower and the other Credit Parties) for any action taken or omitted by any Lender or Agent under or in connection with any of the Credit Documents; and

(j) to the extent permitted by applicable law, no Restricted Sponsor Affiliate (in its capacity as a Lender, but, for the avoidance of doubt, excluding the Borrower and the other Credit Parties) shall assert, and each Restricted Sponsor Affiliate (in its capacity as a Lender, but, for the avoidance of doubt, excluding the Borrower and the other Credit Parties) hereby waives, any claim or cause of action against each Lender, each Agent and their respective Affiliates, directors, employees, attorneys, agents or sub-agents (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising on or prior to the Effective Date (but not thereafter) out of, in connection with, as a result of, or in any way related to, the Plan, this Agreement or

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any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Restricted Sponsor Affiliate (in its capacity as a Lender, but, for the avoidance of doubt, excluding the Borrower and the other Credit Parties) hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. The foregoing shall not serve to limit or impair the ability of Restricted Sponsor Affiliates to (x) assert claims or causes of action arising from breaches that result in a failure of consideration or to otherwise enforce a valid assignment and (y) enforce the provisions of Section 2.14 to the extent payments on the Loans are made to Lenders generally from the Administrative Agent or Collateral Agent

10.7. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

10.8. Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.15(c), 2.16, 2.17, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.14, 9.3(b) and 9.6 shall survive the payment of the Loans.

10.9. No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

10.10. Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or any Agent or Lenders enforce any Liens or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause,

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then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.11. Severability. In case any provision in or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.12. Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.13. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.14. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

10.15. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH

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COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

10.16 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.17 Confidentiality. Each Agent, and each Lender shall hold all non-public information regarding Borrower and its Subsidiaries and their businesses identified as such by Borrower and obtained by such Lender pursuant to the requirements hereof in accordance with such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by Borrower that, in any event, each Agent and each Lender may make (i) disclosures of such information to Affiliates of such Lender or Agent and to their respective agents and advisors (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, pledgee, transferee or participant in connection with the contemplated assignment, pledge, transfer or participation of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors

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thereto) to any swap or derivative transaction relating to Borrower and its obligations (provided, such assignees, pledgees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 10.17 or other provisions at least as restrictive as this Section 10.17), (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from any of the Agents or any Lender, and (iv) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Lender and each Agent shall make reasonable efforts to notify Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information. In addition, each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Credit Documents.

10.18 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrower shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Borrower.

10.19 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

10.20 Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

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10.21. Patriot Act. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrower in accordance with the Patriot Act.

10.22 Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.23. Post-Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, the parties hereto acknowledge and agree that Borrower and its Subsidiaries shall be required to take the actions specified in Schedule 10.23 as promptly as practicable, and in any event within the time periods set forth in Schedule 10.23 or such other time periods as Administrative Agent or the Requisite Lenders may agree. The provisions of Schedule 10.23 shall be deemed incorporated by reference herein as fully as if set forth herein in their entirety. All provisions of this Agreement and the other Credit Documents (including, without limitation, all conditions precedent, representations, warranties, certificates, borrowing notices, covenants, events of default and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as otherwise provided in the Credit Documents); provided that (a) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Effective Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 10.23 and (b) all representations and warranties relating to the Collateral Documents shall be required to be true immediately after the actions required to be taken by this Section 10.23 have been taken (or were required to be taken). The parties hereto acknowledge and agree that the failure to take any of the actions required above within the relevant time periods required above shall give rise to an immediate Event of Default pursuant to this Agreement.

10.24. No Fiduciary Duty. Each Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower. The Borrower, its Subsidiaries and their respective affiliates each agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lenders, on the one hand, and the Borrower, its Subsidiaries, and any of their

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respective stockholders or affiliates, on the other hand. Borrower, its Subsidiaries and their respective affiliates each acknowledge and agree that (i) the transactions contemplated by the Credit Documents are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower, its Subsidiaries and their respective affiliates, on the other, (ii) in connection therewith and with the process leading to such transaction each of the Lenders is acting solely as a principal and not the agent or fiduciary of the Borrower, its Subsidiaries or their respective affiliates, management, stockholders, creditors or any other person, (iii) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, its Subsidiaries or their respective affiliates with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender or any of its affiliates has advised or is currently advising the Borrower, its Subsidiaries or their respective affiliates on other matters) or any other obligation to the Borrower, its Subsidiaries or their respective affiliates except the obligations expressly set forth in the Credit Documents and (iv) the Borrower, its Subsidiaries and their respective affiliates have consulted their own legal and financial advisors to the extent each deemed appropriate. The Borrower, each of its Subsidiaries and each of their respective affiliates each further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower, each of its Subsidiaries and each of their respective affiliates each agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, its Subsidiaries or their respective affiliates in connection with such transaction or the process leading thereto.

10.25. Effect of Restatement. This Agreement shall, except as otherwise expressly set forth herein, supersede the Original Agreement from and after the Effective Date with respect to the Loans outstanding under the Original Agreement as of the Effective Date. The parties hereto acknowledge and agree, however, that (a) this Agreement and all other Credit Documents executed and delivered herewith do not constitute a novation, payment and reborrowing or termination of the Obligations under the Original Agreement and the other Credit Documents as in effect prior to the Effective Date, (b) such Obligations are in all respects continuing with only the terms being modified as provided in this Agreement and the other Credit Documents, (c) the liens and security interests in favor of the Collateral Agent for the benefit of the Secured Parties securing payment of such Obligations are in all respects continuing and in full force and effect with respect to all Obligations and (d) all references in the other Credit Documents to the Credit Agreement shall be deemed to refer without further amendment to this Agreement. The parties agree that as of the Effective Date all “Defaults” and “Events of Defaults” (as each term is defined in the Original Agreement) occurred, continuing or otherwise arising under the Original Agreement shall be permanently waived; provided that such prior or permanent waiver shall not constitute a waiver of any Default or Event of Default first arising under this Agreement upon or after the effectiveness of this Agreement. The parties understand and agree that the terms, provisions, conditions and limitations set forth in any “Credit Document” (as such term is defined in the Original Agreement), including any forbearance agreement, shall be as of the Effective Date of no further force and effect except to the extent they are amended and restated in the form of a Credit Document entered into in connection with this Agreement, and then only with such terms, provisions, conditions and limitations as set forth in such Credit Documents.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

MOVIE GALLERY, INC.

By:
Name:	S. Page Todd
Title:	Executive Vice President, Secretary, and General Counsel

MOVIE GALLERY US, LLC

By:	Movie Gallery, Inc., its Manager and Sole Member

By:
Name:	S. Page Todd
Title:	Executive Vice President, Secretary, and General Counsel

M.G. DIGITAL, LLC

By:	Movie Gallery US, LLC, its Manager and Sole Member

	By:	Movie Gallery, Inc., its Manager and Sole Member

By:
	Name:	S. Page Todd
	Title:	Executive Vice President, Secretary, and General Counsel

[Signatures Continued on the Next Page]

M.G.A REALTY I, LLC

By:	Movie Gallery US, LLC, its Manager and Sole Member

	By:	Movie Gallery, Inc., its Manager and Sole Member

By:
	Name:	S. Page Todd
	Title:	Executive Vice President, Secretary, and General Counsel

HOLLYWOOD ENTERTAINMENT CORPORATION

By:
Name:	S. Page Todd
Title:	Executive Vice President, Secretary, and General Counsel

MG AUTOMATION LLC

By:	Hollywood Entertainment Corporation, its Manager and Sole Member

By:
Name:	S. Page Todd
Title:	Executive Vice President, Secretary, and General Counsel

WELLS FARGO BANK, N.A.,
as Administrative Agent, Collateral Agent

By:
Name:
Title:

[LENDERS]

By:
Name:
Title:

APPENDIX A

TO CREDIT AND GUARANTY AGREEMENT

Lender Exposure

Lender	Lender Exposure	Pro Rata Share
[ ]	$[ ],000,000.00	[	]%
Total	$[ ],000,000.00	100%

APPENDIX A-1

APPENDIX B

TO CREDIT AND GUARANTY AGREEMENT

Notice Addresses

MOVIE GALLERY, INC.

900 West Main Street

Dothan, Alabama 36301

Attention: S. Page Todd,

              Executive Vice President, Secretary and General Counsel

Facsimile: (334) 836-3626

MOVIE GALLERY US, LLC

900 West Main Street

Dothan, Alabama 36301

Attention: S. Page Todd,

              Executive Vice President, Secretary and General Counsel

Facsimile: (334) 836-3626

M.G. DIGITAL, LLC

900 West Main Street

Dothan, Alabama 36301

Attention: S. Page Todd,

              Executive Vice President, Secretary and General Counsel

Facsimile: (334) 836-3626

M.G.A. REALTY I, LLC

900 West Main Street

Dothan, Alabama 36301

Attention: S. Page Todd,

              Executive Vice President, Secretary and General Counsel

Facsimile: (334) 836-3626

HOLLYWOOD ENTERTAINMENT CORPORATION

900 West Main Street

Dothan, Alabama 36301

Attention: S. Page Todd,

              Executive Vice President, Secretary and General Counsel

Facsimile: (334) 836-3626

APPENDIX B-1

MG AUTOMATION LLC

900 West Main Street

Dothan, Alabama 36301

Attention: S. Page Todd,

              Executive Vice President, Secretary and General Counsel

Facsimile: (334) 836-3626

in each case, with a copy to:

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601-6636

Attention: Anup Sathy, P.C.

Facsimile: (312) 861-2200

and

Kirkland & Ellis LLP

Citigroup Center

153 East 53rd Street

New York, New York 10022-4611

Attention: Leonard Klingbaum, Esq.

Facsimile: (212) 446-6460

APPENDIX B-2

WELLS FARGO BANK, N.A.,

as Administrative Agent, Collateral Agent

Administrative Agent’s and Collateral Agent’s Principal Office:

Wells Fargo Bank, N.A.

Corporate Trust Services

625 Marquette Avenue, N9311-110

Minneapolis, MN 55479

Attention: Jeffrey Rose

in each case, with a copy to:

Milbank, Tweed, Hadley & McCloy LLP

One Chase Manhattan Plaza

New York, NY 10005

Attention: Matthew S. Barr

APPENDIX B-3